                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                   Registration No. 333 - 130545

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[542,850,000] (APPROXIMATE)
                              OFFERED CERTIFICATES

                                  MLMI 2006-A3
                          MORTGAGE-BACKED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                  MAY [5], 2006

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

DEAL STRUCTURE SUMMARY:

                                  MLMI 2006-A3

            $[542,850,000] (APPROXIMATE, SUBJECT TO FINAL COLLATERAL)
                              OFFERED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                                 WAL (YRS)        PAYMENT WINDOW      PASS-THROUGH                    EXPECTED RATINGS
CLASS     PRINCIPAL BALANCE     (CALL/MAT)      (MONTHS) (CALL/MAT)       RATES       TRANCHE TYPE       S&P/MOODY'S
-----     -----------------   --------------   --------------------   ------------   --------------   ----------------
I-A         $ [69,678,000]    1.84 / 3.31(1)    1 - 33 / 1 - 357(1)      WAC(4)      Senior              [AAA/Aaa]
II-A-1      $ [87,106,000]               Information Not Provided Hereby             Super Senior        [AAA/Aaa]
II-A-2      $  [9,678,000]    2.50 / 3.30(1)    1 - 57 / 1 - 357(1)      WAC(5)      Senior Support      [AAA/Aaa]
III-A-1     $[173,504,000]    2.49 / 3.31(1)    1 - 57 / 1 - 357(1)      WAC(6)      Super Senior        [AAA/Aaa]
III-A-2     $ [19,278,000]    2.49 / 3.31(1)    1 - 57 / 1 - 357(1)      WAC(6)      Senior Support      [AAA/Aaa]
IV-A-1      $ [33,235,000]               Information Not Provided Hereby             Super Senior        [AAA/Aaa]
IV-A-2      $  [3,693,000]    2.87 / 3.31(2)    1 - 81 / 1 - 357(2)      WAC(7)      Senior Support      [AAA/Aaa]
V-A-1       $ [57,528,900]    2.87 / 3.32(2)    1 - 81 / 1 - 357(2)      WAC(8)      Super Senior        [AAA/Aaa]
V-A-2       $  [6,392,100]    2.87 / 3.32(2)    1 - 81 / 1 - 357(2)      WAC(8)      Senior Support      [AAA/Aaa]
VI-A-1      $ [54,925,200]    3.14 / 3.33(3)   1 - 117 / 1 - 357(3)      WAC(9)      Super Senior        [AAA/Aaa]
VI-A-2      $  [6,102,800]    3.14 / 3.33(3)   1 - 117 / 1 - 357(3)      WAC(9)      Senior Support      [AAA/Aaa]
M-1         $ [10,729,000]    4.23 / 6.11(1)    1 - 76 / 1 - 357(1)      WAC(10)     Subordinate         [AA/Aa2]
M-2         $  [6,600,000]    4.23 / 6.11(1)    1 - 76 / 1 - 357(1)      WAC(10)     Subordinate         [A+/A2]
M-3         $  [4,400,000]    4.23 / 6.11(1)    1 - 76 / 1 - 357(1)      WAC(10)     Subordinate         [BBB/Baa2]
B-1         $  [3,300,000]                                                           Subordinate         [BB/NR]
B-2         $  [2,200,000]               Information Not Provided Hereby             Subordinate         [B/NR]
B-3         $  [1,650,000]                                                           Subordinate         [NR/NR]
            -------------
TOTAL       $[550,000,000]
            =============

(1) The Group 1, Group 2, Group 3, Group 4, Group 5, and Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class I-A, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class M-1, Class M-2 and Class M-3 Certificates.

(2) The Group 1, Group 2 and Group 3 loans have a prepayment speed of 25% CPR and the Group 4, Group 5, and Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class IV-A-1, Class IV-A-2, Class IV-A-1 and Class IV-A-2 Certificates.

(3) The Group 1, Group 2, Group 3, Group 4, and Group 5 loans have a prepayment speed of 25% CPR and the Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class VI-A-1 and Class VI-A-2 Certificates.

(4) The Class I-A Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group I Mortgage Loans.

(5) The Class II-A-1 and Class II-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group II Mortgage Loans.

(6) The Class III-A-1 and Class III-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group III Mortgage Loans.

(7) The Class IV-A-1 and Class IV-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group IV Mortgage Loans.

(8) The Class V-A-1 and Class V-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group V Mortgage Loans.

(9) The Class VI-A-1 and Class VI-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group VI Mortgage Loans.

(10) The Class M-1, Class M-2 and Class M-3 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group IV Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group V Mortgage Loans and the weighted average of the Net Mortgage Interest Rates of the Group VI Mortgage Loans weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

DEPOSITOR:                  Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:             Merrill Lynch Mortgage Investors Trust, Series MLMI
                            2006-A3.

LEAD MANAGER:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:   Wells Fargo Bank, N.A.

TRUSTEE:                    HSBC Bank USA, N.A.

RATING AGENCIES:            S&P and Moody's will rate the Certificates. It is
                            expected that the Certificates will be assigned the
                            credit ratings on page [4] of this Free Writing
                            Prospectus.

CUT-OFF DATE:               May 1, 2006.

PRICING DATE:               On or about May [__] 2006.

CLOSING DATE:               On or about May [31], 2006.

DISTRIBUTION DATES:         The 25th day of each month (or if not a business
                            day, the next succeeding business day), commencing
                            in June 2006.

CERTIFICATES:               The "Senior Certificates" will consist of the Class
                            I-A, Class II-A-1, Class II-A-2, Class III-A-1,
                            Class III-A-2, Class IV-A-1, Class IV-A-2, Class
                            V-A-1, Class V-A-2, Class VI-A-1 and Class VI-A- 2
                            Certificates (collectively, the "Class A
                            Certificates"). The "Mezzanine Certificates" will
                            consist of the Class M-1, Class M-2 and Class M-3
                            Certificates. The "Subordinate Certificates" will
                            consist of the Class B-1, Class B-2 and Class B-3
                            Certificates. The Senior Certificates, Mezzanine
                            Certificates and the Subordinate Certificates are
                            collectively referred to herein as the
                            "Certificates". Only the Class A and Mezzanine
                            Certificates (collectively, the "Offered
                            Certificates") are being offered publicly.

REGISTRATION:               The Offered Certificates will be made available in
                            book-entry form through DTC, and upon request only,
                            through Clearstream, Luxembourg and the Euroclear
                            system.

FEDERAL TAX TREATMENT:      For federal income tax purposes, the issuing entity
                            will include two or more segregated asset pools,
                            with respect to which elections will be made to
                            treat each as "real estate mortgage investment
                            conduit" (REMIC)

ERISA ELIGIBILITY:          The Offered Certificates will be ERISA eligible as
                            of the Closing Date. However, prospective investors
                            should review with their legal advisors whether the
                            purchase and holding of any of the Offered
                            Certificates could give rise to a transaction
                            prohibited or not otherwise permissible under ERISA
                            or other similar laws.

SMMEA TREATMENT:            The Senior Certificates and the Class M-1
                            Certificates will be "mortgage related securities"
                            for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

OPTIONAL TERMINATION:       The terms of the transaction allow for an optional
                            termination after and auction of the trust's assets
                            and retirement of the Certificates on the date (the
                            "Optional Termination Date") on which the aggregate
                            principal balance of the Mortgage Loans is equal to
                            5% or less of the aggregate principal balance of the
                            Mortgage Loans as of the Cut-off Date.

PRICING PREPAYMENT
SPEED: The Offered Certificates will be priced assuming all loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR.

MORTGAGE LOANS:             The trust will consist of 6 groups of approximately
                            1,604 adjustable rate, prime mortgage loans secured
                            by first liens on one- to four-family residential
                            properties. The information on the Mortgage Loans
                            described herein is based on the statistical pool of
                            approximately $566,650,675 aggregate principal
                            balance of Mortgage Loans as the Cut-off Date. The
                            Mortgage Loans are expected to have an aggregate
                            stated principal balance as of the Cut-Off Date of
                            approximately $550,000,000. Approximately 97.78%,
                            1.96% and 0.26% of the Mortgage Loans are indexed
                            based on one-year LIBOR, one-year Treasury and
                            six-month LIBOR respectively, and substantially all
                            of the mortgage loans have original terms to
                            maturity of 30 years.

                            Approximately 1.94%, 22.73%, 7.78% and 59.89% of the
                            Mortgage Loans are scheduled to pay interest only for approximately the first three, five, seven and ten years, respectively. All Mortgage Loans were generally originated in accordance with the related underwriting guidelines specified in the related prospectus supplement.

GROUP I
MORTGAGE LOANS:             As of the Cut-off Date, the Group I Mortgage Loans
                            have an aggregate principal balance of approximately
                            $75,765,615, which equals approximately 13.37% of
                            the Mortgage Loans. The Group I Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $73,539,290.

                            Approximately 41.54% and 58.46% of the Group I
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 3.000% on the first adjustment date, respectively. All of the Group I Mortgage Loans have a periodic rate cap of 2.000% on each adjustment date thereafter. All of the Group I Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 6.000%.

                            Approximately 0.71% and 99.29% of the Group I
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 14.51% and 73.92% of the Group I
                            Mortgage Loans are scheduled to pay interest only for the first three and ten years, respectively.
                            After such three-year and ten-year interest-only term, Group I Mortgage Loans are scheduled to amortize on a 27-year and 20-year fully amortizing basis.

GROUP II
MORTGAGE LOANS:             As of the Cut-off Date, the Group II Mortgage Loans
                            have an aggregate principal balance of approximately
                            $105,239,789, which equals approximately 18.57% of
                            the Mortgage Loans. The Group II Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $102,147,384.

                            Approximately 1.03% and 98.97% of the Group II
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 5.000% on the first adjustment date, respectively. All of the Group II Mortgage Loans are subject to a periodic rate cap of 2.000%, on each adjustment date thereafter. Approximately 98.97% and 1.03% of the Group II Mortgage Loans are subject to a

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                            Approximately 0.57% and 99.43% of the Group II
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 64.20% and 29.59% of the Group II
                            Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively.
                            After such five-year and ten-year interest-only term, the Group II Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP III
MORTGAGE LOANS:             As of the Cut-off Date, the Group III Mortgage Loans
                            have an aggregate principal balance of approximately
                            $209,624,505, which equals approximately 36.99% of
                            the Mortgage Loans. The Group III Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $203,464,821.

                            Approximately 0.09% and 99.91% of the Group III
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 5.000% on the first adjustment date, respectively. All of the Group III Mortgage Loans are subject to a periodic rate cap of 2.000%, respectively, on each adjustment date thereafter.
                            Approximately 99.91% and 0.09% of the Group III
                            Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                            Approximately 4.75% and 95.25% of the Group III
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 29.20% and 63.26% of the Group III
                            Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively.
                            After such five-year and ten-year interest-only term, the Group III Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP IV
MORTGAGE LOANS:             As of the Cut-off Date, the Group IV Mortgage Loans
                            have an aggregate principal balance of approximately
                            $40,155,088, which equals approximately 7.09% of the
                            Mortgage Loans. The Group IV Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $38,975,156.

                            All of the Group IV Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. All of the Group IV Mortgage Loans are subject to a periodic rate cap of 2.000%, on each adjustment date thereafter. All of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            All of the Group IV Mortgage Loans are indexed based on one-year LIBOR. Approximately 64.06% and 26.29% of the Group IV Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group IV Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP V
MORTGAGE LOANS:             As of the Cut-off Date, the Group III Mortgage Loans
                            have an aggregate principal balance of approximately
                            $69,505,912, which equals approximately 12.27% of
                            the Mortgage Loans. The

       Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            Group V Mortgage Loans are expected to have an aggregate stated principal balance as of the Cut-Off
                            Date of approximately $67,463,525.

                            All of the Group V Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. All of the Group V Mortgage Loans are subject to a periodic rate cap of 2.000% on each adjustment date thereafter. All of the Group V Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            All of the Group V Mortgage Loans are indexed based on one-year LIBOR. Approximately 26.46% and 67.02% of the Group V Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group V Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP VI
MORTGAGE LOANS:             As of the Cut-off Date, the Group VI Mortgage Loans
                            have an aggregate principal balance of approximately
                            $66,359,764, which equals approximately 11.71% of
                            the Mortgage Loans. The Group VI Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $64,409,824.

                            All of the Group IV Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. Approximately 2.23% and 97.77% of the Group IV
                            Mortgage Loans are subject to a periodic rate cap of 1.000% and 2.000%, respectively, on each adjustment date thereafter. All of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            Approximately 2.23% and 97.77% of the Group IV
                            Mortgage Loans are indexed based on six- month LIBOR and one-year LIBOR, respectively. Approximately
                            94.12%of the Group IV Mortgage Loans are scheduled to pay interest only for the first ten years. After such ten-year interest-only term, the Group IV
                            Mortgage Loans are scheduled to amortize on a 20-year fully amortizing basis.

ACCRUAL PERIOD:             The interest accrual period for the all certificates
                            for each Distribution Date will be the calendar
                            month immediately preceding the month in which the
                            Distribution Date occurs on a 30/360 basis.

CREDIT ENHANCEMENT:         Senior/subordinate, shifting interest structure.

                                                                 BOND        INITIAL
                            CERTIFICATES          S&P/MOODY'S   SIZES*   SUBORDINATION*
                            ------------          -----------   ------   --------------
                            SENIOR CERTIFICATES    [AAA/Aaa]    94.75%        5.25%
                            CLASS M-1               [AA/Aa2]     1.95%        3.30%
                            CLASS M-2               [A+/A2]      1.20%        2.10%
                            CLASS M-3              [BBB/Baa2]    0.80%        1.30%

                            *    Preliminary and subject to revision.

SHIFTING INTEREST:          Prior to the Distribution Date occurring in June
                            2013, the Mezzanine Certificates and

       Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            Subordinate Certificates will be locked out from receipt of all unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the Mezzanine
                            Certificates and Subordinate Certificates has doubled prior to such date as described below).
                            After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Mezzanine Certificates and
                            Subordinate Certificates will receive an increasing portion of unscheduled principal prepayments.

                            The prepayment percentages on the Mezzanine
                            Certificates and Subordinate Certificates are as follows:

                            June 2006 - May 2013   0% Pro Rata Share
                            June 2013 - May 2014   30% Pro Rata Share
                            June 2014 - May 2015   40% Pro Rata Share
                            June 2015 - May 2016   60% Pro Rata Share
                            June 2016 - May 2017   80% Pro Rata Share
                            June 2017 and after    100% Pro Rata Share

                            Notwithstanding the foregoing, if the credit enhancement provided by the Mezzanine Certificates and Subordinate Certificates reaches twice the initial subordination, before the Distribution Date in June 2009, the Mezzanine and Subordinate
                            Certificates will receive 50% of their pro-rata share of prepayments and 100% thereafter (subject to performance triggers).

                            Any principal not allocated to the Mezzanine
                            Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

ALLOCATION OF
REALIZED LOSSES:            The principal portion of realized losses, on the
                            Mortgage Loans will be allocated as follows: first,
                            to the Subordinate Certificates in reverse order of
                            their numerical Class designations, in each case
                            until the respective Certificate Principal Balance
                            has been reduced to zero; second, to the Mezzanine
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective Certificate Principal Balance has been
                            reduced to zero; and third to the related Senior
                            Class. However, losses allocable to the Class II-A-1
                            Certificates will be allocated to the Class II-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class II- A-2 Certificates has been reduced
                            to zero, and losses allocable to the Class III-A-1
                            Certificates will be allocated to the Class III-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class III-A-2 Certificates has been reduced
                            to zero, and losses allocable to the Class IV-A-1
                            Certificates will be allocated to the Class IV-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class IV-A-2 Certificates has been reduced to
                            zero, and losses allocable to the Class V-A-1
                            Certificates will be allocated to the Class V-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class V-A-2 Certificates has been reduced to
                            zero, and losses allocable to the Class VI-A-1
                            Certificates will be allocated to the Class VI-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class VI-A-2 Certificates has been reduced to
                            zero.

       Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

CERTIFICATES' PRIORITY OF
DISTRIBUTIONS:              Distributions on the Certificates will be made on
                            each Distribution Date from available interest and
                            principal collections received during the related
                            due period on the Mortgage Loans in the related loan
                            group or groups (after payment of any servicing fees
                            and trustee fees) in the following order of
                            priority:

                            1) To the Senior Certificates, accrued and unpaid interest at the respective Pass-Through Rate;

                            2)   Concurrently as follows,

                                 i) To the Class I-A Certificates, until its Certificate Principal Balance is reduced to zero, all principal received with respect to the Group I Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 ii)  To the Class II-A-1 and Class II-A-2
                                      Certificates, pro-rata, until their
                                      respective Certificate Principal Balances are reduced to zero, all principal received with respect to the Group II
                                      Mortgage Loans (other than any portion of such principal distributable to the
                                      Mezzanine and Subordinate Certificates
                                      pursuant to (3) below).

                                 iii) To the Class III-A-1 and Class III-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group III Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 iv)  To the Class IV-A-1 and Class IV-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group IV Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 v)   To the Class V-A-1 and Class V-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group V Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 vi)  To the Class VI-A-1 and Class VI-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group VI Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                            3)   Sequentially to the Class M-1, Class M-2, Class
                                 M-3, Class B-1, Class B-2 and Class B-3
                                 Certificates, in that order, in each case up to an amount equal to and in the following order,
                                 (i) first, accrued and unpaid interest at the respective Pass-Through Rate and (ii) second, such Class' pro-rata share of scheduled principal and its pro-rata share of prepayment principal as described under "Shifting
                                 Interest" above, until their respective
                                 Certificate Principal Balances are reduced to zero.

       Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                  ASSUMPTIONS:

Group I - IV:                     25% CPB
Initial Six Month LIBOR:      5.2630%
Initial Twelve Month LIBOR:   5.3930%
Initial One Year Treasury:    5.0630%

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                       NET                              ORIGINAL       REMAINING    ORIGINAL   REMAINING
            CURRENT      MORTGAGE   MORTGAGE   ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION      IO          IO
GROUP       BALANCE        RATE       RATE      TERM(1)    TERM(1)        TERM           TERM         TERM        TERM
-----   --------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------
1         8,505,999.52    5.837       5.587       360        356           360            356            0          0
1        54,360,613.55    5.854       5.604       360        357           240            240          120        117
1        10,148,901.88    5.982       5.732       360        356           324            324           36         32
1           523,774.71    4.875       4.625       360        340           324            324           36         16
2        23,895,572.93    6.350       6.100       360        357           300            300           60         57
2        22,088,187.22    6.150       5.900       360        357           300            300           60         57
2         7,619,256.46    6.404       6.154       360        357           300            300           60         57
2        10,687,968.59    6.659       6.409       360        357           300            300           60         57
2         6,335,726.83    5.808       5.558       360        356           360            356            0          0
2        30,228,924.54    5.975       5.725       360        356           240            240          120        116
2           706,365.52    5.666       5.416       360        354           300            300           60         54
2           585,382.17    5.135       4.885       360        352           300            300           60         52
3        15,266,305.01    6.492       6.242       360        357           300            300           60         57
3        13,558,046.32    6.523       6.273       360        356           300            300           60         56
3        10,983,111.08    6.720       6.470       360        356           300            300           60         56
3        12,896,564.63    6.759       6.509       360        356           300            300           60         56
3        12,006,383.89    5.876       5.626       357        353           357            353            0          0
3       127,644,768.52    6.032       5.782       360        356           240            240          120        116
3         1,440,923.99    6.461       6.211       360        357           300            300           60         57
3         3,325,539.15    5.110       4.860       360        351           360            351            0          0
3         1,077,111.57    5.109       4.859       360        352           240            240          120        112
3         5,266,066.67    5.153       4.903       360        352           300            300           60         52
4        18,428,240.37    6.653       6.403       360        357           276            276           84         81
4         3,957,446.97    6.515       6.265       360        357           276            276           84         81
4         2,397,666.33    6.981       6.731       360        357           276            276           84         81
4         3,760,501.81    5.925       5.675       360        357           360            357            0          0
4        10,247,004.45    6.090       5.840       360        356           240            240          120        116
4           184,296.20    6.250       6.000       360        355           276            276           84         79
5        11,105,398.58    6.755       6.505       360        357           276            276           84         81
5         2,548,447.34    6.818       6.568       360        357           276            276           84         81
5         3,953,230.09    7.060       6.810       360        356           276            276           84         80
5         4,401,798.57    5.785       5.535       360        357           360            357            0          0
5        45,213,452.26    6.113       5.863       360        356           240            240          120        116
5           241,197.98    5.750       5.500       360        349           276            276           84         73
6         3,784,215.31    5.943       5.693       360        357           360            357            0          0
6        59,190,534.36    6.185       5.935       360        356           240            240          120        116
6         1,435,074.62    6.486       6.236       360        357           240            240          120        117

                                                                                                ORIGINAL
                  INITIAL                                  RATE      MONTHS                    PREPAYMENT
         GROSS   PERIODIC   PERIODIC     MAX     MIN      RESET     TO NEXT                      PENALTY
GROUP   MARGIN     CAP         CAP      RATE     RATE   FREQUENCY    RESET         INDEX          TERM
-----   ------   --------   --------   ------   -----   ---------   -------   --------------   ----------
1        2.250     2.000      2.000    11.837   2.250       12         32     One-Year LIBOR        0
1        2.250     2.757      2.000    11.854   2.250       12         33     One-Year LIBOR        0
1        2.250     2.182      2.000    11.982   2.250       12         32     One-Year LIBOR        0
1        2.750     2.000      2.000    10.875   2.750       12         16      One-Year CMT         0
2        2.250     4.868      2.000    11.394   2.250       12         57     One-Year LIBOR        0
2        2.250     5.000      2.000    11.150   2.250       12         57     One-Year LIBOR       12
2        2.250     5.000      2.000    11.404   2.250       12         57     One-Year LIBOR       36
2        2.250     5.000      2.000    11.659   2.250       12         57     One-Year LIBOR       60
2        2.250     5.000      2.000    10.808   2.250       12         56     One-Year LIBOR        0
2        2.250     5.000      2.000    10.975   2.250       12         56     One-Year LIBOR        0
2        2.250     5.000      2.000    10.666   2.250       12         54     One-Year LIBOR        0
2        2.750     5.000      2.000    10.135   2.750       12         52      One-Year CMT         0
3        2.250     4.965      2.000    11.503   2.250       12         57     One-Year LIBOR        0
3        2.250     5.000      2.000    11.523   2.250       12         56     One-Year LIBOR       12
3        2.250     5.000      2.000    11.720   2.250       12         56     One-Year LIBOR       36
3        2.250     5.000      2.000    11.759   2.250       12         56     One-Year LIBOR       60
3        2.250     5.000      2.000    10.876   2.250       12         55     One-Year LIBOR        0
3        2.250     5.000      2.000    11.032   2.250       12         56     One-Year LIBOR        0
3        2.250     5.000      2.000    11.461   2.250       12         57     One-Year LIBOR        0
3        2.750     5.000      2.000    10.110   2.750       12         51      One-Year CMT         0
3        2.750     5.000      2.000    10.109   2.750       12         52      One-Year CMT         0
3        2.750     5.000      2.000    10.153   2.750       12         52      One-Year CMT         0
4        2.250     5.000      2.000    11.653   2.250       12         81     One-Year LIBOR       12
4        2.250     5.000      2.000    11.515   2.250       12         81     One-Year LIBOR       36
4        2.250     5.000      2.000    11.981   2.250       12         81     One-Year LIBOR       60
4        2.270     5.000      2.000    10.925   2.270       12         81     One-Year LIBOR        0
4        2.250     5.000      2.000    11.090   2.250       12         80     One-Year LIBOR        0
4        2.250     5.000      2.000    11.250   2.250       12         79     One-Year LIBOR        0
5        2.250     5.000      2.000    11.755   2.250       12         81     One-Year LIBOR       12
5        2.250     5.000      2.000    11.818   2.250       12         81     One-Year LIBOR       36
5        2.250     5.000      2.000    12.060   2.250       12         80     One-Year LIBOR       60
5        2.250     5.000      2.000    10.785   2.250       12         81     One-Year LIBOR        0
5        2.250     5.000      2.000    11.113   2.250       12         80     One-Year LIBOR        0
5        2.250     5.000      2.000    10.750   2.250       12         73     One-Year LIBOR        0
6        2.250     5.000      2.000    10.943   2.250       12        117     One-Year LIBOR        0
6        2.268     5.000      2.000    11.185   2.268       12        116     One-Year LIBOR        0
6        2.750     5.000      1.000    11.486   2.750        6        117     Six-Month LIBOR       0

(1)  LESS IO TERM

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

                      TOTAL MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $566,650,674.76
Total Number of Loans             1,604

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               --------------------   ----------   -------------
Current Balance                    $353,273.49        $55,400.00   $4,153,000.00
Original Balance                   $354,584.17        $55,400.00   $4,153,000.00
Loan Rate                                6.152%            4.625%          7.875%
Servicing Fee                            0.250%            0.250%          0.250%
Net Loan Rate                            5.902%            4.375%          7.625%
Gross Margin                             2.263%            2.250%          2.750%
Maximum Loan Rate                       11.288%            9.625%         13.875%
Original LTV                             71.90%            15.15%          95.00%
Credit Score(3)                            729               600             821
Original Term (mos)                        360               312             360
Remaining Term (mos)(4)                    356               307             359
Seasoning (mos)(4)                           4                 1              20
Next Rate Reset (mos)(4)                    65                16             119
Rate Adj Freq (mos)                         12                 6              12
First Rate Adj Reset (mos)                  68                36             120
IO Original Term (2)                       100                36             120
IO Remaining Term (2)(4)                    97                16             119
Top State Concentrations ($)  CA(33.31%), MD(10.80%), VA(10.14%), FL(8.34%), AZ(5.87%)
First Pay Date                                         10/1/2004        5/1/2006
Rate Change Date                                        9/1/2007        4/1/2016
Maturity Date                                          12/1/2031        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     1577   $554,067,991.62     97.78%     6.172%      729      $351,343    71.71%    47.99%    92.79%
One-Year Treasury                    23     11,104,163.14      1.96      5.121       691       482,790    80.90     84.67     69.14
Six-Month LIBOR                       4      1,478,520.00      0.26      6.486       759       369,630    76.31     60.50    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS    OUTSTANDING        DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
3/27 LIBOR Loans
   (1 Yr LIBOR)                      20   $  8,763,509.76      1.55%     5.837%      733      $438,175    68.30%    72.22%     0.00%
3/27 LIBOR IO Loans
   (1 Yr LIBOR)                     155     66,462,473.54     11.73      5.874       741       428,790    69.94     62.12    100.00
3/27 Treasury IO Loans                1        539,631.44      0.10      4.875       688       539,631    80.00    100.00    100.00
5/25 LIBOR Loans
   (1 Yr LIBOR)                      48     18,897,398.94      3.33      5.853       738       393,696    68.52     84.61      0.00
5/25 Treasury Loans                   6      3,426,216.37      0.60      5.110       656       571,036    79.41    100.00      0.00
5/25 LIBOR IO Loans
   (1 Yr LIBOR)                     894    285,402,364.33     50.37      6.209       721       319,242    73.09     37.46    100.00
5/25 Treasury IO Loans               16      7,138,315.33      1.26      5.145       701       446,145    81.68     76.16    100.00
7/23 LIBOR Loans (1 Yr LIBOR)        22      8,409,405.49      1.48      5.850       765       382,246    66.66     72.19      0.00
7/23 LIBOR IO Loans
   (1 Yr LIBOR)                     285    101,251,595.21     17.87      6.378       729       355,269    72.53     43.58    100.00
10/20 LIBOR Loans (1 Yr LIBOR)        9      3,898,778.47      0.69      5.943       748       433,198    65.81     88.00      0.00
10/20 LIBOR IO Loans
   (1 Yr LIBOR)                     144     60,982,465.88     10.76      6.185       745       423,489    68.36     68.49    100.00
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                       4      1,478,520.00      0.26      6.486       759       369,630    76.31     60.50    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

AMORTIZATION TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS    OUTSTANDING        DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    105   $ 43,395,309.03      7.66%     5.798%      740      $413,289    68.73%    81.22%    0.00%
36 Month Interest-Only               20     10,995,780.71      1.94      5.928       741       549,789    74.59     71.51   100.00
60 Month Interest-Only              533    128,777,805.67     22.73      6.396       698       241,609    75.69     14.29   100.00
84 Month Interest-Only              166     44,112,131.18      7.78      6.726       704       265,736    76.09      3.32   100.00
120 Month Interest-Only             780    339,369,648.17     59.89      6.037       742       435,089    70.24     62.83   100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----   ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====   ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS    OUTSTANDING        DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   39   $  3,381,296.59      0.60%     6.586%      712     $   86,700   64.59%    32.69%  100.00%
100,000.01 to 200,000.00            330     52,376,631.09      9.24      6.435       722        158,717   73.02     31.95    94.41
200,000.01 to 300,000.00            417    104,374,116.79     18.42      6.282       715        250,298   73.00     36.88    95.04
300,000.01 to 400,000.00            324    113,600,612.82     20.05      6.202       716        350,619   73.27     37.89    94.88
400,000.01 to 500,000.00            203     90,810,169.94     16.03      6.063       730        447,341   73.62     58.39    89.00
500,000.01 to 600,000.00            131     72,320,437.73     12.76      5.982       746        552,064   72.72     63.78    88.50
600,000.01 to 700,000.00             64     41,492,502.72      7.32      6.085       731        648,320   71.54     56.28    92.20
700,000.01 to 800,000.00             41     30,700,895.71      5.42      5.982       748        748,802   69.92     55.94    92.66
800,000.01 to 900,000.00             19     16,205,708.61      2.86      5.884       759        852,932   70.97     74.22    89.68
900,000.01 to 1,000,000.00           25     24,429,233.01      4.31      6.012       742        977,169   66.01     64.28    87.93
1,000,000.01 to 1,100,000.00          3      3,262,819.75      0.58      5.836       780      1,087,607   48.96     67.43    67.43
1,100,000.01 to 1,200,000.00          3      3,505,750.00      0.62      5.998       742      1,168,583   59.93      0.00   100.00
1,400,000.01 to 1,500,000.00          3      4,462,500.00      0.79      6.284       754      1,487,500   57.36     33.61   100.00
1,500,000.01 to 2,000,000.00          1      1,575,000.00      0.28      6.125       729      1,575,000   75.90    100.00   100.00
3,000,000.01 or greater               1      4,153,000.00      0.73      6.500       744      4,153,000   46.14    100.00   100.00
                                  -----   ---------------    ------      -----       ---     ----------   -----    ------   ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729     $  353,273   71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===     ==========   =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS    OUTSTANDING        DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                        4   $  1,646,481.16      0.29%     4.725%      760      $411,620    80.00%    61.19%   100.00%
4.751 to 5.000                       23      9,944,735.60      1.76      4.967       694       432,380    77.12     82.73     85.77
5.001 to 5.250                       30     11,632,030.66      2.05      5.217       718       387,734    73.27     61.09     79.88
5.251 to 5.500                      112     42,830,248.29      7.56      5.452       735       382,413    71.33     75.97     85.38
5.501 to 5.750                      191     78,726,286.06     13.89      5.708       746       412,180    69.83     65.02     84.47
5.751 to 6.000                      364    139,322,164.34     24.59      5.933       739       382,753    70.65     63.11     91.72
6.001 to 6.250                      259     95,153,859.51     16.79      6.201       736       367,389    71.58     50.93     93.63
6.251 to 6.500                      239     81,079,574.96     14.31      6.438       719       339,245    72.67     36.12     95.63
6.501 to 6.750                      115     37,472,883.75      6.61      6.684       707       325,851    71.53     18.23    100.00
6.751 to 7.000                       99     26,060,319.64      4.60      6.902       704       263,236    73.50      7.44    100.00
7.001 to 7.250                       55     14,883,282.23      2.63      7.197       693       270,605    73.58      6.63    100.00
7.251 to 7.500                       92     21,806,227.63      3.85      7.451       697       237,024    79.87      2.59    100.00
7.501 to 7.750                       20      5,588,581.11      0.99      7.645       715       279,429    75.54      2.56    100.00
7.751 to 8.000                        1        503,999.82      0.09      7.875       735       504,000    80.00      0.00    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

REMAINING TERM


                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS    OUTSTANDING        DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
301 to 312                            1   $    744,542.05      0.13%     5.375%      730      $744,542    59.43%   100.00%    0.00%
337 to 348                            4      1,375,877.86      0.24      5.053       689       343,969    79.95     92.68    39.22
349 to 360                        1,599    564,530,254.85     99.63      6.155       729       353,052    71.90     48.57    92.59
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    =====


    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                        4   $    798,910.10      0.14%     6.000%      756      $199,728    17.40%    87.48%   100.00%
20.01 to 30.00                       12      3,570,422.15      0.63      5.823       758       297,535    27.06     75.64     96.29
30.01 to 40.00                       35     10,159,552.91      1.79      6.053       756       290,273    36.47     34.56     76.15
40.01 to 50.00                       66     26,854,021.23      4.74      6.168       740       406,879    46.27     61.74     92.99
50.01 to 60.00                      126     51,694,477.24      9.12      6.056       743       410,274    56.56     52.59     89.27
60.01 to 70.00                      255    102,117,994.90     18.02      6.092       732       400,463    66.81     46.63     88.51
70.01 to 75.00                      233     86,671,443.43     15.30      6.200       722       371,980    74.03     38.44     96.36
75.01 to 80.00                      809    267,161,680.57     47.15      6.171       725       330,237    79.58     50.51     93.63
80.01 to 85.00                        6      2,400,603.21      0.42      6.107       690       400,101    83.69     79.17     67.74
85.01 to 90.00                       30      8,019,666.00      1.42      6.294       703       267,322    89.30     65.67     90.77
90.01 to 95.00                       28      7,201,903.02      1.27      6.517       733       257,211    94.72     34.34    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Not Available                         3   $  1,533,789.24      0.27%     5.206%        0      $511,263    78.73%   100.00%     0.00%
576 to 600                            1        106,700.00      0.02      7.375       600       106,700    53.35      0.00    100.00
601 to 625                           23      6,804,884.96      1.20      6.148       621       295,865    72.27     39.58     92.99
626 to 650                          116     31,493,690.87      5.56      6.391       640       271,497    73.63     27.12     96.46
651 to 675                          214     60,951,036.01     10.76      6.390       665       284,818    73.18     32.45     92.39
676 to 700                          215     78,755,585.87      13.9      6.195       688       366,305    74.31     33.14     93.89
701 to 725                          213     73,518,220.47     12.97      6.202       714       345,156    73.57     39.23     97.33
726 to 750                          235     91,825,853.87     16.21      6.141       739       390,748    72.35     56.17     91.57
751 to 775                          289    108,579,811.64     19.16      6.039       763       375,709    71.33     60.69     91.92
776 to 800                          242     94,439,646.57     16.67      6.032       787       390,246    68.08     62.06     89.52
801 to 825                           53     18,641,455.26      3.29      5.975       808       351,726    67.99     67.84     86.80
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                               6   $  1,056,542.00      0.19%     6.318%      712      $176,090    74.92%    12.68%   100.00%
Arizona                             110     33,261,784.05      5.87      6.326       727       302,380    73.57     42.64     97.16
California                          485    188,739,229.98     33.31      6.168       722       389,153    70.23     32.04     94.61
Colorado                             23      6,772,494.51      1.20      6.065       731       294,456    69.48     36.81     84.87
Connecticut                           3      1,090,000.00      0.19      6.808       676       363,333    69.81      0.00    100.00
Delaware                              6      1,825,149.75      0.32      5.912       762       304,192    70.53    100.00     66.99
District of Columbia                 23     10,806,076.80      1.91      5.841       741       469,829    70.78     79.43     87.74
Florida                             187     47,248,998.98      8.34      6.566       726       252,668    74.88     28.01     97.26
Georgia                              44     11,433,824.94      2.02      6.014       732       259,860    73.19     65.25     83.04
Hawaii                               11      4,435,006.73      0.78      6.018       740       403,182    68.01     16.57    100.00
Idaho                                13      2,049,593.21      0.36      6.578       707       157,661    74.94     18.63     92.52
Illinois                             56     23,544,162.69      4.15      5.987       740       420,431    70.75     60.16     79.46
Indiana                               6      2,430,299.54      0.43      6.035       747       405,050    69.40     79.58     93.31
Iowa                                  1        628,000.00      0.11      6.000       742       628,000    80.00    100.00    100.00
Kentucky                              4        755,120.00      0.13      7.131       728       188,780    80.00     21.19    100.00
Louisiana                             2        393,758.26      0.07      5.875       721       196,879    80.00     71.83     28.17
Maryland                            137     61,175,732.71     10.80      6.021       733       446,538    71.00     83.46     91.73
Massachusetts                        24      7,037,568.18      1.24      6.306       704       293,232    66.67     22.93     87.78
Michigan                             19      7,065,971.40      1.25      6.309       734       371,893    75.28     67.95     92.20
Minnesota                            11      2,751,162.78      0.49      5.783       734       250,106    66.88     61.31     48.19
Mississippi                           4      1,020,600.00      0.18      5.700       724       255,150    78.96     85.40    100.00
Missouri                              5      2,187,677.38      0.39      5.991       730       437,535    61.70     28.94     34.35
Montana                               3        614,661.10      0.11      7.192       689       204,887    85.44      0.00    100.00
Nebraska                              1        383,150.00      0.07      5.625       699       383,150    79.00      0.00    100.00
Nevada                               65     18,072,449.82      3.19      6.322       712       278,038    78.65     27.52     97.57
New Hampshire                         3        947,050.94      0.17      5.858       688       315,684    75.62      0.00    100.00
New Jersey                           22      8,732,944.77      1.54      6.256       731       396,952    71.39     69.85     89.75
New Mexico                            3      1,359,840.00      0.24      6.226       729       453,280    72.04     33.53    100.00
New York                             10      4,251,639.43      0.75      5.895       723       425,164    72.05     61.84     88.41
North Carolina                       19      6,650,429.25      1.17      6.311       752       350,023    67.41     51.29    100.00
Ohio                                 25      7,134,602.07      1.26      5.892       745       285,384    72.74     81.92     73.69
Oklahoma                              1        629,000.00      0.11      5.875       739       629,000    61.97    100.00    100.00
Oregon                               20      5,545,708.53      0.98      6.200       710       277,285    76.01     43.37    100.00
Pennsylvania                         12      3,960,391.88      0.70      5.859       736       330,033    75.91     47.90     83.88
Rhode Island                          4      2,227,233.65      0.39      6.066       760       556,808    57.61     76.77     90.58
South Carolina                       10      2,768,356.79      0.49      5.974       734       276,836    76.53     25.18    100.00
Tennessee                             8      1,561,701.00      0.28      6.192       694       195,213    79.21     15.33    100.00
Texas                                23      8,033,038.28      1.42      5.958       748       349,263    75.86     68.09     80.46
Utah                                 14      3,551,532.55      0.63      6.132       729       253,681    80.74     42.81     93.54
Virginia                            131     57,447,087.07     10.14      5.975       747       438,527    72.17     76.19     93.46
Washington                           44     13,353,020.41      2.36      6.108       704       303,478    74.95     42.58     90.98
West Virginia                         2        590,155.00      0.10      5.401       762       295,078    79.99    100.00    100.00
Wisconsin                             4      1,127,928.33      0.20      6.022       695       281,982    75.38     74.69    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                           1,306   $494,416,449.13     87.25%     6.102%      727      $378,573    71.45%    51.09%   91.66%
Investment                          182     36,595,682.11      6.46      6.751       740       201,075    75.96     14.77      100
Second Home                         116     35,638,543.52      6.29       6.23       737       307,229    73.99      51.1    93.89
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       862   $315,087,679.11     55.61%     6.126%      725      $365,531    70.51%    48.72%   91.64%
Planned Unit Development            450    168,027,777.79     29.65      6.133       734       373,395    72.77     53.23    93.45
Condominium                         236     65,660,243.92     11.59      6.155       732       278,221    75.95     46.44    92.70
Two- to Four-Family                  52     16,824,811.97      2.97      6.841       718       323,554    72.69     10.25    94.22
Cooperative                           4      1,050,161.97      0.19      5.758       767       262,540    86.65    100.00    74.12
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    =====

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           857    $291,955,453.80     51.52%     6.180%      732      $340,671    76.77%    48.43%   94.25%
Refinance - Rate Term              269     110,754,814.00     19.55      6.091       729       411,728    68.38     51.03    87.58
Refinance - Cashout                478     163,940,406.96     28.93      6.143       721       342,972    65.62     47.76    92.16
                                 -----    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                           1,604    $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                 =====    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                    605   $253,739,489.76     44.78%     5.940%      745      $419,404    70.84%   100.00%    87.46%
Stated Documentation                297    137,410,987.59     24.25      6.160       736       462,663    68.91      0.00     94.07
No income \ No Asset \ Stated
   Employment                         1        724,996.22      0.13      6.750       719       724,996    64.44      0.00    100.00
SUB-TOTAL:                          903   $391,875,473.57     69.16%     6.019%      742      $433,971    70.15%    64.75%    89.80%

COUNTRYWIDE UNDERWRITING
Reduced Documentation               400   $ 99,640,570.80     17.58%     6.717%      690      $249,101    76.17%     0.00%   100.00%
Alternative Documentation            81     17,638,567.98      3.11      6.095       718       217,760    77.48      0.00    100.00
Preferred Documentation              56     15,310,826.30      2.70      6.097       742       273,408    74.55      0.00    100.00
Full Documentation                   67     13,609,450.21      2.40      5.928       705       203,126    75.12    100.00    100.00
No Income / No Assets                46     10,710,705.04      1.89      6.888       688       232,841    70.70      0.00    100.00
Stated Income / Stated Assets        26      6,208,707.48      1.10      6.521       667       238,796    71.05      0.00    100.00
No Ratio                              3      1,091,841.68      0.19      7.314       741       363,947    73.22      0.00    100.00
SUB-TOTAL:                          679   $164,210,669.49     28.98%     6.534%      699      $241,842    75.50%     8.29%   100.00%

OTHER
Full Documentation                   18   $  8,862,631.91      1.56%     5.120%      692      $492,368    81.13%   100.00%    61.34%
Reduced Documentation                 4      1,701,899.79      0.30      5.201       689       425,475    80.00      0.00    100.00
SUB-TOTAL:                           22   $ 10,564,531.70      1.86%     5.133%      691      $480,206    80.95%    83.89%    67.57%
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                    1,569   $551,665,478.62     97.36%     6.170%      729      $351,603    71.72%    47.99%   92.78%
2.501 to 2.750                       35     14,985,196.14      2.64      5.492       707       428,148    78.84     76.57    76.11
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.501 to 9.750                        3   $  1,055,040.00      0.19%      4.711%     737      $351,680    80.00%    39.43%   100.00%
9.751 to 10.000                      15      6,498,569.16      1.15       4.960      688       433,238    79.97     80.06     78.22
10.001 to 10.250                     21      7,337,294.56      1.29       5.220      709       349,395    74.49     68.21     68.10
10.251 to 10.500                     85     32,176,438.07      5.68       5.447      731       378,546    73.26     72.10     82.62
10.501 to 10.750                    152     60,763,931.74     10.72       5.703      747       399,763    70.27     65.26     86.73
10.751 to 11.000                    325    125,709,545.98     22.18       5.909      739       386,799    70.49     64.13     92.29
11.001 to 11.250                    236     85,514,068.06     15.09       6.150      734       362,348    71.62     49.73     94.61
11.251 to 11.500                    258     87,653,057.71     15.47       6.320      722       339,741    71.82     41.31     95.90
11.501 to 11.750                    151     54,464,929.23      9.61       6.346      721       360,695    70.72     34.45     92.35
11.751 to 12.000                    144     42,475,956.33      7.50       6.506      716       294,972    72.88     28.89     95.63
12.001 to 12.250                     86     28,192,809.78      4.98       6.706      721       327,823    72.91     32.02     94.86
12.251 to 12.500                    100     25,886,555.10      4.57       7.290      700       258,866    78.66     11.52     97.60
12.501 to 12.750                     22      6,060,546.88      1.07       7.384      704       275,479    74.50      5.45    100.00
12.751 to 13.000                      2        643,148.11      0.11       6.875      737       321,574    77.07      0.00    100.00
13.001 to 13.250                      1        625,000.00      0.11       7.250      678       625,000    50.00      0.00    100.00
13.501 to 13.750                      2      1,089,784.23      0.19       7.729      747       544,892    68.35      0.00    100.00
13.751 to 14.000                      1        503,999.82      0.09       7.875      735       504,000    80.00      0.00    100.00
                                  -----   ---------------    ------       -----      ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%      6.152%     729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======       =====      ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
September 2007                        1   $    539,631.44      0.10%      4.875%     688      $539,631     80.00%   100.00%  100.00%
August 2008                           1        868,000.00      0.15       5.625      764       868,000     78.91    100.00   100.00
September 2008                        3      1,685,541.02      0.30       5.328      760       561,847     77.37    100.00    63.57
November 2008                        11      4,836,601.67      0.85       5.914      741       439,691     81.19     92.76    59.92
December 2008                        60     24,795,738.90      4.38       5.706      742       413,262     69.35     62.81    96.64
January 2009                         14      6,183,994.57      1.09       5.901      748       441,714     71.93     49.92    97.61
February 2009                         5      2,641,523.69      0.47       6.127      684       528,305     76.52     69.98    61.67
March 2009                           76     31,159,933.45      5.50       5.987      741       409,999     66.82     57.90    86.47
April 2009                            5      3,054,650.00      0.54       6.022      731       610,930     67.74     66.13   100.00
February 2010                         1        100,661.88      0.02       5.625      727       100,662     79.98      0.00     0.00
April 2010                            1        464,853.93      0.08       4.875      633       464,854     79.86    100.00     0.00
July 2010                             5      1,585,174.15      0.28       5.377      702       317,035     79.50     39.77    69.91
August 2010                           3      1,436,924.17      0.25       5.296      711       478,975     77.81     87.47    33.85
September 2010                       23      9,783,564.23      1.73       5.317      707       425,372     80.38     74.16    79.53
October 2010                         13      3,161,437.16      0.56       5.775      732       243,187     75.41     50.34   100.00
November 2010                        27      7,124,246.65      1.26       6.022      735       263,861     76.52     51.78    74.49
December 2010                       250     97,092,715.35     17.13       5.977      736       388,371     72.07     57.19    90.36
January 2011                        158     46,686,811.84      8.24       6.329      722       295,486     73.48     32.82    95.07
February 2011                       276     68,138,394.29     12.02       6.423      690       246,878     73.86      9.43   100.00
March 2011                          200     76,446,511.32     13.49       6.199      729       382,233     71.72     48.86    94.97
April 2011                            7      2,843,000.00      0.50       6.105      748       406,143     75.68     79.25    64.83
June 2012                             1        248,500.00      0.04       5.750      765       248,500     80.00      0.00   100.00
August 2012                           1        370,000.00      0.07       5.875      647       370,000     67.03      0.00   100.00
September 2012                        1        195,000.00      0.03       6.625      760       195,000     72.22    100.00   100.00
November 2012                         3        535,575.74      0.09       5.784      759       178,525     89.57    100.00    71.39
December 2012                        67     30,086,658.13      5.31       6.085      748       449,055     67.29     73.18    90.94
January 2013                         48     15,274,237.42      2.70       6.455      724       318,213     74.11     38.46    91.85
February 2013                       100     28,162,418.56      4.97       6.711      702       281,624     75.24      2.44   100.00
March 2013                           79     31,747,110.85      5.60       6.223      745       401,862     72.66     56.72    88.44
April 2013                            7      3,041,500.00      0.54       6.161      746       434,500     70.76     94.82    79.83
September 2015                        1        179,000.00      0.03       5.875      742       179,000     53.75    100.00   100.00
December 2015                        72     29,824,454.29      5.26       6.149      751       414,229     65.44     72.95    98.43
January 2016                         17      8,185,199.45      1.44       6.050      744       481,482     71.36     80.09    85.04
March 2016                           62     26,897,640.61      4.75       6.238      742       433,833     70.22     61.90    91.80
April 2016                            5      1,273,470.00      0.22       6.418      703       254,694     81.88     74.87   100.00
                                  -----   ---------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                            1,604   $566,650,674.76    100.00%      6.152%     729      $353,273     71.90%    48.74%   92.34%
                                  =====   ===============    ======       =====      ===      ========     =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

                    GROUP 1 - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $75,765,614.74
Total Number of Loans              176

                                     AVERAGE OR
                                WEIGHTED AVERAGE (1)     MINIMUM        MAXIMUM
                                --------------------   -----------   -------------
Current Balance                     $430,486.45        $125,000.00   $1,062,819.75
Original Balance                    $433,861.29        $125,000.00   $1,104,000.00
Loan Rate                                 5.863%             4.750%          7.875%
Servicing Fee                             0.250%             0.250%          0.250%
Net Loan Rate                             5.613%             4.500%          7.625%
Gross Margin                              2.254%             2.250%          2.750%
Maximum Loan Rate                        11.863%            10.750%         13.875%
Original LTV                              69.83%             20.38%          90.00%
Credit Score(3)                             740                623             813
Original Term (mos)                         360                360             360
Remaining Term (mos)(4)                     356                340             359
Seasoning (mos)(4)                            4                  1              20
Next Rate Reset (mos) (4)                    32                 16              35
Rate Adj Freq (mos)                          12                 12              12
First Rate Adj Reset (mos)                   36                 36              36
IO Original Term (2)                        106                 36             120
IO Remaining Term (2)(4)                    102                 16             119
Top State Concentrations ($)    CA(37.59%),MD(13.87%), VA(7.26%),IL(6.89%),AZ(6.40%)
First Pay Date                                           10/1/2004        5/1/2006
Rate Change Date                                          9/1/2007        4/1/2009
Maturity Date                                             9/1/2034        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     175     $75,225,983.30     99.29%      5.870%     740      $429,863     69.75%    63.29%   88.35%
One-Year Treasury                    1         539,631.44      0.71       4.875      688       539,631     80.00    100.00   100.00
                                   ---     --------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             176     $75,765,614.74    100.00%      5.863%     740      $430,486     69.83%    63.55%   88.43%
                                   ===     ==============    ======       =====      ===      ========     =====    ======   ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
3/27 LIBOR Loans (1 Yr
   LIBOR)                           20     $ 8,763,509.76     11.57%      5.837%     733      $438,175     68.30%    72.22%    0.00%
3/27 LIBOR IO Loans (1 Yr
   LIBOR)                          155      66,462,473.54     87.72       5.874      741       428,790     69.94     62.12   100.00
3/27 Treasury IO Loans               1         539,631.44      0.71       4.875      688       539,631     80.00    100.00   100.00
                                   ---     --------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             176     $75,765,614.74    100.00%      5.863%     740      $430,486     69.83%    63.55%   88.43%
                                   ===     ==============    ======       =====      ===      ========     =====    ======   ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                   20      $ 8,763,509.76      11.57%     5.837%     733      $438,175     68.30%   72.22%     0.00%
36 Month Interest-Only             20       10,995,780.71      14.51      5.928      741       549,789     74.59    71.51    100.00
120 Month Interest-Only           136       56,006,324.27      73.92      5.854      740       411,811     69.13    60.64    100.00
                                  ---      --------------     ------      -----      ---      --------     -----    -----    ------
TOTAL:                            176      $75,765,614.74     100.00%     5.863%     740      $430,486     69.83%   63.55%    88.43%
                                  ===      ==============     ======      =====      ===      ========     =====    =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
100,000.01 to 200,000.00            27    $ 4,537,489.71      5.99%     5.926%      751     $  168,055   65.42%    74.12%    83.06%
200,000.01 to 300,000.00            31      7,934,207.74     10.47      5.861       730        255,942   67.32     58.57     83.68
300,000.01 to 400,000.00            38     13,625,826.23     17.98      5.752       740        358,574   73.68     73.83    100.00
400,000.01 to 500,000.00            25     11,201,725.06     14.78      5.796       739        448,069   71.47     53.26     95.60
500,000.01 to 600,000.00            20     10,944,291.07     14.44      5.874       746        547,215   71.73     55.83     80.05
600,000.01 to 700,000.00            14      8,913,522.60     11.76      6.023       736        636,680   68.97     71.38     86.14
700,000.01 to 800,000.00             6      4,549,836.24      6.01      5.794       712        758,306   72.88     48.69     84.03
800,000.01 to 900,000.00             6      5,127,250.00      6.77      5.874       757        854,542   72.17     67.67    100.00
900,000.01 to 1,000,000.00           8      7,868,646.34     10.39      5.983       738        983,581   65.35     75.74     87.30
1,000,000.01 to 1,100,000.00         1      1,062,819.75      1.40      5.625       772      1,062,820   36.80      0.00      0.00
                                   ---    --------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740     $  430,486   69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===     ==========   =====     =====    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                       1    $   591,441.16      0.78%     4.750%      802      $591,441    80.00%   100.00%   100.00%
4.751 to 5.000                       7      3,194,266.44      4.22      4.979       708       456,324    71.21     94.68    100.00
5.001 to 5.250                       8      4,115,978.91      5.43      5.209       732       514,497    70.88     51.04    100.00
5.251 to 5.500                      27     10,653,810.22     14.06      5.468       746       394,586    65.49     87.64     93.70
5.501 to 5.750                      40     18,553,795.48     24.49      5.692       745       463,845    68.71     65.33     77.54
5.751 to 6.000                      45     16,647,785.35     21.97      5.913       737       369,951    72.00     62.07     88.86
6.001 to 6.250                      31     13,680,527.55     18.06      6.206       750       441,307    71.09     58.77     89.41
6.251 to 6.500                       8      4,080,327.47      5.39      6.424       719       510,041    72.23     59.27     84.78
6.501 to 6.750                       3      1,385,750.00      1.83      6.697       698       461,917    64.77     13.49    100.00
6.751 to 7.000                       2        643,148.11      0.85      6.875       737       321,574    77.07      0.00    100.00
7.001 to 7.250                       1        625,000.00      0.82      7.250       678       625,000    50.00      0.00    100.00
7.501 to 7.750                       2      1,089,784.23      1.44      7.729       747       544,892    68.35      0.00    100.00
7.751 to 8.000                       1        503,999.82      0.67      7.875       735       504,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                           1    $   539,631.44      0.71%     4.875%      688      $539,631    80.00%   100.00%   100.00%
349 to 360                         175     75,225,983.30     99.29      5.870       740       429,863    69.75     63.29     88.35
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       3    $   986,228.83      1.30%     5.440%      740      $328,743    26.26%   100.00%    86.58%
30.01 to 40.00                       7      2,777,783.90      3.67      5.767       764       396,826    36.66      6.41     61.74
40.01 to 50.00                      10      3,960,494.46      5.23      6.122       745       396,049    46.87     47.97    100.00
50.01 to 60.00                      15      6,588,035.14      8.70      5.699       748       439,202    56.71     86.45     83.73
60.01 to 70.00                      38     17,987,582.60     23.74      6.006       738       473,357    66.43     38.41     94.45
70.01 to 75.00                      27     11,201,729.01     14.78      5.822       732       414,879    73.59     56.63     85.59
75.01 to 80.00                      69     29,716,102.89     39.22      5.796       743       430,668    79.44     79.40     89.79
80.01 to 85.00                       1        621,127.47      0.82      6.500       674       621,127    84.32    100.00      0.00
85.01 to 90.00                       6      1,926,530.44      2.54      5.970       694       321,088    88.81    100.00     88.09
                                   ---    --------------    ------      -----       ---      --------    -----    ------     -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======     =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
601 to 625                           1    $   395,000.00      0.52%     6.000%      623      $395,000    87.78%   100.00%   100.00%
626 to 650                           3      1,227,376.84      1.62      6.125       643       409,126    78.90    100.00     81.31
651 to 675                          16      5,467,594.41      7.22      5.991       668       341,725    73.81     65.86     83.38
676 to 700                          18      8,797,281.84     11.61      5.903       687       488,738    67.52     54.75     77.14
701 to 725                          23     10,642,188.12     14.05      5.634       714       462,704    70.22     64.40     97.21
726 to 750                          25     11,184,102.10     14.76      5.852       741       447,364    74.24     73.20     93.55
751 to 775                          52     23,302,034.63     30.76      5.961       762       448,116    69.70     58.14     84.70
776 to 800                          29     12,175,689.24     16.07      5.825       787       419,851    64.49     62.73     91.55
801 to 825                           9      2,574,347.56      3.40      5.580       805       286,039    67.75     73.28    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                             13    $ 4,852,654.54      6.40%     5.892%     750       $373,281    73.21%    58.91%    94.08%
California                          63     28,483,808.29     37.59      5.763      739        452,124    66.34     50.58     85.24
District of Columbia                 3      2,088,744.46      2.76      5.512      743        696,248    65.79    100.00    100.00
Florida                              3      1,752,131.44      2.31      5.423      745        584,044    66.96     53.63    100.00
Georgia                              2        528,770.59      0.70      5.731      775        264,385    77.87     57.49     57.49
Hawaii                               3      1,092,299.45      1.44      6.059      749        364,100    62.28     25.53    100.00
Illinois                            11      5,218,546.17      6.89      5.781      754        474,413    71.25     77.02     89.74
Indiana                              1        162,529.54      0.21      5.875      722        162,530    80.00    100.00      0.00
Kentucky                             1        160,000.00      0.21      6.125      804        160,000    80.00    100.00    100.00
Maryland                            26     10,507,899.73     13.87      5.763      741        404,150    70.22     91.08     95.63
Massachusetts                        3      1,085,545.58      1.43      6.351      697        361,849    68.89     79.74     42.78
Michigan                             3      1,811,800.00      2.39      6.824      735        603,933    76.94     49.77    100.00
Minnesota                            2        348,117.21      0.46      5.730      760        174,059    68.95    100.00     61.39
Mississippi                          1        650,000.00      0.86      5.500      757        650,000    76.02    100.00    100.00
Missouri                             1        155,600.00      0.21      5.750      758        155,600    80.00      0.00    100.00
Nevada                               2        588,700.00      0.78      5.877      671        294,350    83.56     67.10    100.00
New Jersey                           3      1,048,055.20      1.38      7.031      730        349,352    76.74     25.95    100.00
New York                             2      1,117,791.62      1.48      6.754      730        558,896    61.02     44.09     55.91
North Carolina                       2        652,808.91      0.86      6.015      771        326,404    70.37      0.00    100.00
Ohio                                 2        736,353.86      0.97      5.953      736        368,177    79.48    100.00     27.05
Oklahoma                             1        629,000.00      0.83      5.875      739        629,000    61.97    100.00    100.00
Oregon                               1        793,000.00      1.05      6.750      683        793,000    68.96      0.00    100.00
Pennsylvania                         1        169,800.00      0.22      5.000      769        169,800    79.07      0.00    100.00
South Carolina                       2        616,250.00      0.81      5.750      768        308,125    76.09      0.00    100.00
Texas                                4      1,314,618.61      1.74      5.618      747        328,655    77.00     88.78     88.78
Utah                                 2        701,376.84      0.93      6.293      709        350,688    82.94     32.70     67.30
Virginia                            11      5,502,059.85      7.26      5.965      743        500,187    74.69     81.49    100.00
Washington                           6      2,643,917.85      3.49      6.007      703        440,653    72.26     69.55     72.52
West Virginia                        1        353,435.00      0.47      5.000      776        353,435    79.99    100.00    100.00
                                   ---    --------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%     740       $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====      ===       ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            155    $69,018,168.93     91.09%     5.854%      739      $445,279    69.76%    64.63%   88.50%
Second Home                         21      6,747,445.81      8.91      5.956       750       321,307    70.54     52.53    87.79
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       91    $40,162,637.61     53.01%     5.863%      738      $441,348    67.98%    64.74%   85.12%
Planned Unit Development            57     26,592,816.29     35.10      5.863       742       466,541    71.34     64.44    93.40
Condominium                         28      9,010,160.84     11.89      5.862       743       321,791    73.58     55.63    88.53
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            65    $28,461,372.60     37.57%     5.795%      747      $437,867    74.88%    75.25%   95.64%
Refinance - Rate Term               50     24,128,772.40     31.85      5.941       735       482,575    69.62     52.92    78.50
Refinance - Cashout                 61     23,175,469.74     30.59      5.865       735       379,926    63.83     60.27    89.92
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                   113    $48,152,572.75     63.55%     5.744%      739      $426,129    71.86%   100.00%   86.86%
Stated Documentation                63     27,613,041.99     36.45      6.071       740       438,302    66.28      0.00    91.19
                                   ---    --------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    =====

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     175    $75,225,983.30     99.29%     5.870%      740      $429,863    69.75%    63.29%    88.35%
2.501 to 2.750                       1        539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.501 to 10.750                     1    $   591,441.16      0.78%     4.750%      802      $591,441    80.00%   100.00%   100.00%
10.751 to 11.000                     7      3,194,266.44      4.22      4.979       708       456,324    71.21     94.68    100.00
11.001 to 11.250                     8      4,115,978.91      5.43      5.209       732       514,497    70.88     51.04    100.00
11.251 to 11.500                    27     10,653,810.22     14.06      5.468       746       394,586    65.49     87.64     93.70
11.501 to 11.750                    40     18,553,795.48     24.49      5.692       745       463,845    68.71     65.33     77.54
11.751 to 12.000                    45     16,647,785.35     21.97      5.913       737       369,951    72.00     62.07     88.86
12.001 to 12.250                    31     13,680,527.55     18.06      6.206       750       441,307    71.09     58.77     89.41
12.251 to 12.500                     8      4,080,327.47      5.39      6.424       719       510,041    72.23     59.27     84.78
12.501 to 12.750                     3      1,385,750.00      1.83      6.697       698       461,917    64.77     13.49    100.00
12.751 to 13.000                     2        643,148.11      0.85      6.875       737       321,574    77.07      0.00    100.00
13.001 to 13.250                     1        625,000.00      0.82      7.250       678       625,000    50.00      0.00    100.00
13.501 to 13.750                     2      1,089,784.23      1.44      7.729       747       544,892    68.35      0.00    100.00
13.751 to 14.000                     1        503,999.82      0.67      7.875       735       504,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
September 2007                       1    $   539,631.44      0.71%     4.875%      688      $539,631    80.00%   100.00%   100.00%
August 2008                          1        868,000.00      1.15      5.625       764       868,000    78.91    100.00    100.00
September 2008                       3      1,685,541.02      2.22      5.328       760       561,847    77.37    100.00     63.57
November 2008                       11      4,836,601.67      6.38      5.914       741       439,691    81.19     92.76     59.92
December 2008                       60     24,795,738.90     32.73      5.706       742       413,262    69.35     62.81     96.64
January 2009                        14      6,183,994.57      8.16      5.901       748       441,714    71.93     49.92     97.61
February 2009                        5      2,641,523.69      3.49      6.127       684       528,305    76.52     69.98     61.67
March 2009                          76     31,159,933.45     41.13      5.987       741       409,999    66.82     57.90     86.47
April 2009                           5      3,054,650.00      4.03      6.022       731       610,930    67.74     66.13    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

                    GROUP II MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $105,239,789.48
Total Number of Loans               414

                                      AVERAGE OR
                                 WEIGHTED AVERAGE (1)     MINIMUM      MAXIMUM
                                 --------------------   ----------   -----------
Current Balance                      $254,202.39        $70,000.00   $456,000.00
Original Balance                     $254,571.15        $70,000.00   $456,000.00
Loan Rate                                  6.187%            4.625%        7.625%
Servicing Fee                              0.250%            0.250%        0.250%
Net Loan Rate                              5.937%            4.375%        7.375%
Gross Margin                               2.253%            2.250%        2.750%
Maximum Loan Rate                         11.197%            9.625%       12.625%
Original LTV                               74.50%            25.21%        95.00%
Credit Score(3)                              709               630           815
Original Term (mos)                          360               348           360
Remaining Term (mos)(4)                      357               343           359
Seasoning (mos)(4)                             3                 1            15
Next Rate Reset (mos) (4)                     57                45            59
Rate Adj Freq (mos)                           12                12            12
First Rate Adj Reset (mos)                    60                60            60
IO Original Term (2)                          79                60           120
IO Remaining Term (2)(4)                      76                50           119
Top State Concentrations ($)   CA(30.61%),FL(13.05%),MD(7.09%),AZ(6.59%),VA(5.87%)
First Pay Date                                            3/1/2005      5/1/2006
Rate Change Date                                          2/1/2010      4/1/2011
Maturity Date                                             2/1/2035      4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     411    $104,636,685.48     99.43%     6.193%      709      $254,590    74.47%    41.31%    93.76%
One-Year Treasury                    3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5/25 LIBOR Loans (1 Yr LIBOR)       25    $ 6,527,534.33        6.20%    5.808%      752      $261,101    67.12%    88.01%     0.00%
5/25 LIBOR IO Loans (1 Yr
   LIBOR)                          386     98,109,151.15       93.22     6.219       706       254,169    74.96     38.21    100.00
5/25 Treasury IO Loans               3        603,104.00        0.57     5.135       686       201,035    80.00     63.19    100.00
                                   ---    ---------------     ------     -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48     100.00%    6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============     ======     =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    25    $ 6,527,534.33       6.20%     5.808%      752      $261,101    67.12%    88.01%     0.00%
60 Month Interest-Only             271     67,568,181.54      64.20      6.321       690       249,329    76.29      9.95    100.00
120 Month Interest-Only            118     31,144,073.61      29.59      5.975       739       263,933    72.16    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   6    $    492,927.24      0.47%     6.541%      739      $ 82,155    73.65%    49.26%   100.00%
100,000.01 to 200,000.00           121      19,270,286.06     18.31      6.321       700       159,259    74.62     35.35     92.34
200,000.01 to 300,000.00           157      39,041,426.89     37.10      6.141       709       248,672    74.30     45.67     94.73
300,000.01 to 400,000.00           114      39,818,692.98     37.84      6.183       706       349,287    74.34     35.58     94.53
400,000.01 to 500,000.00            16       6,616,456.31      6.29      6.061       743       413,529    76.38     68.89     87.67
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                       3    $  1,055,040.00      1.00%     4.711%      737      $351,680    80.00%    39.43%   100.00%
4.751 to 5.000                       5       1,190,860.00      1.13      4.963       699       238,172    79.73     32.74    100.00
5.001 to 5.250                      12       3,182,192.96      3.02      5.232       706       265,183    71.98     61.15     89.64
5.251 to 5.500                      34       9,023,899.97      8.57      5.455       706       265,409    75.33     61.24     82.87
5.501 to 5.750                      41      10,749,624.90     10.21      5.709       739       262,186    73.14     71.97     86.48
5.751 to 6.000                      96      25,173,787.68     23.92      5.934       725       262,227    71.82     56.95     92.54
6.001 to 6.250                      67      15,249,450.05     14.49      6.190       709       227,604    75.71     46.30     97.69
6.251 to 6.500                      65      16,865,673.14     16.03      6.432       709       259,472    75.05     29.86     94.25
6.501 to 6.750                      28       7,613,589.89      7.23      6.685       680       271,914    72.75      2.63    100.00
6.751 to 7.000                      16       4,193,266.78      3.98      6.888       680       262,079    76.54     10.80    100.00
7.001 to 7.250                      15       3,025,807.55      2.88      7.190       676       201,721    77.24      5.18    100.00
7.251 to 7.500                      27       6,671,621.11      6.34      7.447       670       247,097    79.41      5.28    100.00
7.501 to 7.750                       5       1,244,975.45      1.18      7.625       665       248,995    80.00      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                           2    $    371,392.49      0.35%     5.534%      762      $185,696    79.99%    72.90%    0.00%
349 to 360                         412     104,868,396.99     99.65      6.189       708       254,535    74.48     41.33    94.13
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       2    $    614,500.00      0.58%     6.297%      765      $307,250    25.62%   100.00%   100.00%
30.01 to 40.00                       8       1,703,900.95      1.62      6.076       730       212,988    36.45     63.08     78.80
40.01 to 50.00                      19       4,194,197.13      3.99      6.071       729       220,747    45.44     59.02     88.50
50.01 to 60.00                      20       5,299,815.78      5.04      6.034       733       264,991    56.09     59.45     81.44
60.01 to 70.00                      43      11,941,119.02     11.35      6.090       713       277,700    65.86     45.54     85.76
70.01 to 75.00                      44      11,389,172.74     10.82      6.202       695       258,845    73.81     41.71     95.27
75.01 to 80.00                     259      65,580,043.20     62.31      6.214       706       253,205    79.74     35.88     96.25
80.01 to 85.00                       1         255,000.00      0.24      5.375       645       255,000    83.88    100.00    100.00
85.01 to 90.00                       5       1,033,782.98      0.98      6.328       722       206,757    88.58     69.10    100.00
90.01 to 95.00                      13       3,228,257.68      3.07      6.390       716       248,328    94.60     49.77    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                          51    $ 12,722,161.96     12.09%     6.441%      642      $249,454    75.33%    11.22%   100.00%
651 to 675                          93      22,481,143.64     21.36      6.442       664       241,733    75.10     22.28     96.36
676 to 700                          71      18,119,883.41     17.22      6.207       688       255,210    76.96     34.50    100.00
701 to 725                          54      13,855,204.19     13.17      6.176       714       256,578    76.89     28.10     95.37
726 to 750                          43      11,895,010.04     11.30      5.881       738       276,628    75.10     58.11     91.17
751 to 775                          53      13,186,644.06     12.53      5.944       765       248,805    70.91     79.39     88.48
776 to 800                          42      11,146,050.70     10.59      5.997       787       265,382    68.65     73.99     83.06
801 to 825                           7       1,833,691.48      1.74      6.065       808       261,956    76.60     76.40     66.70
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                             3     $    486,340.00      0.46%     6.446%     725       $162,113    77.61%    27.54%   100.00%
Arizona                            31        6,933,101.98      6.59      6.151      713        223,648    74.97     59.05     97.35
California                        110       32,213,623.86     30.61      6.147      702        292,851    71.21     31.56     96.60
Colorado                            8        1,681,900.20      1.60      6.111      695        210,238    75.98     24.80    100.00
Connecticut                         2          750,000.00      0.71      7.118      671        375,000    65.19      0.00    100.00
Delaware                            4        1,162,449.75      1.10      5.780      772        290,612    74.09    100.00     48.17
District of Columbia                4        1,009,530.61      0.96      5.704      754        252,383    79.68    100.00     73.18
Florida                            59       13,731,259.56     13.05      6.631      700        232,733    77.14     13.82     99.27
Georgia                            14        2,487,076.76      2.36      6.056      727        177,648    76.01     51.96     87.98
Hawaii                              3          841,000.00      0.80      6.166      704        280,333    69.01     54.22    100.00
Idaho                               4          749,720.00      0.71      6.450      669        187,430    77.38     11.75    100.00
Illinois                           13        3,338,331.14      3.17      6.196      717        256,795    76.69     68.87     68.60
Indiana                             2          496,270.00      0.47      6.327      688        248,135    79.99      0.00    100.00
Kentucky                            1          339,920.00      0.32      7.375      668        339,920    80.00      0.00    100.00
Louisiana                           1          110,925.01      0.11      5.875      797        110,925    80.00      0.00    100.00
Maryland                           26        7,460,636.02      7.09      5.989      722        286,948    68.49     88.05     92.00
Massachusetts                       3        1,063,300.00      1.01      6.083      672        354,433    76.24      0.00    100.00
Michigan                            7        1,589,208.41      1.51      6.636      735        227,030    79.97     41.12     76.66
Minnesota                           2          288,733.13      0.27      5.456      729        144,367    60.74    100.00     47.10
Mississippi                         1          149,000.00      0.14      6.250      663        149,000    78.42      0.00    100.00
Missouri                            2          595,950.00      0.57      6.752      671        297,975    79.99     32.88    100.00
Montana                             1          126,386.10      0.12      7.375      668        126,386    80.00      0.00    100.00
Nevada                             20        5,000,102.19      4.75      6.146      694        250,005    79.45     18.10    100.00
New Hampshire                       2          403,757.19      0.38      5.668      684        201,879    76.44      0.00    100.00
New Jersey                          4          928,494.06      0.88      6.003      703        232,124    80.30     46.09    100.00
New Mexico                          1          319,840.00      0.30      6.375      642        319,840    80.00      0.00    100.00
New York                            1          365,600.00      0.35      5.500      687        365,600    80.00      0.00    100.00
North Carolina                      3          713,995.61      0.68      6.112      718        237,999    58.85     34.87    100.00
Ohio                               11        2,095,768.36      1.99      5.933      740        190,524    75.66     47.87     88.12
Oregon                              6        1,415,471.34      1.34      6.027      693        235,912    76.52     66.09    100.00
Pennsylvania                        3          815,246.59      0.77      5.594      751        271,749    77.38    100.00     65.31
South Carolina                      2          572,000.00      0.54      5.799      724        286,000    80.00     60.84    100.00
Tennessee                           6        1,388,701.00      1.32      6.146      695        231,450    79.99     17.24    100.00
Texas                               5        1,309,060.42      1.24      6.271      723        261,812    78.48     76.16     69.05
Utah                                6        1,353,247.27      1.29      6.194      695        225,541    84.01     50.64    100.00
Virginia                           22        6,174,639.24      5.87      5.837      747        280,665    75.78     89.05     85.92
Washington                         18        4,257,055.35      4.05      6.290      693        236,503    78.06     12.80    100.00
West Virginia                       1          236,720.00      0.22      6.000      740        236,720    80.00    100.00    100.00
Wisconsin                           2          285,428.33      0.27      6.086      670        142,714    75.45      0.00    100.00
                                  ---     ---------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                            414     $105,239,789.48    100.00%     6.187%     709       $254,202    74.50%    41.44%    93.80%
                                  ===     ===============    ======      =====      ===       ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            381    $ 97,944,095.39     93.07%     6.159%      709      $257,071    74.35%    42.43%   93.88%
Second Home                         33       7,295,694.09      6.93      6.564       710       221,082    76.53     28.07    92.66
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                     223     $ 56,785,362.19     53.96%     6.168%      705      $254,643    73.06%    38.15%    93.44%
Planned Unit Development          119       30,809,889.48     29.28      6.177       712       258,907    74.82     45.69     95.48
Condominium                        67       16,197,417.81     15.39      6.167       716       241,753    78.31     47.51     91.30
Two- to Four-Family                 4        1,273,520.00      1.21      7.500       680       318,380    80.00      0.00    100.00
Cooperative                         1          173,600.00      0.16      6.250       741       173,600    95.00    100.00    100.00
                                  ---     ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            414     $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                  ===     ===============    ======      =====       ===      ========    =====    ======    ======

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                          231     $ 57,655,151.37     54.78%     6.277%     709       $249,589    78.96%    34.10%   96.09%
Refinance - Rate Term              72       18,956,165.26     18.01      6.053      711        263,280    71.91     44.55    89.54
Refinance - Cashout               111       28,628,472.85      27.2      6.094      707        257,914    67.24     54.17    92.00
                                  ---     ---------------    ------      -----      ---       --------    -----     -----    -----
TOTAL:                            414     $105,239,789.48    100.00%     6.187%     709       $254,202    74.50%    41.44%   93.80%
                                  ===     ===============    ======      =====      ===       ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                  141     $ 37,616,427.20     35.74%     5.943%     742       $266,783    71.66%   100.00%    84.73%
Stated Documentation                4          782,930.74      0.74      5.844      701        195,733    67.61      0.00      0.00
SUB-TOTAL:                        145     $ 38,399,357.94     36.49%     5.940%     742       $264,823    71.58%    97.96%    83.00%

COUNTRYWIDE UNDERWRITING
Reduced Documentation             178     $ 44,744,668.00     42.52%     6.540%     676       $251,375    75.72%     0.00%   100.00%
Alternative Documentation          29        6,762,233.96      6.43      5.924      711        233,180    79.63      0.00    100.00
Preferred Documentation            33        9,118,177.81      8.66      6.048      737        276,308    75.07      0.00    100.00
Full Documentation                 26        5,612,247.77      5.33      5.716      698        215,856    77.04    100.00    100.00
SUB-TOTAL:                        266     $ 66,237,327.54     62.94%     6.339%     690       $249,013    76.15%     8.47%   100.00%

OTHER
Full Documentation                  2     $    381,104.00      0.36%     5.286%     686       $190,552    80.00%   100.00%   100.00%
Reduced Documentation               1          222,000.00      0.21      4.875      686        222,000    80.00      0.00    100.00
SUB-TOTAL:                          3     $    603,104.00      0.57%     5.135%     686       $201,035    80.00%    63.19%   100.00%
                                  ---     ---------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                            414     $105,239,789.48    100.00%     6.187%     709       $254,202    74.50%    41.44%    93.80%
                                  ===     ===============    ======      =====      ===       ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                    411     $104,636,685.48     99.43%     6.193%     709       $254,590    74.47%    41.31%    93.76%
2.501 to 2.750                      3          603,104.00      0.57      5.135      686        201,035    80.00     63.19    100.00
                                  ---     ---------------    ------      -----      ---       --------    -----     -----    ------
TOTAL:                            414     $105,239,789.48    100.00%     6.187%     709       $254,202    74.50%    41.44%    93.80%
                                  ===     ===============    ======      =====      ===       ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.501 to 9.750                      3     $  1,055,040.00      1.00%     4.711%     737       $351,680    80.00%   39.43%    100.00%
9.751 to 10.000                     4          938,960.00      0.89      4.953      705        234,740    80.00    41.52     100.00
10.001 to 10.250                   11        3,003,435.77      2.85      5.231      707        273,040    71.61    64.79      89.03
10.251 to 10.500                   34        9,023,899.97      8.57      5.455      706        265,409    75.33    61.24      82.87
10.501 to 10.750                   41       10,749,624.90     10.21      5.709      739        262,186    73.14    71.97      86.48
10.751 to 11.000                   96       25,200,687.68     23.95      5.924      725        262,507    71.86    56.89      92.55
11.001 to 11.250                   67       15,174,207.24     14.42      6.178      710        226,481    75.74    46.53      97.68
11.251 to 11.500                   65       16,865,673.14     16.03      6.432      709        259,472    75.05    29.86      94.25
11.501 to 11.750                   27        7,437,589.89      7.07      6.687      681        275,466    72.57     2.69     100.00
11.751 to 12.000                   17        4,418,266.78      4.20      6.842      679        259,898    76.46    10.25     100.00
12.001 to 12.250                   16        3,279,807.55      3.12      7.118      675        204,988    77.13     4.78     100.00
12.251 to 12.500                   27        6,671,621.11      6.34      7.447      670        247,097    79.41     5.28     100.00
12.501 to 12.750                    6        1,420,975.45      1.35      7.501      666        236,829    80.00     0.00     100.00
                                  ---     ---------------    ------      -----      ---       --------    -----    -----     ------
TOTAL:                            414     $105,239,789.48    100.00%     6.187%     709       $254,202    74.50%   41.44%     93.80%
                                  ===     ===============    ======      =====      ===       ========    =====    =====     ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
February 2010                       1     $    100,661.88      0.10%     5.625%     727       $100,662    79.98%     0.00%     0.00%
July 2010                           1          110,925.01      0.11      5.875      797        110,925    80.00      0.00    100.00
September 2010                      3          603,104.00      0.57      5.135      686        201,035    80.00     63.19    100.00
October 2010                        2          708,199.17      0.67      5.584      647        354,100    61.91      0.00    100.00
November 2010                       4        1,204,656.00      1.14      5.604      753        301,164    83.29     85.68    100.00
December 2010                      78       20,468,091.27     19.45      5.968      736        262,411    71.80     89.56     89.16
January 2011                       64       16,085,471.85     15.28      6.308      702        251,335    74.28     32.94     89.36
February 2011                     167       42,218,705.62     40.12      6.322      692        252,807    75.94      8.45    100.00
March 2011                         90       22,818,974.68     21.68      6.145      717        253,544    73.93     61.69     89.72
April 2011                          4          921,000.00      0.88      5.818      767        230,250    79.74    100.00     83.50
                                  ---     ---------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                            414     $105,239,789.48    100.00%     6.187%     709       $254,202    74.50%    41.44%    93.80%
                                  ===     ===============    ======      =====      ===       ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                    GROUP III MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $209,624,505.49
Total Number of Loans               550

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               --------------------   ----------   -------------
Current Balance                     $381,135.46       $55,400.00   $1,500,000.00
Original Balance                    $381,724.44       $55,400.00   $1,500,000.00
Loan Rate                                6.134%            4.875%          7.625%
Servicing Fee                            0.250%            0.250%          0.250%
Net Loan Rate                            5.884%            4.625%          7.375%
Gross Margin                             2.274%            2.250%          2.750%
Maximum Loan Rate                       11.134%            9.875%         12.625%
Original LTV                             72.37%            15.15%          95.00%
Credit Score(3)                            728               600             818
Original Term (mos)                        360               312             360
Remaining Term (mos)(4)                    356               307             359
Seasoning (mos)(4)                           4                 1              13
Next Rate Reset (mos) (4)                   56                47              59
Rate Adj Freq (mos)                         12                12              12
First Rate Adj Reset (mos)                  60                60              60
IO Original Term (2)                       101                60             120
IO Remaining Term (2)(4)                    97                50             119
Top State Concentrations ($)   CA(36.32%),VA(9.42%),MD(9.14%),FL(8.68%),AZ(6.10%)
First Pay Date                                          5/1/2005        5/1/2006
Rate Change Date                                        4/1/2010        4/1/2011
Maturity Date                                          12/1/2031        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                    531     $199,663,077.79     95.25%     6.183%     729       $376,013    71.94%    39.90%   93.80%
One-Year Treasury                  19        9,961,427.70      4.75      5.133      692        524,286    81.00     85.14    65.61
                                  ---     ---------------    ------      -----      ---       --------    -----     -----    -----
TOTAL:                            550     $209,624,505.49    100.00%     6.134%     728       $381,135    72.37%    42.05%   92.46%
                                  ===     ===============    ======      =====      ===       ========    =====     =====    =====

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5/25 LIBOR Loans (1 Yr LIBOR)      23     $ 12,369,864.61      5.90%     5.876%     730       $537,820    69.26%    82.82%     0.00%
5/25 Treasury Loans                 6        3,426,216.37      1.63      5.110      656        571,036    79.41    100.00      0.00
5/25 LIBOR IO Loans (1 Yr
   LIBOR)                         508      187,293,213.18     89.35      6.204      729        368,687    72.12     37.07    100.00
5/25 Treasury IO Loans             13        6,535,211.33      3.12      5.146      702        502,709    81.84     77.35    100.00
                                  ---     ---------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                            550     $209,624,505.49    100.00%     6.134%     728       $381,135    72.37%    42.05%    92.46%
                                  ===     ===============    ======      =====      ===       ========    =====    ======    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                   29     $ 15,796,080.98      7.54%     5.710%     720       $544,692    71.47%    86.55%     0.00%
60 Month Interest-Only            262       61,209,624.13     29.20      6.479      705        233,625    75.02     19.09    100.00
120 Month Interest-Only           259      132,618,800.38     63.26      6.024      739        512,042    71.26     47.35    100.00
                                  ---     ---------------    ------      -----      ---       --------    -----     -----    ------
TOTAL:                            550     $209,624,505.49    100.00%     6.134%     728       $381,135    72.37%    42.05%    92.46%
                                  ===     ===============    ======      =====      ===       ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES


                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                  24    $  2,114,198.84      1.01%     6.599%      701     $   88,092   64.30%    24.86%   100.00%
100,000.01 to 200,000.00           100      15,334,934.73      7.32      6.653       725        153,349   74.55      9.61    100.00
200,000.01 to 300,000.00           122      30,383,307.62     14.49      6.453       711        249,044   74.69     17.86     99.07
300,000.01 to 400,000.00            74      26,045,958.88     12.43      6.340       709        351,972   71.86     15.91     98.65
400,000.01 to 500,000.00            90      41,014,941.50     19.57      5.979       724        455,722   74.76     58.61     85.45
500,000.01 to 600,000.00            68      37,541,681.11     17.91      5.908       740        552,084   73.71     61.29     88.01
600,000.01 to 700,000.00            29      18,789,156.35      8.96      6.021       721        647,902   73.54     48.27     92.94
700,000.01 to 800,000.00            19      14,058,166.90      6.71      5.889       767        739,904   67.88     63.55     94.70
800,000.01 to 900,000.00             8       6,749,627.82      3.22      5.840       749        843,703   70.41     62.66     75.23
900,000.01 to 1,000,000.00          10       9,624,281.74      4.59      5.940       731        962,428   66.47     60.32     90.12
1,100,000.01 to 1,200,000.00         3       3,505,750.00      1.67      5.998       742      1,168,583   59.93      0.00    100.00
1,400,000.01 to 1,500,000.00         3       4,462,500.00      2.13      6.284       754      1,487,500   57.36     33.61    100.00
                                   ---    ---------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728     $  381,135   72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===     ==========   =====     =====    ======

CURRENT MORTGAGE RATES

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.751 to 5.000                      11    $  5,559,609.16      2.65%     4.962%      685      $505,419    79.96%    86.57%    74.54%
5.001 to 5.250                      10       4,333,858.79      2.07      5.213       711       433,386    76.48     70.58     53.60
5.251 to 5.500                      42      18,825,434.74      8.98      5.442       734       448,225    73.16     72.53     84.19
5.501 to 5.750                      65      31,520,419.60     15.04      5.714       746       484,930    71.28     57.63     91.87
5.751 to 6.000                     105      48,722,357.00     23.24      5.928       737       464,022    70.33     53.22     94.64
6.001 to 6.250                      80      33,423,880.77     15.94      6.196       733       417,799    70.41     38.32     89.85
6.251 to 6.500                      74      24,825,077.82     11.84      6.431       713       335,474    74.26     22.97     96.68
6.501 to 6.750                      45      13,886,656.99      6.62      6.677       710       308,592    71.96     17.97    100.00
6.751 to 7.000                      49      12,392,020.22      5.91      6.915       716       252,898    73.27      8.01    100.00
7.001 to 7.250                      24       6,836,265.33      3.26      7.193       691       284,844    73.35      2.63    100.00
7.251 to 7.500                      36       7,144,303.64      3.41      7.475       712       198,453    80.37      2.97    100.00
7.501 to 7.750                       9       2,154,621.43      1.03      7.625       743       239,402    76.35      6.64    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

REMAINING TERM

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT  PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON    SCORE    OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
301 to 312                           1    $    744,542.05      0.36%     5.375%      730      $744,542    59.43%   100.00%    0.00%
337 to 348                           1         464,853.93      0.22      4.875       633       464,854    79.86    100.00     0.00
349 to 360                         548     208,415,109.51     99.42      6.139       728       380,320    72.40     41.72    93.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                       2    $    495,000.00      0.24%     5.951%      768      $247,500    16.76%    79.80%   100.00%
20.01 to 30.00                       2         155,400.00      0.07      5.500       698        77,700    24.41      0.00    100.00
30.01 to 40.00                       5       1,139,356.55      0.54      6.400       709       227,871    37.42     35.11    100.00
40.01 to 50.00                      17       7,596,246.97      3.62      6.075       747       446,838    46.25     54.18     85.59
50.01 to 60.00                      48      22,635,566.54     10.80      6.084       740       471,574    56.41     39.29     93.07
60.01 to 70.00                      98      41,868,274.86     19.97      6.085       728       427,227    67.50     42.60     89.81
70.01 to 75.00                     101      40,149,579.72     19.15      6.228       724       397,521    74.12     29.73     97.89
75.01 to 80.00                     253      88,659,121.59     42.29      6.112       725       350,431    79.65     47.02     91.53
80.01 to 85.00                       2         925,000.00      0.44      5.993       703       462,500    82.65     45.95    100.00
85.01 to 90.00                      15       4,050,652.58      1.93      6.345       704       270,044    89.71     47.14     87.40
90.01 to 95.00                       7       1,950,306.68      0.93      6.584       761       278,615    94.77     28.60    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

CREDIT SCORES

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Not Available                        3    $  1,533,789.24      0.73%     5.206%        0      $511,263    78.73%   100.00%     0.00%
576 to 600                           1         106,700.00      0.05      7.375       600       106,700    53.35      0.00    100.00
601 to 625                          18       5,125,584.96      2.45      6.078       622       284,755    70.47     44.84     90.69
626 to 650                          40      11,764,970.47      5.61      6.235       638       294,124    72.49     47.92     92.49
651 to 675                          66      19,618,223.75      9.36      6.339       665       297,246    71.56     37.50     86.99
676 to 700                          68      29,995,356.76     14.31      6.121       687       441,108    75.39     24.06     92.75
701 to 725                          70      25,305,985.48     12.07      6.207       715       361,514    72.88     38.29    100.00
726 to 750                          83      34,911,394.31     16.65      6.183       739       420,619    72.79     38.72     90.94
751 to 775                         103      40,803,725.26     19.47      6.031       763       396,153    73.23     49.86     94.94
776 to 800                          83      33,494,148.65     15.98      6.082       787       403,544    68.58     49.60     94.53
801 to 825                          15       6,964,626.61      3.32      6.003       807       464,308    71.05     56.67     83.99
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

GEOGRAPHIC AREA

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              2    $    339,402.00      0.16%     6.350%      695      $169,701    67.62%     0.00%   100.00%
Arizona                             33      12,795,947.75      6.10      6.407       726       387,756    72.97     35.40     96.30
California                         174      76,145,501.67     36.32      6.128       724       437,618    70.64     28.22     95.94
Colorado                            10       3,773,726.36      1.80      6.030       745       377,373    63.61     32.80     72.84
Delaware                             1          63,000.00      0.03      5.125       615        63,000    54.78    100.00    100.00
District of Columbia                 4       2,268,188.02      1.08      5.802       741       567,047    69.32    100.00    100.00
Florida                             79      18,199,385.17      8.68      6.725       726       230,372    77.46     22.26     96.44
Georgia                             18       4,922,087.12      2.35      6.016       718       273,449    72.88     62.85     71.24
Hawaii                               4       2,038,507.28      0.97      5.854       757       509,627    68.49      0.00    100.00
Idaho                                5         703,595.00      0.34      6.606       723       140,719    77.40     19.98    100.00
Illinois                            21       8,463,681.68      4.04      5.939       728       403,032    67.93     49.32     67.60
Indiana                              1         546,500.00      0.26      6.125       764       546,500    72.87    100.00    100.00
Iowa                                 1         628,000.00      0.30      6.000       742       628,000    80.00    100.00    100.00
Kentucky                             1         127,200.00      0.06      7.500       718       127,200    80.00      0.00    100.00
Louisiana                            1         282,833.25      0.13      5.875       691       282,833    80.00    100.00      0.00
Maryland                            42      19,153,266.09      9.14      5.979       721       456,030    75.84     74.29     85.58
Massachusetts                        5       1,386,150.00      0.66      6.273       719       277,230    62.56      0.00    100.00
Michigan                             6       1,986,135.54      0.95      6.022       728       331,023    68.60     78.90    100.00
Minnesota                            2         929,683.01      0.44      5.687       662       464,842    77.43     50.00     50.00
Mississippi                          1         148,000.00      0.07      5.875       642       148,000    91.93    100.00    100.00
Missouri                             1         437,196.45      0.21      5.875       656       437,196    79.82    100.00      0.00
Montana                              1         180,000.00      0.09      6.750       638       180,000    72.87      0.00    100.00
Nebraska                             1         383,150.00      0.18      5.625       699       383,150    79.00      0.00    100.00
Nevada                              21       6,537,596.96      3.12      6.448       721       311,314    76.19     40.26     93.30
New Hampshire                        1         543,293.75      0.26      6.000       692       543,294    75.00      0.00    100.00
New Jersey                           6       2,553,528.47      1.22      5.918       745       425,588    71.34     82.44     78.65
New Mexico                           1         584,000.00      0.28      6.125       747       584,000    61.47      0.00    100.00
New York                             4       1,717,399.59      0.82      5.348       719       429,350    82.41     81.54    100.00
North Carolina                      11       3,895,824.73      1.86      6.454       749       354,166    71.72     45.54    100.00
Ohio                                 5       1,709,876.36      0.82      5.815       717       341,975    64.31     88.44     75.69
Oregon                               8       2,196,838.00      1.05      5.906       712       274,605    78.23     41.88    100.00
Pennsylvania                         4       1,693,499.79      0.81      6.019       720       423,375    79.94      0.00    100.00
Rhode Island                         2       1,724,947.76      0.82      5.973       781       862,474    51.50     86.96    100.00
South Carolina                       4       1,231,086.79      0.59      6.035       728       307,772    73.32      0.00    100.00
Tennessee                            1          96,000.00      0.05      6.625       626        96,000    80.00      0.00    100.00
Texas                                9       2,941,351.68      1.40      5.927       752       326,817    78.92     58.73     80.33
Utah                                 3         964,308.44      0.46      5.762       760       321,436    76.13     52.10    100.00
Virginia                            39      19,752,629.57      9.42      5.928       747       506,478    72.07     54.86    100.00
Washington                          15       4,738,687.21      2.26      5.875       721       315,912    76.09     64.54     89.91
Wisconsin                            2         842,500.00      0.40      6.000       704       421,250    75.36    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

OCCUPANCY TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            392    $174,451,336.01     83.22%     6.048%      726      $445,029    71.57%    45.36%   91.41%
Investment                         131      25,749,073.45     12.28      6.679       741       196,558    77.02      17.8      100
Second Home                         27       9,424,096.03       4.5      6.231       726       349,041     74.5     47.15    91.31
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====


PROPERTY TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      298    $120,902,469.79     57.68%     6.075%     723       $405,713    70.92%    45.11%    90.20%
Planned Unit Development           147      59,660,335.25     28.46      6.188      732        405,853    73.90     42.16     95.15
Condominium                         74      21,200,225.00     10.11      6.080      736        286,490    76.10     36.60     95.00
Two- to Four-Family                 30       7,565,475.45      3.61      6.807      731        252,183    72.83      5.30    100.00
Cooperative                          1         296,000.00      0.14      5.500      775        296,000    80.00    100.00    100.00
                                   ---    ---------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%     728       $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====      ===       ========    =====    ======    ======

LOAN PURPOSE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           302    $109,834,875.54     52.40%     6.135%      734      $363,692    76.98%    42.94%   93.42%
Refinance - Rate Term               85      38,540,621.78     18.39      6.075       729       453,419    69.39     45.73    87.40
Refinance - Cashout                163      61,249,008.17     29.22      6.169       715       375,761    65.99     38.16    93.95
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

LOAN DOCUMENTATION

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   134    $ 72,953,295.72     34.80%     5.900%     742       $544,428    71.13%   100.00%    85.96%
Stated Documentation               148      72,410,195.73     34.54      6.148      734        489,258    71.01      0.00     97.06
SUB-TOTAL:                         282    $145,363,491.45     69.34%     6.023%     738       $515,473    71.07%    50.19%    91.49%

COUNTRYWIDE UNDERWRITING
Reduced Documentation              112    $ 23,984,392.81     11.44%     6.841%     712       $214,146    75.19%     0.00%   100.00%
Alternative Documentation           36       7,434,535.36      3.55      6.161      727        206,515    75.63      0.00    100.00
Preferred Documentation              7       1,436,156.00      0.69      6.164      762        205,165    78.77      0.00    100.00
Full Documentation                  33       6,721,039.76      3.21      6.046      702        203,668    73.96    100.00    100.00
No Income / No Assets               38       8,946,463.25      4.27      6.862      688        235,433    70.92      0.00    100.00
Stated Income / Stated Assets       21       5,207,657.48      2.48      6.549      667        247,984    71.12      0.00    100.00
No Ratio                             2         569,341.68      0.27      7.374      721        284,671    92.47      0.00    100.00
SUB-TOTAL:                         249    $ 54,299,586.34     25.90%     6.613%     706       $218,071    74.28%    12.38%   100.00%

OTHER
Full Documentation                  16    $  8,481,527.91      4.05%     5.113%     692       $530,095    81.18%   100.00%    59.60%
Reduced Documentation                3       1,479,899.79      0.71      5.250      689        493,300    80.00      0.00    100.00
SUB-TOTAL:                          19    $  9,961,427.70      4.75%     5.133%     692       $524,286    81.00%    85.14%    65.61%
                                   ---    ---------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%     728       $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====      ===       ========    =====    ======    ======

MARGINS

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     531    $199,663,077.79     95.25%     6.183%     729       $376,013     71.94%   39.90%   93.80%
2.501 to 2.750                      19       9,961,427.70      4.75      5.133      692        524,286     81.00    85.14    65.61
                                   ---    ---------------    ------      -----      ---       --------     -----    -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%     728       $381,135     72.37%   42.05%   92.46%
                                   ===    ===============    ======      =====      ===       ========     =====    =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.751 to 10.000                     11    $  5,559,609.16      2.65%     4.962%      685      $505,419    79.96%    86.57%    74.54%
10.001 to 10.250                    10       4,333,858.79      2.07      5.213       711       433,386    76.48     70.58     53.60
10.251 to 10.500                    42      18,825,434.74      8.98      5.442       734       448,225    73.16     72.53     84.19
10.501 to 10.750                    65      31,520,419.60     15.04      5.714       746       484,930    71.28     57.63     91.87
10.751 to 11.000                   104      48,536,357.55     23.15      5.928       738       466,696    70.31     53.42     94.62
11.001 to 11.250                    80      33,423,880.77     15.94      6.196       733       417,799    70.41     38.32     89.85
11.251 to 11.500                    74      24,825,077.82     11.84      6.431       713       335,474    74.26     22.97     96.68
11.501 to 11.750                    45      13,886,656.99      6.62      6.677       710       308,592    71.96     17.97    100.00
11.751 to 12.000                    50      12,578,019.67      6.00      6.902       715       251,560    73.32      7.89    100.00
12.001 to 12.250                    24       6,836,265.33      3.26      7.193       691       284,844    73.35      2.63    100.00
12.251 to 12.500                    36       7,144,303.64      3.41      7.475       712       198,453    80.37      2.97    100.00
12.501 to 12.750                     9       2,154,621.43      1.03      7.625       743       239,402    76.35      6.64    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
April 2010                           1    $    464,853.93      0.22%     4.875%      633      $464,854    79.86%   100.00%     0.00%
July 2010                            4       1,474,249.14      0.70      5.339       695       368,562    79.46     42.76     67.64
August 2010                          3       1,436,924.17      0.69      5.296       711       478,975    77.81     87.47     33.85
September 2010                      20       9,180,460.23      4.38      5.329       709       459,023    80.41     74.88     78.19
October 2010                        11       2,453,237.99      1.17      5.831       757       223,022    79.31     64.87    100.00
November 2010                       23       5,919,590.65      2.82      6.107       731       257,374    75.14     44.88     69.29
December 2010                      172      76,624,624.08     36.55      5.980       736       445,492    72.14     48.54     90.68
January 2011                        94      30,601,339.99     14.60      6.341       732       325,546    73.06     32.76     98.07
February 2011                      109      25,919,688.67     12.36      6.587       688       237,795    70.48     11.01    100.00
March 2011                         110      53,627,536.64     25.58      6.222       735       487,523    70.78     43.41     97.20
April 2011                           3       1,922,000.00      0.92      6.242       739       640,667    73.74     69.30     55.88
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

                    GROUP IV MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $40,155,088.21
Total Number of Loans              139

                                     AVERAGE OR
                                WEIGHTED AVERAGE (1)     MINIMUM      MAXIMUM
                                --------------------   ----------   -----------
Current Balance                     $288,885.53        $75,000.00   $656,000.00
Original Balance                    $288,982.66        $75,000.00   $656,000.00
Loan Rate                                 6.439%            5.375%        7.625%
Servicing Fee                             0.250%            0.250%        0.250%
Net Loan Rate                             6.189%            5.125%        7.375%
Gross Margin                              2.252%            2.250%        2.750%
Maximum Loan Rate                        11.439%           10.375%       12.625%
Original LTV                              75.24%            27.88%        95.00%
Credit Score(3)                             720               631           817
Original Term (mos)                         360               360           360
Remaining Term (mos)(4)                     357               351           359
Seasoning (mos)(4)                            3                 1             9
Next Rate Reset (mos) (4)                    81                75            83
Rate Adj Freq (mos)                          12                12            12
First Rate Adj Reset (mos)                   84                84            84
IO Original Term (2)                         94                84           120
IO Remaining Term (2)(4)                     91                75           119

Top State Concentrations ($)  CA(45.53%),VA(10.30%),NV(7.35%),MA(4.75%),AZ(4.53%)
First Pay Date                                           9/1/2005      5/1/2006
Rate Change Date                                         8/1/2012      4/1/2013
Maturity Date                                            8/1/2035      4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

INDEX

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PRODUCT TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR Loans (1 Yr LIBOR)       14    $ 3,874,347.07      9.65%     5.925%      765      $276,739    69.57%    85.62%     0.00%
7/23 LIBOR IO Loans (1 Yr
   LIBOR)                          125     36,280,741.14     90.35      6.494       715       290,246    75.84     30.94    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    14    $ 3,874,347.07      9.65%     5.925%      765      $276,739    69.57%    85.62%     0.00%
84 Month Interest-Only              87     25,723,519.35     64.06      6.660       699       295,673    78.01      2.60    100.00
120 Month Interest-Only             38     10,557,221.79     26.29      6.090       754       277,822    70.57    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   2    $   170,000.00      0.42%     6.489%      711      $ 85,000    42.45%    44.12%   100.00%
100,000.01 to 200,000.00            22      3,508,832.05      8.74      6.414       742       159,492    72.75     55.56     80.56
200,000.01 to 300,000.00            54     13,841,272.36     34.47      6.469       715       256,320    75.25     34.74     90.67
300,000.01 to 400,000.00            48     16,749,218.59     41.71      6.312       728       348,942    75.99     38.45     88.65
400,000.01 to 500,000.00            11      4,630,565.21     11.53      6.652       691       420,960    74.27     27.41    100.00
500,000.01 to 600,000.00             1        599,200.00      1.49      6.625       687       599,200    80.00      0.00    100.00
600,000.01 to 700,000.00             1        656,000.00      1.63      7.500       719       656,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       4    $ 1,204,137.62      3.00%     5.459%      765      $301,034    69.34%    74.52%    67.29%
5.501 to 5.750                       9      2,424,132.58      6.04      5.704       765       269,348    73.82     86.63     68.58
5.751 to 6.000                      33      8,814,920.97     21.95      5.954       743       267,119    70.51     67.76     80.01
6.001 to 6.250                      19      5,764,914.12     14.36      6.237       735       303,417    73.46     50.15     93.07
6.251 to 6.500                      26      7,593,138.73     18.91      6.426       717       292,044    77.46     25.08     92.67
6.501 to 6.750                      15      4,849,618.46     12.08      6.705       697       323,308    76.36     12.40    100.00
6.751 to 7.000                      15      3,845,122.05      9.58      6.888       692       256,341    78.70      4.54    100.00
7.001 to 7.250                       5      1,500,178.00      3.74      7.192       686       300,036    80.00      0.00    100.00
7.251 to 7.500                      12      3,882,925.68      9.67      7.477       683       323,577    80.00      0.00    100.00
7.501 to 7.750                       1        276,000.00      0.69      7.625       663       276,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                         139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       1    $   230,000.00      0.57%     6.000%      798      $230,000    27.88%     0.00%   100.00%
30.01 to 40.00                       3        329,500.00      0.82      6.087       793       109,833    33.18    100.00    100.00
40.01 to 50.00                       6      1,543,101.90      3.84      6.260       748       257,184    46.74     77.64    100.00
50.01 to 60.00                       7      1,928,605.52      4.80      6.247       736       275,515    55.31     87.56     87.61
60.01 to 70.00                      17      4,960,628.01     12.35      5.994       745       291,802    65.31     60.56     56.58
70.01 to 75.00                       9      2,215,996.96      5.52      6.497       691       246,222    73.91     29.79     92.89
75.01 to 80.00                      86     26,388,891.42     65.72      6.557       714       306,848    79.74     24.45     95.56
80.01 to 85.00                       2        599,475.74      1.49      6.186       706       299,738    84.55    100.00     74.44
85.01 to 90.00                       3        592,900.00      1.48      6.707       684       197,633    88.81     50.67    100.00
90.01 to 95.00                       5      1,365,988.66      3.40      6.307       732       273,198    95.00     22.60    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                          10    $ 2,809,969.68      7.00%     6.533%      642      $280,997    75.04%     0.00%   100.00%
651 to 675                          16      5,099,605.82     12.70      6.950       664       318,725    77.41      7.97    100.00
676 to 700                          21      6,712,678.73     16.72      6.756       690       319,651    80.68     13.06     97.65
701 to 725                          30      9,214,250.31     22.95      6.567       710       307,142    77.31      7.26     95.67
726 to 750                          16      4,116,269.56     10.25      6.014       736       257,267    73.52     89.48     91.18
751 to 775                          20      5,545,207.06     13.81      6.153       766       277,260    73.01     66.79     70.81
776 to 800                          21      5,334,203.55     13.28      6.071       787       254,010    69.71     72.73     80.52
801 to 825                           5      1,322,903.50      3.29      5.772       807       264,581    62.22    100.00     77.57
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              1     $   230,800.00      0.57%      6.000%     711      $230,800     80.00%     0.00%  100.00%
Arizona                              8       1,817,244.72      4.53       6.757      696       227,156     78.88     22.55   100.00
California                          56      18,283,886.02     45.53       6.659      700       326,498     76.47     13.49   100.00
Colorado                             3         852,367.95      2.12       6.147      725       284,123     76.86     73.02   100.00
District of Columbia                 4       1,250,561.97      3.11       5.845      765       312,640     76.14    100.00    78.26
Florida                              7       1,526,140.00      3.80       6.292      751       218,020     69.90     27.62   100.00
Georgia                              2         560,485.00      1.40       6.000      743       280,243     79.97     63.75   100.00
Hawaii                               1         463,200.00      1.15       6.375      705       463,200     77.59      0.00   100.00
Idaho                                2         393,158.21      0.98       6.458      727       196,579     63.28     38.97    61.03
Illinois                             2         628,816.69      1.57       6.191      754       314,408     77.12    100.00   100.00
Indiana                              1         225,000.00      0.56       6.000      752       225,000     56.25    100.00   100.00
Maryland                             5       1,465,715.45      3.65       6.033      754       293,143     73.16     89.25    40.94
Massachusetts                        6       1,909,272.60      4.75       6.248      702       318,212     73.51     26.65    87.49
Michigan                             1         180,523.98      0.45       5.875      788       180,524     67.19    100.00     0.00
Minnesota                            4         984,629.43      2.45       5.945      781       246,157     56.73     59.41    31.60
Nevada                              11       2,951,320.06      7.35       6.526      720       268,302     84.41      6.61   100.00
New York                             1         311,000.00      0.77       6.125      738       311,000     75.67    100.00   100.00
Ohio                                 1         167,713.49      0.42       6.000      745       167,713     80.00    100.00   100.00
Oregon                               1         229,600.00      0.57       6.500      774       229,600     80.00    100.00   100.00
Rhode Island                         2         502,285.89      1.25       6.385      690       251,143     78.59     41.77    58.23
South Carolina                       1         174,500.00      0.43       6.875      687       174,500     85.96    100.00   100.00
Texas                                1         115,861.00      0.29       6.875      780       115,861     80.00      0.00   100.00
Virginia                            15       4,136,645.75     10.30       6.087      765       275,776     67.64    100.00    69.03
Washington                           3         794,360.00      1.98       6.505      699       264,787     80.00      0.00   100.00
                                   ---     --------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             139     $40,155,088.21    100.00%      6.439%     720      $288,886     75.24%    36.21%   90.35%
                                   ===     ==============    ======       =====      ===      ========     =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            131     $38,350,219.98     95.51%      6.452%     719      $292,750     75.03%   34.98%    89.90%
Second Home                          8       1,804,868.23      4.49       6.162      740       225,609     79.62    62.53    100.00
                                   ---     --------------    ------       -----      ---      --------     -----    -----    ------
TOTAL:                             139     $40,155,088.21    100.00%      6.439%     720      $288,886     75.24%   36.21%    90.35%
                                   ===     ==============    ======       =====      ===      ========     =====    =====    ======

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       70     $19,827,554.25     49.38%      6.480%     714      $283,251     74.82%    29.16%  93.55%
Planned Unit Development            40      11,021,682.06     27.45       6.362      734       275,542     74.75     47.79   90.03
Condominium                         20       5,511,319.92     13.73       6.388      722       275,566     74.70     44.75   85.01
Two- to Four-Family                  7       3,213,970.01      8.00       6.665      693       459,139     78.19     13.88   87.57
Cooperative                          2         580,561.97      1.45       5.742      770       290,281     87.54    100.00   53.18
                                   ---     --------------    ------       -----      ---      --------     -----    ------   -----
TOTAL:                             139     $40,155,088.21    100.00%      6.439%     720      $288,886     75.24%    36.21%  90.35%
                                   ===     ==============    ======       =====      ===      ========     =====    ======   =====

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            86     $25,348,027.07     63.13%      6.549%     717      $294,745     79.98%   28.77%    93.47%
Refinance - Rate Term               18       5,435,814.36     13.54       6.298      729       301,990     70.05    52.23     86.62
Refinance - Cashout                 35       9,371,246.78     23.34       6.222      724       267,750     65.41    47.06     84.08
                                   ---     --------------    ------       -----      ---      --------     -----    -----     -----
TOTAL:                             139     $40,155,088.21    100.00%      6.439%     720      $288,886     75.24%   36.21%    90.35%
                                   ===     ==============    ======       =====      ===      ========     =====    =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full/Alternative Documentation      51     $14,064,323.97     35.03%      6.039%     757      $275,771     70.54%   100.00%   76.41%
Stated Documentation                 2         557,120.46      1.39       6.285      751       278,560     67.48      0.00     0.00
SUB-TOTAL:                          53     $14,621,444.43     36.41%      6.048%     757      $275,876     70.43%    96.19%   73.50%

COUNTRYWIDE UNDERWRITING
Reduced Documentation               62     $19,245,539.33     47.93%      6.811%     688      $310,412     79.15%     0.00%  100.00%
Alternative Documentation            7       1,776,011.66      4.42       6.205      699       253,716     81.54      0.00   100.00
Preferred Documentation             14       4,034,379.30     10.05       6.200      739       288,170     72.42      0.00   100.00
Full Documentation                   3         477,713.49      1.19       6.315      761       159,238     65.32    100.00   100.00
SUB-TOTAL:                          86     $25,533,643.78     63.59%      6.663%     699      $296,903     77.99%     1.87%  100.00%
                                   ---     --------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             139     $40,155,088.21    100.00%      6.439%     720      $288,886     75.24%    36.21%   90.35%
                                   ===     ==============    ======       =====      ===      ========     =====    ======   ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS(%)                        LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------                      --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     138     $40,001,862.47     99.62%      6.441%     720      $289,869     75.21%    35.97%  90.70%
2.501 to 2.750                       1         153,225.74      0.38       6.000      745       153,226     83.24    100.00    0.00
                                   ---     --------------    ------       -----      ---      --------     -----    ------   -----
TOTAL:                             139     $40,155,088.21    100.00%      6.439%     720      $288,886     75.24%    36.21%  90.35%
                                   ===     ==============    ======       =====      ===      ========     =====    ======   =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE(%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                     4     $ 1,204,137.62      3.00%      5.459%     765      $301,034     69.34%   74.52%    67.29%
10.501 to 10.750                     9       2,424,132.58      6.04       5.704      765       269,348     73.82    86.63     68.58
10.751 to 11.000                    33       8,814,920.97     21.95       5.954      743       267,119     70.51    67.76     80.01
11.001 to 11.250                    19       5,764,914.12     14.36       6.237      735       303,417     73.46    50.15     93.07
11.251 to 11.500                    26       7,593,138.73     18.91       6.426      717       292,044     77.46    25.08     92.67
11.501 to 11.750                    15       4,849,618.46     12.08       6.705      697       323,308     76.36    12.40    100.00
11.751 to 12.000                    15       3,845,122.05      9.58       6.888      692       256,341     78.70     4.54    100.00
12.001 to 12.250                     5       1,500,178.00      3.74       7.192      686       300,036     80.00     0.00    100.00
12.251 to 12.500                    12       3,882,925.68      9.67       7.477      683       323,577     80.00     0.00    100.00
12.501 to 12.750                     1         276,000.00      0.69       7.625      663       276,000     80.00     0.00    100.00
                                   ---     --------------    ------       -----      ---      --------     -----    -----    ------
TOTAL:                             139     $40,155,088.21    100.00%      6.439%     720      $288,886     75.24%   36.21%    90.35%
                                   ===     ==============    ======       =====      ===      ========     =====    =====    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NEXT RATE ADJUSTMENT DATE         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
August 2012                         1      $   370,000.00      0.92%      5.875%     647      $370,000     67.03%     0.00%  100.00%
September 2012                      1          195,000.00      0.49       6.625      760       195,000     72.22    100.00   100.00
November 2012                       2          461,975.74      1.15       5.749      766       230,988     91.10    100.00    66.83
December 2012                      26        6,994,045.31     17.42       5.993      760       269,002     68.99     91.86    80.21
January 2013                       14        3,846,617.50      9.58       6.743      706       274,758     76.36     30.94    87.97
February 2013                      57       17,482,365.18     43.54       6.649      700       306,708     77.75      1.62   100.00
March 2013                         35       10,169,584.48     25.33       6.328      731       290,560     74.48     54.17    83.12
April 2013                          3          635,500.00      1.58       6.281      724       211,833     74.49     75.22    75.22
                                  ---      --------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                            139      $40,155,088.21    100.00%      6.439%     720      $288,886     75.24%    36.21%   90.35%
                                  ===      ==============    ======       =====      ===      ========     =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

                     GROUP V MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $69,505,912.49
Total Number of Loans              168

                                    AVERAGE OR
                                WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                                --------------------   ----------   -------------
Current Balance                      $413,725.67       $70,000.00   $4,153,000.00
Original Balance                     $417,668.01       $70,000.00   $4,153,000.00
Loan Rate                                  6.278%           5.375%          7.625%
Servicing Fee                              0.250%           0.250%          0.250%
Net Loan Rate                              6.028%           5.125%          7.375%
Gross Margin                               2.250%           2.250%          2.250%
Maximum Loan Rate                         11.278%          10.375%         12.625%
Original LTV                               70.25%           28.91%          95.00%
Credit Score(3)                              738              609             812
Original Term (mos)                          360              360             360
Remaining Term (mos)(4)                      357              349             359
Seasoning (mos)(4)                             3                1              11
Next Rate Reset (mos) (4)                     81               73              83
Rate Adj Freq (mos)                           12               12              12
First Rate Adj Reset (mos)                    84               84              84
IO Original Term (2)                         110               84             120
IO Remaining Term (2)(4)                     106               73             119
Top State Concentrations ($)    CA(22.03%), MD(16.24%), VA(15.85%), FL(9.00%), AZ(6.44%)
First Pay Date                                           7/1/2005        5/1/2006
Rate Change Date                                         6/1/2012        4/1/2013
Maturity Date                                            6/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     168     $69,505,912.49     100.00%     6.278%     738      $413,726     70.25%   51.30%   93.48%
                                   ---     --------------     ------      -----      ---      --------     -----    -----    -----
TOTAL:                             168     $69,505,912.49     100.00%     6.278%     738      $413,726     70.25%   51.30%   93.48%
                                   ===     ==============     ======      =====      ===      ========     =====    =====    =====

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR Loans (1 Yr LIBOR)       8      $ 4,535,058.42      6.52%      5.785%     766      $566,882    64.17%    60.72%     0.00%
7/23 LIBOR IO Loans
   (1 Yr LIBOR)                   160       64,970,854.07     93.48       6.313      736       406,068    70.68     50.64    100.00
                                  ---      --------------    ------       -----      ---      --------    -----     -----    ------
TOTAL:                            168      $69,505,912.49    100.00%      6.278%     738      $413,726    70.25%    51.30%    93.48%
                                  ===      ==============    ======       =====      ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                     8     $ 4,535,058.42      6.52%      5.785%     766      $566,882     64.17%   60.72%     0.00%
84 Month Interest-Only              79      18,388,611.83     26.46       6.818      711       232,767     73.41     4.34    100.00
120 Month Interest-Only             81      46,582,242.24     67.02       6.113      747       575,089     69.60    68.92    100.00
                                   ---     --------------    ------       -----      ---      --------     -----    -----    ------
TOTAL:                             168     $69,505,912.49    100.00%      6.278%     738      $413,726     70.25%   51.30%    93.48%
                                   ===     ==============    ======       =====      ===      ========     =====    =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   6     $   504,260.41      0.73%     6.627%      718     $   84,043   73.59%    32.14%   100.00%
100,000.01 to 200,000.00            39       6,140,609.88      8.83      6.744       730        157,452   75.74      3.69    100.00
200,000.01 to 300,000.00            26       6,438,010.62      9.26      6.568       725        247,616   69.04     12.04    100.00
300,000.01 to 400,000.00            20       6,971,410.11     10.03      6.539       700        348,571   74.36      4.46    100.00
400,000.01 to 500,000.00            28      12,606,711.16     18.14      6.141       744        450,240   71.68     72.39     82.21
500,000.01 to 600,000.00            19      10,413,201.94     14.98      6.162       749        548,063   73.59     67.73     95.10
600,000.01 to 700,000.00            11       7,275,373.31     10.47      6.174       736        661,398   68.85     63.57    100.00
700,000.01 to 800,000.00            11       8,265,104.13     11.89      6.135       736        751,373   72.03     54.30     90.53
800,000.01 to 900,000.00             3       2,639,300.00      3.80      5.622       784        879,767   71.68    100.00    100.00
900,000.01 to 1,000,000.00           3       2,998,930.93      4.31      6.042       770        999,644   61.09     33.35     66.69
1,000,000.01 to 1,100,000.00         1       1,100,000.00      1.58      6.000       772      1,100,000   79.83    100.00    100.00
3,000,000.01 or greater              1       4,153,000.00      5.98      6.500       744      4,153,000   46.14    100.00    100.00
                                   ---     --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738     $  413,726   70.25%    51.30%    93.48%
                                   ===     ==============    ======      =====       ===     ==========   =====    ======    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                      3      $ 2,049,800.00      2.95%     5.445%      772      $683,267    67.76%   100.00%   100.00%
5.501 to 5.750                     20        9,973,317.16     14.35      5.712       755       498,666    66.20     70.18     72.63
5.751 to 6.000                     39       17,622,096.85     25.35      5.946       744       451,849    73.33     75.59     89.76
6.001 to 6.250                     23       11,799,598.53     16.98      6.214       751       513,026    72.56     51.58    100.00
6.251 to 6.500                     29       13,615,608.46     19.59      6.467       727       469,504    65.20     52.90    100.00
6.501 to 6.750                     13        4,287,627.81      6.17      6.703       719       329,818    67.58      0.00    100.00
6.751 to 7.000                     12        2,980,862.48      4.29      6.896       698       248,405    70.24      0.00    100.00
7.001 to 7.250                      9        2,246,424.00      3.23      7.188       724       249,603    71.28      0.00    100.00
7.251 to 7.500                     17        4,107,377.20      5.91      7.394       726       241,610    79.61      0.00    100.00
7.501 to 7.750                      3          823,200.00      1.18      7.625       697       274,400    74.73      0.00    100.00
                                  ---      --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            168      $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                  ===      ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                        168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%   93.48%
                                  ---      --------------    ------      -----      ---       --------    -----     -----    -----
TOTAL:                            168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%   93.48%
                                  ===      ==============    ======      =====      ===       ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                      1     $   133,000.00       0.19%     5.625%     689       $133,000    28.91%     0.00%   100.00%
30.01 to 40.00                      3       1,372,430.93       1.97      5.858      777        457,477    37.63      0.00     27.21
40.01 to 50.00                      8       6,736,933.06       9.69      6.453      729        842,117    46.40     76.03    100.00
50.01 to 60.00                     13       6,402,586.57       9.21      6.173      763        492,507    57.56     44.75     87.78
60.01 to 70.00                     29      12,463,384.83      17.93      6.154      741        429,772    67.12     51.79     92.39
70.01 to 75.00                     34      12,749,922.13      18.34      6.310      728        374,998    74.22     37.43    100.00
75.01 to 80.00                     77      28,990,304.97      41.71      6.299      737        376,497    79.39     56.72     93.77
90.01 to 95.00                      3         657,350.00       0.95      7.375      741        219,117    94.59      0.00    100.00
                                  ---     --------------     ------      -----      ---       --------    -----     -----    ------
TOTAL:                            168     $69,505,912.49     100.00%     6.278%     738       $413,726    70.25%    51.30%    93.48%
                                  ===     ==============     ======      =====      ===       ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
601 to 625                          4      $ 1,284,300.00      1.85%     6.473%     619       $321,075    74.67%     0.00%   100.00%
626 to 650                         11        2,843,211.92      4.09      6.788      636        258,474    67.36      4.33    100.00
651 to 675                         11        3,747,406.40      5.39      6.454      663        340,673    69.72     11.74    100.00
676 to 700                         19        7,946,942.72     11.43      6.157      691        418,260    73.10     52.27     94.14
701 to 725                         15        5,981,107.92      8.61      6.530      715        398,741    74.71     47.61    100.00
726 to 750                         40       17,465,867.67     25.13      6.418      739        436,647    68.90     59.03     92.91
751 to 775                         28       11,648,274.58     16.76      6.191      764        416,010    69.25     64.10    100.00
776 to 800                         33       16,389,710.89     23.58      6.005      786        496,658    70.46     59.64     85.40
801 to 825                          7        2,199,090.39      3.16      6.351      806        314,156    64.46     24.63     80.08
                                  ---      --------------    ------      -----      ---       --------    -----     -----    ------
TOTAL:                            168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%    93.48%
                                  ===      ==============    ======      =====      ===       ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                            18      $ 4,474,119.30      6.44%     6.777%     740       $248,562    73.33%    17.49%   100.00%
California                         42       15,311,451.64     22.03      6.468      716        364,558    72.26     23.05     97.10
Colorado                            2          464,500.00      0.67      6.041      764        232,250    80.00     46.50    100.00
Connecticut                         1          340,000.00      0.49      6.125      686        340,000    80.00      0.00    100.00
Delaware                            1          599,700.00      0.86      6.250      759        599,700    65.29    100.00    100.00
District of Columbia                6        3,379,051.74      4.86      6.027      732        563,175    71.02     58.20     76.84
Florida                            23        6,255,545.01      9.00      6.686      746        271,980    71.68     13.95    100.00
Georgia                             5        2,390,390.19      3.44      5.945      752        478,078    66.83     78.18    100.00
Idaho                               2          203,120.00      0.29      7.191      754        101,560    80.00      0.00    100.00
Illinois                            4        2,910,466.48      4.19      5.879      788        727,617    67.27     65.64     82.46
Kentucky                            1          128,000.00      0.18      7.375      801        128,000    80.00      0.00    100.00
Maryland                           12       11,288,711.53     16.24      6.251      740        940,726    64.90     91.07    100.00
Massachusetts                       4        1,007,000.00      1.45      6.888      734        251,750    52.95      0.00    100.00
Michigan                            1          900,000.00      1.29      5.375      780        900,000    76.92    100.00    100.00
Minnesota                           1          200,000.00      0.29      6.000      800        200,000    73.05      0.00    100.00
Mississippi                         1           73,600.00      0.11      6.000      719         73,600    80.00    100.00    100.00
Missouri                            1          998,930.93      1.44      5.625      793        998,931    40.00      0.00      0.00
Montana                             1          308,275.00      0.44      7.375      727        308,275    95.00      0.00    100.00
Nevada                              8        2,148,435.61      3.09      6.298      722        268,554    75.78      0.00    100.00
New Jersey                          2        1,257,985.84      1.81      5.984      722        628,993    78.16    100.00    100.00
New York                            1          424,848.22      0.61      5.750      751        424,848    59.86    100.00    100.00
North Carolina                      1          800,000.00      1.15      6.125      767        800,000    58.45    100.00    100.00
Ohio                                1          311,000.00      0.45      6.000      764        311,000    47.26    100.00    100.00
Oregon                              3          590,799.19      0.85      6.493      741        196,933    72.25      0.00    100.00
Tennessee                           1           77,000.00      0.11      6.500      747         77,000    64.17      0.00    100.00
Texas                               1          438,192.37      0.63      5.875      785        438,192    80.00    100.00      0.00
Utah                                3          532,600.00      0.77      6.432      785        177,533    77.85     19.42    100.00
Virginia                           20       11,017,189.44     15.85      5.962      740        550,859    74.78     84.62     87.65
Washington                          1          675,000.00      0.97      6.375      654        675,000    50.00      0.00    100.00
                                  ---      --------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                            168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%    93.48%
                                  ===      ==============    ======      =====      ===       ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                           106      $53,991,426.21     77.68%     6.162%     738       $509,353    69.54%    59.03%   91.60%
Investment                         49       10,321,017.62     14.85      6.955      738        210,633    73.72      5.00      100
Second Home                        13        5,193,468.66      7.47      6.147      747        399,498    70.75     62.95      100
                                  ---      --------------    ------      -----      ---       --------    -----     -----    -----
TOTAL:                            168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%   93.48%
                                  ===      ==============    ======      =====      ===       ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      81      $35,072,203.05     50.46%     6.243%     736       $432,990    69.58%    53.03%    95.25%
Planned Unit Development           51       23,598,797.90     33.95      6.157      748        462,722    70.52     62.79     89.81
Condominium                        28        7,577,728.21     10.90      6.504      736        270,633    74.52     29.58     93.85
Two- to Four-Family                 8        3,257,183.33      4.69      7.017      705        407,148    65.64      0.00    100.00
                                  ---      --------------    ------      -----      ---       --------    -----     -----    ------
TOTAL:                            168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%    93.48%
                                  ===      ==============    ======      =====      ===       ========    =====     =====    ======

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                          101     $38,928,563.09      56.01%     6.263%     745       $385,431    75.05%    53.09%    92.93%
Refinance - Rate Term              19      12,694,266.85      18.26      6.259      745        668,119    59.23     67.85     92.13
Refinance - Cashout                48      17,883,082.55      25.73      6.326      718        372,564    67.64     35.67     95.62
                                  ---     --------------     ------      -----      ---       --------    -----     -----     -----
TOTAL:                            168     $69,505,912.49     100.00%     6.278%     738       $413,726    70.25%    51.30%    93.48%
                                  ===     ==============     ======      =====      ===       ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   55      $34,859,268.04     50.15%     6.017%     750       $633,805    69.49%   100.00%    92.10%
Stated Documentation               35       16,506,532.62     23.75      6.220      745        471,615    68.50      0.00     89.21
SUB-TOTAL:                         90      $51,365,800.66     73.90%     6.083%     748       $570,731    69.17%    67.86%    91.17%

COUNTRYWIDE UNDERWRITING
Reduced Documentation              48      $11,665,970.66     16.78%     6.985%     706       $243,041    74.99%     0.00%   100.00%
Alternative Documentation           9        1,665,787.00      2.40      6.376      733        185,087    72.69      0.00    100.00
Preferred Documentation             2          722,113.19      1.04      6.000      769        361,057    71.54      0.00    100.00
Full Documentation                  5          798,449.19      1.15      6.191      742        159,690    77.33    100.00    100.00
No Income / No Assets               8        1,764,241.79      2.54      7.022      687        220,530    69.58      0.00    100.00
Stated Income / Stated Assets       5        1,001,050.00      1.44      6.375      667        200,210    70.66      0.00    100.00
No Ratio                            1          522,500.00      0.75      7.250      762        522,500    52.25      0.00    100.00
SUB-TOTAL:                         78      $18,140,111.83     26.10%     6.833%     710       $232,566    73.32%     4.40%   100.00%
                                  ---      --------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                            168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%    93.48%
                                  ===      ==============    ======      =====      ===       ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                    168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%   93.48%
                                  ---      --------------    ------      -----      ---       --------    -----     -----    -----
TOTAL:                            168      $69,505,912.49    100.00%     6.278%     738       $413,726    70.25%    51.30%   93.48%
                                  ===      ==============    ======      =====      ===       ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                     3    $ 2,049,800.00      2.95%     5.445%      772      $683,267    67.76%   100.00%   100.00%
10.501 to 10.750                    20      9,973,317.16     14.35      5.712       755       498,666    66.20     70.18     72.63
10.751 to 11.000                    39     17,622,096.85     25.35      5.946       744       451,849    73.33     75.59     89.76
11.001 to 11.250                    23     11,799,598.53     16.98      6.214       751       513,026    72.56     51.58    100.00
11.251 to 11.500                    29     13,615,608.46     19.59      6.467       727       469,504    65.20     52.90    100.00
11.501 to 11.750                    13      4,287,627.81      6.17      6.703       719       329,818    67.58      0.00    100.00
11.751 to 12.000                    12      2,980,862.48      4.29      6.896       698       248,405    70.24      0.00    100.00
12.001 to 12.250                     9      2,246,424.00      3.23      7.188       724       249,603    71.28      0.00    100.00
12.251 to 12.500                    17      4,107,377.20      5.91      7.394       726       241,610    79.61      0.00    100.00
12.501 to 12.750                     3        823,200.00      1.18      7.625       697       274,400    74.73      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------

June 2012                            1    $   248,500.00      0.36%     5.750%      765      $248,500    80.00%     0.00%   100.00%
November 2012                        1         73,600.00      0.11      6.000       719        73,600    80.00    100.00    100.00
December 2012                       41     23,092,612.82     33.22      6.112       744       563,234    66.78     67.52     94.19
January 2013                        34     11,427,619.92     16.44      6.358       730       336,106    73.35     40.99     93.15
February 2013                       43     10,680,053.38     15.37      6.812       704       248,373    71.13      3.80    100.00
March 2013                          44     21,577,526.37     31.04      6.173       752       490,398    71.81     57.92     90.94
April 2013                           4      2,406,000.00      3.46      6.130       752       601,500    69.78    100.00     81.05
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

                   GROUP IV - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $66,359,764.35
Total Number of Loans              157

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM        MAXIMUM
                               --------------------   -----------   -------------
Current Balance                    $422,673.66        $ 99,910.10   $1,575,000.00
Original Balance                   $424,940.82        $100,000.00   $1,575,000.00
Loan Rate                                6.177%             5.375%          7.250%
Servicing Fee                            0.250%             0.250%          0.250%
Net Loan Rate                            5.927%             5.125%          7.000%
Gross Margin                             2.278%             2.250%          2.750%
Maximum Loan Rate                       11.177%            10.375%         12.250%
Original LTV                             68.39%             18.21%          90.00%
Credit Score(3)                            745                637             821
Original Term (mos)                        360                360             360
Remaining Term (mos)(4)                    356                352             359
Seasoning (mos)(4)                           4                  1               8
Next Rate Reset (mos) (4)                  116                112             119
Rate Adj Freq (mos)                         12                  6              12
First Rate Adj Reset (mos)                 120                120             120
IO Original Term (2)                       120                120             120
IO Remaining Term (2)(4)                   116                112             119

Top State Concentrations ($)   CA(27.58%), MD(17.03%), VA(16.37%), FL(8.72%), IL(4.50%)
First Pay Date                                          10/1/2005        5/1/2006
Rate Change Date                                         9/1/2015        4/1/2016
Maturity Date                                            9/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

INDEX

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     153    $64,881,244.35     97.77%     6.170%      745      $424,060    68.21%    69.66%    93.99%
Six-Month LIBOR                      4      1,478,520.00      2.23      6.486       759       369,630    76.31     60.50    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10/20 LIBOR Loans (1 Yr LIBOR)       9    $ 3,898,778.47      5.88%     5.943%      748      $433,198    65.81%    88.00%     0.00%
10/20 LIBOR IO Loans
   (1 Yr LIBOR)                    144     60,982,465.88     91.90      6.185       745       423,489    68.36     68.49    100.00
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                      4      1,478,520.00      2.23      6.486       759       369,630    76.31     60.50    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======


AMORTIZATION TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                     9    $ 3,898,778.47      5.88%     5.943%      748      $433,198    65.81%    88.00%     0.00%
120 Month Interest-Only            148     62,460,985.88     94.12      6.192       745       422,034    68.55     68.30    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   1    $    99,910.10      0.15%     6.500%      781     $   99,910   18.21%   100.00%   100.00%
100,000.01 to 200,000.00            21      3,584,478.66      5.40      6.259       752        170,689   63.09     81.13    100.00
200,000.01 to 300,000.00            27      6,735,891.56     10.15      6.167       735        249,477   63.71     74.37     96.29
300,000.01 to 400,000.00            30     10,389,506.03     15.66      6.112       730        346,317   67.04     76.22     86.67
400,000.01 to 500,000.00            33     14,739,770.70     22.21      6.248       736        446,660   72.26     54.75     96.83
500,000.01 to 600,000.00            23     12,822,063.61     19.32      6.117       761        557,481   69.61     77.64     91.25
600,000.01 to 700,000.00             9      5,858,450.46      8.83      6.121       749        650,939   71.41     56.22     88.48
700,000.01 to 800,000.00             5      3,827,788.44      5.77      6.221       747        765,558   69.32     40.15    100.00
800,000.01 to 900,000.00             2      1,689,530.79      2.55      6.501       762        844,765   68.46    100.00    100.00
900,000.01 to 1,000,000.00           4      3,937,374.00      5.93      6.224       755        984,344   69.95     74.60    100.00
1,000,000.01 to 1,100,000.00         1      1,100,000.00      1.66      5.875       797      1,100,000   29.83    100.00    100.00
1,500,000.01 to 2,000,000.00         1      1,575,000.00      2.37      6.125       729      1,575,000   75.90    100.00    100.00
                                   ---    --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745     $  422,674   68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===     ==========   =====    ======    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       2    $ 1,073,165.74      1.62%     5.454%      769      $536,583    72.58%   100.00%    37.10%
5.501 to 5.750                      16      5,504,996.34      8.30      5.712       741       344,062    63.61     73.81     89.93
5.751 to 6.000                      46     22,341,216.49     33.67      5.936       755       485,679    66.97     80.74     92.71
6.001 to 6.250                      39     15,235,488.49     22.96      6.194       749       390,654    68.96     75.99     96.93
6.251 to 6.500                      37     14,099,749.34     21.25      6.437       735       381,074    71.82     49.82     95.94
6.501 to 6.750                      11      5,449,640.60      8.21      6.665       742       495,422    69.28     61.42    100.00
6.751 to 7.000                       5      2,005,900.00      3.02      6.892       702       401,180    62.25     15.95    100.00
7.001 to 7.250                       1        649,607.35      0.98      7.250       712       649,607    74.71    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                         157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                       2    $   303,910.10      0.46%     6.080%      736      $151,955    18.44%   100.00%   100.00%
20.01 to 30.00                       3      1,451,293.32      2.19      5.908       773       483,764    28.20     75.79    100.00
30.01 to 40.00                       9      2,836,580.58      4.27      6.268       768       315,176    35.74     53.89    100.00
40.01 to 50.00                       6      2,823,047.71      4.25      5.899       752       470,508    46.19     62.67     89.20
50.01 to 60.00                      23      8,839,867.69     13.32      6.135       738       384,342    56.65     55.38     89.83
60.01 to 70.00                      30     12,897,005.58     19.43      6.213       745       429,900    66.22     61.84     87.10
70.01 to 75.00                      18      8,965,042.87     13.51      6.315       735       498,058    74.22     54.16    100.00
75.01 to 80.00                      65     27,827,216.50     41.93      6.157       747       428,111    79.15     83.55     96.30
85.01 to 90.00                       1        415,800.00      0.63      6.625       714       415,800    90.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                           1    $   126,000.00      0.19%     6.500%      637      $126,000    68.11%   100.00%   100.00%
651 to 675                          12      4,537,061.99      6.84      6.150       663       378,088    68.01     65.37     92.16
676 to 700                          18      7,183,442.41     10.82      6.352       687       399,080    66.80     38.75    100.00
701 to 725                          21      8,519,484.45     12.84      6.314       714       405,690    69.56     57.36     92.67
726 to 750                          28     12,253,210.19     18.46      6.184       737       437,615    71.23     73.17     90.18
751 to 775                          33     14,093,926.05     21.24      6.111       764       427,089    69.99     73.52    100.00
776 to 800                          34     15,899,843.54     23.96      6.125       788       467,642    66.41     78.35     89.21
801 to 825                          10      3,746,795.72      5.65      6.000       812       374,680    62.35     94.66    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                              7    $ 2,388,715.76      3.60%     6.112%      722     $  341,245   69.94%    63.16%   100.00%
California                          40     18,300,958.50     27.58      6.257       749        457,524   64.96     46.04     92.65
District of Columbia                 2        810,000.00      1.22      6.179       723        405,000   67.42      0.00    100.00
Florida                             16      5,784,537.80      8.72      6.198       752        361,534   68.56     87.30     90.51
Georgia                              3        545,015.28      0.82      6.386       735        181,672   79.53    100.00    100.00
Illinois                             5      2,984,320.53      4.50      6.314       727        596,864   73.31     37.98    100.00
Indiana                              1      1,000,000.00      1.51      5.875       769      1,000,000   63.49    100.00    100.00
Maryland                            26     11,299,503.89     17.03      6.119       746        434,596   71.00     80.57     96.69
Massachusetts                        3        586,300.00      0.88      5.901       692        195,433   56.24     40.76    100.00
Michigan                             1        598,303.47      0.90      6.375       659        598,303   80.00    100.00    100.00
Nevada                               3        846,295.00      1.28      6.040       736        282,098   76.57    100.00    100.00
New Jersey                           7      2,944,881.20      4.44      6.470       735        420,697   63.83     69.18     88.13
New Mexico                           1        456,000.00      0.69      6.250       767        456,000   80.00    100.00    100.00
New York                             1        315,000.00      0.47      6.250       715        315,000   58.33      0.00    100.00
North Carolina                       2        587,800.00      0.89      6.192       775        293,900   58.21    100.00    100.00
Ohio                                 5      2,113,890.00      3.19      5.869       773        422,778   77.50    100.00     68.07
Oregon                               1        320,000.00      0.48      6.875       739        320,000   80.00    100.00    100.00
Pennsylvania                         4      1,281,845.50      1.93      5.928       745        320,461   69.24     84.40     72.25
South Carolina                       1        174,520.00      0.26      6.000       731        174,520   80.00    100.00    100.00
Texas                                3      1,913,954.20      2.88      5.989       748        637,985   67.37     59.56    100.00
Virginia                            24     10,863,923.22     16.37      6.113       748        452,663   68.13     87.34     97.70
Washington                           1        244,000.00      0.37      6.500       737        244,000   80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745     $  422,674   68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===     ==========   =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            141    $60,661,202.61     91.41%     6.172%      743      $430,221    67.80%    69.26%   93.57%
Investment                          14      5,172,970.70       7.8      6.223       771       369,498    75.27        73      100
Second Home                          2        525,591.04      0.79      6.291       754       262,796    68.37     58.14      100
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       99    $42,337,452.22     63.80%     6.199%      743      $427,651    67.04%    63.56%    95.62%
Planned Unit Development            36     16,344,256.81     24.63      6.094       747       454,007    69.07     79.48     90.98
Condominium                         19      6,163,392.14      9.29      6.177       751       324,389    75.65     86.28    100.00
Two- to Four-Family                  3      1,514,663.18      2.28      6.447       772       504,888    69.31     57.96     62.21
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            72    $31,727,464.13     47.81%     6.107%      753      $440,659    73.36%    79.44%    94.80%
Refinance - Rate Term               25     10,999,173.35     16.58      6.241       729       439,967    65.71     56.65    100.00
Refinance - Cashout                 60     23,633,126.87     35.61      6.242       743       393,885    62.97     62.03     90.48
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                   111    $46,093,602.08     69.46%     6.119%      753      $415,258    69.78%   100.00%    92.56%
Stated Documentation                45     19,541,166.05     29.45      6.292       729       434,248    65.27      0.00     97.61
No income \ No Asset \
   Stated Employment                 1        724,996.22      1.09      6.750       719       724,996    64.44      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     146    $62,631,957.09     94.38%     6.153%      745      $428,986    68.14%    70.53%    93.78%
2.501 to 2.750                      11      3,727,807.26      5.62      6.578       746       338,892    72.54     51.47    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                     2    $ 1,073,165.74      1.62%     5.454%      769      $536,583    72.58%   100.00%    37.10%
10.501 to 10.750                    16      5,504,996.34      8.30      5.712       741       344,062    63.61     73.81     89.93
10.751 to 11.000                    46     22,341,216.49     33.67      5.936       755       485,679    66.97     80.74     92.71
11.001 to 11.250                    39     15,235,488.49     22.96      6.194       749       390,654    68.96     75.99     96.93
11.251 to 11.500                    37     14,099,749.34     21.25      6.437       735       381,074    71.82     49.82     95.94
11.501 to 11.750                    11      5,449,640.60      8.21      6.665       742       495,422    69.28     61.42    100.00
11.751 to 12.000                     5      2,005,900.00      3.02      6.892       702       401,180    62.25     15.95    100.00
12.001 to 12.250                     1        649,607.35      0.98      7.250       712       649,607    74.71    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
September 2015                       1    $   179,000.00      0.27%     5.875%      742      $179,000    53.75%   100.00%   100.00%
December 2015                       72     29,824,454.29     44.94      6.149       751       414,229    65.44     72.95     98.43
January 2016                        17      8,185,199.45     12.33      6.050       744       481,482    71.36     80.09     85.04
March 2016                          62     26,897,640.61     40.53      6.238       742       433,833    70.22     61.90     91.80
April 2016                           5      1,273,470.00      1.92      6.418       703       254,694    81.88     74.87    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                              YIELD TABLE SCENARIOS

CLASS I-A, CLASS II-A-2, CLASS III-A-1, CLASS III-A-2, CLASS M-1, CLASS M-2 AND CLASS M-3 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 2 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 3 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS IV-A-2, CLASS V-A-1 AND CLASS V-A-2 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 3 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS VI-A-1 AND CLASS VI-A-2 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 3 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 4 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 5 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

                      CLASS I-A YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.00687                   5.99            6.01            6.04            6.07            6.11
99.05687                   5.96            5.99            6.01            6.04            6.07
99.10687                   5.94            5.96            5.98            6.01            6.03
99.15687                   5.91            5.93            5.95            5.97            6.00
99.20687                   5.89            5.90            5.92            5.94            5.96
99.25687                   5.86            5.88            5.89            5.91            5.93
99.30687                   5.84            5.85            5.86            5.88            5.89
99.35687                   5.81            5.82            5.83            5.84            5.86
99.40687                   5.79            5.79            5.80            5.81            5.82
99.45687                   5.76            5.77            5.77            5.78            5.79
99.50687                   5.73            5.74            5.74            5.75            5.75
99.55687                   5.71            5.71            5.71            5.72            5.72
99.60687                   5.68            5.68            5.68            5.68            5.68
99.65687                   5.66            5.66            5.65            5.65            5.65
99.70687                   5.63            5.63            5.62            5.62            5.61
99.75687                   5.61            5.60            5.59            5.59            5.58
99.80687                   5.58            5.57            5.56            5.55            5.54
99.85687                   5.56            5.55            5.54            5.52            5.51
99.90687                   5.53            5.52            5.51            5.49            5.47
99.95687                   5.51            5.49            5.48            5.46            5.44
100.00687                  5.48            5.46            5.45            5.43            5.40
100.05687                  5.46            5.44            5.42            5.39            5.37
100.10687                  5.43            5.41            5.39            5.36            5.34
100.15687                  5.41            5.38            5.36            5.33            5.30
100.20687                  5.38            5.36            5.33            5.30            5.27
100.25687                  5.35            5.33            5.30            5.27            5.23
100.30687                  5.33            5.30            5.27            5.24            5.20
100.35687                  5.30            5.27            5.24            5.20            5.16
100.40687                  5.28            5.25            5.21            5.17            5.13
100.45687                  5.25            5.22            5.18            5.14            5.09
100.50687                  5.23            5.19            5.15            5.11            5.06
WAL                        2.16            2.00            1.84            1.70            1.56
MOD DURN                   1.97            1.82            1.69            1.56            1.43
PRINCIPAL WINDOW      Jun06 - Feb09   Jun06 - Feb09   Jun06 - Feb09   Jun06 - Feb09   Jun06 - Feb09

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS II-A-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT              I              II            III             IV             V
SCENARIO             TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)           YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
----------        -------------  -------------  -------------  -------------  -------------
99.20352               6.15           6.17           6.19           6.21           6.23
99.25352               6.13           6.15           6.16           6.18           6.21
99.30352               6.11           6.13           6.14           6.16           6.18
99.35352               6.10           6.11           6.12           6.13           6.15
99.40352               6.08           6.09           6.10           6.11           6.12
99.45352               6.06           6.07           6.07           6.08           6.09
99.50352               6.04           6.05           6.05           6.06           6.06
99.55352               6.02           6.03           6.03           6.03           6.03
99.60352               6.01           6.01           6.00           6.00           6.00
99.65352               5.99           5.99           5.98           5.98           5.97
99.70352               5.97           5.97           5.96           5.95           5.94
99.75352               5.95           5.95           5.94           5.93           5.92
99.80352               5.94           5.93           5.91           5.90           5.89
99.85352               5.92           5.91           5.89           5.88           5.86
99.90352               5.90           5.89           5.87           5.85           5.83
99.95352               5.88           5.86           5.85           5.82           5.80
100.00352              5.86           5.84           5.82           5.80           5.77
100.05352              5.85           5.82           5.80           5.77           5.74
100.10352              5.83           5.80           5.78           5.75           5.71
100.15352              5.81           5.78           5.76           5.72           5.69
100.20352              5.79           5.76           5.73           5.70           5.66
100.25352              5.77           5.74           5.71           5.67           5.63
100.30352              5.76           5.72           5.69           5.65           5.60
100.35352              5.74           5.70           5.67           5.62           5.57
100.40352              5.72           5.68           5.64           5.60           5.54
100.45352              5.70           5.66           5.62           5.57           5.51
100.50352              5.69           5.64           5.60           5.55           5.49
100.55352              5.67           5.63           5.58           5.52           5.46
100.60352              5.65           5.61           5.55           5.50           5.43
100.65352              5.63           5.59           5.53           5.47           5.40
100.70352              5.62           5.57           5.51           5.44           5.37
WAL                    3.22           2.84           2.50           2.21           1.94
MOD DURN               2.79           2.48           2.20           1.95           1.73
PRINCIPAL WINDOW  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                    CLASS III-A-1 YIELD TABLE (TO CALL DATE)

PREPAYMENT              I              II            III             IV             V
SCENARIO             TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)           YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
----------        -------------  -------------  -------------  -------------  -------------
99.26504               6.08           6.09           6.11           6.13           6.15
99.31504               6.06           6.07           6.09           6.10           6.12
99.36504               6.04           6.05           6.06           6.08           6.09
99.41504               6.02           6.03           6.04           6.05           6.06
99.46504               6.01           6.01           6.02           6.02           6.03
99.51504               5.99           5.99           5.99           6.00           6.00
99.56504               5.97           5.97           5.97           5.97           5.97
99.61504               5.95           5.95           5.95           5.95           5.94
99.66504               5.93           5.93           5.93           5.92           5.92
99.71504               5.91           5.91           5.90           5.89           5.89
99.76504               5.90           5.89           5.88           5.87           5.86
99.81504               5.88           5.87           5.86           5.84           5.83
99.86504               5.86           5.85           5.83           5.82           5.80
99.91504               5.84           5.83           5.81           5.79           5.77
99.96504               5.83           5.81           5.79           5.77           5.74
100.01504              5.81           5.79           5.77           5.74           5.71
100.06504              5.79           5.77           5.74           5.72           5.68
100.11504              5.77           5.75           5.72           5.69           5.66
100.16504              5.75           5.73           5.70           5.66           5.63
100.21504              5.74           5.71           5.68           5.64           5.60
100.26504              5.72           5.69           5.65           5.61           5.57
100.31504              5.70           5.67           5.63           5.59           5.54
100.36504              5.68           5.65           5.61           5.56           5.51
100.41504              5.66           5.63           5.58           5.54           5.48
100.46504              5.65           5.61           5.56           5.51           5.46
100.51504              5.63           5.59           5.54           5.49           5.43
100.56504              5.61           5.57           5.52           5.46           5.40
100.61504              5.59           5.55           5.49           5.44           5.37
100.66504              5.57           5.53           5.47           5.41           5.34
100.71504              5.56           5.51           5.45           5.39           5.31
100.76504              5.54           5.49           5.43           5.36           5.28
WAL                    3.19           2.82           2.49           2.19           1.93
Mod Durn               2.77           2.46           2.19           1.95           1.73
Principal Window  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                    CLASS III-A-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT              I              II            III             IV             V
SCENARIO             TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)           YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
----------        -------------  -------------  -------------  -------------  -------------
99.04522               6.16           6.18           6.21           6.24           6.28
99.09522               6.14           6.16           6.19           6.22           6.25
99.14522               6.12           6.14           6.16           6.19           6.22
99.19522               6.10           6.12           6.14           6.16           6.19
99.24522               6.08           6.10           6.12           6.14           6.16
99.29522               6.07           6.08           6.09           6.11           6.13
99.34522               6.05           6.06           6.07           6.09           6.10
99.39522               6.03           6.04           6.05           6.06           6.07
99.44522               6.01           6.02           6.03           6.03           6.04
99.49522               5.99           6.00           6.00           6.01           6.01
99.54522               5.98           5.98           5.98           5.98           5.98
99.59522               5.96           5.96           5.96           5.96           5.96
99.64522               5.94           5.94           5.93           5.93           5.93
99.69522               5.92           5.92           5.91           5.90           5.90
99.74522               5.90           5.90           5.89           5.88           5.87
99.79522               5.89           5.88           5.87           5.85           5.84
99.84522               5.87           5.86           5.84           5.83           5.81
99.89522               5.85           5.84           5.82           5.80           5.78
99.94522               5.83           5.82           5.80           5.78           5.75
99.99522               5.81           5.80           5.77           5.75           5.72
100.04522              5.80           5.78           5.75           5.73           5.70
100.09522              5.78           5.76           5.73           5.70           5.67
100.14522              5.76           5.74           5.71           5.67           5.64
100.19522              5.74           5.71           5.68           5.65           5.61
100.24522              5.72           5.69           5.66           5.62           5.58
100.29522              5.71           5.67           5.64           5.60           5.55
100.34522              5.69           5.65           5.62           5.57           5.52
100.39522              5.67           5.63           5.59           5.55           5.49
100.44522              5.65           5.61           5.57           5.52           5.47
100.49522              5.64           5.59           5.55           5.50           5.44
100.54522              5.62           5.57           5.53           5.47           5.41
WAL                    3.19           2.82           2.49           2.19           1.93
Mod Durn               2.77           2.46           2.19           1.94           1.72
Principal Window  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS IV-A-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT              I              II            III             IV             V
SCENARIO             TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)           YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
----------        -------------  -------------  -------------  -------------  -------------
99.39868               6.32           6.33           6.34           6.35           6.36
99.44868               6.31           6.31           6.32           6.33           6.34
99.49868               6.29           6.30           6.30           6.30           6.31
99.54868               6.28           6.28           6.28           6.28           6.28
99.59868               6.26           6.26           6.26           6.26           6.25
99.64868               6.25           6.24           6.24           6.23           6.23
99.69868               6.23           6.23           6.22           6.21           6.20
99.74868               6.22           6.21           6.20           6.19           6.17
99.79868               6.20           6.19           6.18           6.16           6.15
99.84868               6.19           6.17           6.16           6.14           6.12
99.89868               6.17           6.16           6.14           6.12           6.09
99.94868               6.16           6.14           6.12           6.09           6.06
99.99868               6.14           6.12           6.10           6.07           6.04
100.04868              6.13           6.10           6.08           6.04           6.01
100.09868              6.11           6.09           6.06           6.02           5.98
100.14868              6.10           6.07           6.03           6.00           5.96
100.19868              6.08           6.05           6.01           5.97           5.93
100.24868              6.07           6.03           5.99           5.95           5.90
100.29868              6.05           6.02           5.97           5.93           5.87
100.34868              6.04           6.00           5.95           5.90           5.85
100.39868              6.02           5.98           5.93           5.88           5.82
100.44868              6.01           5.96           5.91           5.86           5.79
100.49868              5.99           5.95           5.89           5.83           5.77
100.54868              5.98           5.93           5.87           5.81           5.74
100.59868              5.96           5.91           5.85           5.79           5.71
100.64868              5.95           5.89           5.83           5.76           5.69
100.69868              5.93           5.88           5.81           5.74           5.66
100.74868              5.92           5.86           5.79           5.72           5.63
100.79868              5.90           5.84           5.77           5.69           5.61
100.84868              5.89           5.82           5.75           5.67           5.58
100.89868              5.87           5.81           5.73           5.65           5.55
WAL                    3.97           3.37           2.87           2.45           2.10
Mod Durn               3.29           2.84           2.45           2.12           1.84
Principal Window  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Jan13

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS V-A-1 YIELD TABLE (TO CALL DATE)

PREPAYMENT              I              II            III             IV             V
SCENARIO             TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)           YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
----------        -------------  -------------  -------------  -------------  -------------
99.44441               6.15           6.15           6.16           6.17           6.18
99.49441               6.13           6.14           6.14           6.15           6.15
99.54441               6.12           6.12           6.12           6.12           6.13
99.59441               6.10           6.10           6.10           6.10           6.10
99.64441               6.09           6.08           6.08           6.08           6.07
99.69441               6.07           6.07           6.06           6.05           6.04
99.74441               6.06           6.05           6.04           6.03           6.02
99.79441               6.04           6.03           6.02           6.00           5.99
99.84441               6.03           6.01           6.00           5.98           5.96
99.89441               6.01           6.00           5.98           5.96           5.93
99.94441               6.00           5.98           5.96           5.93           5.91
99.99441               5.98           5.96           5.94           5.91           5.88
100.04441              5.97           5.94           5.92           5.89           5.85
100.09441              5.95           5.93           5.90           5.86           5.83
100.14441              5.94           5.91           5.88           5.84           5.80
100.19441              5.92           5.89           5.86           5.82           5.77
100.24441              5.91           5.87           5.84           5.79           5.75
100.29441              5.89           5.86           5.82           5.77           5.72
100.34441              5.88           5.84           5.80           5.75           5.69
100.39441              5.86           5.82           5.78           5.72           5.67
100.44441              5.85           5.80           5.76           5.70           5.64
100.49441              5.83           5.79           5.74           5.68           5.61
100.54441              5.82           5.77           5.72           5.65           5.59
100.59441              5.80           5.75           5.70           5.63           5.56
100.64441              5.79           5.73           5.68           5.61           5.53
100.69441              5.77           5.72           5.65           5.58           5.51
100.74441              5.76           5.70           5.63           5.56           5.48
100.79441              5.74           5.68           5.61           5.54           5.45
100.84441              5.73           5.67           5.59           5.52           5.43
100.89441              5.71           5.65           5.58           5.49           5.40
100.94441              5.70           5.63           5.56           5.47           5.37
WAL                    3.96           3.37           2.87           2.45           2.10
Mod Durn               3.30           2.85           2.46           2.13           1.85
Principal Window  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Jan13

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS V-A-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT              I              II            III             IV             V
SCENARIO             TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)           YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
----------        -------------  -------------  -------------  -------------  -------------
99.17976               6.23           6.25           6.27           6.30           6.32
99.22976               6.21           6.23           6.25           6.27           6.30
99.27976               6.20           6.21           6.23           6.25           6.27
99.32976               6.18           6.19           6.21           6.22           6.24
99.37976               6.17           6.18           6.19           6.20           6.22
99.42976               6.15           6.16           6.17           6.18           6.19
99.47976               6.14           6.14           6.15           6.15           6.16
99.52976               6.12           6.12           6.13           6.13           6.13
99.57976               6.11           6.11           6.11           6.11           6.11
99.62976               6.09           6.09           6.09           6.08           6.08
99.67976               6.08           6.07           6.07           6.06           6.05
99.72976               6.06           6.05           6.04           6.04           6.02
99.77976               6.05           6.04           6.02           6.01           6.00
99.82976               6.03           6.02           6.00           5.99           5.97
99.87976               6.02           6.00           5.98           5.96           5.94
99.92976               6.00           5.98           5.96           5.94           5.92
99.97976               5.99           5.97           5.94           5.92           5.89
100.02976              5.97           5.95           5.92           5.89           5.86
100.07976              5.96           5.93           5.90           5.87           5.83
100.12976              5.94           5.91           5.88           5.85           5.81
100.17976              5.93           5.90           5.86           5.82           5.78
100.22976              5.91           5.88           5.84           5.80           5.75
100.27976              5.90           5.86           5.82           5.78           5.73
100.32976              5.88           5.84           5.80           5.75           5.70
100.37976              5.87           5.83           5.78           5.73           5.67
100.42976              5.85           5.81           5.76           5.71           5.65
100.47976              5.84           5.79           5.74           5.68           5.62
100.52976              5.82           5.77           5.72           5.66           5.59
100.57976              5.81           5.76           5.70           5.64           5.57
100.62976              5.79           5.74           5.68           5.61           5.54
100.67976              5.78           5.72           5.66           5.59           5.51
WAL                    3.96           3.37           2.87           2.45           2.10
Mod Durn               3.30           2.84           2.45           2.12           1.84
Principal Window  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Jan13

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS VI-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III             IV               V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
 98.87500                 6.19            6.23            6.28            6.33            6.39
 98.92500                 6.18            6.22            6.26            6.31            6.36
 98.97500                 6.17            6.20            6.24            6.28            6.34
 99.02500                 6.15            6.18            6.22            6.26            6.31
 99.07500                 6.14            6.17            6.20            6.24            6.28
 99.12500                 6.13            6.15            6.18            6.21            6.25
 99.17500                 6.11            6.13            6.16            6.19            6.23
 99.22500                 6.10            6.12            6.14            6.17            6.20
 99.27500                 6.09            6.10            6.12            6.15            6.17
 99.32500                 6.07            6.09            6.10            6.12            6.14
 99.37500                 6.06            6.07            6.08            6.10            6.12
 99.42500                 6.05            6.05            6.06            6.08            6.09
 99.47500                 6.03            6.04            6.04            6.05            6.06
 99.52500                 6.02            6.02            6.03            6.03            6.04
 99.57500                 6.01            6.01            6.01            6.01            6.01
 99.62500                 5.99            5.99            5.99            5.98            5.98
 99.67500                 5.98            5.97            5.97            5.96            5.95
 99.72500                 5.97            5.96            5.95            5.94            5.93
 99.77500                 5.95            5.94            5.93            5.92            5.90
 99.82500                 5.94            5.93            5.91            5.89            5.87
 99.87500                 5.93            5.91            5.89            5.87            5.85
 99.92500                 5.91            5.89            5.87            5.85            5.82
 99.97500                 5.90            5.88            5.85            5.83            5.79
100.02500                 5.89            5.86            5.84            5.80            5.77
100.07500                 5.87            5.85            5.82            5.78            5.74
100.12500                 5.86            5.83            5.80            5.76            5.71
100.17500                 5.85            5.81            5.78            5.73            5.69
100.22500                 5.83            5.80            5.76            5.71            5.66
100.27500                 5.82            5.78            5.74            5.69            5.63
100.32500                 5.81            5.77            5.72            5.67            5.61
100.37500                 5.79            5.75            5.70            5.64            5.58
WAL                       4.71            3.83            3.14            2.56            2.11
Mod Durn                  3.76            3.12            2.62            2.19            1.85
Principal Window      Jun06 - Feb16   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Sep14   Jun06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS VI-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III             IV               V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
 98.56250                 6.28            6.33            6.40            6.48            6.56
 98.61250                 6.26            6.32            6.38            6.45            6.54
 98.66250                 6.25            6.30            6.36            6.43            6.51
 98.71250                 6.24            6.28            6.34            6.41            6.48
 98.76250                 6.22            6.27            6.32            6.38            6.45
 98.81250                 6.21            6.25            6.30            6.36            6.42
 98.86250                 6.20            6.24            6.28            6.34            6.40
 98.91250                 6.18            6.22            6.26            6.31            6.37
 98.96250                 6.17            6.20            6.24            6.29            6.34
 99.01250                 6.16            6.19            6.22            6.27            6.32
 99.06250                 6.14            6.17            6.20            6.24            6.29
 99.11250                 6.13            6.15            6.18            6.22            6.26
 99.16250                 6.12            6.14            6.16            6.20            6.23
 99.21250                 6.10            6.12            6.15            6.17            6.21
 99.26250                 6.09            6.11            6.13            6.15            6.18
 99.31250                 6.08            6.09            6.11            6.13            6.15
 99.36250                 6.06            6.07            6.09            6.11            6.12
 99.41250                 6.05            6.06            6.07            6.08            6.10
 99.46250                 6.04            6.04            6.05            6.06            6.07
 99.51250                 6.02            6.03            6.03            6.04            6.04
 99.56250                 6.01            6.01            6.01            6.01            6.02
 99.61250                 6.00            5.99            5.99            5.99            5.99
 99.66250                 5.98            5.98            5.97            5.97            5.96
 99.71250                 5.97            5.96            5.95            5.94            5.93
 99.76250                 5.96            5.95            5.94            5.92            5.91
 99.81250                 5.94            5.93            5.92            5.90            5.88
 99.86250                 5.93            5.91            5.90            5.88            5.85
 99.91250                 5.92            5.90            5.88            5.85            5.83
 99.96250                 5.90            5.88            5.86            5.83            5.80
100.01250                 5.89            5.87            5.84            5.81            5.77
100.06250                 5.88            5.85            5.82            5.79            5.75
WAL                       4.71            3.83            3.14            2.56            2.11
Mod Durn                  3.75            3.11            2.61            2.18            1.84
ncipal Wind   ow      Jun06 - Feb16   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Sep14   Jun06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-1 YIELD TABLE (TO CALL DATE)

                            I               II             III             IV               V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
97.99509                   6.40            6.42            6.44            6.47           6.50
98.04509                   6.38            6.40            6.43            6.46           6.49
98.09509                   6.37            6.39            6.41            6.44           6.47
98.14509                   6.36            6.38            6.40            6.43           6.45
98.19509                   6.35            6.36            6.39            6.41           6.44
98.24509                   6.33            6.35            6.37            6.40           6.42
98.29509                   6.32            6.34            6.36            6.38           6.41
98.34509                   6.31            6.32            6.34            6.37           6.39
98.39509                   6.30            6.31            6.33            6.35           6.37
98.44509                   6.28            6.30            6.31            6.34           6.36
98.49509                   6.27            6.28            6.30            6.32           6.34
98.54509                   6.26            6.27            6.29            6.31           6.32
98.59509                   6.25            6.26            6.27            6.29           6.31
98.64509                   6.23            6.25            6.26            6.28           6.29
98.69509                   6.22            6.23            6.24            6.26           6.28
98.74509                   6.21            6.22            6.23            6.25           6.26
98.79509                   6.20            6.21            6.22            6.23           6.24
98.84509                   6.19            6.19            6.20            6.21           6.23
98.89509                   6.17            6.18            6.19            6.20           6.21
98.94509                   6.16            6.17            6.17            6.18           6.20
98.99509                   6.15            6.15            6.16            6.17           6.18
99.04509                   6.14            6.14            6.15            6.15           6.16
99.09509                   6.12            6.13            6.13            6.14           6.15
99.14509                   6.11            6.11            6.12            6.12           6.13
99.19509                   6.10            6.10            6.11            6.11           6.11
99.24509                   6.09            6.09            6.09            6.09           6.10
99.29509                   6.08            6.08            6.08            6.08           6.08
99.34509                   6.06            6.06            6.06            6.06           6.07
99.39509                   6.05            6.05            6.05            6.05           6.05
99.44509                   6.04            6.04            6.04            6.03           6.03
99.49509                   6.03            6.02            6.02            6.02           6.02
WAL                        4.90            4.56            4.23            3.87           3.59
MOD DURN                   4.10            3.85            3.60            3.33           3.12
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-2 YIELD TABLE (TO CALL DATE)

                            I               II             III             IV               V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
97.10599                   6.62            6.65            6.69            6.75           6.80
97.15599                   6.61            6.64            6.68            6.73           6.78
97.20599                   6.59            6.63            6.67            6.72           6.76
97.25599                   6.58            6.61            6.65            6.70           6.75
97.30599                   6.57            6.60            6.64            6.68           6.73
97.35599                   6.56            6.59            6.62            6.67           6.71
97.40599                   6.54            6.57            6.61            6.65           6.70
97.45599                   6.53            6.56            6.59            6.64           6.68
97.50599                   6.52            6.55            6.58            6.62           6.66
97.55599                   6.51            6.53            6.57            6.61           6.65
97.60599                   6.49            6.52            6.55            6.59           6.63
97.65599                   6.48            6.51            6.54            6.58           6.61
97.70599                   6.47            6.49            6.52            6.56           6.60
97.75599                   6.46            6.48            6.51            6.55           6.58
97.80599                   6.44            6.47            6.49            6.53           6.57
97.85599                   6.43            6.45            6.48            6.52           6.55
97.90599                   6.42            6.44            6.47            6.50           6.53
97.95599                   6.41            6.43            6.45            6.48           6.52
98.00599                   6.39            6.41            6.44            6.47           6.50
98.05599                   6.38            6.40            6.42            6.45           6.48
98.10599                   6.37            6.39            6.41            6.44           6.47
98.15599                   6.36            6.37            6.40            6.42           6.45
98.20599                   6.34            6.36            6.38            6.41           6.44
98.25599                   6.33            6.35            6.37            6.39           6.42
98.30599                   6.32            6.33            6.35            6.38           6.40
98.35599                   6.31            6.32            6.34            6.36           6.39
98.40599                   6.29            6.31            6.33            6.35           6.37
98.45599                   6.28            6.29            6.31            6.33           6.35
98.50599                   6.27            6.28            6.30            6.32           6.34
98.55599                   6.26            6.27            6.28            6.30           6.32
98.60599                   6.24            6.26            6.27            6.29           6.31
WAL                        4.90            4.56            4.23            3.87           3.59
MOD DURN                   4.09            3.84            3.60            3.32           3.11
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-3 YIELD TABLE (TO CALL DATE)

                            I               II             III             IV               V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
 95.53127                 7.02            7.08            7.15            7.24            7.32
 95.58127                 7.01            7.06            7.13            7.22            7.31
 95.63127                 6.99            7.05            7.12            7.21            7.29
 95.68127                 6.98            7.04            7.10            7.19            7.27
 95.73127                 6.97            7.02            7.09            7.17            7.25
 95.78127                 6.95            7.01            7.08            7.16            7.24
 95.83127                 6.94            7.00            7.06            7.14            7.22
 95.88127                 6.93            6.98            7.05            7.13            7.20
 95.93127                 6.92            6.97            7.03            7.11            7.19
 95.98127                 6.90            6.96            7.02            7.10            7.17
 96.03127                 6.89            6.94            7.00            7.08            7.15
 96.08127                 6.88            6.93            6.99            7.06            7.14
 96.13127                 6.86            6.91            6.97            7.05            7.12
 96.18127                 6.85            6.90            6.96            7.03            7.10
 96.23127                 6.84            6.89            6.95            7.02            7.09
 96.28127                 6.83            6.87            6.93            7.00            7.07
 96.33127                 6.81            6.86            6.92            6.99            7.05
 96.38127                 6.80            6.85            6.90            6.97            7.04
 96.43127                 6.79            6.83            6.89            6.96            7.02
 96.48127                 6.78            6.82            6.87            6.94            7.00
 96.53127                 6.76            6.81            6.86            6.92            6.99
 96.58127                 6.75            6.79            6.84            6.91            6.97
 96.63127                 6.74            6.78            6.83            6.89            6.95
 96.68127                 6.72            6.77            6.82            6.88            6.94
 96.73127                 6.71            6.75            6.80            6.86            6.92
 96.78127                 6.70            6.74            6.79            6.85            6.90
 96.83127                 6.69            6.73            6.77            6.83            6.89
 96.88127                 6.67            6.71            6.76            6.82            6.87
 96.93127                 6.66            6.70            6.74            6.80            6.85
 96.98127                 6.65            6.69            6.73            6.78            6.84
 97.03127                 6.64            6.67            6.72            6.77            6.82
WAL                       4.90            4.56            4.23            3.87            3.59
MOD DURN                  4.07            3.83            3.58            3.31            3.09
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[542,850,000] (APPROXIMATE)
                              OFFERED CERTIFICATES

                                  MLMI 2006-A3
                          MORTGAGE-BACKED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                  MAY [5], 2006

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

DEAL STRUCTURE SUMMARY:

                                  MLMI 2006-A3

            $[542,850,000] (APPROXIMATE, SUBJECT TO FINAL COLLATERAL)
                              OFFERED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                                              PAYMENT WINDOW                                       EXPECTED
             PRINCIPAL       WAL (YRS)           (MONTHS)        PASS-THROUGH                      RATINGS
CLASS         BALANCE        (CALL/MAT)         (CALL/MAT)           RATES       TRANCHE TYPE    S&P/MOODY'S
-----     --------------   --------------  --------------------  ------------   --------------   -----------
I-A       $ [69,678,000]   1.84 / 3.31(1)   1 - 33 / 1 - 357(1)     WAC(4)          Senior        [AAA/Aaa]
II-A-1    $ [87,106,000]   2.50 / 3.30(1)   1 - 57 / 1 - 357(1)     WAC(5)       Super Senior     [AAA/Aaa]
II-A-2    $  [9,678,000]   2.50 / 3.30(1)   1 - 57 / 1 - 357(1)     WAC(5)      Senior Support    [AAA/Aaa]
III-A-1   $[173,504,000]   2.49 / 3.31(1)   1 - 57 / 1 - 357(1)     WAC(6)       Super Senior     [AAA/Aaa]
III-A-2   $ [19,278,000]   2.49 / 3.31(1)   1 - 57 / 1 - 357(1)     WAC(6)      Senior Support    [AAA/Aaa]
IV-A-1    $ [33,235,000]   2.87 / 3.31(2)   1 - 81 / 1 - 357(2)     WAC(7)       Super Senior     [AAA/Aaa]
IV-A-2    $  [3,693,000]   2.87 / 3.31(2)   1 - 81 / 1 - 357(2)     WAC(7)      Senior Support    [AAA/Aaa]
V-A-1     $ [57,528,900]   2.87 / 3.32(2)   1 - 81 / 1 - 357(2)     WAC(8)       Super Senior     [AAA/Aaa]
V-A-2     $  [6,392,100]   2.87 / 3.32(2)   1 - 81 / 1 - 357(2)     WAC(8)      Senior Support    [AAA/Aaa]
VI-A-1    $ [54,925,200]   3.14 / 3.33(3)  1 - 117 / 1 - 357(3)     WAC(9)       Super Senior     [AAA/Aaa]
VI-A-2    $  [6,102,800]   3.14 / 3.33(3)  1 - 117 / 1 - 357(3)     WAC(9)      Senior Support    [AAA/Aaa]
M-1       $ [10,729,000]   4.23 / 6.11(1)   1 - 76 / 1 - 357(1)     WAC(10)       Subordinate      [AA/Aa2]
M-2       $  [6,600,000]   4.23 / 6.11(1)   1 - 76 / 1 - 357(1)     WAC(10)       Subordinate      [A+/A2]
M-3       $  [4,400,000]   4.23 / 6.11(1)   1 - 76 / 1 - 357(1)     WAC(10)       Subordinate     [BBB/Baa2]
B-1       $  [3,300,000]                                                          Subordinate      [BB/NR]
B-2       $  [2,200,000]             Information Not Provided Hereby              Subordinate       [B/NR]
B-3       $  [1,650,000]                                                          Subordinate      [NR/NR]
          -------------
TOTAL     $[550,000,000]
          =============

(1) The Group 1, Group 2, Group 3, Group 4, Group 5, and Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class I-A, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class M-1, Class M-2 and Class M-3 Certificates.

(2) The Group 1, Group 2 and Group 3 loans have a prepayment speed of 25% CPR and the Group 4, Group 5, and Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class IV-A-1, Class IV-A-2, Class IV-A-1 and Class IV-A-2 Certificates.

(3) The Group 1, Group 2, Group 3, Group 4, and Group 5 loans have a prepayment speed of 25% CPR and the Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class VI-A-1 and Class VI-A-2 Certificates.

(4) The Class I-A Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group I Mortgage Loans.

(5) The Class II-A-1 and Class II-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group II Mortgage Loans.

(6) The Class III-A-1 and Class III-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group III Mortgage Loans.

(7) The Class IV-A-1 and Class IV-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group IV Mortgage Loans.

(8) The Class V-A-1 and Class V-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group V Mortgage Loans.

(9) The Class VI-A-1 and Class VI-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group VI Mortgage Loans.

(10) The Class M-1, Class M-2 and Class M-3 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group IV Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group V Mortgage Loans and the weighted average of the Net Mortgage Interest Rates of the Group VI Mortgage Loans weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

DEPOSITOR:                  Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:             Merrill Lynch Mortgage Investors Trust, Series MLMI
                            2006-A3.

LEAD MANAGER:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:   Wells Fargo Bank, N.A.

TRUSTEE:                    HSBC Bank USA, N.A.

RATING AGENCIES:            S&P and Moody's will rate the Certificates. It is
                            expected that the Certificates will be assigned the
                            credit ratings on page [4] of this Free Writing
                            Prospectus.

CUT-OFF DATE:               May 1, 2006.

PRICING DATE:               On or about May [_] 2006.

CLOSING DATE:               On or about May [31], 2006.

DISTRIBUTION DATES:         The 25th day of each month (or if not a business
                            day, the next succeeding business day), commencing
                            in June 2006.

CERTIFICATES:               The "Senior Certificates" will consist of the Class
                            I-A, Class II-A-1, Class II-A-2, Class III-A-1,
                            Class III-A-2, Class IV-A-1, Class IV-A-2, Class
                            V-A-1, Class V-A-2, Class VI-A-1 and Class VI-A-2
                            Certificates (collectively, the "Class A
                            Certificates"). The "Mezzanine Certificates" will
                            consist of the Class M-1, Class M-2 and Class M-3
                            Certificates. The "Subordinate Certificates" will
                            consist of the Class B-1, Class B-2 and Class B-3
                            Certificates. The Senior Certificates, Mezzanine
                            Certificates and the Subordinate Certificates are
                            collectively referred to herein as the
                            "Certificates". Only the Class A and Mezzanine
                            Certificates (collectively, the "Offered
                            Certificates") are being offered publicly.

REGISTRATION:               The Offered Certificates will be made available in
                            book-entry form through DTC, and upon request only,
                            through Clearstream, Luxembourg and the Euroclear
                            system.

FEDERAL TAX TREATMENT:      For federal income tax purposes, the issuing entity
                            will include two or more segregated asset pools,
                            with respect to which elections will be made to
                            treat each as "real estate mortgage investment
                            conduit" (REMIC)

ERISA ELIGIBILITY:          The Offered Certificates will be ERISA eligible as
                            of the Closing Date. However, prospective investors
                            should review with their legal advisors whether the
                            purchase and holding of any of the Offered
                            Certificates could give rise to a transaction
                            prohibited or not otherwise permissible under ERISA
                            or other similar laws.

SMMEA TREATMENT:            The Senior Certificates and the Class M-1
                            Certificates will be "mortgage related securities"
                            for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                 MLMI 2006-A3

OPTIONAL TERMINATION:       The terms of the transaction allow for an optional
                            termination after and auction of the trust's assets
                            and retirement of the Certificates on the date (the
                            "Optional Termination Date") on which the aggregate
                            principal balance of the Mortgage Loans is equal to
                            5% or less of the aggregate principal balance of the
                            Mortgage Loans as of the Cut-off Date.

PRICING PREPAYMENT
SPEED: The Offered Certificates will be priced assuming all loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR.

MORTGAGE LOANS:             The trust will consist of 6 groups of approximately
                            1,604 adjustable rate, prime mortgage loans secured
                            by first liens on one- to four-family residential
                            properties. The information on the Mortgage Loans
                            described herein is based on the statistical pool of
                            approximately $566,650,675 aggregate principal
                            balance of Mortgage Loans as the Cut-off Date. The
                            Mortgage Loans are expected to have an aggregate
                            stated principal balance as of the Cut-Off Date of
                            approximately $550,000,000. Approximately 97.78%,
                            1.96% and 0.26% of the Mortgage Loans are indexed
                            based on one-year LIBOR, one-year Treasury and
                            six-month LIBOR respectively, and substantially all
                            of the mortgage loans have original terms to
                            maturity of 30 years.

                            Approximately 1.94%, 22.73%, 7.78% and 59.89% of the
                            Mortgage Loans are scheduled to pay interest only for approximately the first three, five, seven and ten years, respectively. All Mortgage Loans were generally originated in accordance with the related underwriting guidelines specified in the related prospectus supplement.

GROUP I
MORTGAGE LOANS:             As of the Cut-off Date, the Group I Mortgage Loans
                            have an aggregate principal balance of approximately
                            $75,765,615, which equals approximately 13.37% of
                            the Mortgage Loans. The Group I Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $73,539,290.

                            Approximately 41.54% and 58.46% of the Group I
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 3.000% on the first adjustment date, respectively. All of the Group I Mortgage Loans have a periodic rate cap of 2.000% on each adjustment date thereafter. All of the Group I Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 6.000%.

                            Approximately 0.71% and 99.29% of the Group I
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 14.51% and 73.92% of the Group I
                            Mortgage Loans are scheduled to pay interest only for the first three and ten years, respectively.
                            After such three-year and ten-year interest-only term, Group I Mortgage Loans are scheduled to amortize on a 27-year and 20-year fully amortizing basis.

GROUP II
MORTGAGE LOANS:             As of the Cut-off Date, the Group II Mortgage Loans
                            have an aggregate principal balance of approximately
                            $105,239,789, which equals approximately 18.57% of
                            the Mortgage Loans. The Group II Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $102,147,384.

                            Approximately 1.03% and 98.97% of the Group II
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 5.000% on the first adjustment date, respectively. All of the Group II Mortgage Loans are subject to a periodic rate cap of 2.000%, on each adjustment date thereafter. Approximately 98.97% and 1.03% of the Group II Mortgage Loans are subject to a Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                            Approximately 0.57% and 99.43% of the Group II
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 64.20% and 29.59% of the Group II
                            Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively.
                            After such five-year and ten-year interest-only term, the Group II Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP III
MORTGAGE LOANS:             As of the Cut-off Date, the Group III Mortgage Loans
                            have an aggregate principal balance of approximately
                            $209,624,505, which equals approximately 36.99% of
                            the Mortgage Loans. The Group III Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $203,464,821.

                            Approximately 0.09% and 99.91% of the Group III
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 5.000% on the first adjustment date, respectively. All of the Group III Mortgage Loans are subject to a periodic rate cap of 2.000%, respectively, on each adjustment date thereafter.
                            Approximately 99.91% and 0.09% of the Group III
                            Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                            Approximately 4.75% and 95.25% of the Group III
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 29.20% and 63.26% of the Group III
                            Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively.
                            After such five-year and ten-year interest-only term, the Group III Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP IV
MORTGAGE LOANS:             As of the Cut-off Date, the Group IV Mortgage Loans
                            have an aggregate principal balance of approximately
                            $40,155,088, which equals approximately 7.09% of the
                            Mortgage Loans. The Group IV Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $38,975,156.

                            All of the Group IV Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. All of the Group IV Mortgage Loans are subject to a periodic rate cap of 2.000%, on each adjustment date thereafter. All of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            All of the Group IV Mortgage Loans are indexed based on one-year LIBOR. Approximately 64.06% and 26.29% of the Group IV Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group IV Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP V
MORTGAGE LOANS:             As of the Cut-off Date, the Group III Mortgage Loans
                            have an aggregate principal balance of approximately
                            $69,505,912, which equals approximately 12.27% of
                            the Mortgage Loans. The

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            Group V Mortgage Loans are expected to have an aggregate stated principal balance as of the Cut-Off
                            Date of approximately $67,463,525.

                            All of the Group V Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. All of the Group V Mortgage Loans are subject to a periodic rate cap of 2.000% on each adjustment date thereafter. All of the Group V Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            All of the Group V Mortgage Loans are indexed based on one-year LIBOR. Approximately 26.46% and 67.02% of the Group V Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group V Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP VI
MORTGAGE LOANS:             As of the Cut-off Date, the Group VI Mortgage Loans
                            have an aggregate principal balance of approximately
                            $66,359,764, which equals approximately 11.71% of
                            the Mortgage Loans. The Group VI Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $64,409,824.

                            All of the Group IV Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. Approximately 2.23% and 97.77% of the Group IV
                            Mortgage Loans are subject to a periodic rate cap of 1.000% and 2.000%, respectively, on each adjustment date thereafter. All of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            Approximately 2.23% and 97.77% of the Group IV
                            Mortgage Loans are indexed based on six- month LIBOR and one-year LIBOR, respectively. Approximately
                            94.12%of the Group IV Mortgage Loans are scheduled to pay interest only for the first ten years. After such ten-year interest-only term, the Group IV
                            Mortgage Loans are scheduled to amortize on a 20-year fully amortizing basis.

ACCRUAL PERIOD:             The interest accrual period for the all certificates
                            for each Distribution Date will be the calendar
                            month immediately preceding the month in which the
                            Distribution Date occurs on a 30/360 basis.

CREDIT ENHANCEMENT:         Senior/subordinate, shifting interest structure.

                            CERTIFICATES         S&P/MOODY'S  SIZES*  SUBORDINATION*
                            SENIOR CERTIFICATES   [AAA/Aaa]   94.75%       5.25%
                            CLASS M-1              [AA/Aa2]    1.95%       3.30%
                            CLASS M-2               [A+/A2]    1.20%       2.10%
                            CLASS M-3            [BBB/Baa2]    0.80%       1.30%

                            *    Preliminary and subject to revision.

SHIFTING INTEREST:          Prior to the Distribution Date occurring in June
                            2013, the Mezzanine Certificates and

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            Subordinate Certificates will be locked out from receipt of all unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the Mezzanine
                            Certificates and Subordinate Certificates has doubled prior to such date as described below).
                            After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Mezzanine Certificates and
                            Subordinate Certificates will receive an increasing portion of unscheduled principal prepayments.

                            The prepayment percentages on the Mezzanine
                            Certificates and Subordinate Certificates are as follows:

                            June 2006 - May 2013   0% Pro Rata Share
                            June 2013 - May 2014   30% Pro Rata Share
                            June 2014 - May 2015   40% Pro Rata Share
                            June 2015 - May 2016   60% Pro Rata Share
                            June 2016 - May 2017   80% Pro Rata Share
                            June 2017 and after    100% Pro Rata Share

                            Notwithstanding the foregoing, if the credit enhancement provided by the Mezzanine Certificates and Subordinate Certificates reaches twice the initial subordination, before the Distribution Date in June 2009, the Mezzanine and Subordinate
                            Certificates will receive 50% of their pro-rata share of prepayments and 100% thereafter (subject to performance triggers).

                            Any principal not allocated to the Mezzanine
                            Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

ALLOCATION OF
REALIZED LOSSES:            The principal portion of realized losses, on the
                            Mortgage Loans will be allocated as follows: first,
                            to the Subordinate Certificates in reverse order of
                            their numerical Class designations, in each case
                            until the respective Certificate Principal Balance
                            has been reduced to zero; second, to the Mezzanine
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective Certificate Principal Balance has been
                            reduced to zero; and third to the related Senior
                            Class. However, losses allocable to the Class II-A-1
                            Certificates will be allocated to the Class II-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class II- A-2 Certificates has been reduced
                            to zero, and losses allocable to the Class III-A-1
                            Certificates will be allocated to the Class III-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class III-A-2 Certificates has been reduced
                            to zero, and losses allocable to the Class IV-A-1
                            Certificates will be allocated to the Class IV-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class IV-A-2 Certificates has been reduced to
                            zero, and losses allocable to the Class V-A-1
                            Certificates will be allocated to the Class V-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class V-A-2 Certificates has been reduced to
                            zero, and losses allocable to the Class VI-A-1
                            Certificates will be allocated to the Class VI-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class VI-A-2 Certificates has been reduced to
                            zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

CERTIFICATES' PRIORITY OF
DISTRIBUTIONS:              Distributions on the Certificates will be made on
                            each Distribution Date from available interest and
                            principal collections received during the related
                            due period on the Mortgage Loans in the related loan
                            group or groups (after payment of any servicing fees
                            and trustee fees) in the following order of
                            priority:

                            1) To the Senior Certificates, accrued and unpaid interest at the respective Pass-Through Rate;

                            2)   Concurrently as follows,

                                 i) To the Class I-A Certificates, until its Certificate Principal Balance is reduced to zero, all principal received with respect to the Group I Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 ii)  To the Class II-A-1 and Class II-A-2
                                      Certificates, pro-rata, until their
                                      respective Certificate Principal Balances are reduced to zero, all principal received with respect to the Group II
                                      Mortgage Loans (other than any portion of such principal distributable to the
                                      Mezzanine and Subordinate Certificates
                                      pursuant to (3) below).

                                 iii) To the Class III-A-1 and Class III-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group III Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 iv)  To the Class IV-A-1 and Class IV-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group IV Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 v)   To the Class V-A-1 and Class V-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group V Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 vi)  To the Class VI-A-1 and Class VI-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group VI Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                            3)   Sequentially to the Class M-1, Class M-2, Class
                                 M-3, Class B-1, Class B-2 and Class B-3
                                 Certificates, in that order, in each case up to an amount equal to and in the following order,
                                 (i) first, accrued and unpaid interest at the respective Pass-Through Rate and (ii) second, such Class' pro-rata share of scheduled principal and its pro-rata share of prepayment principal as described under "Shifting
                                 Interest" above, until their respective
                                 Certificate Principal Balances are reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                  ASSUMPTIONS:

Group I - IV:                     25% CPB
Initial Six Month LIBOR:      5.2630%
Initial Twelve Month LIBOR:   5.3930%
Initial One Year Treasury:    5.0630%

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                    NET                           ORIGINAL      REMAINING   ORIGINAL  REMAINING
           CURRENT     MORTGAGE  MORTGAGE  ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION     IO         IO
GROUP      BALANCE       RATE      RATE     TERM(1)   TERM(1)       TERM          TERM        TERM       TERM
-----  --------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------
1        8,505,999.52    5.837     5.587      360       356          360           356           0         0
1       54,360,613.55    5.854     5.604      360       357          240           240         120       117
1       10,148,901.88    5.982     5.732      360       356          324           324          36        32
1          523,774.71    4.875     4.625      360       340          324           324          36        16
2       23,895,572.93    6.350     6.100      360       357          300           300          60        57
2       22,088,187.22    6.150     5.900      360       357          300           300          60        57
2        7,619,256.46    6.404     6.154      360       357          300           300          60        57
2       10,687,968.59    6.659     6.409      360       357          300           300          60        57
2        6,335,726.83    5.808     5.558      360       356          360           356           0         0
2       30,228,924.54    5.975     5.725      360       356          240           240         120       116
2          706,365.52    5.666     5.416      360       354          300           300          60        54
2          585,382.17    5.135     4.885      360       352          300           300          60        52
3       15,266,305.01    6.492     6.242      360       357          300           300          60        57
3       13,558,046.32    6.523     6.273      360       356          300           300          60        56
3       10,983,111.08    6.720     6.470      360       356          300           300          60        56
3       12,896,564.63    6.759     6.509      360       356          300           300          60        56
3       12,006,383.89    5.876     5.626      357       353          357           353           0         0
3      127,644,768.52    6.032     5.782      360       356          240           240         120       116
3        1,440,923.99    6.461     6.211      360       357          300           300          60        57
3        3,325,539.15    5.110     4.860      360       351          360           351           0         0
3        1,077,111.57    5.109     4.859      360       352          240           240         120       112
3        5,266,066.67    5.153     4.903      360       352          300           300          60        52
4       18,428,240.37    6.653     6.403      360       357          276           276          84        81
4        3,957,446.97    6.515     6.265      360       357          276           276          84        81
4        2,397,666.33    6.981     6.731      360       357          276           276          84        81
4        3,760,501.81    5.925     5.675      360       357          360           357           0         0
4       10,247,004.45    6.090     5.840      360       356          240           240         120       116
4          184,296.20    6.250     6.000      360       355          276           276          84        79
5       11,105,398.58    6.755     6.505      360       357          276           276          84        81
5        2,548,447.34    6.818     6.568      360       357          276           276          84        81
5        3,953,230.09    7.060     6.810      360       356          276           276          84        80
5        4,401,798.57    5.785     5.535      360       357          360           357           0         0
5       45,213,452.26    6.113     5.863      360       356          240           240         120       116
5          241,197.98    5.750     5.500      360       349          276           276          84        73
6        3,784,215.31    5.943     5.693      360       357          360           357           0         0
6       59,190,534.36    6.185     5.935      360       356          240           240         120       116
6        1,435,074.62    6.486     6.236      360       357          240           240         120       117

                                                                                          ORIGINAL
                INITIAL                              RATE    MONTHS TO                   PREPAYMENT
       GROSS   PERIODIC  PERIODIC    MAX    MIN     RESET       NEXT                       PENALTY
GROUP  MARGIN     CAP       CAP     RATE    RATE  FREQUENCY    RESET         INDEX          TERM
-----  ------  --------  --------  ------  -----  ---------  ---------  ---------------  ----------
1       2.250    2.000     2.000   11.837  2.250      12         32      One-Year LIBOR       0
1       2.250    2.757     2.000   11.854  2.250      12         33      One-Year LIBOR       0
1       2.250    2.182     2.000   11.982  2.250      12         32      One-Year LIBOR       0
1       2.750    2.000     2.000   10.875  2.750      12         16        One-Year CMT       0
2       2.250    4.868     2.000   11.394  2.250      12         57      One-Year LIBOR       0
2       2.250    5.000     2.000   11.150  2.250      12         57      One-Year LIBOR      12
2       2.250    5.000     2.000   11.404  2.250      12         57      One-Year LIBOR      36
2       2.250    5.000     2.000   11.659  2.250      12         57      One-Year LIBOR      60
2       2.250    5.000     2.000   10.808  2.250      12         56      One-Year LIBOR       0
2       2.250    5.000     2.000   10.975  2.250      12         56      One-Year LIBOR       0
2       2.250    5.000     2.000   10.666  2.250      12         54      One-Year LIBOR       0
2       2.750    5.000     2.000   10.135  2.750      12         52        One-Year CMT       0
3       2.250    4.965     2.000   11.503  2.250      12         57      One-Year LIBOR       0
3       2.250    5.000     2.000   11.523  2.250      12         56      One-Year LIBOR      12
3       2.250    5.000     2.000   11.720  2.250      12         56      One-Year LIBOR      36
3       2.250    5.000     2.000   11.759  2.250      12         56      One-Year LIBOR      60
3       2.250    5.000     2.000   10.876  2.250      12         55      One-Year LIBOR       0
3       2.250    5.000     2.000   11.032  2.250      12         56      One-Year LIBOR       0
3       2.250    5.000     2.000   11.461  2.250      12         57      One-Year LIBOR       0
3       2.750    5.000     2.000   10.110  2.750      12         51        One-Year CMT       0
3       2.750    5.000     2.000   10.109  2.750      12         52        One-Year CMT       0
3       2.750    5.000     2.000   10.153  2.750      12         52        One-Year CMT       0
4       2.250    5.000     2.000   11.653  2.250      12         81      One-Year LIBOR      12
4       2.250    5.000     2.000   11.515  2.250      12         81      One-Year LIBOR      36
4       2.250    5.000     2.000   11.981  2.250      12         81      One-Year LIBOR      60
4       2.270    5.000     2.000   10.925  2.270      12         81      One-Year LIBOR       0
4       2.250    5.000     2.000   11.090  2.250      12         80      One-Year LIBOR       0
4       2.250    5.000     2.000   11.250  2.250      12         79      One-Year LIBOR       0
5       2.250    5.000     2.000   11.755  2.250      12         81      One-Year LIBOR      12
5       2.250    5.000     2.000   11.818  2.250      12         81      One-Year LIBOR      36
5       2.250    5.000     2.000   12.060  2.250      12         80      One-Year LIBOR      60
5       2.250    5.000     2.000   10.785  2.250      12         81      One-Year LIBOR       0
5       2.250    5.000     2.000   11.113  2.250      12         80      One-Year LIBOR       0
5       2.250    5.000     2.000   10.750  2.250      12         73      One-Year LIBOR       0
6       2.250    5.000     2.000   10.943  2.250      12        117      One-Year LIBOR       0
6       2.268    5.000     2.000   11.185  2.268      12        116      One-Year LIBOR       0
6       2.750    5.000     1.000   11.486  2.750       6        117     Six-Month LIBOR       0

(1)  LESS IO TERM

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

                      TOTAL MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $566,650,674.76
Total Number of Loans             1,604

                               AVERAGE OR WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               -------------------------------   ----------   -------------
Current Balance                           $353,273.49            $55,400.00   $4,153,000.00
Original Balance                          $354,584.17            $55,400.00   $4,153,000.00
Loan Rate                                       6.152%                4.625%          7.875%
Servicing Fee                                   0.250%                0.250%          0.250%
Net Loan Rate                                   5.902%                4.375%          7.625%
Gross Margin                                    2.263%                2.250%          2.750%
Maximum Loan Rate                              11.288%                9.625%         13.875%
Original LTV                                    71.90%                15.15%          95.00%
Credit Score(3)                                   729                   600             821
Original Term (mos)                               360                   312             360
Remaining Term (mos)(4)                           356                   307             359
Seasoning (mos)(4)                                  4                     1              20
Next Rate Reset (mos) (4)                          65                    16             119
Rate Adj Freq (mos)                                12                     6              12
First Rate Adj Reset (mos)                         68                    36             120
IO Original Term (2)                              100                    36             120
IO Remaining Term (2)(4)                           97                    16             119
Top State Concentrations ($)   CA(33.31%),MD(10.80%),VA(10.14%),FL(8.34%),AZ(5.87%)
First Pay Date                                                    10/1/2004        5/1/2006
Rate Change Date                                                   9/1/2007        4/1/2016
Maturity Date                                                     12/1/2031        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     1577   $554,067,991.62     97.78%     6.172%      729      $351,343    71.71%    47.99%    92.79%
One-Year Treasury                    23     11,104,163.14      1.96      5.121       691       482,790    80.90     84.67     69.14
Six-Month LIBOR                       4      1,478,520.00      0.26      6.486       759       369,630    76.31     60.50    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
3/27 LIBOR Loans (1 Yr LIBOR)        20   $  8,763,509.76      1.55%     5.837%      733      $438,175    68.30%     72.22%    0.00%
3/27 LIBOR IO Loans (1 Yr
   LIBOR)                           155     66,462,473.54     11.73      5.874       741       428,790    69.94      62.12   100.00
3/27 Treasury IO Loans                1        539,631.44      0.10      4.875       688       539,631    80.00     100.00   100.00
5/25 LIBOR Loans (1 Yr LIBOR)        48     18,897,398.94      3.33      5.853       738       393,696    68.52      84.61     0.00
5/25 Treasury Loans                   6      3,426,216.37      0.60      5.110       656       571,036    79.41     100.00     0.00
5/25 LIBOR IO Loans (1 Yr
   LIBOR)                           894    285,402,364.33     50.37      6.209       721       319,242    73.09      37.46   100.00
5/25 Treasury IO Loans               16      7,138,315.33      1.26      5.145       701       446,145    81.68      76.16   100.00
7/23 LIBOR Loans (1 Yr LIBOR)        22      8,409,405.49      1.48      5.850       765       382,246    66.66      72.19     0.00
7/23 LIBOR IO Loans (1 Yr
   LIBOR)                           285    101,251,595.21     17.87      6.378       729       355,269    72.53      43.58   100.00
10/20 LIBOR Loans (1 Yr LIBOR)        9      3,898,778.47      0.69      5.943       748       433,198    65.81      88.00     0.00
10/20 LIBOR IO Loans (1 Yr
   LIBOR)                           144     60,982,465.88     10.76      6.185       745       423,489    68.36      68.49   100.00
10/20 LIBOR IO Loans (6 Mo
   LIBOR)                             4      1,478,520.00      0.26      6.486       759       369,630    76.31      60.50   100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     ------    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%     48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     ======    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    105   $ 43,395,309.03      7.66%     5.798%      740     $  413,289   68.73%    81.22%     0.00%
36 Month Interest-Only               20     10,995,780.71      1.94      5.928       741        549,789   74.59     71.51    100.00
60 Month Interest-Only              533    128,777,805.67     22.73      6.396       698        241,609   75.69     14.29    100.00
84 Month Interest-Only              166     44,112,131.18      7.78      6.726       704        265,736   76.09      3.32    100.00
120 Month Interest-Only             780    339,369,648.17     59.89      6.037       742        435,089   70.24     62.83    100.00
                                  -----   ---------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729     $  353,273   71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===     ==========   =====     =====    ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   39   $  3,381,296.59      0.60%     6.586%      712     $   86,700   64.59%    32.69%   100.00%
100,000.01 to 200,000.00            330     52,376,631.09      9.24      6.435       722        158,717   73.02     31.95     94.41
200,000.01 to 300,000.00            417    104,374,116.79     18.42      6.282       715        250,298   73.00     36.88     95.04
300,000.01 to 400,000.00            324    113,600,612.82     20.05      6.202       716        350,619   73.27     37.89     94.88
400,000.01 to 500,000.00            203     90,810,169.94     16.03      6.063       730        447,341   73.62     58.39     89.00
500,000.01 to 600,000.00            131     72,320,437.73     12.76      5.982       746        552,064   72.72     63.78     88.50
600,000.01 to 700,000.00             64     41,492,502.72      7.32      6.085       731        648,320   71.54     56.28     92.20
700,000.01 to 800,000.00             41     30,700,895.71      5.42      5.982       748        748,802   69.92     55.94     92.66
800,000.01 to 900,000.00             19     16,205,708.61      2.86      5.884       759        852,932   70.97     74.22     89.68
900,000.01 to 1,000,000.00           25     24,429,233.01      4.31      6.012       742        977,169   66.01     64.28     87.93
1,000,000.01 to 1,100,000.00          3      3,262,819.75      0.58      5.836       780      1,087,607   48.96     67.43     67.43
1,100,000.01 to 1,200,000.00          3      3,505,750.00      0.62      5.998       742      1,168,583   59.93      0.00    100.00
1,400,000.01 to 1,500,000.00          3      4,462,500.00      0.79      6.284       754      1,487,500   57.36     33.61    100.00
1,500,000.01 to 2,000,000.00          1      1,575,000.00      0.28      6.125       729      1,575,000   75.90    100.00    100.00
3,000,000.01 or greater               1      4,153,000.00      0.73      6.500       744      4,153,000   46.14    100.00    100.00
                                  -----   ---------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729     $  353,273   71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===     ==========   =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                        4   $  1,646,481.16      0.29%     4.725%      760      $411,620    80.00%    61.19%   100.00%
4.751 to 5.000                       23      9,944,735.60      1.76      4.967       694       432,380    77.12     82.73     85.77
5.001 to 5.250                       30     11,632,030.66      2.05      5.217       718       387,734    73.27     61.09     79.88
5.251 to 5.500                      112     42,830,248.29      7.56      5.452       735       382,413    71.33     75.97     85.38
5.501 to 5.750                      191     78,726,286.06     13.89      5.708       746       412,180    69.83     65.02     84.47
5.751 to 6.000                      364    139,322,164.34     24.59      5.933       739       382,753    70.65     63.11     91.72
6.001 to 6.250                      259     95,153,859.51     16.79      6.201       736       367,389    71.58     50.93     93.63
6.251 to 6.500                      239     81,079,574.96     14.31      6.438       719       339,245    72.67     36.12     95.63
6.501 to 6.750                      115     37,472,883.75      6.61      6.684       707       325,851    71.53     18.23    100.00
6.751 to 7.000                       99     26,060,319.64      4.60      6.902       704       263,236    73.50      7.44    100.00
7.001 to 7.250                       55     14,883,282.23      2.63      7.197       693       270,605    73.58      6.63    100.00
7.251 to 7.500                       92     21,806,227.63      3.85      7.451       697       237,024    79.87      2.59    100.00
7.501 to 7.750                       20      5,588,581.11      0.99      7.645       715       279,429    75.54      2.56    100.00
7.751 to 8.000                        1        503,999.82      0.09      7.875       735       504,000    80.00      0.00    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
301 to 312                            1   $    744,542.05      0.13%     5.375%      730      $744,542    59.43%   100.00%    0.00%
337 to 348                            4      1,375,877.86      0.24      5.053       689       343,969    79.95     92.68    39.22
349 to 360                        1,599    564,530,254.85     99.63      6.155       729       353,052    71.90     48.57    92.59
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                        4   $    798,910.10      0.14%     6.000%     756       $199,728    17.40%    87.48%   100.00%
20.01 to 30.00                       12      3,570,422.15      0.63      5.823      758        297,535    27.06     75.64     96.29
30.01 to 40.00                       35     10,159,552.91      1.79      6.053      756        290,273    36.47     34.56     76.15
40.01 to 50.00                       66     26,854,021.23      4.74      6.168      740        406,879    46.27     61.74     92.99
50.01 to 60.00                      126     51,694,477.24      9.12      6.056      743        410,274    56.56     52.59     89.27
60.01 to 70.00                      255    102,117,994.90     18.02      6.092      732        400,463    66.81     46.63     88.51
70.01 to 75.00                      233     86,671,443.43     15.30      6.200      722        371,980    74.03     38.44     96.36
75.01 to 80.00                      809    267,161,680.57     47.15      6.171      725        330,237    79.58     50.51     93.63
80.01 to 85.00                        6      2,400,603.21      0.42      6.107      690        400,101    83.69     79.17     67.74
85.01 to 90.00                       30      8,019,666.00      1.42      6.294      703        267,322    89.30     65.67     90.77
90.01 to 95.00                       28      7,201,903.02      1.27      6.517      733        257,211    94.72     34.34    100.00
                                  -----   ---------------    ------      -----      ---       --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%     729       $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====      ===       ========    =====     =====    ======

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Not Available                         3   $  1,533,789.24      0.27%     5.206%       0       $511,263    78.73%   100.00%     0.00%
576 to 600                            1        106,700.00      0.02      7.375      600        106,700    53.35      0.00    100.00
601 to 625                           23      6,804,884.96      1.20      6.148      621        295,865    72.27     39.58     92.99
626 to 650                          116     31,493,690.87      5.56      6.391      640        271,497    73.63     27.12     96.46
651 to 675                          214     60,951,036.01     10.76      6.390      665        284,818    73.18     32.45     92.39
676 to 700                          215     78,755,585.87      13.9      6.195      688        366,305    74.31     33.14     93.89
701 to 725                          213     73,518,220.47     12.97      6.202      714        345,156    73.57     39.23     97.33
726 to 750                          235     91,825,853.87     16.21      6.141      739        390,748    72.35     56.17     91.57
751 to 775                          289    108,579,811.64     19.16      6.039      763        375,709    71.33     60.69     91.92
776 to 800                          242     94,439,646.57     16.67      6.032      787        390,246    68.08     62.06     89.52
801 to 825                           53     18,641,455.26      3.29      5.975      808        351,726    67.99     67.84     86.80
                                  -----   ---------------    ------      -----      ---       --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%     729       $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====      ===       ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                               6   $  1,056,542.00      0.19%     6.318%      712      $176,090    74.92%    12.68%   100.00%
Arizona                             110     33,261,784.05      5.87      6.326       727       302,380    73.57     42.64     97.16
California                          485    188,739,229.98     33.31      6.168       722       389,153    70.23     32.04     94.61
Colorado                             23      6,772,494.51      1.20      6.065       731       294,456    69.48     36.81     84.87
Connecticut                           3      1,090,000.00      0.19      6.808       676       363,333    69.81      0.00    100.00
Delaware                              6      1,825,149.75      0.32      5.912       762       304,192    70.53    100.00     66.99
District of Columbia                 23     10,806,076.80      1.91      5.841       741       469,829    70.78     79.43     87.74
Florida                             187     47,248,998.98      8.34      6.566       726       252,668    74.88     28.01     97.26
Georgia                              44     11,433,824.94      2.02      6.014       732       259,860    73.19     65.25     83.04
Hawaii                               11      4,435,006.73      0.78      6.018       740       403,182    68.01     16.57    100.00
Idaho                                13      2,049,593.21      0.36      6.578       707       157,661    74.94     18.63     92.52
Illinois                             56     23,544,162.69      4.15      5.987       740       420,431    70.75     60.16     79.46
Indiana                               6      2,430,299.54      0.43      6.035       747       405,050    69.40     79.58     93.31
Iowa                                  1        628,000.00      0.11      6.000       742       628,000    80.00    100.00    100.00
Kentucky                              4        755,120.00      0.13      7.131       728       188,780    80.00     21.19    100.00
Louisiana                             2        393,758.26      0.07      5.875       721       196,879    80.00     71.83     28.17
Maryland                            137     61,175,732.71     10.80      6.021       733       446,538    71.00     83.46     91.73
Massachusetts                        24      7,037,568.18      1.24      6.306       704       293,232    66.67     22.93     87.78
Michigan                             19      7,065,971.40      1.25      6.309       734       371,893    75.28     67.95     92.20
Minnesota                            11      2,751,162.78      0.49      5.783       734       250,106    66.88     61.31     48.19
Mississippi                           4      1,020,600.00      0.18      5.700       724       255,150    78.96     85.40    100.00
Missouri                              5      2,187,677.38      0.39      5.991       730       437,535    61.70     28.94     34.35
Montana                               3        614,661.10      0.11      7.192       689       204,887    85.44      0.00    100.00
Nebraska                              1        383,150.00      0.07      5.625       699       383,150    79.00      0.00    100.00
Nevada                               65     18,072,449.82      3.19      6.322       712       278,038    78.65     27.52     97.57
New Hampshire                         3        947,050.94      0.17      5.858       688       315,684    75.62      0.00    100.00
New Jersey                           22      8,732,944.77      1.54      6.256       731       396,952    71.39     69.85     89.75
New Mexico                            3      1,359,840.00      0.24      6.226       729       453,280    72.04     33.53    100.00
New York                             10      4,251,639.43      0.75      5.895       723       425,164    72.05     61.84     88.41
North Carolina                       19      6,650,429.25      1.17      6.311       752       350,023    67.41     51.29    100.00
Ohio                                 25      7,134,602.07      1.26      5.892       745       285,384    72.74     81.92     73.69
Oklahoma                              1        629,000.00      0.11      5.875       739       629,000    61.97    100.00    100.00
Oregon                               20      5,545,708.53      0.98      6.200       710       277,285    76.01     43.37    100.00
Pennsylvania                         12      3,960,391.88      0.70      5.859       736       330,033    75.91     47.90     83.88
Rhode Island                          4      2,227,233.65      0.39      6.066       760       556,808    57.61     76.77     90.58
South Carolina                       10      2,768,356.79      0.49      5.974       734       276,836    76.53     25.18    100.00
Tennessee                             8      1,561,701.00      0.28      6.192       694       195,213    79.21     15.33    100.00
Texas                                23      8,033,038.28      1.42      5.958       748       349,263    75.86     68.09     80.46
Utah                                 14      3,551,532.55      0.63      6.132       729       253,681    80.74     42.81     93.54
Virginia                            131     57,447,087.07     10.14      5.975       747       438,527    72.17     76.19     93.46
Washington                           44     13,353,020.41      2.36      6.108       704       303,478    74.95     42.58     90.98
West Virginia                         2        590,155.00      0.10      5.401       762       295,078    79.99    100.00    100.00
Wisconsin                             4      1,127,928.33      0.20      6.022       695       281,982    75.38     74.69    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                           1,306   $494,416,449.13     87.25%     6.102%      727      $378,573    71.45%    51.09%   91.66%
Investment                          182     36,595,682.11      6.46      6.751       740       201,075    75.96     14.77      100
Second Home                         116     35,638,543.52      6.29       6.23       737       307,229    73.99      51.1    93.89
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       862   $315,087,679.11     55.61%     6.126%      725      $365,531    70.51%     48.72%  91.64%
Planned Unit Development            450    168,027,777.79     29.65      6.133       734       373,395    72.77      53.23   93.45
Condominium                         236     65,660,243.92     11.59      6.155       732       278,221    75.95      46.44   92.70
Two- to Four-Family                  52     16,824,811.97      2.97      6.841       718       323,554    72.69      10.25   94.22
Cooperative                           4      1,050,161.97      0.19      5.758       767       262,540    86.65     100.00   74.12
                                  -----   ---------------    ------      -----       ---      --------    -----     ------   -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%     48.74%  92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     ======   =====

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            857   $291,955,453.80     51.52%     6.180%      732      $340,671    76.77%    48.43%   94.25%
Refinance - Rate Term               269    110,754,814.00     19.55      6.091       729       411,728    68.38     51.03    87.58
Refinance - Cashout                 478    163,940,406.96     28.93      6.143       721       342,972    65.62     47.76    92.16
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                    605   $253,739,489.76     44.78%     5.940%      745      $419,404    70.84%   100.00%    87.46%
Stated Documentation                297    137,410,987.59     24.25      6.160       736       462,663    68.91      0.00     94.07
No income \ No Asset \ Stated
Employment                            1        724,996.22      0.13      6.750       719       724,996    64.44      0.00    100.00
SUB-TOTAL:                          903   $391,875,473.57     69.16%     6.019%      742      $433,971    70.15%    64.75%    89.80%

COUNTRYWIDE UNDERWRITING

Reduced Documentation               400   $ 99,640,570.80     17.58%     6.717%      690      $249,101    76.17%     0.00%   100.00%
Alternative Documentation            81     17,638,567.98      3.11      6.095       718       217,760    77.48      0.00    100.00
Preferred Documentation              56     15,310,826.30      2.70      6.097       742       273,408    74.55      0.00    100.00
Full Documentation                   67     13,609,450.21      2.40      5.928       705       203,126    75.12    100.00    100.00
No Income / No Assets                46     10,710,705.04      1.89      6.888       688       232,841    70.70      0.00    100.00
Stated Income / Stated Assets        26      6,208,707.48      1.10      6.521       667       238,796    71.05      0.00    100.00
No Ratio                              3      1,091,841.68      0.19      7.314       741       363,947    73.22      0.00    100.00
SUB-TOTAL:                          679   $164,210,669.49     28.98%     6.534%      699      $241,842    75.50%     8.29%   100.00%

OTHER

Full Documentation                   18   $  8,862,631.91      1.56%     5.120%      692      $492,368    81.13%   100.00%    61.34%
Reduced Documentation                 4      1,701,899.79      0.30      5.201       689       425,475    80.00      0.00    100.00
SUB-TOTAL:                           22   $ 10,564,531.70      1.86%     5.133%      691      $480,206    80.95%    83.89%    67.57%
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                    1,569   $551,665,478.62     97.36%     6.170%      729      $351,603    71.72%    47.99%   92.78%
2.501 to 2.750                       35     14,985,196.14      2.64      5.492       707       428,148    78.84     76.57    76.11
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.501 to 9.750                        3   $  1,055,040.00      0.19%     4.711%      737      $351,680    80.00%    39.43%  100.00%
9.751 to 10.000                      15      6,498,569.16      1.15      4.960       688       433,238    79.97     80.06    78.22
10.001 to 10.250                     21      7,337,294.56      1.29      5.220       709       349,395    74.49     68.21    68.10
10.251 to 10.500                     85     32,176,438.07      5.68      5.447       731       378,546    73.26     72.10    82.62
10.501 to 10.750                    152     60,763,931.74     10.72      5.703       747       399,763    70.27     65.26    86.73
10.751 to 11.000                    325    125,709,545.98     22.18      5.909       739       386,799    70.49     64.13    92.29
11.001 to 11.250                    236     85,514,068.06     15.09      6.150       734       362,348    71.62     49.73    94.61
11.251 to 11.500                    258     87,653,057.71     15.47      6.320       722       339,741    71.82     41.31    95.90
11.501 to 11.750                    151     54,464,929.23      9.61      6.346       721       360,695    70.72     34.45    92.35
11.751 to 12.000                    144     42,475,956.33      7.50      6.506       716       294,972    72.88     28.89    95.63
12.001 to 12.250                     86     28,192,809.78      4.98      6.706       721       327,823    72.91     32.02    94.86
12.251 to 12.500                    100     25,886,555.10      4.57      7.290       700       258,866    78.66     11.52    97.60
12.501 to 12.750                     22      6,060,546.88      1.07      7.384       704       275,479    74.50      5.45   100.00
12.751 to 13.000                      2        643,148.11      0.11      6.875       737       321,574    77.07      0.00   100.00
13.001 to 13.250                      1        625,000.00      0.11      7.250       678       625,000    50.00      0.00   100.00
13.501 to 13.750                      2      1,089,784.23      0.19      7.729       747       544,892    68.35      0.00   100.00
13.751 to 14.000                      1        503,999.82      0.09      7.875       735       504,000    80.00      0.00   100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----   ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
September 2007                        1   $    539,631.44      0.10%     4.875%      688      $539,631    80.00%   100.00%   100.00%
August 2008                           1        868,000.00      0.15      5.625       764       868,000    78.91    100.00    100.00
September 2008                        3      1,685,541.02      0.30      5.328       760       561,847    77.37    100.00     63.57
November 2008                        11      4,836,601.67      0.85      5.914       741       439,691    81.19     92.76     59.92
December 2008                        60     24,795,738.90      4.38      5.706       742       413,262    69.35     62.81     96.64
January 2009                         14      6,183,994.57      1.09      5.901       748       441,714    71.93     49.92     97.61
February 2009                         5      2,641,523.69      0.47      6.127       684       528,305    76.52     69.98     61.67
March 2009                           76     31,159,933.45      5.50      5.987       741       409,999    66.82     57.90     86.47
April 2009                            5      3,054,650.00      0.54      6.022       731       610,930    67.74     66.13    100.00
February 2010                         1        100,661.88      0.02      5.625       727       100,662    79.98      0.00      0.00
April 2010                            1        464,853.93      0.08      4.875       633       464,854    79.86    100.00      0.00
July 2010                             5      1,585,174.15      0.28      5.377       702       317,035    79.50     39.77     69.91
August 2010                           3      1,436,924.17      0.25      5.296       711       478,975    77.81     87.47     33.85
September 2010                       23      9,783,564.23      1.73      5.317       707       425,372    80.38     74.16     79.53
October 2010                         13      3,161,437.16      0.56      5.775       732       243,187    75.41     50.34    100.00
November 2010                        27      7,124,246.65      1.26      6.022       735       263,861    76.52     51.78     74.49
December 2010                       250     97,092,715.35     17.13      5.977       736       388,371    72.07     57.19     90.36
January 2011                        158     46,686,811.84      8.24      6.329       722       295,486    73.48     32.82     95.07
February 2011                       276     68,138,394.29     12.02      6.423       690       246,878    73.86      9.43    100.00
March 2011                          200     76,446,511.32     13.49      6.199       729       382,233    71.72     48.86     94.97
April 2011                            7      2,843,000.00      0.50      6.105       748       406,143    75.68     79.25     64.83
June 2012                             1        248,500.00      0.04      5.750       765       248,500    80.00      0.00    100.00
August 2012                           1        370,000.00      0.07      5.875       647       370,000    67.03      0.00    100.00
September 2012                        1        195,000.00      0.03      6.625       760       195,000    72.22    100.00    100.00
November 2012                         3        535,575.74      0.09      5.784       759       178,525    89.57    100.00     71.39
December 2012                        67     30,086,658.13      5.31      6.085       748       449,055    67.29     73.18     90.94
January 2013                         48     15,274,237.42      2.70      6.455       724       318,213    74.11     38.46     91.85
February 2013                       100     28,162,418.56      4.97      6.711       702       281,624    75.24      2.44    100.00
March 2013                           79     31,747,110.85      5.60      6.223       745       401,862    72.66     56.72     88.44
April 2013                            7      3,041,500.00      0.54      6.161       746       434,500    70.76     94.82     79.83
September 2015                        1        179,000.00      0.03      5.875       742       179,000    53.75    100.00    100.00
December 2015                        72     29,824,454.29      5.26      6.149       751       414,229    65.44     72.95     98.43
January 2016                         17      8,185,199.45      1.44      6.050       744       481,482    71.36     80.09     85.04
March 2016                           62     26,897,640.61      4.75      6.238       742       433,833    70.22     61.90     91.80
April 2016                            5      1,273,470.00      0.22      6.418       703       254,694    81.88     74.87    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

                    GROUP 1 - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $75,765,614.74
Total Number of Loans              176

                                       AVERAGE OR
                                  WEIGHTED AVERAGE (1)     MINIMUM        MAXIMUM
                                  --------------------   -----------   -------------
Current Balance                       $430,486.45        $125,000.00   $1,062,819.75
Original Balance                      $433,861.29        $125,000.00   $1,104,000.00
Loan Rate                                   5.863%             4.750%          7.875%
Servicing Fee                               0.250%             0.250%          0.250%
Net Loan Rate                               5.613%             4.500%          7.625%
Gross Margin                                2.254%             2.250%          2.750%
Maximum Loan Rate                          11.863%            10.750%         13.875%
Original LTV                                69.83%             20.38%          90.00%
Credit Score(3)                               740                623             813
Original Term (mos)                           360                360             360
Remaining Term (mos)(4)                       356                340             359
Seasoning (mos)(4)                              4                  1              20
Next Rate Reset (mos) (4)                      32                 16              35
Rate Adj Freq (mos)                            12                 12              12
First Rate Adj Reset (mos)                     36                 36              36
IO Original Term (2)                          106                 36             120
IO Remaining Term (2)(4)                      102                 16             119
Top State Concentrations ($)   CA(37.59%), MD(13.87%), VA(7.26%), IL(6.89%), AZ(6.40%)
First Pay Date                                             10/1/2004        5/1/2006
Rate Change Date                                            9/1/2007        4/1/2009
Maturity Date                                               9/1/2034        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

INDEX

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     175    $75,225,983.30     99.29%     5.870%      740      $429,863    69.75%    63.29%    88.35%
One-Year Treasury                    1        539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

PRODUCT TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
3/27 LIBOR Loans (1 Yr
   LIBOR)                           20    $ 8,763,509.76     11.57%     5.837%      733      $438,175    68.30%    72.22%     0.00%
3/27 LIBOR IO Loans (1 Yr
   LIBOR)                          155     66,462,473.54     87.72      5.874       741       428,790    69.94     62.12    100.00
3/27 Treasury IO Loans               1        539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

AMORTIZATION TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    20    $ 8,763,509.76     11.57%     5.837%      733      $438,175    68.30%    72.22%     0.00%
36 Month Interest-Only              20     10,995,780.71     14.51      5.928       741       549,789    74.59     71.51    100.00
120 Month Interest-Only            136     56,006,324.27     73.92      5.854       740       411,811    69.13     60.64    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
100,000.01 to 200,000.00            27    $ 4,537,489.71      5.99%     5.926%      751     $  168,055   65.42%    74.12%    83.06%
200,000.01 to 300,000.00            31      7,934,207.74     10.47      5.861       730        255,942   67.32     58.57     83.68
300,000.01 to 400,000.00            38     13,625,826.23     17.98      5.752       740        358,574   73.68     73.83    100.00
400,000.01 to 500,000.00            25     11,201,725.06     14.78      5.796       739        448,069   71.47     53.26     95.60
500,000.01 to 600,000.00            20     10,944,291.07     14.44      5.874       746        547,215   71.73     55.83     80.05
600,000.01 to 700,000.00            14      8,913,522.60     11.76      6.023       736        636,680   68.97     71.38     86.14
700,000.01 to 800,000.00             6      4,549,836.24      6.01      5.794       712        758,306   72.88     48.69     84.03
800,000.01 to 900,000.00             6      5,127,250.00      6.77      5.874       757        854,542   72.17     67.67    100.00
900,000.01 to 1,000,000.00           8      7,868,646.34     10.39      5.983       738        983,581   65.35     75.74     87.30
1,000,000.01 to 1,100,000.00         1      1,062,819.75      1.40      5.625       772      1,062,820   36.80      0.00      0.00
                                   ---    --------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740     $  430,486   69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===     ==========   =====     =====    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                       1    $   591,441.16      0.78%     4.750%      802      $591,441    80.00%   100.00%   100.00%
4.751 to 5.000                       7      3,194,266.44      4.22      4.979       708       456,324    71.21     94.68    100.00
5.001 to 5.250                       8      4,115,978.91      5.43      5.209       732       514,497    70.88     51.04    100.00
5.251 to 5.500                      27     10,653,810.22     14.06      5.468       746       394,586    65.49     87.64     93.70
5.501 to 5.750                      40     18,553,795.48     24.49      5.692       745       463,845    68.71     65.33     77.54
5.751 to 6.000                      45     16,647,785.35     21.97      5.913       737       369,951    72.00     62.07     88.86
6.001 to 6.250                      31     13,680,527.55     18.06      6.206       750       441,307    71.09     58.77     89.41
6.251 to 6.500                       8      4,080,327.47      5.39      6.424       719       510,041    72.23     59.27     84.78
6.501 to 6.750                       3      1,385,750.00      1.83      6.697       698       461,917    64.77     13.49    100.00
6.751 to 7.000                       2        643,148.11      0.85      6.875       737       321,574    77.07      0.00    100.00
7.001 to 7.250                       1        625,000.00      0.82      7.250       678       625,000    50.00      0.00    100.00
7.501 to 7.750                       2      1,089,784.23      1.44      7.729       747       544,892    68.35      0.00    100.00
7.751 to 8.000                       1        503,999.82      0.67      7.875       735       504,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                           1    $   539,631.44      0.71%     4.875%      688      $539,631    80.00%   100.00%   100.00%
349 to 360                         175     75,225,983.30     99.29      5.870       740       429,863    69.75     63.29     88.35
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       3    $   986,228.83      1.30%     5.440%      740      $328,743    26.26%   100.00%    86.58%
30.01 to 40.00                       7      2,777,783.90      3.67      5.767       764       396,826    36.66      6.41     61.74
40.01 to 50.00                      10      3,960,494.46      5.23      6.122       745       396,049    46.87     47.97    100.00
50.01 to 60.00                      15      6,588,035.14      8.70      5.699       748       439,202    56.71     86.45     83.73
60.01 to 70.00                      38     17,987,582.60     23.74      6.006       738       473,357    66.43     38.41     94.45
70.01 to 75.00                      27     11,201,729.01     14.78      5.822       732       414,879    73.59     56.63     85.59
75.01 to 80.00                      69     29,716,102.89     39.22      5.796       743       430,668    79.44     79.40     89.79
80.01 to 85.00                       1        621,127.47      0.82      6.500       674       621,127    84.32    100.00      0.00
85.01 to 90.00                       6      1,926,530.44      2.54      5.970       694       321,088    88.81    100.00     88.09
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
601 to 625                           1    $   395,000.00      0.52%     6.000%      623      $395,000    87.78%   100.00%   100.00%
626 to 650                           3      1,227,376.84      1.62      6.125       643       409,126    78.90    100.00     81.31
651 to 675                          16      5,467,594.41      7.22      5.991       668       341,725    73.81     65.86     83.38
676 to 700                          18      8,797,281.84     11.61      5.903       687       488,738    67.52     54.75     77.14
701 to 725                          23     10,642,188.12     14.05      5.634       714       462,704    70.22     64.40     97.21
726 to 750                          25     11,184,102.10     14.76      5.852       741       447,364    74.24     73.20     93.55
751 to 775                          52     23,302,034.63     30.76      5.961       762       448,116    69.70     58.14     84.70
776 to 800                          29     12,175,689.24     16.07      5.825       787       419,851    64.49     62.73     91.55
801 to 825                           9      2,574,347.56      3.40      5.580       805       286,039    67.75     73.28    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                             13    $ 4,852,654.54      6.40%     5.892%      750      $373,281    73.21%    58.91%    94.08%
California                          63     28,483,808.29     37.59      5.763       739       452,124    66.34     50.58     85.24
District of Columbia                 3      2,088,744.46      2.76      5.512       743       696,248    65.79    100.00    100.00
Florida                              3      1,752,131.44      2.31      5.423       745       584,044    66.96     53.63    100.00
Georgia                              2        528,770.59      0.70      5.731       775       264,385    77.87     57.49     57.49
Hawaii                               3      1,092,299.45      1.44      6.059       749       364,100    62.28     25.53    100.00
Illinois                            11      5,218,546.17      6.89      5.781       754       474,413    71.25     77.02     89.74
Indiana                              1        162,529.54      0.21      5.875       722       162,530    80.00    100.00      0.00
Kentucky                             1        160,000.00      0.21      6.125       804       160,000    80.00    100.00    100.00
Maryland                            26     10,507,899.73     13.87      5.763       741       404,150    70.22     91.08     95.63
Massachusetts                        3      1,085,545.58      1.43      6.351       697       361,849    68.89     79.74     42.78
Michigan                             3      1,811,800.00      2.39      6.824       735       603,933    76.94     49.77    100.00
Minnesota                            2        348,117.21      0.46      5.730       760       174,059    68.95    100.00     61.39
Mississippi                          1        650,000.00      0.86      5.500       757       650,000    76.02    100.00    100.00
Missouri                             1        155,600.00      0.21      5.750       758       155,600    80.00      0.00    100.00
Nevada                               2        588,700.00      0.78      5.877       671       294,350    83.56     67.10    100.00
New Jersey                           3      1,048,055.20      1.38      7.031       730       349,352    76.74     25.95    100.00
New York                             2      1,117,791.62      1.48      6.754       730       558,896    61.02     44.09     55.91
North Carolina                       2        652,808.91      0.86      6.015       771       326,404    70.37      0.00    100.00
Ohio                                 2        736,353.86      0.97      5.953       736       368,177    79.48    100.00     27.05
Oklahoma                             1        629,000.00      0.83      5.875       739       629,000    61.97    100.00    100.00
Oregon                               1        793,000.00      1.05      6.750       683       793,000    68.96      0.00    100.00
Pennsylvania                         1        169,800.00      0.22      5.000       769       169,800    79.07      0.00    100.00
South Carolina                       2        616,250.00      0.81      5.750       768       308,125    76.09      0.00    100.00
Texas                                4      1,314,618.61      1.74      5.618       747       328,655    77.00     88.78     88.78
Utah                                 2        701,376.84      0.93      6.293       709       350,688    82.94     32.70     67.30
Virginia                            11      5,502,059.85      7.26      5.965       743       500,187    74.69     81.49    100.00
Washington                           6      2,643,917.85      3.49      6.007       703       440,653    72.26     69.55     72.52
West Virginia                        1        353,435.00      0.47      5.000       776       353,435    79.99    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            155    $69,018,168.93     91.09%     5.854%      739      $445,279    69.76%    64.63%   88.50%
Second Home                         21      6,747,445.81      8.91      5.956       750       321,307    70.54     52.53    87.79
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       91    $40,162,637.61     53.01%     5.863%      738      $441,348    67.98%    64.74%   85.12%
Planned Unit Development            57     26,592,816.29     35.10      5.863       742       466,541    71.34     64.44    93.40
Condominium                         28      9,010,160.84     11.89      5.862       743       321,791    73.58     55.63    88.53
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            65    $28,461,372.60     37.57%     5.795%      747      $437,867    74.88%    75.25%   95.64%
Refinance - Rate Term               50     24,128,772.40     31.85      5.941       735       482,575    69.62     52.92    78.50
Refinance - Cashout                 61     23,175,469.74     30.59      5.865       735       379,926    63.83     60.27    89.92
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                   113    $48,152,572.75     63.55%     5.744%      739      $426,129    71.86%   100.00%   86.86%
Stated Documentation                63     27,613,041.99     36.45      6.071       740       438,302    66.28      0.00    91.19
                                   ---    --------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    =====

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     175    $75,225,983.30     99.29%     5.870%      740      $429,863    69.75%    63.29%    88.35%
2.501 to 2.750                       1        539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.501 to 10.750                     1     $   591,441.16      0.78%      4.750%     802      $591,441     80.00%   100.00%  100.00%
10.751 to 11.000                     7       3,194,266.44      4.22       4.979      708       456,324     71.21     94.68   100.00
11.001 to 11.250                     8       4,115,978.91      5.43       5.209      732       514,497     70.88     51.04   100.00
11.251 to 11.500                    27      10,653,810.22     14.06       5.468      746       394,586     65.49     87.64    93.70
11.501 to 11.750                    40      18,553,795.48     24.49       5.692      745       463,845     68.71     65.33    77.54
11.751 to 12.000                    45      16,647,785.35     21.97       5.913      737       369,951     72.00     62.07    88.86
12.001 to 12.250                    31      13,680,527.55     18.06       6.206      750       441,307     71.09     58.77    89.41
12.251 to 12.500                     8       4,080,327.47      5.39       6.424      719       510,041     72.23     59.27    84.78
12.501 to 12.750                     3       1,385,750.00      1.83       6.697      698       461,917     64.77     13.49   100.00
12.751 to 13.000                     2         643,148.11      0.85       6.875      737       321,574     77.07      0.00   100.00
13.001 to 13.250                     1         625,000.00      0.82       7.250      678       625,000     50.00      0.00   100.00
13.501 to 13.750                     2       1,089,784.23      1.44       7.729      747       544,892     68.35      0.00   100.00
13.751 to 14.000                     1         503,999.82      0.67       7.875      735       504,000     80.00      0.00   100.00
                                   ---     --------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             176     $75,765,614.74    100.00%      5.863%     740      $430,486     69.83%    63.55%   88.43%
                                   ===     ==============    ======       =====      ===      ========     =====    ======   ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NEXT RATE ADJUSTMENT DATE         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
September 2007                       1     $   539,631.44      0.71%      4.875%     688      $539,631     80.00%   100.00%  100.00%
August 2008                          1         868,000.00      1.15       5.625      764       868,000     78.91    100.00   100.00
September 2008                       3       1,685,541.02      2.22       5.328      760       561,847     77.37    100.00    63.57
November 2008                       11       4,836,601.67      6.38       5.914      741       439,691     81.19     92.76    59.92
December 2008                       60      24,795,738.90     32.73       5.706      742       413,262     69.35     62.81    96.64
January 2009                        14       6,183,994.57      8.16       5.901      748       441,714     71.93     49.92    97.61
February 2009                        5       2,641,523.69      3.49       6.127      684       528,305     76.52     69.98    61.67
March 2009                          76      31,159,933.45     41.13       5.987      741       409,999     66.82     57.90    86.47
April 2009                           5       3,054,650.00      4.03       6.022      731       610,930     67.74     66.13   100.00
                                   ---     --------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             176     $75,765,614.74    100.00%      5.863%     740      $430,486     69.83%    63.55%   88.43%
                                   ===     ==============    ======       =====      ===      ========     =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP II MORTGAGE LOANS

                    GROUP II MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $105,239,789.48
Total Number of Loans               414

                                     AVERAGE OR
                                WEIGHTED AVERAGE (1)     MINIMUM      MAXIMUM
                                --------------------   ----------   -----------
Current Balance                     $254,202.39        $70,000.00   $456,000.00
Original Balance                    $254,571.15        $70,000.00   $456,000.00
Loan Rate                                 6.187%            4.625%        7.625%
Servicing Fee                             0.250%            0.250%        0.250%
Net Loan Rate                             5.937%            4.375%        7.375%
Gross Margin                              2.253%            2.250%        2.750%
Maximum Loan Rate                        11.197%            9.625%       12.625%
Original LTV                              74.50%            25.21%        95.00%
Credit Score(3)                             709               630           815
Original Term (mos)                         360               348           360
Remaining Term (mos)(4)                     357               343           359
Seasoning (mos)(4)                            3                 1            15
Next Rate Reset (mos)(4)                     57                45            59
Rate Adj Freq (mos)                          12                12            12
First Rate Adj Reset (mos)                   60                60            60
IO Original Term (2)                         79                60           120
IO Remaining Term (2)(4)                     76                50           119
Top State Concentrations ($)   CA(30.61%), FL(13.05%), MD(7.09%), AZ(6.59%), VA(5.87%)
First Pay Date                                           3/1/2005      5/1/2006
Rate Change Date                                         2/1/2010      4/1/2011
Maturity Date                                            2/1/2035      4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     411    $104,636,685.48      99.43%     6.193%     709      $254,590     74.47%   41.31%    93.76%
One-Year Treasury                    3         603,104.00       0.57      5.135      686       201,035     80.00    63.19    100.00
                                   ---    ---------------     ------      -----      ---      --------     -----    -----    ------
TOTAL:                             414    $105,239,789.48     100.00%     6.187%     709      $254,202     74.50%   41.44%    93.80%
                                   ===    ===============     ======      =====      ===      ========     =====    =====    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5/25 LIBOR Loans (1 Yr LIBOR)       25    $  6,527,534.33      6.20%      5.808%    752       $261,101    67.12%    88.01%     0.00%
5/25 LIBOR IO Loans
   (1 Yr LIBOR)                    386      98,109,151.15     93.22       6.219     706        254,169    74.96     38.21    100.00
5/25 Treasury IO Loans               3         603,104.00      0.57       5.135     686        201,035    80.00     63.19    100.00
                                   ---    ---------------    ------       -----     ---       --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%      6.187%    709       $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======       =====     ===       ========    =====     =====    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    25    $  6,527,534.33       6.20%     5.808%     752      $261,101    67.12%     88.01%    0.00%
60 Month Interest-Only             271      67,568,181.54      64.20      6.321      690       249,329    76.29       9.95   100.00
120 Month Interest-Only            118      31,144,073.61      29.59      5.975      739       263,933    72.16     100.00   100.00
                                   ---    ---------------     ------      -----      ---      --------    -----     ------   ------
TOTAL:                             414    $105,239,789.48     100.00%     6.187%     709      $254,202    74.50%     41.44%   93.80%
                                   ===    ===============     ======      =====      ===      ========    =====     ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   6    $    492,927.24      0.47%      6.541%     739      $ 82,155     73.65%   49.26%   100.00%
100,000.01 to 200,000.00           121      19,270,286.06     18.31       6.321      700       159,259     74.62    35.35     92.34
200,000.01 to 300,000.00           157      39,041,426.89     37.10       6.141      709       248,672     74.30    45.67     94.73
300,000.01 to 400,000.00           114      39,818,692.98     37.84       6.183      706       349,287     74.34    35.58     94.53
400,000.01 to 500,000.00            16       6,616,456.31      6.29       6.061      743       413,529     76.38    68.89     87.67
                                   ---    ---------------    ------       -----      ---      --------     -----    -----    ------
TOTAL:                             414    $105,239,789.48    100.00%      6.187%     709      $254,202     74.50%   41.44%    93.80%
                                   ===    ===============    ======       =====      ===      ========     =====    =====    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
CURRENT MORTGAGE RATES (%)        LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                       3    $  1,055,040.00      1.00%      4.711%     737      $351,680     80.00%   39.43%   100.00%
4.751 to 5.000                       5       1,190,860.00      1.13       4.963      699       238,172     79.73    32.74    100.00
5.001 to 5.250                      12       3,182,192.96      3.02       5.232      706       265,183     71.98    61.15     89.64
5.251 to 5.500                      34       9,023,899.97      8.57       5.455      706       265,409     75.33    61.24     82.87
5.501 to 5.750                      41      10,749,624.90     10.21       5.709      739       262,186     73.14    71.97     86.48
5.751 to 6.000                      96      25,173,787.68     23.92       5.934      725       262,227     71.82    56.95     92.54
6.001 to 6.250                      67      15,249,450.05     14.49       6.190      709       227,604     75.71    46.30     97.69
6.251 to 6.500                      65      16,865,673.14     16.03       6.432      709       259,472     75.05    29.86     94.25
6.501 to 6.750                      28       7,613,589.89      7.23       6.685      680       271,914     72.75     2.63    100.00
6.751 to 7.000                      16       4,193,266.78      3.98       6.888      680       262,079     76.54    10.80    100.00
7.001 to 7.250                      15       3,025,807.55      2.88       7.190      676       201,721     77.24     5.18    100.00
7.251 to 7.500                      27       6,671,621.11      6.34       7.447      670       247,097     79.41     5.28    100.00
7.501 to 7.750                       5       1,244,975.45      1.18       7.625      665       248,995     80.00     0.00    100.00
                                   ---    ---------------    ------       -----      ---      --------     -----    -----    ------
TOTAL:                             414    $105,239,789.48    100.00%      6.187%     709      $254,202     74.50%   41.44%    93.80%
                                   ===    ===============    ======       =====      ===      ========     =====    =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERM (MONTHS)           LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------         --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                           2    $    371,392.49       0.35%     5.534%     762      $185,696    79.99%    72.90%    0.00%
349 to 360                         412     104,868,396.99      99.65      6.189      708       254,535    74.48     41.33    94.13
                                   ---    ---------------     ------      -----      ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48     100.00%     6.187%     709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============     ======      =====      ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS(%)           LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------         --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       2    $    614,500.00      0.58%      6.297%     765      $307,250     25.62%   100.00%  100.00%
30.01 to 40.00                       8       1,703,900.95      1.62       6.076      730       212,988     36.45     63.08    78.80
40.01 to 50.00                      19       4,194,197.13      3.99       6.071      729       220,747     45.44     59.02    88.50
50.01 to 60.00                      20       5,299,815.78      5.04       6.034      733       264,991     56.09     59.45    81.44
60.01 to 70.00                      43      11,941,119.02     11.35       6.090      713       277,700     65.86     45.54    85.76
70.01 to 75.00                      44      11,389,172.74     10.82       6.202      695       258,845     73.81     41.71    95.27
75.01 to 80.00                     259      65,580,043.20     62.31       6.214      706       253,205     79.74     35.88    96.25
80.01 to 85.00                       1         255,000.00      0.24       5.375      645       255,000     83.88    100.00   100.00
85.01 to 90.00                       5       1,033,782.98      0.98       6.328      722       206,757     88.58     69.10   100.00
90.01 to 95.00                      13       3,228,257.68      3.07       6.390      716       248,328     94.60     49.77   100.00
                                   ---    ---------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             414    $105,239,789.48    100.00%      6.187%     709      $254,202     74.50%    41.44%   93.80%
                                   ===    ===============    ======       =====      ===      ========     =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                         51     $ 12,722,161.96      12.09%     6.441%     642      $249,454    75.33%    11.22%   100.00%
651 to 675                         93       22,481,143.64      21.36      6.442      664       241,733    75.10     22.28     96.36
676 to 700                         71       18,119,883.41      17.22      6.207      688       255,210    76.96     34.50    100.00
701 to 725                         54       13,855,204.19      13.17      6.176      714       256,578    76.89     28.10     95.37
726 to 750                         43       11,895,010.04      11.30      5.881      738       276,628    75.10     58.11     91.17
751 to 775                         53       13,186,644.06      12.53      5.944      765       248,805    70.91     79.39     88.48
776 to 800                         42       11,146,050.70      10.59      5.997      787       265,382    68.65     73.99     83.06
801 to 825                          7        1,833,691.48       1.74      6.065      808       261,956    76.60     76.40     66.70
                                  ---     ---------------     ------      -----      ---      --------    -----     -----    ------
TOTAL:                            414     $105,239,789.48     100.00%     6.187%     709      $254,202    74.50%    41.44%    93.80%
                                  ===     ===============     ======      =====      ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              3    $    486,340.00      0.46%     6.446%      725      $162,113    77.61%     27.54%  100.00%
Arizona                             31       6,933,101.98      6.59      6.151       713       223,648    74.97      59.05    97.35
California                         110      32,213,623.86     30.61      6.147       702       292,851    71.21      31.56    96.60
Colorado                             8       1,681,900.20      1.60      6.111       695       210,238    75.98      24.80   100.00
Connecticut                          2         750,000.00      0.71      7.118       671       375,000    65.19       0.00   100.00
Delaware                             4       1,162,449.75      1.10      5.780       772       290,612    74.09     100.00    48.17
District of Columbia                 4       1,009,530.61      0.96      5.704       754       252,383    79.68     100.00    73.18
Florida                             59      13,731,259.56     13.05      6.631       700       232,733    77.14      13.82    99.27
Georgia                             14       2,487,076.76      2.36      6.056       727       177,648    76.01      51.96    87.98
Hawaii                               3         841,000.00      0.80      6.166       704       280,333    69.01      54.22   100.00
Idaho                                4         749,720.00      0.71      6.450       669       187,430    77.38      11.75   100.00
Illinois                            13       3,338,331.14      3.17      6.196       717       256,795    76.69      68.87    68.60
Indiana                              2         496,270.00      0.47      6.327       688       248,135    79.99       0.00   100.00
Kentucky                             1         339,920.00      0.32      7.375       668       339,920    80.00       0.00   100.00
Louisiana                            1         110,925.01      0.11      5.875       797       110,925    80.00       0.00   100.00
Maryland                            26       7,460,636.02      7.09      5.989       722       286,948    68.49      88.05    92.00
Massachusetts                        3       1,063,300.00      1.01      6.083       672       354,433    76.24       0.00   100.00
Michigan                             7       1,589,208.41      1.51      6.636       735       227,030    79.97      41.12    76.66
Minnesota                            2         288,733.13      0.27      5.456       729       144,367    60.74     100.00    47.10
Mississippi                          1         149,000.00      0.14      6.250       663       149,000    78.42       0.00   100.00
Missouri                             2         595,950.00      0.57      6.752       671       297,975    79.99      32.88   100.00
Montana                              1         126,386.10      0.12      7.375       668       126,386    80.00       0.00   100.00
Nevada                              20       5,000,102.19      4.75      6.146       694       250,005    79.45      18.10   100.00
New Hampshire                        2         403,757.19      0.38      5.668       684       201,879    76.44       0.00   100.00
New Jersey                           4         928,494.06      0.88      6.003       703       232,124    80.30      46.09   100.00
New Mexico                           1         319,840.00      0.30      6.375       642       319,840    80.00       0.00   100.00
New York                             1         365,600.00      0.35      5.500       687       365,600    80.00       0.00   100.00
North Carolina                       3         713,995.61      0.68      6.112       718       237,999    58.85      34.87   100.00
Ohio                                11       2,095,768.36      1.99      5.933       740       190,524    75.66      47.87    88.12
Oregon                               6       1,415,471.34      1.34      6.027       693       235,912    76.52      66.09   100.00
Pennsylvania                         3         815,246.59      0.77      5.594       751       271,749    77.38     100.00    65.31
South Carolina                       2         572,000.00      0.54      5.799       724       286,000    80.00      60.84   100.00
Tennessee                            6       1,388,701.00      1.32      6.146       695       231,450    79.99      17.24   100.00
Texas                                5       1,309,060.42      1.24      6.271       723       261,812    78.48      76.16    69.05
Utah                                 6       1,353,247.27      1.29      6.194       695       225,541    84.01      50.64   100.00
Virginia                            22       6,174,639.24      5.87      5.837       747       280,665    75.78      89.05    85.92
Washington                          18       4,257,055.35      4.05      6.290       693       236,503    78.06      12.80   100.00
West Virginia                        1         236,720.00      0.22      6.000       740       236,720    80.00     100.00   100.00
Wisconsin                            2         285,428.33      0.27      6.086       670       142,714    75.45       0.00   100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     ------   ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%     41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            381    $ 97,944,095.39     93.07%     6.159%      709      $257,071    74.35%    42.43%   93.88%
Second Home                         33       7,295,694.09      6.93      6.564       710       221,082    76.53     28.07    92.66
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      223    $ 56,785,362.19     53.96%     6.168%      705      $254,643    73.06%    38.15%    93.44%
Planned Unit Development           119      30,809,889.48     29.28      6.177       712       258,907    74.82     45.69     95.48
Condominium                         67      16,197,417.81     15.39      6.167       716       241,753    78.31     47.51     91.30
Two- to Four-Family                  4       1,273,520.00      1.21      7.500       680       318,380    80.00      0.00    100.00
Cooperative                          1         173,600.00      0.16      6.250       741       173,600    95.00    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           231    $ 57,655,151.37     54.78%     6.277%      709      $249,589    78.96%    34.10%   96.09%
Refinance - Rate Term               72      18,956,165.26     18.01      6.053       711       263,280    71.91     44.55    89.54
Refinance - Cashout                111      28,628,472.85      27.2      6.094       707       257,914    67.24     54.17    92.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   141    $ 37,616,427.20     35.74%     5.943%      742      $266,783    71.66%   100.00%    84.73%
Stated Documentation                 4         782,930.74      0.74      5.844       701       195,733    67.61      0.00      0.00
SUB-TOTAL:                         145    $ 38,399,357.94     36.49%     5.940%      742      $264,823    71.58%    97.96%    83.00%

COUNTRYWIDE UNDERWRITING
Reduced Documentation              178    $ 44,744,668.00     42.52%     6.540%      676      $251,375    75.72%     0.00%   100.00%
Alternative Documentation           29       6,762,233.96      6.43      5.924       711       233,180    79.63      0.00    100.00
Preferred Documentation             33       9,118,177.81      8.66      6.048       737       276,308    75.07      0.00    100.00
Full Documentation                  26       5,612,247.77      5.33      5.716       698       215,856    77.04    100.00    100.00
SUB-TOTAL:                         266    $ 66,237,327.54     62.94%     6.339%      690      $249,013    76.15%     8.47%   100.00%

OTHER
Full Documentation                   2    $    381,104.00      0.36%     5.286%      686      $190,552    80.00%   100.00%   100.00%
Reduced Documentation                1         222,000.00      0.21      4.875       686       222,000    80.00      0.00    100.00
SUB-TOTAL:                           3    $    603,104.00      0.57%     5.135%      686      $201,035    80.00%    63.19%   100.00%
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     411    $104,636,685.48     99.43%     6.193%      709      $254,590    74.47%    41.31%    93.76%
2.501 to 2.750                       3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.501 to 9.750                       3    $  1,055,040.00      1.00%     4.711%      737      $351,680    80.00%    39.43%   100.00%
9.751 to 10.000                      4         938,960.00      0.89      4.953       705       234,740    80.00     41.52    100.00
10.001 to 10.250                    11       3,003,435.77      2.85      5.231       707       273,040    71.61     64.79     89.03
10.251 to 10.500                    34       9,023,899.97      8.57      5.455       706       265,409    75.33     61.24     82.87
10.501 to 10.750                    41      10,749,624.90     10.21      5.709       739       262,186    73.14     71.97     86.48
10.751 to 11.000                    96      25,200,687.68     23.95      5.924       725       262,507    71.86     56.89     92.55
11.001 to 11.250                    67      15,174,207.24     14.42      6.178       710       226,481    75.74     46.53     97.68
11.251 to 11.500                    65      16,865,673.14     16.03      6.432       709       259,472    75.05     29.86     94.25
11.501 to 11.750                    27       7,437,589.89      7.07      6.687       681       275,466    72.57      2.69    100.00
11.751 to 12.000                    17       4,418,266.78      4.20      6.842       679       259,898    76.46     10.25    100.00
12.001 to 12.250                    16       3,279,807.55      3.12      7.118       675       204,988    77.13      4.78    100.00
12.251 to 12.500                    27       6,671,621.11      6.34      7.447       670       247,097    79.41      5.28    100.00
12.501 to 12.750                     6       1,420,975.45      1.35      7.501       666       236,829    80.00      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
February 2010                        1    $    100,661.88      0.10%     5.625%      727      $100,662    79.98%     0.00%     0.00%
July 2010                            1         110,925.01      0.11      5.875       797       110,925    80.00      0.00    100.00
September 2010                       3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
October 2010                         2         708,199.17      0.67      5.584       647       354,100    61.91      0.00    100.00
November 2010                        4       1,204,656.00      1.14      5.604       753       301,164    83.29     85.68    100.00
December 2010                       78      20,468,091.27     19.45      5.968       736       262,411    71.80     89.56     89.16
January 2011                        64      16,085,471.85     15.28      6.308       702       251,335    74.28     32.94     89.36
February 2011                      167      42,218,705.62     40.12      6.322       692       252,807    75.94      8.45    100.00
March 2011                          90      22,818,974.68     21.68      6.145       717       253,544    73.93     61.69     89.72
April 2011                           4         921,000.00      0.88      5.818       767       230,250    79.74    100.00     83.50
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                    GROUP III MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $209,624,505.49
Total Number of Loans               550

                                      AVERAGE OR
                                 WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                                 --------------------   ----------   -------------
Current Balance                      $381,135.46        $55,400.00   $1,500,000.00
Original Balance                     $381,724.44        $55,400.00   $1,500,000.00
Loan Rate                                  6.134%            4.875%          7.625%
Servicing Fee                              0.250%            0.250%          0.250%
Net Loan Rate                              5.884%            4.625%          7.375%
Gross Margin                               2.274%            2.250%          2.750%
Maximum Loan Rate                         11.134%            9.875%         12.625%
Original LTV                               72.37%            15.15%          95.00%
Credit Score(3)                              728               600             818
Original Term (mos)                          360               312             360
Remaining Term (mos)(4)                      356               307             359
Seasoning (mos)(4)                             4                 1              13
Next Rate Reset (mos)(4)                      56                47              59
Rate Adj Freq (mos)                           12                12              12
First Rate Adj Reset (mos)                    60                60              60
IO Original Term (2)                         101                60             120
IO Remaining Term (2)(4)                      97                50             119
Top State Concentrations ($)   CA(36.32%), VA(9.42%), MD(9.14%), FL(8.68%), AZ(6.10%)
First Pay Date                                            5/1/2005        5/1/2006
Rate Change Date                                          4/1/2010        4/1/2011
Maturity Date                                            12/1/2031        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     531    $199,663,077.79     95.25%     6.183%      729      $376,013    71.94%    39.90%   93.80%
One-Year Treasury                   19       9,961,427.70      4.75      5.133       692       524,286    81.00     85.14    65.61
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5/25 LIBOR Loans (1 Yr LIBOR)       23    $ 12,369,864.61      5.90%     5.876%      730      $537,820    69.26%    82.82%     0.00%
5/25 Treasury Loans                  6       3,426,216.37      1.63      5.110       656       571,036    79.41    100.00      0.00
5/25 LIBOR IO Loans (1 Yr
   LIBOR)                          508     187,293,213.18     89.35      6.204       729       368,687    72.12     37.07    100.00
5/25 Treasury IO Loans              13       6,535,211.33      3.12      5.146       702       502,709    81.84     77.35    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    29    $ 15,796,080.98      7.54%     5.710%      720      $544,692    71.47%    86.55%     0.00%
60 Month Interest-Only             262      61,209,624.13     29.20      6.479       705       233,625    75.02     19.09    100.00
120 Month Interest-Only            259     132,618,800.38     63.26      6.024       739       512,042    71.26     47.35    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                  24    $  2,114,198.84      1.01%     6.599%      701     $   88,092   64.30%    24.86%   100.00%
100,000.01 to 200,000.00           100      15,334,934.73      7.32      6.653       725        153,349   74.55      9.61    100.00
200,000.01 to 300,000.00           122      30,383,307.62     14.49      6.453       711        249,044   74.69     17.86     99.07
300,000.01 to 400,000.00            74      26,045,958.88     12.43      6.340       709        351,972   71.86     15.91     98.65
400,000.01 to 500,000.00            90      41,014,941.50     19.57      5.979       724        455,722   74.76     58.61     85.45
500,000.01 to 600,000.00            68      37,541,681.11     17.91      5.908       740        552,084   73.71     61.29     88.01
600,000.01 to 700,000.00            29      18,789,156.35      8.96      6.021       721        647,902   73.54     48.27     92.94
700,000.01 to 800,000.00            19      14,058,166.90      6.71      5.889       767        739,904   67.88     63.55     94.70
800,000.01 to 900,000.00             8       6,749,627.82      3.22      5.840       749        843,703   70.41     62.66     75.23
900,000.01 to 1,000,000.00          10       9,624,281.74      4.59      5.940       731        962,428   66.47     60.32     90.12
1,100,000.01 to 1,200,000.00         3       3,505,750.00      1.67      5.998       742      1,168,583   59.93      0.00    100.00
1,400,000.01 to 1,500,000.00         3       4,462,500.00      2.13      6.284       754      1,487,500   57.36     33.61    100.00
                                   ---    ---------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728     $  381,135   72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===     ==========   =====     =====    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.751 to 5.000                      11    $  5,559,609.16      2.65%     4.962%      685      $505,419    79.96%    86.57%    74.54%
5.001 to 5.250                      10       4,333,858.79      2.07      5.213       711       433,386    76.48     70.58     53.60
5.251 to 5.500                      42      18,825,434.74      8.98      5.442       734       448,225    73.16     72.53     84.19
5.501 to 5.750                      65      31,520,419.60     15.04      5.714       746       484,930    71.28     57.63     91.87
5.751 to 6.000                     105      48,722,357.00     23.24      5.928       737       464,022    70.33     53.22     94.64
6.001 to 6.250                      80      33,423,880.77     15.94      6.196       733       417,799    70.41     38.32     89.85
6.251 to 6.500                      74      24,825,077.82     11.84      6.431       713       335,474    74.26     22.97     96.68
6.501 to 6.750                      45      13,886,656.99      6.62      6.677       710       308,592    71.96     17.97    100.00
6.751 to 7.000                      49      12,392,020.22      5.91      6.915       716       252,898    73.27      8.01    100.00
7.001 to 7.250                      24       6,836,265.33      3.26      7.193       691       284,844    73.35      2.63    100.00
7.251 to 7.500                      36       7,144,303.64      3.41      7.475       712       198,453    80.37      2.97    100.00
7.501 to 7.750                       9       2,154,621.43      1.03      7.625       743       239,402    76.35      6.64    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
301 to 312                           1    $    744,542.05      0.36%     5.375%      730      $744,542    59.43%   100.00%    0.00%
337 to 348                           1         464,853.93      0.22      4.875       633       464,854    79.86    100.00     0.00
349 to 360                         548     208,415,109.51     99.42      6.139       728       380,320    72.40     41.72    93.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    =====


ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC     -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                       2    $    495,000.00      0.24%     5.951%      768      $247,500    16.76%    79.80%   100.00%
20.01 to 30.00                       2         155,400.00      0.07      5.500       698        77,700    24.41      0.00    100.00
30.01 to 40.00                       5       1,139,356.55      0.54      6.400       709       227,871    37.42     35.11    100.00
40.01 to 50.00                      17       7,596,246.97      3.62      6.075       747       446,838    46.25     54.18     85.59
50.01 to 60.00                      48      22,635,566.54     10.80      6.084       740       471,574    56.41     39.29     93.07
60.01 to 70.00                      98      41,868,274.86     19.97      6.085       728       427,227    67.50     42.60     89.81
70.01 to 75.00                     101      40,149,579.72     19.15      6.228       724       397,521    74.12     29.73     97.89
75.01 to 80.00                     253      88,659,121.59     42.29      6.112       725       350,431    79.65     47.02     91.53
80.01 to 85.00                       2         925,000.00      0.44      5.993       703       462,500    82.65     45.95    100.00
85.01 to 90.00                      15       4,050,652.58      1.93      6.345       704       270,044    89.71     47.14     87.40
90.01 to 95.00                       7       1,950,306.68      0.93      6.584       761       278,615    94.77     28.60    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

CREDIT SCORES

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Not Available                        3    $  1,533,789.24      0.73%     5.206%        0      $511,263    78.73%   100.00%     0.00%
576 to 600                           1         106,700.00      0.05      7.375       600       106,700    53.35      0.00    100.00
601 to 625                          18       5,125,584.96      2.45      6.078       622       284,755    70.47     44.84     90.69
626 to 650                          40      11,764,970.47      5.61      6.235       638       294,124    72.49     47.92     92.49
651 to 675                          66      19,618,223.75      9.36      6.339       665       297,246    71.56     37.50     86.99
676 to 700                          68      29,995,356.76     14.31      6.121       687       441,108    75.39     24.06     92.75
701 to 725                          70      25,305,985.48     12.07      6.207       715       361,514    72.88     38.29    100.00
726 to 750                          83      34,911,394.31     16.65      6.183       739       420,619    72.79     38.72     90.94
751 to 775                         103      40,803,725.26     19.47      6.031       763       396,153    73.23     49.86     94.94
776 to 800                          83      33,494,148.65     15.98      6.082       787       403,544    68.58     49.60     94.53
801 to 825                          15       6,964,626.61      3.32      6.003       807       464,308    71.05     56.67     83.99
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======


    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              2    $    339,402.00      0.16%     6.350%      695      $169,701    67.62%     0.00%   100.00%
Arizona                             33      12,795,947.75      6.10      6.407       726       387,756    72.97     35.40     96.30
California                         174      76,145,501.67     36.32      6.128       724       437,618    70.64     28.22     95.94
Colorado                            10       3,773,726.36      1.80      6.030       745       377,373    63.61     32.80     72.84
Delaware                             1          63,000.00      0.03      5.125       615        63,000    54.78    100.00    100.00
District of Columbia                 4       2,268,188.02      1.08      5.802       741       567,047    69.32    100.00    100.00
Florida                             79      18,199,385.17      8.68      6.725       726       230,372    77.46     22.26     96.44
Georgia                             18       4,922,087.12      2.35      6.016       718       273,449    72.88     62.85     71.24
Hawaii                               4       2,038,507.28      0.97      5.854       757       509,627    68.49      0.00    100.00
Idaho                                5         703,595.00      0.34      6.606       723       140,719    77.40     19.98    100.00
Illinois                            21       8,463,681.68      4.04      5.939       728       403,032    67.93     49.32     67.60
Indiana                              1         546,500.00      0.26      6.125       764       546,500    72.87    100.00    100.00
Iowa                                 1         628,000.00      0.30      6.000       742       628,000    80.00    100.00    100.00
Kentucky                             1         127,200.00      0.06      7.500       718       127,200    80.00      0.00    100.00
Louisiana                            1         282,833.25      0.13      5.875       691       282,833    80.00    100.00      0.00
Maryland                            42      19,153,266.09      9.14      5.979       721       456,030    75.84     74.29     85.58
Massachusetts                        5       1,386,150.00      0.66      6.273       719       277,230    62.56      0.00    100.00
Michigan                             6       1,986,135.54      0.95      6.022       728       331,023    68.60     78.90    100.00
Minnesota                            2         929,683.01      0.44      5.687       662       464,842    77.43     50.00     50.00
Mississippi                          1         148,000.00      0.07      5.875       642       148,000    91.93    100.00    100.00
Missouri                             1         437,196.45      0.21      5.875       656       437,196    79.82    100.00      0.00
Montana                              1         180,000.00      0.09      6.750       638       180,000    72.87      0.00    100.00
Nebraska                             1         383,150.00      0.18      5.625       699       383,150    79.00      0.00    100.00
Nevada                              21       6,537,596.96      3.12      6.448       721       311,314    76.19     40.26     93.30
New Hampshire                        1         543,293.75      0.26      6.000       692       543,294    75.00      0.00    100.00
New Jersey                           6       2,553,528.47      1.22      5.918       745       425,588    71.34     82.44     78.65
New Mexico                           1         584,000.00      0.28      6.125       747       584,000    61.47      0.00    100.00
New York                             4       1,717,399.59      0.82      5.348       719       429,350    82.41     81.54    100.00
North Carolina                      11       3,895,824.73      1.86      6.454       749       354,166    71.72     45.54    100.00
Ohio                                 5       1,709,876.36      0.82      5.815       717       341,975    64.31     88.44     75.69
Oregon                               8       2,196,838.00      1.05      5.906       712       274,605    78.23     41.88    100.00
Pennsylvania                         4       1,693,499.79      0.81      6.019       720       423,375    79.94      0.00    100.00
Rhode Island                         2       1,724,947.76      0.82      5.973       781       862,474    51.50     86.96    100.00
South Carolina                       4       1,231,086.79      0.59      6.035       728       307,772    73.32      0.00    100.00
Tennessee                            1          96,000.00      0.05      6.625       626        96,000    80.00      0.00    100.00
Texas                                9       2,941,351.68      1.40      5.927       752       326,817    78.92     58.73     80.33
Utah                                 3         964,308.44      0.46      5.762       760       321,436    76.13     52.10    100.00
Virginia                            39      19,752,629.57      9.42      5.928       747       506,478    72.07     54.86    100.00
Washington                          15       4,738,687.21      2.26      5.875       721       315,912    76.09     64.54     89.91
Wisconsin                            2         842,500.00      0.40      6.000       704       421,250    75.36    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            392    $174,451,336.01     83.22%     6.048%      726      $445,029    71.57%    45.36%   91.41%
Investment                         131      25,749,073.45     12.28      6.679       741       196,558    77.02      17.8      100
Second Home                         27       9,424,096.03       4.5      6.231       726       349,041     74.5     47.15    91.31
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      298    $120,902,469.79     57.68%     6.075%      723      $405,713    70.92%    45.11%    90.20%
Planned Unit Development           147      59,660,335.25     28.46      6.188       732       405,853    73.90     42.16     95.15
Condominium                         74      21,200,225.00     10.11      6.080       736       286,490    76.10     36.60     95.00
Two- to Four-Family                 30       7,565,475.45      3.61      6.807       731       252,183    72.83      5.30    100.00
Cooperative                          1         296,000.00      0.14      5.500       775       296,000    80.00    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           302    $109,834,875.54     52.40%     6.135%      734      $363,692    76.98%    42.94%   93.42%
Refinance - Rate Term               85      38,540,621.78     18.39      6.075       729       453,419    69.39     45.73    87.40
Refinance - Cashout                163      61,249,008.17     29.22      6.169       715       375,761    65.99     38.16    93.95
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   134    $ 72,953,295.72     34.80%     5.900%      742      $544,428    71.13%   100.00%    85.96%
Stated Documentation               148      72,410,195.73     34.54      6.148       734       489,258    71.01      0.00     97.06
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
   SUB-TOTAL:                      282    $145,363,491.45     69.34%     6.023%      738      $515,473    71.07%    50.19%    91.49%
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
COUNTRYWIDE UNDERWRITING
Reduced Documentation              112    $ 23,984,392.81     11.44%     6.841%      712      $214,146    75.19%     0.00%   100.00%
Alternative Documentation           36       7,434,535.36      3.55      6.161       727       206,515    75.63      0.00    100.00
Preferred Documentation              7       1,436,156.00      0.69      6.164       762       205,165    78.77      0.00    100.00
Full Documentation                  33       6,721,039.76      3.21      6.046       702       203,668    73.96    100.00    100.00
No Income / No Assets               38       8,946,463.25      4.27      6.862       688       235,433    70.92      0.00    100.00
Stated Income / Stated Assets       21       5,207,657.48      2.48      6.549       667       247,984    71.12      0.00    100.00
No Ratio                             2         569,341.68      0.27      7.374       721       284,671    92.47      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
   SUB-TOTAL:                      249    $ 54,299,586.34     25.90%     6.613%      706      $218,071    74.28%    12.38%   100.00%
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
OTHER
Full Documentation                  16    $  8,481,527.91      4.05%     5.113%      692      $530,095    81.18%   100.00%    59.60%
Reduced Documentation                3       1,479,899.79      0.71      5.250       689       493,300    80.00      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
   SUB-TOTAL:                       19    $  9,961,427.70      4.75%     5.133%      692      $524,286    81.00%    85.14%    65.61%
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     531    $199,663,077.79     95.25%     6.183%      729      $376,013    71.94%    39.90%   93.80%
2.501 to 2.750                      19       9,961,427.70      4.75      5.133       692       524,286    81.00     85.14    65.61
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.751 to 10.000                     11    $  5,559,609.16      2.65%     4.962%      685      $505,419    79.96%    86.57%    74.54%
10.001 to 10.250                    10       4,333,858.79      2.07      5.213       711       433,386    76.48     70.58     53.60
10.251 to 10.500                    42      18,825,434.74      8.98      5.442       734       448,225    73.16     72.53     84.19
10.501 to 10.750                    65      31,520,419.60     15.04      5.714       746       484,930    71.28     57.63     91.87
10.751 to 11.000                   104      48,536,357.55     23.15      5.928       738       466,696    70.31     53.42     94.62
11.001 to 11.250                    80      33,423,880.77     15.94      6.196       733       417,799    70.41     38.32     89.85
11.251 to 11.500                    74      24,825,077.82     11.84      6.431       713       335,474    74.26     22.97     96.68
11.501 to 11.750                    45      13,886,656.99      6.62      6.677       710       308,592    71.96     17.97    100.00
11.751 to 12.000                    50      12,578,019.67      6.00      6.902       715       251,560    73.32      7.89    100.00
12.001 to 12.250                    24       6,836,265.33      3.26      7.193       691       284,844    73.35      2.63    100.00
12.251 to 12.500                    36       7,144,303.64      3.41      7.475       712       198,453    80.37      2.97    100.00
12.501 to 12.750                     9       2,154,621.43      1.03      7.625       743       239,402    76.35      6.64    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
April 2010                           1    $    464,853.93      0.22%     4.875%      633      $464,854    79.86%   100.00%     0.00%
July 2010                            4       1,474,249.14      0.70      5.339       695       368,562    79.46     42.76     67.64
August 2010                          3       1,436,924.17      0.69      5.296       711       478,975    77.81     87.47     33.85
September 2010                      20       9,180,460.23      4.38      5.329       709       459,023    80.41     74.88     78.19
October 2010                        11       2,453,237.99      1.17      5.831       757       223,022    79.31     64.87    100.00
November 2010                       23       5,919,590.65      2.82      6.107       731       257,374    75.14     44.88     69.29
December 2010                      172      76,624,624.08     36.55      5.980       736       445,492    72.14     48.54     90.68
January 2011                        94      30,601,339.99     14.60      6.341       732       325,546    73.06     32.76     98.07
February 2011                      109      25,919,688.67     12.36      6.587       688       237,795    70.48     11.01    100.00
March 2011                         110      53,627,536.64     25.58      6.222       735       487,523    70.78     43.41     97.20
April 2011                           3       1,922,000.00      0.92      6.242       739       640,667    73.74     69.30     55.88
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

                    GROUP IV MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $40,155,088.21
Total Number of Loans              139

                                       AVERAGE
                               OR WEIGHTED AVERAGE (1)    MINIMUM       MAXIMUM
                               -----------------------   ----------   -----------
Current Balance                      $288,885.53         $75,000.00   $656,000.00
Original Balance                     $288,982.66         $75,000.00   $656,000.00
Loan Rate                                  6.439%             5.375%        7.625%
Servicing Fee                              0.250%             0.250%        0.250%
Net Loan Rate                              6.189%             5.125%        7.375%
Gross Margin                               2.252%             2.250%        2.750%
Maximum Loan Rate                         11.439%            10.375%       12.625%
Original LTV                               75.24%             27.88%        95.00%
Credit Score(3)                              720                631           817
Original Term (mos)                          360                360           360
Remaining Term (mos)(4)                      357                351           359
Seasoning (mos)(4)                             3                  1             9
Next Rate Reset (mos)(4)                      81                 75            83
Rate Adj Freq (mos)                           12                 12            12
First Rate Adj Reset (mos)                    84                 84            84
IO Original Term (2)                          94                 84           120
IO Remaining Term (2)(4)                      91                 75           119
Top State Concentrations ($)   CA(45.53%),VA(10.30%),NV(7.35%),MA(4.75%),AZ(4.53%)
First Pay Date                                             9/1/2005      5/1/2006
Rate Change Date                                           8/1/2012      4/1/2013
Maturity Date                                              8/1/2035      4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

INDEX

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PRODUCT TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR Loans (1 Yr LIBOR)       14    $ 3,874,347.07      9.65%     5.925%      765      $276,739    69.57%    85.62%     0.00%
7/23 LIBOR IO Loans (1 Yr
   LIBOR)                          125     36,280,741.14     90.35      6.494       715       290,246    75.84     30.94    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    14    $ 3,874,347.07      9.65%     5.925%      765      $276,739    69.57%    85.62%     0.00%
84 Month Interest-Only              87     25,723,519.35     64.06      6.660       699       295,673    78.01      2.60    100.00
120 Month Interest-Only             38     10,557,221.79     26.29      6.090       754       277,822    70.57    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   2    $   170,000.00      0.42%     6.489%      711      $ 85,000    42.45%    44.12%   100.00%
100,000.01 to 200,000.00            22      3,508,832.05      8.74      6.414       742       159,492    72.75     55.56     80.56
200,000.01 to 300,000.00            54     13,841,272.36     34.47      6.469       715       256,320    75.25     34.74     90.67
300,000.01 to 400,000.00            48     16,749,218.59     41.71      6.312       728       348,942    75.99     38.45     88.65
400,000.01 to 500,000.00            11      4,630,565.21     11.53      6.652       691       420,960    74.27     27.41    100.00
500,000.01 to 600,000.00             1        599,200.00      1.49      6.625       687       599,200    80.00      0.00    100.00
600,000.01 to 700,000.00             1        656,000.00      1.63      7.500       719       656,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       4    $ 1,204,137.62      3.00%     5.459%      765      $301,034    69.34%    74.52%    67.29%
5.501 to 5.750                       9      2,424,132.58      6.04      5.704       765       269,348    73.82     86.63     68.58
5.751 to 6.000                      33      8,814,920.97     21.95      5.954       743       267,119    70.51     67.76     80.01
6.001 to 6.250                      19      5,764,914.12     14.36      6.237       735       303,417    73.46     50.15     93.07
6.251 to 6.500                      26      7,593,138.73     18.91      6.426       717       292,044    77.46     25.08     92.67
6.501 to 6.750                      15      4,849,618.46     12.08      6.705       697       323,308    76.36     12.40    100.00
6.751 to 7.000                      15      3,845,122.05      9.58      6.888       692       256,341    78.70      4.54    100.00
7.001 to 7.250                       5      1,500,178.00      3.74      7.192       686       300,036    80.00      0.00    100.00
7.251 to 7.500                      12      3,882,925.68      9.67      7.477       683       323,577    80.00      0.00    100.00
7.501 to 7.750                       1        276,000.00      0.69      7.625       663       276,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                         139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       1    $   230,000.00      0.57%     6.000%      798      $230,000    27.88%     0.00%   100.00%
30.01 to 40.00                       3        329,500.00      0.82      6.087       793       109,833    33.18    100.00    100.00
40.01 to 50.00                       6      1,543,101.90      3.84      6.260       748       257,184    46.74     77.64    100.00
50.01 to 60.00                       7      1,928,605.52      4.80      6.247       736       275,515    55.31     87.56     87.61
60.01 to 70.00                      17      4,960,628.01     12.35      5.994       745       291,802    65.31     60.56     56.58
70.01 to 75.00                       9      2,215,996.96      5.52      6.497       691       246,222    73.91     29.79     92.89
75.01 to 80.00                      86     26,388,891.42     65.72      6.557       714       306,848    79.74     24.45     95.56
80.01 to 85.00                       2        599,475.74      1.49      6.186       706       299,738    84.55    100.00     74.44
85.01 to 90.00                       3        592,900.00      1.48      6.707       684       197,633    88.81     50.67    100.00
90.01 to 95.00                       5      1,365,988.66      3.40      6.307       732       273,198    95.00     22.60    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                          10    $ 2,809,969.68      7.00%     6.533%      642      $280,997    75.04%     0.00%   100.00%
651 to 675                          16      5,099,605.82     12.70      6.950       664       318,725    77.41      7.97    100.00
676 to 700                          21      6,712,678.73     16.72      6.756       690       319,651    80.68     13.06     97.65
701 to 725                          30      9,214,250.31     22.95      6.567       710       307,142    77.31      7.26     95.67
726 to 750                          16      4,116,269.56     10.25      6.014       736       257,267    73.52     89.48     91.18
751 to 775                          20      5,545,207.06     13.81      6.153       766       277,260    73.01     66.79     70.81
776 to 800                          21      5,334,203.55     13.28      6.071       787       254,010    69.71     72.73     80.52
801 to 825                           5      1,322,903.50      3.29      5.772       807       264,581    62.22    100.00     77.57
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              1    $   230,800.00      0.57%     6.000%      711      $230,800    80.00%     0.00%   100.00%
Arizona                              8      1,817,244.72      4.53      6.757       696       227,156    78.88     22.55    100.00
California                          56     18,283,886.02     45.53      6.659       700       326,498    76.47     13.49    100.00
Colorado                             3        852,367.95      2.12      6.147       725       284,123    76.86     73.02    100.00
District of Columbia                 4      1,250,561.97      3.11      5.845       765       312,640    76.14    100.00     78.26
Florida                              7      1,526,140.00      3.80      6.292       751       218,020    69.90     27.62    100.00
Georgia                              2        560,485.00      1.40      6.000       743       280,243    79.97     63.75    100.00
Hawaii                               1        463,200.00      1.15      6.375       705       463,200    77.59      0.00    100.00
Idaho                                2        393,158.21      0.98      6.458       727       196,579    63.28     38.97     61.03
Illinois                             2        628,816.69      1.57      6.191       754       314,408    77.12    100.00    100.00
Indiana                              1        225,000.00      0.56      6.000       752       225,000    56.25    100.00    100.00
Maryland                             5      1,465,715.45      3.65      6.033       754       293,143    73.16     89.25     40.94
Massachusetts                        6      1,909,272.60      4.75      6.248       702       318,212    73.51     26.65     87.49
Michigan                             1        180,523.98      0.45      5.875       788       180,524    67.19    100.00      0.00
Minnesota                            4        984,629.43      2.45      5.945       781       246,157    56.73     59.41     31.60
Nevada                              11      2,951,320.06      7.35      6.526       720       268,302    84.41      6.61    100.00
New York                             1        311,000.00      0.77      6.125       738       311,000    75.67    100.00    100.00
Ohio                                 1        167,713.49      0.42      6.000       745       167,713    80.00    100.00    100.00
Oregon                               1        229,600.00      0.57      6.500       774       229,600    80.00    100.00    100.00
Rhode Island                         2        502,285.89      1.25      6.385       690       251,143    78.59     41.77     58.23
South Carolina                       1        174,500.00      0.43      6.875       687       174,500    85.96    100.00    100.00
Texas                                1        115,861.00      0.29      6.875       780       115,861    80.00      0.00    100.00
Virginia                            15      4,136,645.75     10.30      6.087       765       275,776    67.64    100.00     69.03
Washington                           3        794,360.00      1.98      6.505       699       264,787    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            131    $38,350,219.98     95.51%     6.452%      719      $292,750    75.03%    34.98%    89.90%
Second Home                          8      1,804,868.23      4.49      6.162       740       225,609    79.62     62.53    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       70    $19,827,554.25     49.38%     6.480%      714      $283,251    74.82%    29.16%   93.55%
Planned Unit Development            40     11,021,682.06     27.45      6.362       734       275,542    74.75     47.79    90.03
Condominium                         20      5,511,319.92     13.73      6.388       722       275,566    74.70     44.75    85.01
Two- to Four-Family                  7      3,213,970.01      8.00      6.665       693       459,139    78.19     13.88    87.57
Cooperative                          2        580,561.97      1.45      5.742       770       290,281    87.54    100.00    53.18
                                   ---    --------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    =====

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            86    $25,348,027.07     63.13%     6.549%      717      $294,745    79.98%    28.77%   93.47%
Refinance - Rate Term               18      5,435,814.36     13.54      6.298       729       301,990    70.05     52.23    86.62
Refinance - Cashout                 35      9,371,246.78     23.34      6.222       724       267,750    65.41     47.06    84.08
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                    51    $14,064,323.97     35.03%     6.039%      757      $275,771    70.54%   100.00%    76.41%
Stated Documentation                 2        557,120.46      1.39      6.285       751       278,560    67.48      0.00      0.00
SUB-TOTAL:                          53    $14,621,444.43     36.41%     6.048%      757      $275,876    70.43%    96.19%    73.50%
COUNTRYWIDE UNDERWRITING
Reduced Documentation               62    $19,245,539.33     47.93%     6.811%      688      $310,412    79.15%     0.00%   100.00%
Alternative Documentation            7      1,776,011.66      4.42      6.205       699       253,716    81.54      0.00    100.00
Preferred Documentation             14      4,034,379.30     10.05      6.200       739       288,170    72.42      0.00    100.00
Full Documentation                   3        477,713.49      1.19      6.315       761       159,238    65.32    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
SUB-TOTAL:                          86    $25,533,643.78     63.59%     6.663%      699      $296,903    77.99%     1.87%   100.00%
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     138    $40,001,862.47     99.62%     6.441%      720      $289,869    75.21%    35.97%   90.70%
2.501 to 2.750                       1        153,225.74      0.38      6.000       745       153,226    83.24    100.00     0.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             139    $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%   90.35%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                    4     $ 1,204,137.62      3.00%     5.459%      765      $301,034    69.34%    74.52%    67.29%
10.501 to 10.750                    9       2,424,132.58      6.04      5.704       765       269,348    73.82     86.63     68.58
10.751 to 11.000                   33       8,814,920.97     21.95      5.954       743       267,119    70.51     67.76     80.01
11.001 to 11.250                   19       5,764,914.12     14.36      6.237       735       303,417    73.46     50.15     93.07
11.251 to 11.500                   26       7,593,138.73     18.91      6.426       717       292,044    77.46     25.08     92.67
11.501 to 11.750                   15       4,849,618.46     12.08      6.705       697       323,308    76.36     12.40    100.00
11.751 to 12.000                   15       3,845,122.05      9.58      6.888       692       256,341    78.70      4.54    100.00
12.001 to 12.250                    5       1,500,178.00      3.74      7.192       686       300,036    80.00      0.00    100.00
12.251 to 12.500                   12       3,882,925.68      9.67      7.477       683       323,577    80.00      0.00    100.00
12.501 to 12.750                    1         276,000.00      0.69      7.625       663       276,000    80.00      0.00    100.00
                                  ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            139     $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                  ===     ==============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
August 2012                         1     $   370,000.00      0.92%     5.875%      647      $370,000    67.03%     0.00%   100.00%
September 2012                      1         195,000.00      0.49      6.625       760       195,000    72.22    100.00    100.00
November 2012                       2         461,975.74      1.15      5.749       766       230,988    91.10    100.00     66.83
December 2012                      26       6,994,045.31     17.42      5.993       760       269,002    68.99     91.86     80.21
January 2013                       14       3,846,617.50      9.58      6.743       706       274,758    76.36     30.94     87.97
February 2013                      57      17,482,365.18     43.54      6.649       700       306,708    77.75      1.62    100.00
March 2013                         35      10,169,584.48     25.33      6.328       731       290,560    74.48     54.17     83.12
April 2013                          3         635,500.00      1.58      6.281       724       211,833    74.49     75.22     75.22
                                  ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            139     $40,155,088.21    100.00%     6.439%      720      $288,886    75.24%    36.21%    90.35%
                                  ===     ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

                     GROUP V MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $69,505,912.49
Total Number of Loans              168

                                     AVERAGE OR
                                 WEIGHTED AVERAGE (1)    MINIMUM       MAXIMUM
                                 -------------------   ----------   -------------
Current Balance                      $413,725.67       $70,000.00   $4,153,000.00
Original Balance                     $417,668.01       $70,000.00   $4,153,000.00
Loan Rate                                  6.278%           5.375%          7.625%
Servicing Fee                              0.250%           0.250%          0.250%
Net Loan Rate                              6.028%           5.125%          7.375%
Gross Margin                               2.250%           2.250%          2.250%
Maximum Loan Rate                         11.278%          10.375%         12.625%
Original LTV                               70.25%           28.91%          95.00%
Credit Score(3)                              738              609             812
Original Term (mos)                          360              360             360
Remaining Term (mos)(4)                      357              349             359
Seasoning (mos)(4)                             3                1              11
Next Rate Reset (mos) (4)                     81               73              83
Rate Adj Freq (mos)                           12               12              12
First Rate Adj Reset (mos)                    84               84              84
IO Original Term (2)                         110               84             120
IO Remaining Term (2)(4)                     106               73             119
Top State Concentrations ($)   CA(22.03%),MD(16.24%),VA(15.85%),FL(9.00%),AZ(6.44%)
First Pay Date                                           7/1/2005        5/1/2006
Rate Change Date                                         6/1/2012        4/1/2013
Maturity Date                                            6/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

INDEX

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PRODUCT TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR Loans (1 Yr LIBOR)        8    $ 4,535,058.42      6.52%     5.785%      766      $566,882    64.17%    60.72%    0.00%
7/23 LIBOR IO Loans (1 Yr
   LIBOR)                          160     64,970,854.07     93.48      6.313       736       406,068    70.68     50.64   100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----   ------
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

AMORTIZATION TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                     8    $ 4,535,058.42      6.52%     5.785%      766      $566,882    64.17%    60.72%    0.00%
84 Month Interest-Only              79     18,388,611.83     26.46      6.818       711       232,767    73.41      4.34   100.00
120 Month Interest-Only             81     46,582,242.24     67.02      6.113       747       575,089    69.60     68.92   100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----   ------
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ===    ==============    ======      =====       ===      ========    =====     =====   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   6    $   504,260.41      0.73%     6.627%      718     $   84,043   73.59%    32.14%   100.00%
100,000.01 to 200,000.00            39      6,140,609.88      8.83      6.744       730        157,452   75.74      3.69    100.00
200,000.01 to 300,000.00            26      6,438,010.62      9.26      6.568       725        247,616   69.04     12.04    100.00
300,000.01 to 400,000.00            20      6,971,410.11     10.03      6.539       700        348,571   74.36      4.46    100.00
400,000.01 to 500,000.00            28     12,606,711.16     18.14      6.141       744        450,240   71.68     72.39     82.21
500,000.01 to 600,000.00            19     10,413,201.94     14.98      6.162       749        548,063   73.59     67.73     95.10
600,000.01 to 700,000.00            11      7,275,373.31     10.47      6.174       736        661,398   68.85     63.57    100.00
700,000.01 to 800,000.00            11      8,265,104.13     11.89      6.135       736        751,373   72.03     54.30     90.53
800,000.01 to 900,000.00             3      2,639,300.00      3.80      5.622       784        879,767   71.68    100.00    100.00
900,000.01 to 1,000,000.00           3      2,998,930.93      4.31      6.042       770        999,644   61.09     33.35     66.69
1,000,000.01 to 1,100,000.00         1      1,100,000.00      1.58      6.000       772      1,100,000   79.83    100.00    100.00
3,000,000.01 or greater              1      4,153,000.00      5.98      6.500       744      4,153,000   46.14    100.00    100.00
                                   ---    --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738     $  413,726   70.25%    51.30%    93.48%
                                   ===    ==============    ======      =====       ===     ==========   =====    ======    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       3    $ 2,049,800.00     2.95%      5.445%      772      $683,267    67.76%   100.00%  100.00%
5.501 to 5.750                      20      9,973,317.16     14.35      5.712       755       498,666    66.20     70.18    72.63
5.751 to 6.000                      39     17,622,096.85     25.35      5.946       744       451,849    73.33     75.59    89.76
6.001 to 6.250                      23     11,799,598.53     16.98      6.214       751       513,026    72.56     51.58   100.00
6.251 to 6.500                      29     13,615,608.46     19.59      6.467       727       469,504    65.20     52.90   100.00
6.501 to 6.750                      13      4,287,627.81      6.17      6.703       719       329,818    67.58      0.00   100.00
6.751 to 7.000                      12      2,980,862.48      4.29      6.896       698       248,405    70.24      0.00   100.00
7.001 to 7.250                       9      2,246,424.00      3.23      7.188       724       249,603    71.28      0.00   100.00
7.251 to 7.500                      17      4,107,377.20      5.91      7.394       726       241,610    79.61      0.00   100.00
7.501 to 7.750                       3        823,200.00      1.18      7.625       697       274,400    74.73      0.00   100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------   ------
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ===    ==============    ======      =====       ===      ========    =====    ======   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)         LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                         168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ===    ==============    ======      =====       ===      ========    ======    =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)         LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       1    $   133,000.00      0.19%     5.625%      689      $133,000    28.91%     0.00%   100.00%
30.01 to 40.00                       3      1,372,430.93      1.97      5.858       777       457,477    37.63      0.00     27.21
40.01 to 50.00                       8      6,736,933.06      9.69      6.453       729       842,117    46.40     76.03    100.00
50.01 to 60.00                      13      6,402,586.57      9.21      6.173       763       492,507    57.56     44.75     87.78
60.01 to 70.00                      29     12,463,384.83     17.93      6.154       741       429,772    67.12     51.79     92.39
70.01 to 75.00                      34     12,749,922.13     18.34      6.310       728       374,998    74.22     37.43    100.00
75.01 to 80.00                      77     28,990,304.97     41.71      6.299       737       376,497    79.39     56.72     93.77
90.01 to 95.00                       3        657,350.00      0.95      7.375       741       219,117    94.59      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES           LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
601 to 625                           4    $ 1,284,300.00      1.85%     6.473%      619      $321,075    74.67%     0.00%   100.00%
626 to 650                          11      2,843,211.92      4.09      6.788       636       258,474    67.36      4.33    100.00
651 to 675                          11      3,747,406.40      5.39      6.454       663       340,673    69.72     11.74    100.00
676 to 700                          19      7,946,942.72     11.43      6.157       691       418,260    73.10     52.27     94.14
701 to 725                          15      5,981,107.92      8.61      6.530       715       398,741    74.71     47.61    100.00
726 to 750                          40     17,465,867.67     25.13      6.418       739       436,647    68.90     59.03     92.91
751 to 775                          28     11,648,274.58     16.76      6.191       764       416,010    69.25     64.10    100.00
776 to 800                          33     16,389,710.89     23.58      6.005       786       496,658    70.46     59.64     85.40
801 to 825                           7      2,199,090.39      3.16      6.351       806       314,156    64.46     24.63     80.08
                                   ---    --------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                             168    $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                   ===    ==============    ======      =====       ===      ========    =====     =====     =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

GEOGRAPHIC AREA

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                             18     $ 4,474,119.30      6.44%     6.777%      740      $248,562    73.33%    17.49%   100.00%
California                          42      15,311,451.64     22.03      6.468       716       364,558    72.26     23.05     97.10
Colorado                             2         464,500.00      0.67      6.041       764       232,250    80.00     46.50    100.00
Connecticut                          1         340,000.00      0.49      6.125       686       340,000    80.00      0.00    100.00
Delaware                             1         599,700.00      0.86      6.250       759       599,700    65.29    100.00    100.00
District of Columbia                 6       3,379,051.74      4.86      6.027       732       563,175    71.02     58.20     76.84
Florida                             23       6,255,545.01      9.00      6.686       746       271,980    71.68     13.95    100.00
Georgia                              5       2,390,390.19      3.44      5.945       752       478,078    66.83     78.18    100.00
Idaho                                2         203,120.00      0.29      7.191       754       101,560    80.00      0.00    100.00
Illinois                             4       2,910,466.48      4.19      5.879       788       727,617    67.27     65.64     82.46
Kentucky                             1         128,000.00      0.18      7.375       801       128,000    80.00      0.00    100.00
Maryland                            12      11,288,711.53     16.24      6.251       740       940,726    64.90     91.07    100.00
Massachusetts                        4       1,007,000.00      1.45      6.888       734       251,750    52.95      0.00    100.00
Michigan                             1         900,000.00      1.29      5.375       780       900,000    76.92    100.00    100.00
Minnesota                            1         200,000.00      0.29      6.000       800       200,000    73.05      0.00    100.00
Mississippi                          1          73,600.00      0.11      6.000       719        73,600    80.00    100.00    100.00
Missouri                             1         998,930.93      1.44      5.625       793       998,931    40.00      0.00      0.00
Montana                              1         308,275.00      0.44      7.375       727       308,275    95.00      0.00    100.00
Nevada                               8       2,148,435.61      3.09      6.298       722       268,554    75.78      0.00    100.00
New Jersey                           2       1,257,985.84      1.81      5.984       722       628,993    78.16    100.00    100.00
New York                             1         424,848.22      0.61      5.750       751       424,848    59.86    100.00    100.00
North Carolina                       1         800,000.00      1.15      6.125       767       800,000    58.45    100.00    100.00
Ohio                                 1         311,000.00      0.45      6.000       764       311,000    47.26    100.00    100.00
Oregon                               3         590,799.19      0.85      6.493       741       196,933    72.25      0.00    100.00
Tennessee                            1          77,000.00      0.11      6.500       747        77,000    64.17      0.00    100.00
Texas                                1         438,192.37      0.63      5.875       785       438,192    80.00    100.00      0.00
Utah                                 3         532,600.00      0.77      6.432       785       177,533    77.85     19.42    100.00
Virginia                            20      11,017,189.44     15.85      5.962       740       550,859    74.78     84.62     87.65
Washington                           1         675,000.00      0.97      6.375       654       675,000    50.00      0.00    100.00
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

OCCUPANCY TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            106     $53,991,426.21     77.68%     6.162%      738      $509,353    69.54%    59.03%   91.60%
Investment                          49      10,321,017.62     14.85      6.955       738       210,633    73.72      5.00      100
Second Home                         13       5,193,468.66      7.47      6.147       747       399,498    70.75     62.95      100
                                   ---     --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       81     $35,072,203.05     50.46%     6.243%      736      $432,990    69.58%    53.03%   95.25%
Planned Unit Development            51      23,598,797.90     33.95      6.157       748       462,722    70.52     62.79    89.81
Condominium                         28       7,577,728.21     10.90      6.504       736       270,633    74.52     29.58    93.85
Two- to Four-Family                  8       3,257,183.33      4.69      7.017       705       407,148    65.64      0.00   100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----   ------
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ===     ==============    ======      =====       ===      ========    =====     =====   ======

LOAN PURPOSE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE     COUPON      SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           101     $38,928,563.09     56.01%     6.263%      745     $385,431     75.05%    53.09%   92.93%
Refinance - Rate Term               19      12,694,266.85     18.26      6.259       745      668,119     59.23     67.85    92.13
Refinance - Cashout                 48      17,883,082.55     25.73      6.326       718      372,564     67.64     35.67    95.62
                                   ---     --------------    ------      -----       ---     --------     -----     -----    -----
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738     $413,726     70.25%    51.30%   93.48%
                                   ===     ==============    ======      =====       ===     ========     =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

LOAN DOCUMENTATION

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE     BALANCE         CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                    55     $34,859,268.04     50.15%     6.017%      750      $633,805    69.49%   100.00%    92.10%
Stated Documentation                35      16,506,532.62     23.75      6.220       745       471,615    68.50      0.00     89.21
   SUB-TOTAL:                       90     $51,365,800.66     73.90%     6.083%      748      $570,731    69.17%    67.86%    91.17%

COUNTRYWIDE UNDERWRITING

Reduced Documentation               48     $11,665,970.66     16.78%     6.985%      706      $243,041    74.99%     0.00%   100.00%
Alternative Documentation            9       1,665,787.00      2.40      6.376       733       185,087    72.69      0.00    100.00
Preferred Documentation              2         722,113.19      1.04      6.000       769       361,057    71.54      0.00    100.00
Full Documentation                   5         798,449.19      1.15      6.191       742       159,690    77.33    100.00    100.00
No Income / No Assets                8       1,764,241.79      2.54      7.022       687       220,530    69.58      0.00    100.00
Stated Income / Stated Assets        5       1,001,050.00      1.44      6.375       667       200,210    70.66      0.00    100.00
No Ratio                             1         522,500.00      0.75      7.250       762       522,500    52.25      0.00    100.00
   SUB-TOTAL:                       78     $18,140,111.83     26.10%     6.833%      710      $232,566    73.32%     4.40%   100.00%
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     168     $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ---     --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%   93.48%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                     3     $ 2,049,800.00      2.95%     5.445%      772      $683,267    67.76%   100.00%   100.00%
10.501 to 10.750                    20       9,973,317.16     14.35      5.712       755       498,666    66.20     70.18     72.63
10.751 to 11.000                    39      17,622,096.85     25.35      5.946       744       451,849    73.33     75.59     89.76
11.001 to 11.250                    23      11,799,598.53     16.98      6.214       751       513,026    72.56     51.58    100.00
11.251 to 11.500                    29      13,615,608.46     19.59      6.467       727       469,504    65.20     52.90    100.00
11.501 to 11.750                    13       4,287,627.81      6.17      6.703       719       329,818    67.58      0.00    100.00
11.751 to 12.000                    12       2,980,862.48      4.29      6.896       698       248,405    70.24      0.00    100.00
12.001 to 12.250                     9       2,246,424.00      3.23      7.188       724       249,603    71.28      0.00    100.00
12.251 to 12.500                    17       4,107,377.20      5.91      7.394       726       241,610    79.61      0.00    100.00
12.501 to 12.750                     3         823,200.00      1.18      7.625       697       274,400    74.73      0.00    100.00
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

NEXT RATE ADJUSTMENT DATE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
June 2012                            1     $   248,500.00      0.36%     5.750%      765      $248,500    80.00%     0.00%   100.00%
November 2012                        1          73,600.00      0.11      6.000       719        73,600    80.00    100.00    100.00
December 2012                       41      23,092,612.82     33.22      6.112       744       563,234    66.78     67.52     94.19
January 2013                        34      11,427,619.92     16.44      6.358       730       336,106    73.35     40.99     93.15
February 2013                       43      10,680,053.38     15.37      6.812       704       248,373    71.13      3.80    100.00
March 2013                          44      21,577,526.37     31.04      6.173       752       490,398    71.81     57.92     90.94
April 2013                           4       2,406,000.00      3.46      6.130       752       601,500    69.78    100.00     81.05
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             168     $69,505,912.49    100.00%     6.278%      738      $413,726    70.25%    51.30%    93.48%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

                   GROUP IV - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $66,359,764.35
Total Number of Loans              157

                               AVERAGE OR WEIGHTED AVERAGE (1)     MINIMUM        MAXIMUM
                               -------------------------------   -----------   -------------
Current Balance                          $422,673.66             $ 99,910.10   $1,575,000.00
Original Balance                         $424,940.82             $100,000.00   $1,575,000.00
Loan Rate                                      6.177%                  5.375%          7.250%
Servicing Fee                                  0.250%                  0.250%          0.250%
Net Loan Rate                                  5.927%                  5.125%          7.000%
Gross Margin                                   2.278%                  2.250%          2.750%
Maximum Loan Rate                             11.177%                 10.375%         12.250%
Original LTV                                   68.39%                  18.21%          90.00%
Credit Score(3)                                  745                     637             821
Original Term (mos)                              360                     360             360
Remaining Term (mos)(4)                          356                     352             359
Seasoning (mos)(4)                                 4                       1               8
Next Rate Reset (mos) (4)                        116                     112             119
Rate Adj Freq (mos)                               12                       6              12
First Rate Adj Reset (mos)                       120                     120             120
IO Original Term (2)                             120                     120             120
IO Remaining Term (2)(4)                         116                     112             119
Top State Concentrations ($)   CA(27.58%),MD(17.03%),VA(16.37%),FL(8.72%),IL(4.50%)
First Pay Date                                                     10/1/2005        5/1/2006
Rate Change Date                                                    9/1/2015        4/1/2016
Maturity Date                                                       9/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     153     $64,881,244.35     97.77%     6.170%      745      $424,060    68.21%    69.66%    93.99%
Six-Month LIBOR                      4       1,478,520.00      2.23      6.486       759       369,630    76.31     60.50    100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157     $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10/20 LIBOR Loans
   (1 Yr LIBOR)                      9     $ 3,898,778.47      5.88%     5.943%      748      $433,198    65.81%    88.00%     0.00%
10/20 LIBOR IO Loans
   (1 Yr LIBOR)                    144      60,982,465.88     91.90      6.185       745       423,489    68.36     68.49    100.00
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                      4       1,478,520.00      2.23      6.486       759       369,630    76.31     60.50    100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157     $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                     9     $ 3,898,778.47      5.88%     5.943%      748      $433,198    65.81%    88.00%     0.00%
120 Month Interest-Only            148      62,460,985.88     94.12      6.192       745       422,034    68.55     68.30    100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157     $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP VI MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                  1      $    99,910.10      0.15%     6.500%      781      $   99,910  18.21%    100.00%  100.00%
100,000.01 to 200,000.00           21        3,584,478.66      5.40      6.259       752         170,689  63.09      81.13   100.00
200,000.01 to 300,000.00           27        6,735,891.56     10.15      6.167       735         249,477  63.71      74.37    96.29
300,000.01 to 400,000.00           30       10,389,506.03     15.66      6.112       730         346,317  67.04      76.22    86.67
400,000.01 to 500,000.00           33       14,739,770.70     22.21      6.248       736         446,660  72.26      54.75    96.83
500,000.01 to 600,000.00           23       12,822,063.61     19.32      6.117       761         557,481  69.61      77.64    91.25
600,000.01 to 700,000.00            9        5,858,450.46      8.83      6.121       749         650,939  71.41      56.22    88.48
700,000.01 to 800,000.00            5        3,827,788.44      5.77      6.221       747         765,558  69.32      40.15   100.00
800,000.01 to 900,000.00            2        1,689,530.79      2.55      6.501       762         844,765  68.46     100.00   100.00
900,000.01 to 1,000,000.00          4        3,937,374.00      5.93      6.224       755         984,344  69.95      74.60   100.00
1,000,000.01 to 1,100,000.00        1        1,100,000.00      1.66      5.875       797       1,100,000  29.83     100.00   100.00
1,500,000.01 to 2,000,000.00        1        1,575,000.00      2.37      6.125       729       1,575,000  75.90     100.00   100.00
                                  ---      --------------    ------      -----       ---      ----------  -----     ------   ------
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $  422,674  68.39%     69.46%   94.12%
                                  ===      ==============    ======      =====       ===      ==========  =====     ======   ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       2     $ 1,073,165.74      1.62%     5.454%      769      $536,583    72.58%   100.00%    37.10%
5.501 to 5.750                      16       5,504,996.34      8.30      5.712       741       344,062    63.61     73.81     89.93
5.751 to 6.000                      46      22,341,216.49     33.67      5.936       755       485,679    66.97     80.74     92.71
6.001 to 6.250                      39      15,235,488.49     22.96      6.194       749       390,654    68.96     75.99     96.93
6.251 to 6.500                      37      14,099,749.34     21.25      6.437       735       381,074    71.82     49.82     95.94
6.501 to 6.750                      11       5,449,640.60      8.21      6.665       742       495,422    69.28     61.42    100.00
6.751 to 7.000                       5       2,005,900.00      3.02      6.892       702       401,180    62.25     15.95    100.00
7.001 to 7.250                       1         649,607.35      0.98      7.250       712       649,607    74.71    100.00    100.00
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157     $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                        157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                  ---      --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                  ===      ==============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                      2     $   303,910.10       0.46%     6.080%      736      $151,955    18.44%   100.00%   100.00%
20.01 to 30.00                      3       1,451,293.32       2.19      5.908       773       483,764    28.20     75.79    100.00
30.01 to 40.00                      9       2,836,580.58       4.27      6.268       768       315,176    35.74     53.89    100.00
40.01 to 50.00                      6       2,823,047.71       4.25      5.899       752       470,508    46.19     62.67     89.20
50.01 to 60.00                     23       8,839,867.69      13.32      6.135       738       384,342    56.65     55.38     89.83
60.01 to 70.00                     30      12,897,005.58      19.43      6.213       745       429,900    66.22     61.84     87.10
70.01 to 75.00                     18       8,965,042.87      13.51      6.315       735       498,058    74.22     54.16    100.00
75.01 to 80.00                     65      27,827,216.50      41.93      6.157       747       428,111    79.15     83.55     96.30
85.01 to 90.00                      1         415,800.00       0.63      6.625       714       415,800    90.00    100.00    100.00
                                  ---     --------------     ------      -----       ---      --------    -----    ------    ------
TOTAL:                            157     $66,359,764.35     100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                  ===     ==============     ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                          1      $   126,000.00      0.19%     6.500%      637      $126,000    68.11%    100.00%  100.00%
651 to 675                         12        4,537,061.99      6.84      6.150       663       378,088    68.01      65.37    92.16
676 to 700                         18        7,183,442.41     10.82      6.352       687       399,080    66.80      38.75   100.00
701 to 725                         21        8,519,484.45     12.84      6.314       714       405,690    69.56      57.36    92.67
726 to 750                         28       12,253,210.19     18.46      6.184       737       437,615    71.23      73.17    90.18
751 to 775                         33       14,093,926.05     21.24      6.111       764       427,089    69.99      73.52   100.00
776 to 800                         34       15,899,843.54     23.96      6.125       788       467,642    66.41      78.35    89.21
801 to 825                         10        3,746,795.72      5.65      6.000       812       374,680    62.35      94.66   100.00
                                  ---      --------------    ------      -----       ---      --------    -----     ------   ------
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%     69.46%   94.12%
                                  ===      ==============    ======      =====       ===      ========    =====     ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                             7      $ 2,388,715.76      3.60%     6.112%      722     $  341,245   69.94%     63.16%  100.00%
California                         40       18,300,958.50     27.58      6.257       749        457,524   64.96      46.04    92.65
District of Columbia                2          810,000.00      1.22      6.179       723        405,000   67.42       0.00   100.00
Florida                            16        5,784,537.80      8.72      6.198       752        361,534   68.56      87.30    90.51
Georgia                             3          545,015.28      0.82      6.386       735        181,672   79.53     100.00   100.00
Illinois                            5        2,984,320.53      4.50      6.314       727        596,864   73.31      37.98   100.00
Indiana                             1        1,000,000.00      1.51      5.875       769      1,000,000   63.49     100.00   100.00
Maryland                           26       11,299,503.89     17.03      6.119       746        434,596   71.00      80.57    96.69
Massachusetts                       3          586,300.00      0.88      5.901       692        195,433   56.24      40.76   100.00
Michigan                            1          598,303.47      0.90      6.375       659        598,303   80.00     100.00   100.00
Nevada                              3          846,295.00      1.28      6.040       736        282,098   76.57     100.00   100.00
New Jersey                          7        2,944,881.20      4.44      6.470       735        420,697   63.83      69.18    88.13
New Mexico                          1          456,000.00      0.69      6.250       767        456,000   80.00     100.00   100.00
New York                            1          315,000.00      0.47      6.250       715        315,000   58.33       0.00   100.00
North Carolina                      2          587,800.00      0.89      6.192       775        293,900   58.21     100.00   100.00
Ohio                                5        2,113,890.00      3.19      5.869       773        422,778   77.50     100.00    68.07
Oregon                              1          320,000.00      0.48      6.875       739        320,000   80.00     100.00   100.00
Pennsylvania                        4        1,281,845.50      1.93      5.928       745        320,461   69.24      84.40    72.25
South Carolina                      1          174,520.00      0.26      6.000       731        174,520   80.00     100.00   100.00
Texas                               3        1,913,954.20      2.88      5.989       748        637,985   67.37      59.56   100.00
Virginia                           24       10,863,923.22     16.37      6.113       748        452,663   68.13      87.34    97.70
Washington                          1          244,000.00      0.37      6.500       737        244,000   80.00     100.00   100.00
                                  ---      --------------    ------      -----       ---     ----------   -----     ------   ------
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745     $  422,674   68.39%     69.46%   94.12%
                                  ===      ==============    ======      =====       ===     ==========   =====     ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                           141      $60,661,202.61     91.41%     6.172%      743      $430,221    67.80%    69.26%   93.57%
Investment                         14        5,172,970.70       7.8      6.223       771       369,498    75.27        73      100
Second Home                         2          525,591.04      0.79      6.291       754       262,796    68.37     58.14      100
                                  ---      --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                  ===      ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      99      $42,337,452.22     63.80%     6.199%      743      $427,651    67.04%    63.56%    95.62%
Planned Unit Development           36       16,344,256.81     24.63      6.094       747       454,007    69.07     79.48     90.98
Condominium                        19        6,163,392.14      9.29      6.177       751       324,389    75.65     86.28    100.00
Two- to Four-Family                 3        1,514,663.18      2.28      6.447       772       504,888    69.31     57.96     62.21
                                  ---      --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                  ===      ==============    ======      =====       ===      ========    =====     =====    ======

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           72      $31,727,464.13     47.81%     6.107%      753      $440,659    73.36%    79.44%    94.80%
Refinance - Rate Term              25       10,999,173.35     16.58      6.241       729       439,967    65.71     56.65    100.00
Refinance - Cashout                60       23,633,126.87     35.61      6.242       743       393,885    62.97     62.03     90.48
                                  ---      --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                  ===      ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                  111      $46,093,602.08     69.46%     6.119%      753      $415,258    69.78%   100.00%    92.56%
Stated Documentation               45       19,541,166.05     29.45      6.292       729       434,248    65.27      0.00     97.61
No income \ No Asset \ Stated
   Employment                       1          724,996.22      1.09      6.750       719       724,996    64.44      0.00    100.00
                                  ---      --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                  ===      ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                    146      $62,631,957.09     94.38%     6.153%      745      $428,986    68.14%    70.53%    93.78%
2.501 to 2.750                     11        3,727,807.26      5.62      6.578       746       338,892    72.54     51.47    100.00
                                  ---      --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                  ===      ==============    ======      =====       ===      ========    =====     =====    ======

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                    2      $ 1,073,165.74      1.62%     5.454%      769      $536,583    72.58%   100.00%    37.10%
10.501 to 10.750                   16        5,504,996.34      8.30      5.712       741       344,062    63.61     73.81     89.93
10.751 to 11.000                   46       22,341,216.49     33.67      5.936       755       485,679    66.97     80.74     92.71
11.001 to 11.250                   39       15,235,488.49     22.96      6.194       749       390,654    68.96     75.99     96.93
11.251 to 11.500                   37       14,099,749.34     21.25      6.437       735       381,074    71.82     49.82     95.94
11.501 to 11.750                   11        5,449,640.60      8.21      6.665       742       495,422    69.28     61.42    100.00
11.751 to 12.000                    5        2,005,900.00      3.02      6.892       702       401,180    62.25     15.95    100.00
12.001 to 12.250                    1          649,607.35      0.98      7.250       712       649,607    74.71    100.00    100.00
                                  ---      --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            157      $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                  ===      ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                  NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                    OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS      OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 ---------  --------------  -----------  --------  --------  -----------  --------  -------  --------
September 2015                       1     $   179,000.00      0.27%     5.875%      742      $179,000    53.75%   100.00%   100.00%
December 2015                       72      29,824,454.29     44.94      6.149       751       414,229    65.44     72.95     98.43
January 2016                        17       8,185,199.45     12.33      6.050       744       481,482    71.36     80.09     85.04
March 2016                          62      26,897,640.61     40.53      6.238       742       433,833    70.22     61.90     91.80
April 2016                           5       1,273,470.00      1.92      6.418       703       254,694    81.88     74.87    100.00
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157     $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              YIELD TABLE SCENARIOS

CLASS I-A, CLASS II-A-1, CLASS II-A-2, CLASS III-A-1, CLASS III-A-2, CLASS M-1, CLASS M-2 AND CLASS M-3 PREPAYMENT

                           I      II      III     IV      V
                        ------  ------  ------  ------  ------
Group 1 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB
Group 2 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB
Group 3 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB
Group 4 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB
Group 5 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB
Group 6 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB

CLASS IV-A-1, CLASS IV-A-2, CLASS V-A-1 AND CLASS V-A-2 PREPAYMENT SCENARIOS

                           I      II      III     IV       V
                        ------  ------  ------  ------  ------
Group 1 Mortgage Loans  15 CPR  20 CPR  25 CPR  30 CPR  35 CPR
Group 2 Mortgage Loans  15 CPR  20 CPR  25 CPR  30 CPR  35 CPR
Group 3 Mortgage Loans  15 CPR  20 CPR  25 CPR  30 CPR  35 CPR
Group 4 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB
Group 5 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB
Group 6 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB

CLASS VI-A-1 AND CLASS VI-A-2 PREPAYMENT SCENARIOS

                           I      II      III     IV       V
                        ------  ------  ------  ------  ------
Group 1 Mortgage Loans  15 CPR  20 CPR  25 CPR  30 CPR  35 CPR
Group 2 Mortgage Loans  15 CPR  20 CPR  25 CPR  30 CPR  35 CPR
Group 3 Mortgage Loans  15 CPR  20 CPR  25 CPR  30 CPR  35 CPR
Group 4 Mortgage Loans  15 CPR  20 CPR  25 CPR  30 CPR  35 CPR
Group 5 Mortgage Loans  15 CPR  20 CPR  25 CPR  30 CPR  35 CPR
Group 6 Mortgage Loans  15 CPB  20 CPB  25 CPB  30 CPB  35 CPB

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS I-A YIELD TABLE (TO CALL DATE)

                           I              II            III             IV             V
PREPAYMENT SCENARIO     TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)              YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
-------------------  -------------  -------------  -------------  -------------  -------------
99.00687                  5.99           6.01           6.04           6.07           6.11
99.05687                  5.96           5.99           6.01           6.04           6.07
99.10687                  5.94           5.96           5.98           6.01           6.03
99.15687                  5.91           5.93           5.95           5.97           6.00
99.20687                  5.89           5.90           5.92           5.94           5.96
99.25687                  5.86           5.88           5.89           5.91           5.93
99.30687                  5.84           5.85           5.86           5.88           5.89
99.35687                  5.81           5.82           5.83           5.84           5.86
99.40687                  5.79           5.79           5.80           5.81           5.82
99.45687                  5.76           5.77           5.77           5.78           5.79
99.50687                  5.73           5.74           5.74           5.75           5.75
99.55687                  5.71           5.71           5.71           5.72           5.72
99.60687                  5.68           5.68           5.68           5.68           5.68
99.65687                  5.66           5.66           5.65           5.65           5.65
99.70687                  5.63           5.63           5.62           5.62           5.61
99.75687                  5.61           5.60           5.59           5.59           5.58
99.80687                  5.58           5.57           5.56           5.55           5.54
99.85687                  5.56           5.55           5.54           5.52           5.51
99.90687                  5.53           5.52           5.51           5.49           5.47
99.95687                  5.51           5.49           5.48           5.46           5.44
100.00687                 5.48           5.46           5.45           5.43           5.40
100.05687                 5.46           5.44           5.42           5.39           5.37
100.10687                 5.43           5.41           5.39           5.36           5.34
100.15687                 5.41           5.38           5.36           5.33           5.30
100.20687                 5.38           5.36           5.33           5.30           5.27
100.25687                 5.35           5.33           5.30           5.27           5.23
100.30687                 5.33           5.30           5.27           5.24           5.20
100.35687                 5.30           5.27           5.24           5.20           5.16
100.40687                 5.28           5.25           5.21           5.17           5.13
100.45687                 5.25           5.22           5.18           5.14           5.09
100.50687                 5.23           5.19           5.15           5.11           5.06
WAL                       2.16           2.00           1.84           1.70           1.56
MOD DURN                  1.97           1.82           1.69           1.56           1.43
PRINCIPAL WINDOW     Jun06 - Feb09  Jun06 - Feb09  Jun06 - Feb09  Jun06 - Feb09  Jun06 - Feb09

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS II-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.42497                   6.07            6.08            6.09            6.10            6.11
99.47497                   6.05            6.06            6.06            6.07            6.08
99.52497                   6.04            6.04            6.04            6.04            6.05
99.57497                   6.02            6.02            6.02            6.02            6.02
99.62497                   6.00            6.00            6.00            5.99            5.99
99.67497                   5.98            5.98            5.97            5.97            5.96
99.72497                   5.96            5.96            5.95            5.94            5.93
99.77497                   5.95            5.94            5.93            5.92            5.90
99.82497                   5.93            5.92            5.90            5.89            5.87
99.87497                   5.91            5.90            5.88            5.86            5.85
99.92497                   5.89            5.88            5.86            5.84            5.82
99.97497                   5.87            5.86            5.84            5.81            5.79
100.02497                  5.86            5.84            5.81            5.79            5.76
100.07497                  5.84            5.82            5.79            5.76            5.73
100.12497                  5.82            5.80            5.77            5.74            5.70
100.17497                  5.80            5.78            5.75            5.71            5.67
100.22497                  5.79            5.76            5.72            5.69            5.65
100.27497                  5.77            5.74            5.70            5.66            5.62
100.32497                  5.75            5.72            5.68            5.64            5.59
100.37497                  5.73            5.70            5.66            5.61            5.56
100.42497                  5.71            5.68            5.63            5.59            5.53
100.47497                  5.70            5.66            5.61            5.56            5.50
100.52497                  5.68            5.64            5.59            5.53            5.47
100.57497                  5.66            5.62            5.57            5.51            5.45
100.62497                  5.64            5.60            5.54            5.48            5.42
100.67497                  5.63            5.58            5.52            5.46            5.39
100.72497                  5.61            5.56            5.50            5.43            5.36
100.77497                  5.59            5.54            5.48            5.41            5.33
100.82497                  5.57            5.52            5.45            5.38            5.30
100.87497                  5.56            5.50            5.43            5.36            5.28
100.92497                  5.54            5.48            5.41            5.33            5.25
WAL                        3.22            2.84            2.50            2.21            1.94
MOD DURN                   2.79            2.48            2.20            1.96            1.74
PRINCIPAL WINDOW      Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS II-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.20352                   6.15            6.17            6.19            6.21            6.23
99.25352                   6.13            6.15            6.16            6.18            6.21
99.30352                   6.11            6.13            6.14            6.16            6.18
99.35352                   6.10            6.11            6.12            6.13            6.15
99.40352                   6.08            6.09            6.10            6.11            6.12
99.45352                   6.06            6.07            6.07            6.08            6.09
99.50352                   6.04            6.05            6.05            6.06            6.06
99.55352                   6.02            6.03            6.03            6.03            6.03
99.60352                   6.01            6.01            6.00            6.00            6.00
99.65352                   5.99            5.99            5.98            5.98            5.97
99.70352                   5.97            5.97            5.96            5.95            5.94
99.75352                   5.95            5.95            5.94            5.93            5.92
99.80352                   5.94            5.93            5.91            5.90            5.89
99.85352                   5.92            5.91            5.89            5.88            5.86
99.90352                   5.90            5.89            5.87            5.85            5.83
99.95352                   5.88            5.86            5.85            5.82            5.80
100.00352                  5.86            5.84            5.82            5.80            5.77
100.05352                  5.85            5.82            5.80            5.77            5.74
100.10352                  5.83            5.80            5.78            5.75            5.71
100.15352                  5.81            5.78            5.76            5.72            5.69
100.20352                  5.79            5.76            5.73            5.70            5.66
100.25352                  5.77            5.74            5.71            5.67            5.63
100.30352                  5.76            5.72            5.69            5.65            5.60
100.35352                  5.74            5.70            5.67            5.62            5.57
100.40352                  5.72            5.68            5.64            5.60            5.54
100.45352                  5.70            5.66            5.62            5.57            5.51
100.50352                  5.69            5.64            5.60            5.55            5.49
100.55352                  5.67            5.63            5.58            5.52            5.46
100.60352                  5.65            5.61            5.55            5.50            5.43
100.65352                  5.63            5.59            5.53            5.47            5.40
100.70352                  5.62            5.57            5.51            5.44            5.37
WAL                        3.22            2.84            2.50            2.21            1.94
MOD DURN                   2.79            2.48            2.20            1.95            1.73
PRINCIPAL WINDOW      Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                    CLASS III-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.26504                   6.08            6.09            6.11            6.13            6.15
99.31504                   6.06            6.07            6.09            6.10            6.12
99.36504                   6.04            6.05            6.06            6.08            6.09
99.41504                   6.02            6.03            6.04            6.05            6.06
99.46504                   6.01            6.01            6.02            6.02            6.03
99.51504                   5.99            5.99            5.99            6.00            6.00
99.56504                   5.97            5.97            5.97            5.97            5.97
99.61504                   5.95            5.95            5.95            5.95            5.94
99.66504                   5.93            5.93            5.93            5.92            5.92
99.71504                   5.91            5.91            5.90            5.89            5.89
99.76504                   5.90            5.89            5.88            5.87            5.86
99.81504                   5.88            5.87            5.86            5.84            5.83
99.86504                   5.86            5.85            5.83            5.82            5.80
99.91504                   5.84            5.83            5.81            5.79            5.77
99.96504                   5.83            5.81            5.79            5.77            5.74
100.01504                  5.81            5.79            5.77            5.74            5.71
100.06504                  5.79            5.77            5.74            5.72            5.68
100.11504                  5.77            5.75            5.72            5.69            5.66
100.16504                  5.75            5.73            5.70            5.66            5.63
100.21504                  5.74            5.71            5.68            5.64            5.60
100.26504                  5.72            5.69            5.65            5.61            5.57
100.31504                  5.70            5.67            5.63            5.59            5.54
100.36504                  5.68            5.65            5.61            5.56            5.51
100.41504                  5.66            5.63            5.58            5.54            5.48
100.46504                  5.65            5.61            5.56            5.51            5.46
100.51504                  5.63            5.59            5.54            5.49            5.43
100.56504                  5.61            5.57            5.52            5.46            5.40
100.61504                  5.59            5.55            5.49            5.44            5.37
100.66504                  5.57            5.53            5.47            5.41            5.34
100.71504                  5.56            5.51            5.45            5.39            5.31
100.76504                  5.54            5.49            5.43            5.36            5.28
WAL                        3.19            2.82            2.49            2.19            1.93
Mod Durn                   2.77            2.46            2.19            1.95            1.73
Principal Window      Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                    CLASS III-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.04522                   6.16            6.18            6.21            6.24            6.28
99.09522                   6.14            6.16            6.19            6.22            6.25
99.14522                   6.12            6.14            6.16            6.19            6.22
99.19522                   6.10            6.12            6.14            6.16            6.19
99.24522                   6.08            6.10            6.12            6.14            6.16
99.29522                   6.07            6.08            6.09            6.11            6.13
99.34522                   6.05            6.06            6.07            6.09            6.10
99.39522                   6.03            6.04            6.05            6.06            6.07
99.44522                   6.01            6.02            6.03            6.03            6.04
99.49522                   5.99            6.00            6.00            6.01            6.01
99.54522                   5.98            5.98            5.98            5.98            5.98
99.59522                   5.96            5.96            5.96            5.96            5.96
99.64522                   5.94            5.94            5.93            5.93            5.93
99.69522                   5.92            5.92            5.91            5.90            5.90
99.74522                   5.90            5.90            5.89            5.88            5.87
99.79522                   5.89            5.88            5.87            5.85            5.84
99.84522                   5.87            5.86            5.84            5.83            5.81
99.89522                   5.85            5.84            5.82            5.80            5.78
99.94522                   5.83            5.82            5.80            5.78            5.75
99.99522                   5.81            5.80            5.77            5.75            5.72
100.04522                  5.80            5.78            5.75            5.73            5.70
100.09522                  5.78            5.76            5.73            5.70            5.67
100.14522                  5.76            5.74            5.71            5.67            5.64
100.19522                  5.74            5.71            5.68            5.65            5.61
100.24522                  5.72            5.69            5.66            5.62            5.58
100.29522                  5.71            5.67            5.64            5.60            5.55
100.34522                  5.69            5.65            5.62            5.57            5.52
100.39522                  5.67            5.63            5.59            5.55            5.49
100.44522                  5.65            5.61            5.57            5.52            5.47
100.49522                  5.64            5.59            5.55            5.50            5.44
100.54522                  5.62            5.57            5.53            5.47            5.41
WAL                        3.19            2.82            2.49            2.19            1.93
Mod Durn                   2.77            2.46            2.19            1.94            1.72
Principal Window      Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS IV-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.64557                   6.25            6.24            6.24            6.24            6.23
99.69557                   6.23            6.23            6.22            6.21            6.20
99.74557                   6.22            6.21            6.20            6.19            6.17
99.79557                   6.20            6.19            6.18            6.16            6.15
99.84557                   6.19            6.17            6.16            6.14            6.12
99.89557                   6.17            6.16            6.14            6.12            6.09
99.94557                   6.16            6.14            6.12            6.09            6.07
99.99557                   6.14            6.12            6.10            6.07            6.04
100.04557                  6.13            6.10            6.08            6.05            6.01
100.09557                  6.11            6.09            6.06            6.02            5.98
100.14557                  6.10            6.07            6.04            6.00            5.96
100.19557                  6.08            6.05            6.02            5.98            5.93
100.24557                  6.07            6.03            6.00            5.95            5.90
100.29557                  6.05            6.02            5.98            5.93            5.88
100.34557                  6.04            6.00            5.96            5.91            5.85
100.39557                  6.02            5.98            5.93            5.88            5.82
100.44557                  6.01            5.96            5.91            5.86            5.80
100.49557                  5.99            5.95            5.89            5.84            5.77
100.54557                  5.98            5.93            5.87            5.81            5.74
100.59557                  5.96            5.91            5.85            5.79            5.72
100.64557                  5.95            5.89            5.83            5.77            5.69
100.69557                  5.93            5.88            5.81            5.74            5.66
100.74557                  5.92            5.86            5.79            5.72            5.63
100.79557                  5.90            5.84            5.77            5.70            5.61
100.84557                  5.89            5.82            5.75            5.67            5.58
100.89557                  5.87            5.81            5.73            5.65            5.55
100.94557                  5.86            5.79            5.71            5.63            5.53
100.99557                  5.84            5.77            5.69            5.60            5.50
101.04557                  5.83            5.76            5.67            5.58            5.48
101.09557                  5.81            5.74            5.65            5.56            5.45
101.14557                  5.80            5.72            5.63            5.53            5.42
WAL                        3.97            3.37            2.87            2.45            2.10
Mod Durn                   3.30            2.84            2.45            2.12            1.84
Principal Window      Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS IV-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.39868                   6.32            6.33            6.34            6.35            6.36
99.44868                   6.31            6.31            6.32            6.33            6.34
99.49868                   6.29            6.30            6.30            6.30            6.31
99.54868                   6.28            6.28            6.28            6.28            6.28
99.59868                   6.26            6.26            6.26            6.26            6.25
99.64868                   6.25            6.24            6.24            6.23            6.23
99.69868                   6.23            6.23            6.22            6.21            6.20
99.74868                   6.22            6.21            6.20            6.19            6.17
99.79868                   6.20            6.19            6.18            6.16            6.15
99.84868                   6.19            6.17            6.16            6.14            6.12
99.89868                   6.17            6.16            6.14            6.12            6.09
99.94868                   6.16            6.14            6.12            6.09            6.06
99.99868                   6.14            6.12            6.10            6.07            6.04
100.04868                  6.13            6.10            6.08            6.04            6.01
100.09868                  6.11            6.09            6.06            6.02            5.98
100.14868                  6.10            6.07            6.03            6.00            5.96
100.19868                  6.08            6.05            6.01            5.97            5.93
100.24868                  6.07            6.03            5.99            5.95            5.90
100.29868                  6.05            6.02            5.97            5.93            5.87
100.34868                  6.04            6.00            5.95            5.90            5.85
100.39868                  6.02            5.98            5.93            5.88            5.82
100.44868                  6.01            5.96            5.91            5.86            5.79
100.49868                  5.99            5.95            5.89            5.83            5.77
100.54868                  5.98            5.93            5.87            5.81            5.74
100.59868                  5.96            5.91            5.85            5.79            5.71
100.64868                  5.95            5.89            5.83            5.76            5.69
100.69868                  5.93            5.88            5.81            5.74            5.66
100.74868                  5.92            5.86            5.79            5.72            5.63
100.79868                  5.90            5.84            5.77            5.69            5.61
100.84868                  5.89            5.82            5.75            5.67            5.58
100.89868                  5.87            5.81            5.73            5.65            5.55
WAL                        3.97            3.37            2.87            2.45            2.10
Mod Durn                   3.29            2.84            2.45            2.12            1.84
Principal Window      Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS V-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.44441                   6.15            6.15            6.16            6.17            6.18
99.49441                   6.13            6.14            6.14            6.15            6.15
99.54441                   6.12            6.12            6.12            6.12            6.13
99.59441                   6.10            6.10            6.10            6.10            6.10
99.64441                   6.09            6.08            6.08            6.08            6.07
99.69441                   6.07            6.07            6.06            6.05            6.04
99.74441                   6.06            6.05            6.04            6.03            6.02
99.79441                   6.04            6.03            6.02            6.00            5.99
99.84441                   6.03            6.01            6.00            5.98            5.96
99.89441                   6.01            6.00            5.98            5.96            5.93
99.94441                   6.00            5.98            5.96            5.93            5.91
99.99441                   5.98            5.96            5.94            5.91            5.88
100.04441                  5.97            5.94            5.92            5.89            5.85
100.09441                  5.95            5.93            5.90            5.86            5.83
100.14441                  5.94            5.91            5.88            5.84            5.80
100.19441                  5.92            5.89            5.86            5.82            5.77
100.24441                  5.91            5.87            5.84            5.79            5.75
100.29441                  5.89            5.86            5.82            5.77            5.72
100.34441                  5.88            5.84            5.80            5.75            5.69
100.39441                  5.86            5.82            5.78            5.72            5.67
100.44441                  5.85            5.80            5.76            5.70            5.64
100.49441                  5.83            5.79            5.74            5.68            5.61
100.54441                  5.82            5.77            5.72            5.65            5.59
100.59441                  5.80            5.75            5.70            5.63            5.56
100.64441                  5.79            5.73            5.68            5.61            5.53
100.69441                  5.77            5.72            5.65            5.58            5.51
100.74441                  5.76            5.70            5.63            5.56            5.48
100.79441                  5.74            5.68            5.61            5.54            5.45
100.84441                  5.73            5.67            5.59            5.52            5.43
100.89441                  5.71            5.65            5.58            5.49            5.40
100.94441                  5.70            5.63            5.56            5.47            5.37
WAL                        3.96            3.37            2.87            2.45            2.10
Mod Durn                   3.30            2.85            2.46            2.13            1.85
Principal Window      Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS V-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.17976                   6.23            6.25            6.27            6.30            6.32
99.22976                   6.21            6.23            6.25            6.27            6.30
99.27976                   6.20            6.21            6.23            6.25            6.27
99.32976                   6.18            6.19            6.21            6.22            6.24
99.37976                   6.17            6.18            6.19            6.20            6.22
99.42976                   6.15            6.16            6.17            6.18            6.19
99.47976                   6.14            6.14            6.15            6.15            6.16
99.52976                   6.12            6.12            6.13            6.13            6.13
99.57976                   6.11            6.11            6.11            6.11            6.11
99.62976                   6.09            6.09            6.09            6.08            6.08
99.67976                   6.08            6.07            6.07            6.06            6.05
99.72976                   6.06            6.05            6.04            6.04            6.02
99.77976                   6.05            6.04            6.02            6.01            6.00
99.82976                   6.03            6.02            6.00            5.99            5.97
99.87976                   6.02            6.00            5.98            5.96            5.94
99.92976                   6.00            5.98            5.96            5.94            5.92
99.97976                   5.99            5.97            5.94            5.92            5.89
100.02976                  5.97            5.95            5.92            5.89            5.86
100.07976                  5.96            5.93            5.90            5.87            5.83
100.12976                  5.94            5.91            5.88            5.85            5.81
100.17976                  5.93            5.90            5.86            5.82            5.78
100.22976                  5.91            5.88            5.84            5.80            5.75
100.27976                  5.90            5.86            5.82            5.78            5.73
100.32976                  5.88            5.84            5.80            5.75            5.70
100.37976                  5.87            5.83            5.78            5.73            5.67
100.42976                  5.85            5.81            5.76            5.71            5.65
100.47976                  5.84            5.79            5.74            5.68            5.62
100.52976                  5.82            5.77            5.72            5.66            5.59
100.57976                  5.81            5.76            5.70            5.64            5.57
100.62976                  5.79            5.74            5.68            5.61            5.54
100.67976                  5.78            5.72            5.66            5.59            5.51
WAL                        3.96            3.37            2.87            2.45            2.10
Mod Durn                   3.30            2.84            2.45            2.12            1.84
Principal Window      Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS VI-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
98.87500                   6.19            6.23            6.28            6.33            6.39
98.92500                   6.18            6.22            6.26            6.31            6.36
98.97500                   6.17            6.20            6.24            6.28            6.34
99.02500                   6.15            6.18            6.22            6.26            6.31
99.07500                   6.14            6.17            6.20            6.24            6.28
99.12500                   6.13            6.15            6.18            6.21            6.25
99.17500                   6.11            6.13            6.16            6.19            6.23
99.22500                   6.10            6.12            6.14            6.17            6.20
99.27500                   6.09            6.10            6.12            6.15            6.17
99.32500                   6.07            6.09            6.10            6.12            6.14
99.37500                   6.06            6.07            6.08            6.10            6.12
99.42500                   6.05            6.05            6.06            6.08            6.09
99.47500                   6.03            6.04            6.04            6.05            6.06
99.52500                   6.02            6.02            6.03            6.03            6.04
99.57500                   6.01            6.01            6.01            6.01            6.01
99.62500                   5.99            5.99            5.99            5.98            5.98
99.67500                   5.98            5.97            5.97            5.96            5.95
99.72500                   5.97            5.96            5.95            5.94            5.93
99.77500                   5.95            5.94            5.93            5.92            5.90
99.82500                   5.94            5.93            5.91            5.89            5.87
99.87500                   5.93            5.91            5.89            5.87            5.85
99.92500                   5.91            5.89            5.87            5.85            5.82
99.97500                   5.90            5.88            5.85            5.83            5.79
100.02500                  5.89            5.86            5.84            5.80            5.77
100.07500                  5.87            5.85            5.82            5.78            5.74
100.12500                  5.86            5.83            5.80            5.76            5.71
100.17500                  5.85            5.81            5.78            5.73            5.69
100.22500                  5.83            5.80            5.76            5.71            5.66
100.27500                  5.82            5.78            5.74            5.69            5.63
100.32500                  5.81            5.77            5.72            5.67            5.61
100.37500                  5.79            5.75            5.70            5.64            5.58
WAL                        4.71            3.83            3.14            2.56            2.11
Mod Durn                   3.76            3.12            2.62            2.19            1.85
Principal Window      Jun06 - Feb16   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Sep14   Jun06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS VI-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
98.56250                   6.28            6.33            6.40            6.48            6.56
98.61250                   6.26            6.32            6.38            6.45            6.54
98.66250                   6.25            6.30            6.36            6.43            6.51
98.71250                   6.24            6.28            6.34            6.41            6.48
98.76250                   6.22            6.27            6.32            6.38            6.45
98.81250                   6.21            6.25            6.30            6.36            6.42
98.86250                   6.20            6.24            6.28            6.34            6.40
98.91250                   6.18            6.22            6.26            6.31            6.37
98.96250                   6.17            6.20            6.24            6.29            6.34
99.01250                   6.16            6.19            6.22            6.27            6.32
99.06250                   6.14            6.17            6.20            6.24            6.29
99.11250                   6.13            6.15            6.18            6.22            6.26
99.16250                   6.12            6.14            6.16            6.20            6.23
99.21250                   6.10            6.12            6.15            6.17            6.21
99.26250                   6.09            6.11            6.13            6.15            6.18
99.31250                   6.08            6.09            6.11            6.13            6.15
99.36250                   6.06            6.07            6.09            6.11            6.12
99.41250                   6.05            6.06            6.07            6.08            6.10
99.46250                   6.04            6.04            6.05            6.06            6.07
99.51250                   6.02            6.03            6.03            6.04            6.04
99.56250                   6.01            6.01            6.01            6.01            6.02
99.61250                   6.00            5.99            5.99            5.99            5.99
99.66250                   5.98            5.98            5.97            5.97            5.96
99.71250                   5.97            5.96            5.95            5.94            5.93
99.76250                   5.96            5.95            5.94            5.92            5.91
99.81250                   5.94            5.93            5.92            5.90            5.88
99.86250                   5.93            5.91            5.90            5.88            5.85
99.91250                   5.92            5.90            5.88            5.85            5.83
99.96250                   5.90            5.88            5.86            5.83            5.80
100.01250                  5.89            5.87            5.84            5.81            5.77
100.06250                  5.88            5.85            5.82            5.79            5.75
WAL                        4.71            3.83            3.14            2.56            2.11
Mod Durn                   3.75            3.11            2.61            2.18            1.84
Principal Window      Jun06 - Feb16   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Sep14   Jun06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
97.99509                   6.40            6.42            6.44            6.47            6.50
98.04509                   6.38            6.40            6.43            6.46            6.49
98.09509                   6.37            6.39            6.41            6.44            6.47
98.14509                   6.36            6.38            6.40            6.43            6.45
98.19509                   6.35            6.36            6.39            6.41            6.44
98.24509                   6.33            6.35            6.37            6.40            6.42
98.29509                   6.32            6.34            6.36            6.38            6.41
98.34509                   6.31            6.32            6.34            6.37            6.39
98.39509                   6.30            6.31            6.33            6.35            6.37
98.44509                   6.28            6.30            6.31            6.34            6.36
98.49509                   6.27            6.28            6.30            6.32            6.34
98.54509                   6.26            6.27            6.29            6.31            6.32
98.59509                   6.25            6.26            6.27            6.29            6.31
98.64509                   6.23            6.25            6.26            6.28            6.29
98.69509                   6.22            6.23            6.24            6.26            6.28
98.74509                   6.21            6.22            6.23            6.25            6.26
98.79509                   6.20            6.21            6.22            6.23            6.24
98.84509                   6.19            6.19            6.20            6.21            6.23
98.89509                   6.17            6.18            6.19            6.20            6.21
98.94509                   6.16            6.17            6.17            6.18            6.20
98.99509                   6.15            6.15            6.16            6.17            6.18
99.04509                   6.14            6.14            6.15            6.15            6.16
99.09509                   6.12            6.13            6.13            6.14            6.15
99.14509                   6.11            6.11            6.12            6.12            6.13
99.19509                   6.10            6.10            6.11            6.11            6.11
99.24509                   6.09            6.09            6.09            6.09            6.10
99.29509                   6.08            6.08            6.08            6.08            6.08
99.34509                   6.06            6.06            6.06            6.06            6.07
99.39509                   6.05            6.05            6.05            6.05            6.05
99.44509                   6.04            6.04            6.04            6.03            6.03
99.49509                   6.03            6.02            6.02            6.02            6.02
WAL                        4.90            4.56            4.23            3.87            3.59
MOD DURN                   4.10            3.85            3.60            3.33            3.12
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
97.10599                   6.62            6.65            6.69            6.75            6.80
97.15599                   6.61            6.64            6.68            6.73            6.78
97.20599                   6.59            6.63            6.67            6.72            6.76
97.25599                   6.58            6.61            6.65            6.70            6.75
97.30599                   6.57            6.60            6.64            6.68            6.73
97.35599                   6.56            6.59            6.62            6.67            6.71
97.40599                   6.54            6.57            6.61            6.65            6.70
97.45599                   6.53            6.56            6.59            6.64            6.68
97.50599                   6.52            6.55            6.58            6.62            6.66
97.55599                   6.51            6.53            6.57            6.61            6.65
97.60599                   6.49            6.52            6.55            6.59            6.63
97.65599                   6.48            6.51            6.54            6.58            6.61
97.70599                   6.47            6.49            6.52            6.56            6.60
97.75599                   6.46            6.48            6.51            6.55            6.58
97.80599                   6.44            6.47            6.49            6.53            6.57
97.85599                   6.43            6.45            6.48            6.52            6.55
97.90599                   6.42            6.44            6.47            6.50            6.53
97.95599                   6.41            6.43            6.45            6.48            6.52
98.00599                   6.39            6.41            6.44            6.47            6.50
98.05599                   6.38            6.40            6.42            6.45            6.48
98.10599                   6.37            6.39            6.41            6.44            6.47
98.15599                   6.36            6.37            6.40            6.42            6.45
98.20599                   6.34            6.36            6.38            6.41            6.44
98.25599                   6.33            6.35            6.37            6.39            6.42
98.30599                   6.32            6.33            6.35            6.38            6.40
98.35599                   6.31            6.32            6.34            6.36            6.39
98.40599                   6.29            6.31            6.33            6.35            6.37
98.45599                   6.28            6.29            6.31            6.33            6.35
98.50599                   6.27            6.28            6.30            6.32            6.34
98.55599                   6.26            6.27            6.28            6.30            6.32
98.60599                   6.24            6.26            6.27            6.29            6.31
WAL                        4.90            4.56            4.23            3.87            3.59
MOD DURN                   4.09            3.84            3.60            3.32            3.11
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-3 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
95.53127                   7.02            7.08            7.15            7.24            7.32
95.58127                   7.01            7.06            7.13            7.22            7.31
95.63127                   6.99            7.05            7.12            7.21            7.29
95.68127                   6.98            7.04            7.10            7.19            7.27
95.73127                   6.97            7.02            7.09            7.17            7.25
95.78127                   6.95            7.01            7.08            7.16            7.24
95.83127                   6.94            7.00            7.06            7.14            7.22
95.88127                   6.93            6.98            7.05            7.13            7.20
95.93127                   6.92            6.97            7.03            7.11            7.19
95.98127                   6.90            6.96            7.02            7.10            7.17
96.03127                   6.89            6.94            7.00            7.08            7.15
96.08127                   6.88            6.93            6.99            7.06            7.14
96.13127                   6.86            6.91            6.97            7.05            7.12
96.18127                   6.85            6.90            6.96            7.03            7.10
96.23127                   6.84            6.89            6.95            7.02            7.09
96.28127                   6.83            6.87            6.93            7.00            7.07
96.33127                   6.81            6.86            6.92            6.99            7.05
96.38127                   6.80            6.85            6.90            6.97            7.04
96.43127                   6.79            6.83            6.89            6.96            7.02
96.48127                   6.78            6.82            6.87            6.94            7.00
96.53127                   6.76            6.81            6.86            6.92            6.99
96.58127                   6.75            6.79            6.84            6.91            6.97
96.63127                   6.74            6.78            6.83            6.89            6.95
96.68127                   6.72            6.77            6.82            6.88            6.94
96.73127                   6.71            6.75            6.80            6.86            6.92
96.78127                   6.70            6.74            6.79            6.85            6.90
96.83127                   6.69            6.73            6.77            6.83            6.89
96.88127                   6.67            6.71            6.76            6.82            6.87
96.93127                   6.66            6.70            6.74            6.80            6.85
96.98127                   6.65            6.69            6.73            6.78            6.84
97.03127                   6.64            6.67            6.72            6.77            6.82
WAL                        4.90            4.56            4.23            3.87            3.59
MOD DURN                   4.07            3.83            3.58            3.31            3.09
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[542,850,000] (APPROXIMATE)
                              OFFERED CERTIFICATES

                                  MLMI 2006-A3
                          MORTGAGE-BACKED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                  MAY [5], 2006

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

DEAL STRUCTURE SUMMARY:

                                  MLMI 2006-A3

            $[542,850,000] (APPROXIMATE, SUBJECT TO FINAL COLLATERAL)
                              OFFERED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                                WAL (YRS)        PAYMENT WINDOW     PASS-THROUGH                    EXPECTED RATINGS
CLASS     PRINCIPAL BALANCE    (CALL/MAT)     (MONTHS) (CALL/MAT)       RATES        TRANCHE TYPE      S&P/MOODY'S
-----     -----------------   -----------     -------------------   ------------   --------------   ----------------
I-A         $ [69,678,000]    1.84 / 3.31(1)   1 - 33 / 1 - 357(1)     WAC(4)      Senior              [AAA/Aaa]
II-A-1      $ [87,106,000]    2.50 / 3.30(1)   1 - 57 / 1 - 357(1)     WAC(5)      Super Senior        [AAA/Aaa]
II-A-2      $  [9,678,000]    2.50 / 3.30(1)   1 - 57 / 1 - 357(1)     WAC(5)      Senior Support      [AAA/Aaa]
III-A-1     $[173,504,000]    2.49 / 3.31(1)   1 - 57 / 1 - 357(1)     WAC(6)      Super Senior        [AAA/Aaa]
III-A-2     $ [19,278,000]    2.49 / 3.31(1)   1 - 57 / 1 - 357(1)     WAC(6)      Senior Support      [AAA/Aaa]
IV-A-1      $ [71,447,000]    2.87 / 3.31(2)   1 - 81 / 1 - 357(2)     WAC(7)      Super Senior        [AAA/Aaa]
IV-A-2      $  [7,938,000]    2.87 / 3.31(2)   1 - 81 / 1 - 357(2)     WAC(7)      Senior Support      [AAA/Aaa]
V-A-1       $ [19,319,000]    2.87 / 3.32(2)   1 - 81 / 1 - 357(2)     WAC(8)      Super Senior        [AAA/Aaa]
V-A-2       $  [2,146,000]    2.87 / 3.32(2)   1 - 81 / 1 - 357(2)     WAC(8)      Senior Support      [AAA/Aaa]
VI-A-1      $ [54,925,000]    3.14 / 3.33(3)   1- 117 / 1 - 357(3)     WAC(9)      Super Senior        [AAA/Aaa]
VI-A-2      $  [6,103,000]    3.14 / 3.33(3)   1- 117 / 1 - 357(3)     WAC(9)      Senior Support      [AAA/Aaa]
M-1         $ [10,728,000]    4.23 / 6.11(1)   1 - 76 / 1 - 357(1)     WAC(10)     Subordinate         [AA/Aa2]
M-2         $  [6,600,000]    4.23 / 6.11(1)   1 - 76 / 1 - 357(1)     WAC(10)     Subordinate         [A+/A2]
M-3         $  [4,400,000]    4.23 / 6.11(1)   1 - 76 / 1 - 357(1)     WAC(10)     Subordinate         [BBB/Baa2]
B-1         $  [3,300,000]                                                         Subordinate         [BB/NR]
B-2         $  [2,200,000]    Information Not Provided Hereby                      Subordinate         [B/NR]
B-3         $  [1,650,000]                                                         Subordinate         [NR/NR]
TOTAL       $[550,000,000]

(1) The Group 1, Group 2, Group 3, Group 4, Group 5, and Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class I-A, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class M-1, Class M-2 and Class M-3 Certificates.

(2) The Group 1, Group 2 and Group 3 loans have a prepayment speed of 25% CPR and the Group 4, Group 5, and Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class IV-A-1, Class IV-A-2, Class IV-A-1 and Class IV-A-2 Certificates.

(3) The Group 1, Group 2, Group 3, Group 4, and Group 5 loans have a prepayment speed of 25% CPR and the Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class VI-A-1 and Class VI-A-2 Certificates.

(4) The Class I-A Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group I Mortgage Loans.

(5) The Class II-A-1 and Class II-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group II Mortgage Loans.

(6) The Class III-A-1 and Class III-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group III Mortgage Loans.

(7) The Class IV-A-1 and Class IV-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group IV Mortgage Loans.

(8) The Class V-A-1 and Class V-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group V Mortgage Loans.

(9) The Class VI-A-1 and Class VI-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group VI Mortgage Loans.

(10) The Class M-1, Class M-2 and Class M-3 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group IV Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group V Mortgage Loans and the weighted average of the Net Mortgage Interest Rates of the Group VI Mortgage Loans weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

DEPOSITOR:                  Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:             Merrill Lynch Mortgage Investors Trust, Series MLMI
                            2006-A3.

LEAD MANAGER:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:   Wells Fargo Bank, N.A.

TRUSTEE:                    HSBC Bank USA, N.A.

RATING AGENCIES:            S&P and Moody's will rate the Certificates. It is
                            expected that the Certificates will be assigned the
                            credit ratings on page [4] of this Free Writing
                            Prospectus.

CUT-OFF DATE:               May 1, 2006.

PRICING DATE:               On or about May [__] 2006.

CLOSING DATE:               On or about May [31], 2006.

DISTRIBUTION DATES:         The 25th day of each month (or if not a business
                            day, the next succeeding business day), commencing
                            in June 2006.

CERTIFICATES:               The "Senior Certificates" will consist of the Class
                            I-A, Class II-A-1, Class II-A-2, Class III-A-1,
                            Class III-A-2, Class IV-A-1, Class IV-A-2, Class
                            V-A-1, Class V-A-2, Class VI-A-1 and Class VI-A- 2
                            Certificates (collectively, the "Class A
                            Certificates"). The "Mezzanine Certificates" will
                            consist of the Class M-1, Class M-2 and Class M-3
                            Certificates. The "Subordinate Certificates" will
                            consist of the Class B-1, Class B-2 and Class B-3
                            Certificates. The Senior Certificates, Mezzanine
                            Certificates and the Subordinate Certificates are
                            collectively referred to herein as the
                            "Certificates". Only the Class A and Mezzanine
                            Certificates (collectively, the "Offered
                            Certificates") are being offered publicly.

REGISTRATION:               The Offered Certificates will be made available in
                            book-entry form through DTC, and upon request only,
                            through Clearstream, Luxembourg and the Euroclear
                            system.

FEDERAL TAX TREATMENT:      For federal income tax purposes, the issuing entity
                            will include two or more segregated asset pools,
                            with respect to which elections will be made to
                            treat each as "real estate mortgage investment
                            conduit" (REMIC)

ERISA ELIGIBILITY:          The Offered Certificates will be ERISA eligible as
                            of the Closing Date. However, prospective investors
                            should review with their legal advisors whether the
                            purchase and holding of any of the Offered
                            Certificates could give rise to a transaction
                            prohibited or not otherwise permissible under ERISA
                            or other similar laws.

SMMEA TREATMENT:            The Senior Certificates and the Class M-1
                            Certificates will be "mortgage related securities"
                            for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

OPTIONAL TERMINATION:       The terms of the transaction allow for an optional
                            termination after and auction of the trust's assets
                            and retirement of the Certificates on the date (the
                            "Optional Termination Date") on which the aggregate
                            principal balance of the Mortgage Loans is equal to
                            5% or less of the aggregate principal balance of the
                            Mortgage Loans as of the Cut-off Date.

PRICING PREPAYMENT SPEED:   The Offered Certificates will be priced assuming all
                            loans are paid on their first reset date ("CPB") at
                            a prepayment speed of 25% CPR.

MORTGAGE LOANS:             The trust will consist of 6 groups of approximately
                            1,604 adjustable rate, prime mortgage loans secured
                            by first liens on one- to four-family residential
                            properties. The information on the Mortgage Loans
                            described herein is based on the statistical pool of
                            approximately $566,650,675 aggregate principal
                            balance of Mortgage Loans as the Cut-off Date. The
                            Mortgage Loans are expected to have an aggregate
                            stated principal balance as of the Cut-Off Date of
                            approximately $550,000,000. Approximately 97.78%,
                            1.96% and 0.26% of the Mortgage Loans are indexed
                            based on one-year LIBOR, one-year Treasury and
                            six-month LIBOR respectively, and substantially all
                            of the mortgage loans have original terms to
                            maturity of 30 years.

                            Approximately 1.94%, 22.73%, 7.78% and 59.89% of the
                            Mortgage Loans are scheduled to pay interest only for approximately the first three, five, seven and ten years, respectively. All Mortgage Loans were generally originated in accordance with the related underwriting guidelines specified in the related prospectus supplement.

GROUP I
MORTGAGE LOANS:             As of the Cut-off Date, the Group I Mortgage Loans
                            have an aggregate principal balance of approximately
                            $75,765,615, which equals approximately 13.37% of
                            the Mortgage Loans. The Group I Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $73,539,290.

                            Approximately 41.54% and 58.46% of the Group I
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 3.000% on the first adjustment date, respectively. All of the Group I Mortgage Loans have a periodic rate cap of 2.000% on each adjustment date thereafter. All of the Group I Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 6.000%.

                            Approximately 0.71% and 99.29% of the Group I
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 14.51% and 73.92% of the Group I
                            Mortgage Loans are scheduled to pay interest only for the first three and ten years, respectively.
                            After such three-year and ten-year interest-only term, Group I Mortgage Loans are scheduled to amortize on a 27-year and 20-year fully amortizing basis.

GROUP II
MORTGAGE LOANS:             As of the Cut-off Date, the Group II Mortgage Loans
                            have an aggregate principal balance of approximately
                            $105,239,789, which equals approximately 18.57% of
                            the Mortgage Loans. The Group II Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $102,147,384.

                            Approximately 1.03% and 98.97% of the Group II
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 5.000% on the first adjustment date, respectively. All of the Group II Mortgage Loans are subject to a periodic rate cap of 2.000%, on each adjustment date thereafter. Approximately 98.97% and 1.03% of the Group II Mortgage Loans are subject to a

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                            Approximately 0.57% and 99.43% of the Group II
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 64.20% and 29.59% of the Group II
                            Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively.
                            After such five-year and ten-year interest-only term, the Group II Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP III
MORTGAGE LOANS:             As of the Cut-off Date, the Group III Mortgage Loans
                            have an aggregate principal balance of approximately
                            $209,624,505, which equals approximately 36.99% of
                            the Mortgage Loans. The Group III Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $203,464,821.

                            Approximately 0.09% and 99.91% of the Group III
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 5.000% on the first adjustment date, respectively. All of the Group III Mortgage Loans are subject to a periodic rate cap of 2.000%, respectively, on each adjustment date thereafter.
                            Approximately 99.91% and 0.09% of the Group III
                            Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                            Approximately 4.75% and 95.25% of the Group III
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 29.20% and 63.26% of the Group III
                            Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively.
                            After such five-year and ten-year interest-only term, the Group III Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP IV
MORTGAGE LOANS:             As of the Cut-off Date, the Group IV Mortgage Loans
                            have an aggregate principal balance of approximately
                            $86,320,546, which equals approximately 15.23% of
                            the Mortgage Loans. The Group IV Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $83,784,071.

                            All of the Group IV Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. All of the Group IV Mortgage Loans are subject to a periodic rate cap of 2.000%, on each adjustment date thereafter. All of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            All of the Group IV Mortgage Loans are indexed based on one-year LIBOR. Approximately 29.80% and 60.46% of the Group IV Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group IV Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP V
MORTGAGE LOANS:             As of the Cut-off Date, the Group III Mortgage Loans
                            have an aggregate principal balance of approximately
                            $23,340,454, which equals approximately 4.12% of the
                            Mortgage Loans. The

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            Group V Mortgage Loans are expected to have an aggregate stated principal balance as of the Cut-Off
                            Date of approximately $22,654,610.

                            All of the Group V Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. All of the Group V Mortgage Loans are subject to a periodic rate cap of 2.000% on each adjustment date thereafter. All of the Group V Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%. .

                            All of the Group V Mortgage Loans are indexed based on one-year LIBOR. Approximately 78.78% and 21.22% of the Group V Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group V Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP VI
MORTGAGE LOANS:             As of the Cut-off Date, the Group VI Mortgage Loans
                            have an aggregate principal balance of approximately
                            $66,359,764, which equals approximately 11.71% of
                            the Mortgage Loans. The Group VI Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $64,409,824.

                            All of the Group IV Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. Approximately 2.23% and 97.77% of the Group IV
                            Mortgage Loans are subject to a periodic rate cap of 1.000% and 2.000%, respectively, on each adjustment date thereafter. All of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            Approximately 2.23% and 97.77% of the Group IV
                            Mortgage Loans are indexed based on six- month LIBOR and one-year LIBOR, respectively. Approximately
                            94.12% of the Group IV Mortgage Loans are scheduled to pay interest only for the first ten years. After such ten-year interest-only term, the Group IV
                            Mortgage Loans are scheduled to amortize on a 20-year fully amortizing basis.

ACCRUAL PERIOD:             The interest accrual period for the all certificates
                            for each Distribution Date will be the calendar
                            month immediately preceding the month in which the
                            Distribution Date occurs on a 30/360 basis.

CREDIT ENHANCEMENT:         Senior/subordinate, shifting interest structure.

                                                                 BOND       INITIAL
                            CERTIFICATES          S&P/MOODY'S   SIZES*  SUBORDINATION*
                            ------------          -----------   ------  --------------
                            SENIOR CERTIFICATES    [AAA/Aaa]    94.75%      5.25%
                            CLASS M-1              [AA/Aa2]      1.95%      3.30%
                            CLASS M-2              [A+/A2]       1.20%      2.10%
                            CLASS M-3              [BBB/Baa2]    0.80%      1.30%

                            *    Preliminary and subject to revision.

SHIFTING INTEREST:          Prior to the Distribution Date occurring in June
                            2013, the Mezzanine Certificates and

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            Subordinate Certificates will be locked out from receipt of all unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the Mezzanine
                            Certificates and Subordinate Certificates has doubled prior to such date as described below).
                            After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Mezzanine Certificates and
                            Subordinate Certificates will receive an increasing portion of unscheduled principal prepayments.

                            The prepayment percentages on the Mezzanine
                            Certificates and Subordinate Certificates are as follows:

                            June 2006 - May 2013    0% Pro Rata Share
                            June 2013 - May 2014   30% Pro Rata Share
                            June 2014 - May 2015   40% Pro Rata Share
                            June 2015 - May 2016   60% Pro Rata Share
                            June 2016 - May 2017   80% Pro Rata Share
                            June 2017 and after    100% Pro Rata Share

                            Notwithstanding the foregoing, if the credit enhancement provided by the Mezzanine Certificates and Subordinate Certificates reaches twice the initial subordination, before the Distribution Date in June 2009, the Mezzanine and Subordinate
                            Certificates will receive 50% of their pro-rata share of prepayments and 100% thereafter (subject to performance triggers).

                            Any principal not allocated to the Mezzanine
                            Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

ALLOCATION OF
REALIZED LOSSES:            The principal portion of realized losses, on the
                            Mortgage Loans will be allocated as follows: first,
                            to the Subordinate Certificates in reverse order of
                            their numerical Class designations, in each case
                            until the respective Certificate Principal Balance
                            has been reduced to zero; second, to the Mezzanine
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective Certificate Principal Balance has been
                            reduced to zero; and third to the related Senior
                            Class. However, losses allocable to the Class II-A-1
                            Certificates will be allocated to the Class II-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class II- A-2 Certificates has been reduced
                            to zero, and losses allocable to the Class III-A-1
                            Certificates will be allocated to the Class III-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class III-A-2 Certificates has been reduced
                            to zero, and losses allocable to the Class IV-A-1
                            Certificates will be allocated to the Class IV-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class IV-A-2 Certificates has been reduced to
                            zero, and losses allocable to the Class V-A-1
                            Certificates will be allocated to the Class V-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class V-A-2 Certificates has been reduced to
                            zero, and losses allocable to the Class VI-A-1
                            Certificates will be allocated to the Class VI-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class VI-A-2 Certificates has been reduced to
                            zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

CERTIFICATES' PRIORITY OF
DISTRIBUTIONS:              Distributions on the Certificates will be made on
                            each Distribution Date from available interest and
                            principal collections received during the related
                            due period on the Mortgage Loans in the related loan
                            group or groups (after payment of any servicing fees
                            and trustee fees) in the following order of
                            priority:

                            1) To the Senior Certificates, accrued and unpaid interest at the respective Pass-Through Rate;

                            2)   Concurrently as follows,

                                 i) To the Class I-A Certificates, until its Certificate Principal Balance is reduced to zero, all principal received with respect to the Group I Mortgage Loans (other than any portion of such principal distributable to the Mezzanine and Subordinate
                                     Certificates pursuant to (3) below).

                                 ii) To the Class II-A-1 and Class II-A-2
                                     Certificates, pro-rata, until their
                                     respective Certificate Principal Balances are reduced to zero, all principal received with respect to the Group II Mortgage Loans
                                     (other than any portion of such principal distributable to the Mezzanine and
                                     Subordinate Certificates pursuant to (3) below).

                                 iii) To the Class III-A-1 and Class III-A-2
                                     Certificates, pro-rata, until its
                                     Certificate Principal Balance is reduced to zero, all principal received with respect to the Group III Mortgage Loans (other than any portion of such principal distributable to the Mezzanine and Subordinate
                                     Certificates pursuant to (3) below).

                                 iv) To the Class IV-A-1 and Class IV-A-2
                                     Certificates, pro-rata, until its
                                     Certificate Principal Balance is reduced to zero, all principal received with respect to the Group IV Mortgage Loans (other than any portion of such principal distributable to the Mezzanine and Subordinate
                                     Certificates pursuant to (3) below).

                                 v)  To the Class V-A-1 and Class V-A-2
                                     Certificates, pro-rata, until its
                                     Certificate Principal Balance is reduced to zero, all principal received with respect to the Group V Mortgage Loans (other than any portion of such principal distributable to the Mezzanine and Subordinate
                                     Certificates pursuant to (3) below).

                                 vi) To the Class VI-A-1 and Class VI-A-2
                                     Certificates, pro-rata, until its
                                     Certificate Principal Balance is reduced to zero, all principal received with respect to the Group VI Mortgage Loans (other than any portion of such principal distributable to the Mezzanine and Subordinate
                                     Certificates pursuant to (3) below).

                            3)   Sequentially to the Class M-1, Class M-2, Class
                                 M-3, Class B-1, Class B-2 and Class B-3
                                 Certificates, in that order, in each case up to an amount equal to and in the following order,
                                 (i) first, accrued and unpaid interest at the respective Pass-Through Rate and (ii) second, such Class' pro-rata share of scheduled principal and its pro-rata share of prepayment principal as described under "Shifting
                                 Interest" above, until their respective
                                 Certificate Principal Balances are reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                  ASSUMPTIONS:

Group I - IV:                     25% CPB
Initial Six Month LIBOR:      5.2630%
Initial Twelve Month LIBOR:   5.3930%
Initial One Year Treasury:    5.0630%


                                    NET                           ORIGINAL      REMAINING   ORIGINAL  REMAINING
           CURRENT     MORTGAGE  MORTGAGE  ORIGINAL  REMAINING  AMORTIZATION  AMORTIZATION     IO         IO
GROUP      BALANCE       RATE      RATE      TERM       TERM       TERM(1)       TERM(1)      TERM       TERM
-----  --------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------
1        8,505,999.52    5.837     5.587      360       356          360           356           0         0
1       54,360,613.55    5.854     5.604      360       357          240           240         120       117
1       10,148,901.88    5.982     5.732      360       356          324           324          36        32
1          523,774.71    4.875     4.625      360       340          324           324          36        16
2       23,895,572.93    6.350     6.100      360       357          300           300          60        57
2       22,088,187.22    6.150     5.900      360       357          300           300          60        57
2        7,619,256.46    6.404     6.154      360       357          300           300          60        57
2       10,687,968.59    6.659     6.409      360       357          300           300          60        57
2        6,335,726.83    5.808     5.558      360       356          360           356           0         0
2       30,228,924.54    5.975     5.725      360       356          240           240         120       116
2          706,365.52    5.666     5.416      360       354          300           300          60        54
2          585,382.17    5.135     4.885      360       352          300           300          60        52
3       15,266,305.01    6.492     6.242      360       357          300           300          60        57
3       13,558,046.32    6.523     6.273      360       356          300           300          60        56
3       10,983,111.08    6.720     6.470      360       356          300           300          60        56
3       12,896,564.63    6.759     6.509      360       356          300           300          60        56
3       12,006,383.89    5.876     5.626      357       353          357           353           0         0
3      127,644,768.52    6.032     5.782      360       356          240           240         120       116
3        1,440,923.99    6.461     6.211      360       357          300           300          60        57
3        3,325,539.15    5.110     4.860      360       351          360           351           0         0
3        1,077,111.57    5.109     4.859      360       352          240           240         120       112
3        5,266,066.67    5.153     4.903      360       352          300           300          60        52
4       18,428,240.37    6.653     6.403      360       357          276           276          84        81
4        3,957,446.97    6.515     6.265      360       357          276           276          84        81
4        2,397,666.33    6.981     6.731      360       357          276           276          84        81
4        8,162,300.38    5.850     5.600      360       357          360           357           0         0
4       50,654,121.11    6.106     5.856      360       356          240           240         120       116
4          184,296.20    6.250     6.000      360       355          276           276          84        79
5       11,105,398.58    6.755     6.505      360       357          276           276          84        81
5        2,548,447.34    6.818     6.568      360       357          276           276          84        81
5        3,953,230.09    7.060     6.810      360       356          276           276          84        80
5        4,806,335.60    6.140     5.890      360       356          240           240         120       116
5          241,197.98    5.750     5.500      360       349          276           276          84        73
6        3,784,215.31    5.943     5.693      360       357          360           357           0         0
6       59,190,534.36    6.185     5.935      360       356          240           240         120       116

                                                             MONTHS                   ORIGINAL
                INITIAL                              RATE      TO                    PREPAYMENT
        GROSS  PERIODIC  PERIODIC    MAX    MIN     RESET     NEXT                     PENALTY
GROUP  MARGIN     CAP       CAP     RATE    RATE  FREQUENCY   RESET       INDEX         TERM
-----  ------  --------  --------  ------  -----  ---------  ------  --------------  ----------
1       2.250    2.000     2.000   11.837  2.250      12        32   One-Year LIBOR       0
1       2.250    2.757     2.000   11.854  2.250      12        33   One-Year LIBOR       0
1       2.250    2.182     2.000   11.982  2.250      12        32   One-Year LIBOR       0
1       2.750    2.000     2.000   10.875  2.750      12        16    One-Year CMT        0
2       2.250    4.868     2.000   11.394  2.250      12        57   One-Year LIBOR       0
2       2.250    5.000     2.000   11.150  2.250      12        57   One-Year LIBOR      12
2       2.250    5.000     2.000   11.404  2.250      12        57   One-Year LIBOR      36
2       2.250    5.000     2.000   11.659  2.250      12        57   One-Year LIBOR      60
2       2.250    5.000     2.000   10.808  2.250      12        56   One-Year LIBOR       0
2       2.250    5.000     2.000   10.975  2.250      12        56   One-Year LIBOR       0
2       2.250    5.000     2.000   10.666  2.250      12        54   One-Year LIBOR       0
2       2.750    5.000     2.000   10.135  2.750      12        52    One-Year CMT        0
3       2.250    4.965     2.000   11.503  2.250      12        57   One-Year LIBOR       0
3       2.250    5.000     2.000   11.523  2.250      12        56   One-Year LIBOR      12
3       2.250    5.000     2.000   11.720  2.250      12        56   One-Year LIBOR      36
3       2.250    5.000     2.000   11.759  2.250      12        56   One-Year LIBOR      60
3       2.250    5.000     2.000   10.876  2.250      12        55   One-Year LIBOR       0
3       2.250    5.000     2.000   11.032  2.250      12        56   One-Year LIBOR       0
3       2.250    5.000     2.000   11.461  2.250      12        57   One-Year LIBOR       0
3       2.750    5.000     2.000   10.110  2.750      12        51    One-Year CMT        0
3       2.750    5.000     2.000   10.109  2.750      12        52    One-Year CMT        0
3       2.750    5.000     2.000   10.153  2.750      12        52    One-Year CMT        0
4       2.250    5.000     2.000   11.653  2.250      12        81   One-Year LIBOR      12
4       2.250    5.000     2.000   11.515  2.250      12        81   One-Year LIBOR      36
4       2.250    5.000     2.000   11.981  2.250      12        81   One-Year LIBOR      60
4       2.259    5.000     2.000   10.850  2.259      12        81   One-Year LIBOR       0
4       2.250    5.000     2.000   11.106  2.250      12        80   One-Year LIBOR       0
4       2.250    5.000     2.000   11.250  2.250      12        79   One-Year LIBOR       0
5       2.250    5.000     2.000   11.755  2.250      12        81   One-Year LIBOR      12
5       2.250    5.000     2.000   11.818  2.250      12        81   One-Year LIBOR      36
5       2.250    5.000     2.000   12.060  2.250      12        80   One-Year LIBOR      60
5       2.250    5.000     2.000   11.140  2.250      12        80   One-Year LIBOR       0
5       2.250    5.000     2.000   10.750  2.250      12        73   One-Year LIBOR       0
6       2.250    5.000     2.000   10.943  2.250      12       117   One-Year LIBOR       0
6       2.268    5.000     2.000   11.185  2.268      12       116   One-Year LIBOR       0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

6        1,435,074.62    6.486     6.236      360       357         240           240          120       117

6        2.750   5.000     1.000   11.486  2.750       6       117   Six-Month LIBOR      0

(1)  LESS IO TERM

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

                      TOTAL MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $566,650,674.76
Total Number of Loans             1,604

                                     AVERAGE OR
                                WEIGHTED AVERAGE (1)      MINIMUM       MAXIMUM
                                --------------------    ----------   -------------
Current Balance                      $353,273.49        $55,400.00   $4,153,000.00
Original Balance                     $354,584.17        $55,400.00   $4,153,000.00
Loan Rate                                  6.152%            4.625%          7.875%
Servicing Fee                              0.250%            0.250%          0.250%
Net Loan Rate                              5.902%            4.375%          7.625%
Gross Margin                               2.263%            2.250%          2.750%
Maximum Loan Rate                         11.288%            9.625%         13.875%
Original LTV                               71.90%            15.15%          95.00%
Credit Score(3)                              729               600             821
Original Term (mos)                          360               312             360
Remaining Term (mos)(4)                      356               307             359
Seasoning (mos)(4)                             4                 1              20
Next Rate Reset (mos)(4)                      65                16             119
Rate Adj Freq (mos)                           12                 6              12
First Rate Adj Reset (mos)                    68                36             120
IO Original Term (2)                         100                36             120
IO Remaining Term (2)(4)                      97                16             119
Top State Concentrations ($)   CA(33.31%),MD(10.80%),VA(10.14%),FL(8.34%),AZ(5.87%)
First Pay Date                                           10/1/2004        5/1/2006
Rate Change Date                                          9/1/2007        4/1/2016
Maturity Date                                            12/1/2031        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     1577   $554,067,991.62     97.78%     6.172%      729      $351,343    71.71%    47.99%    92.79%
One-Year Treasury                    23     11,104,163.14      1.96      5.121       691       482,790    80.90     84.67     69.14
Six-Month LIBOR                       4      1,478,520.00      0.26      6.486       759       369,630    76.31     60.50    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
3/27 LIBOR Loans (1 Yr LIBOR)        20   $  8,763,509.76      1.55%     5.837%      733      $438,175    68.30%    72.22%     0.00%
3/27 LIBOR IO Loans (1 Yr
   LIBOR)                           155     66,462,473.54     11.73      5.874       741       428,790    69.94     62.12    100.00
3/27 Treasury IO Loans                1        539,631.44      0.10      4.875       688       539,631    80.00    100.00    100.00
5/25 LIBOR Loans (1 Yr LIBOR)        48     18,897,398.94      3.33      5.853       738       393,696    68.52     84.61      0.00
5/25 Treasury Loans                   6      3,426,216.37      0.60      5.110       656       571,036    79.41    100.00      0.00
5/25 LIBOR IO Loans (1 Yr
   LIBOR)                           894    285,402,364.33     50.37      6.209       721       319,242    73.09     37.46    100.00
5/25 Treasury IO Loans               16      7,138,315.33      1.26      5.145       701       446,145    81.68     76.16    100.00
7/23 LIBOR Loans (1 Yr LIBOR)        22      8,409,405.49      1.48      5.850       765       382,246    66.66     72.19      0.00
7/23 LIBOR IO Loans (1 Yr
   LIBOR)                           285    101,251,595.21     17.87      6.378       729       355,269    72.53     43.58    100.00
10/20 LIBOR Loans (1 Yr LIBOR)        9      3,898,778.47      0.69      5.943       748       433,198    65.81     88.00      0.00
10/20 LIBOR IO Loans (1 Yr
   LIBOR)                           144     60,982,465.88     10.76      6.185       745       423,489    68.36     68.49    100.00
10/20 LIBOR IO Loans (6 Mo
   LIBOR)                             4      1,478,520.00      0.26      6.486       759       369,630    76.31     60.50    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    105   $ 43,395,309.03      7.66%     5.798%      740      $413,289    68.73%    81.22%     0.00%
36 Month Interest-Only               20     10,995,780.71      1.94      5.928       741       549,789    74.59     71.51    100.00
60 Month Interest-Only              533    128,777,805.67     22.73      6.396       698       241,609    75.69     14.29    100.00
84 Month Interest-Only              166     44,112,131.18      7.78      6.726       704       265,736    76.09      3.32    100.00
120 Month Interest-Only             780    339,369,648.17     59.89      6.037       742       435,089    70.24     62.83    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   39   $  3,381,296.59      0.60%     6.586%      712     $   86,700   64.59%    32.69%   100.00%
100,000.01 to 200,000.00            330     52,376,631.09      9.24      6.435       722        158,717   73.02     31.95     94.41
200,000.01 to 300,000.00            417    104,374,116.79     18.42      6.282       715        250,298   73.00     36.88     95.04
300,000.01 to 400,000.00            324    113,600,612.82     20.05      6.202       716        350,619   73.27     37.89     94.88
400,000.01 to 500,000.00            203     90,810,169.94     16.03      6.063       730        447,341   73.62     58.39     89.00
500,000.01 to 600,000.00            131     72,320,437.73     12.76      5.982       746        552,064   72.72     63.78     88.50
600,000.01 to 700,000.00             64     41,492,502.72      7.32      6.085       731        648,320   71.54     56.28     92.20
700,000.01 to 800,000.00             41     30,700,895.71      5.42      5.982       748        748,802   69.92     55.94     92.66
800,000.01 to 900,000.00             19     16,205,708.61      2.86      5.884       759        852,932   70.97     74.22     89.68
900,000.01 to 1,000,000.00           25     24,429,233.01      4.31      6.012       742        977,169   66.01     64.28     87.93
1,000,000.01 to 1,100,000.00          3      3,262,819.75      0.58      5.836       780      1,087,607   48.96     67.43     67.43
1,100,000.01 to 1,200,000.00          3      3,505,750.00      0.62      5.998       742      1,168,583   59.93      0.00    100.00
1,400,000.01 to 1,500,000.00          3      4,462,500.00      0.79      6.284       754      1,487,500   57.36     33.61    100.00
1,500,000.01 to 2,000,000.00          1      1,575,000.00      0.28      6.125       729      1,575,000   75.90    100.00    100.00
3,000,000.01 or greater               1      4,153,000.00      0.73      6.500       744      4,153,000   46.14    100.00    100.00
                                  -----   ---------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729     $  353,273   71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===     ==========   =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                        4   $  1,646,481.16      0.29%     4.725%      760      $411,620    80.00%    61.19%  100.00%
4.751 to 5.000                       23      9,944,735.60      1.76      4.967       694       432,380    77.12     82.73    85.77
5.001 to 5.250                       30     11,632,030.66      2.05      5.217       718       387,734    73.27     61.09    79.88
5.251 to 5.500                      112     42,830,248.29      7.56      5.452       735       382,413    71.33     75.97    85.38
5.501 to 5.750                      191     78,726,286.06     13.89      5.708       746       412,180    69.83     65.02    84.47
5.751 to 6.000                      364    139,322,164.34     24.59      5.933       739       382,753    70.65     63.11    91.72
6.001 to 6.250                      259     95,153,859.51     16.79      6.201       736       367,389    71.58     50.93    93.63
6.251 to 6.500                      239     81,079,574.96     14.31      6.438       719       339,245    72.67     36.12    95.63
6.501 to 6.750                      115     37,472,883.75      6.61      6.684       707       325,851    71.53     18.23   100.00
6.751 to 7.000                       99     26,060,319.64      4.60      6.902       704       263,236    73.50      7.44   100.00
7.001 to 7.250                       55     14,883,282.23      2.63      7.197       693       270,605    73.58      6.63   100.00
7.251 to 7.500                       92     21,806,227.63      3.85      7.451       697       237,024    79.87      2.59   100.00
7.501 to 7.750                       20      5,588,581.11      0.99      7.645       715       279,429    75.54      2.56   100.00
7.751 to 8.000                        1        503,999.82      0.09      7.875       735       504,000    80.00      0.00   100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----   ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====   ======

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
301 to 312                            1   $    744,542.05      0.13%     5.375%      730      $744,542    59.43%   100.00%    0.00%
337 to 348                            4      1,375,877.86      0.24      5.053       689       343,969    79.95     92.68    39.22
349 to 360                        1,599    564,530,254.85     99.63      6.155       729       353,052    71.90     48.57    92.59
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                        4   $    798,910.10      0.14%     6.000%      756      $199,728    17.40%    87.48%  100.00%
20.01 to 30.00                       12      3,570,422.15      0.63      5.823       758       297,535    27.06     75.64    96.29
30.01 to 40.00                       35     10,159,552.91      1.79      6.053       756       290,273    36.47     34.56    76.15
40.01 to 50.00                       66     26,854,021.23      4.74      6.168       740       406,879    46.27     61.74    92.99
50.01 to 60.00                      126     51,694,477.24      9.12      6.056       743       410,274    56.56     52.59    89.27
60.01 to 70.00                      255    102,117,994.90     18.02      6.092       732       400,463    66.81     46.63    88.51
70.01 to 75.00                      233     86,671,443.43     15.30      6.200       722       371,980    74.03     38.44    96.36
75.01 to 80.00                      809    267,161,680.57     47.15      6.171       725       330,237    79.58     50.51    93.63
80.01 to 85.00                        6      2,400,603.21      0.42      6.107       690       400,101    83.69     79.17    67.74
85.01 to 90.00                       30      8,019,666.00      1.42      6.294       703       267,322    89.30     65.67    90.77
90.01 to 95.00                       28      7,201,903.02      1.27      6.517       733       257,211    94.72     34.34   100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----   ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====   ======

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Not Available                         3   $  1,533,789.24      0.27%     5.206%        0      $511,263    78.73%   100.00%    0.00%
576 to 600                            1        106,700.00      0.02      7.375       600       106,700    53.35      0.00   100.00
601 to 625                           23      6,804,884.96      1.20      6.148       621       295,865    72.27     39.58    92.99
626 to 650                          116     31,493,690.87      5.56      6.391       640       271,497    73.63     27.12    96.46
651 to 675                          214     60,951,036.01     10.76      6.390       665       284,818    73.18     32.45    92.39
676 to 700                          215     78,755,585.87      13.9      6.195       688       366,305    74.31     33.14    93.89
701 to 725                          213     73,518,220.47     12.97      6.202       714       345,156    73.57     39.23    97.33
726 to 750                          235     91,825,853.87     16.21      6.141       739       390,748    72.35     56.17    91.57
751 to 775                          289    108,579,811.64     19.16      6.039       763       375,709    71.33     60.69    91.92
776 to 800                          242     94,439,646.57     16.67      6.032       787       390,246    68.08     62.06    89.52
801 to 825                           53     18,641,455.26      3.29      5.975       808       351,726    67.99     67.84    86.80
                                  -----   ---------------    ------      -----       ---      --------    -----    ------   ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                               6   $  1,056,542.00      0.19%     6.318%      712      $176,090    74.92%    12.68%  100.00%
Arizona                             110     33,261,784.05      5.87      6.326       727       302,380    73.57     42.64    97.16
California                          485    188,739,229.98     33.31      6.168       722       389,153    70.23     32.04    94.61
Colorado                             23      6,772,494.51      1.20      6.065       731       294,456    69.48     36.81    84.87
Connecticut                           3      1,090,000.00      0.19      6.808       676       363,333    69.81      0.00   100.00
Delaware                              6      1,825,149.75      0.32      5.912       762       304,192    70.53    100.00    66.99
District of Columbia                 23     10,806,076.80      1.91      5.841       741       469,829    70.78     79.43    87.74
Florida                             187     47,248,998.98      8.34      6.566       726       252,668    74.88     28.01    97.26
Georgia                              44     11,433,824.94      2.02      6.014       732       259,860    73.19     65.25    83.04
Hawaii                               11      4,435,006.73      0.78      6.018       740       403,182    68.01     16.57   100.00
Idaho                                13      2,049,593.21      0.36      6.578       707       157,661    74.94     18.63    92.52
Illinois                             56     23,544,162.69      4.15      5.987       740       420,431    70.75     60.16    79.46
Indiana                               6      2,430,299.54      0.43      6.035       747       405,050    69.40     79.58    93.31
Iowa                                  1        628,000.00      0.11      6.000       742       628,000    80.00    100.00   100.00
Kentucky                              4        755,120.00      0.13      7.131       728       188,780    80.00     21.19   100.00
Louisiana                             2        393,758.26      0.07      5.875       721       196,879    80.00     71.83    28.17
Maryland                            137     61,175,732.71     10.80      6.021       733       446,538    71.00     83.46    91.73
Massachusetts                        24      7,037,568.18      1.24      6.306       704       293,232    66.67     22.93    87.78
Michigan                             19      7,065,971.40      1.25      6.309       734       371,893    75.28     67.95    92.20
Minnesota                            11      2,751,162.78      0.49      5.783       734       250,106    66.88     61.31    48.19
Mississippi                           4      1,020,600.00      0.18      5.700       724       255,150    78.96     85.40   100.00
Missouri                              5      2,187,677.38      0.39      5.991       730       437,535    61.70     28.94    34.35
Montana                               3        614,661.10      0.11      7.192       689       204,887    85.44      0.00   100.00
Nebraska                              1        383,150.00      0.07      5.625       699       383,150    79.00      0.00   100.00
Nevada                               65     18,072,449.82      3.19      6.322       712       278,038    78.65     27.52    97.57
New Hampshire                         3        947,050.94      0.17      5.858       688       315,684    75.62      0.00   100.00
New Jersey                           22      8,732,944.77      1.54      6.256       731       396,952    71.39     69.85    89.75
New Mexico                            3      1,359,840.00      0.24      6.226       729       453,280    72.04     33.53   100.00
New York                             10      4,251,639.43      0.75      5.895       723       425,164    72.05     61.84    88.41
North Carolina                       19      6,650,429.25      1.17      6.311       752       350,023    67.41     51.29   100.00
Ohio                                 25      7,134,602.07      1.26      5.892       745       285,384    72.74     81.92    73.69
Oklahoma                              1        629,000.00      0.11      5.875       739       629,000    61.97    100.00   100.00
Oregon                               20      5,545,708.53      0.98      6.200       710       277,285    76.01     43.37   100.00
Pennsylvania                         12      3,960,391.88      0.70      5.859       736       330,033    75.91     47.90    83.88
Rhode Island                          4      2,227,233.65      0.39      6.066       760       556,808    57.61     76.77    90.58
South Carolina                       10      2,768,356.79      0.49      5.974       734       276,836    76.53     25.18   100.00
Tennessee                             8      1,561,701.00      0.28      6.192       694       195,213    79.21     15.33   100.00
Texas                                23      8,033,038.28      1.42      5.958       748       349,263    75.86     68.09    80.46
Utah                                 14      3,551,532.55      0.63      6.132       729       253,681    80.74     42.81    93.54
Virginia                            131     57,447,087.07     10.14      5.975       747       438,527    72.17     76.19    93.46
Washington                           44     13,353,020.41      2.36      6.108       704       303,478    74.95     42.58    90.98
West Virginia                         2        590,155.00      0.10      5.401       762       295,078    79.99    100.00   100.00
Wisconsin                             4      1,127,928.33      0.20      6.022       695       281,982    75.38     74.69   100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------   ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======   ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                           1,306   $494,416,449.13     87.25%     6.102%      727      $378,573    71.45%    51.09%   91.66%
Investment                          182     36,595,682.11      6.46      6.751       740       201,075    75.96     14.77      100
Second Home                         116     35,638,543.52      6.29       6.23       737       307,229    73.99      51.1    93.89
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       862   $315,087,679.11     55.61%     6.126%      725       $365,531   70.51%    48.72%   91.64%
Planned Unit Development            450    168,027,777.79     29.65      6.133       734        373,395   72.77     53.23    93.45
Condominium                         236     65,660,243.92     11.59      6.155       732        278,221   75.95     46.44    92.70
Two- to Four-Family                  52     16,824,811.97      2.97      6.841       718        323,554   72.69     10.25    94.22
Cooperative                           4      1,050,161.97      0.19      5.758       767        262,540   86.65    100.00    74.12
                                  -----   ---------------    ------      -----       ---       --------   -----    ------    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729       $353,273   71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===       ========   =====    ======    =====

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            857   $291,955,453.80     51.52%     6.180%      732      $340,671    76.77%    48.43%   94.25%
Refinance - Rate Term               269    110,754,814.00     19.55      6.091       729       411,728    68.38     51.03    87.58
Refinance - Cashout                 478    163,940,406.96     28.93      6.143       721       342,972    65.62     47.76    92.16
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                    605   $253,739,489.76     44.78%     5.940%      745      $419,404    70.84%   100.00%    87.46%
Stated Documentation                297    137,410,987.59     24.25      6.160       736       462,663    68.91      0.00     94.07
No income \ No Asset \ Stated
Employment                            1        724,996.22      0.13      6.750       719       724,996    64.44      0.00    100.00
SUB-TOTAL:                          903   $391,875,473.57     69.16%     6.019%      742      $433,971    70.15%    64.75%    89.80%

COUNTRYWIDE UNDERWRITING
Reduced Documentation               400   $ 99,640,570.80     17.58%     6.717%      690      $249,101    76.17%     0.00%   100.00%
Alternative Documentation            81     17,638,567.98      3.11      6.095       718       217,760    77.48      0.00    100.00
Preferred Documentation              56     15,310,826.30      2.70      6.097       742       273,408    74.55      0.00    100.00
Full Documentation                   67     13,609,450.21      2.40      5.928       705       203,126    75.12    100.00    100.00
No Income / No Assets                46     10,710,705.04      1.89      6.888       688       232,841    70.70      0.00    100.00
Stated Income / Stated Assets        26      6,208,707.48      1.10      6.521       667       238,796    71.05      0.00    100.00
No Ratio                              3      1,091,841.68      0.19      7.314       741       363,947    73.22      0.00    100.00
SUB-TOTAL:                          679   $164,210,669.49     28.98%     6.534%      699      $241,842    75.50%     8.29%   100.00%

OTHER
Full Documentation                   18   $  8,862,631.91      1.56%     5.120%      692      $492,368    81.13%   100.00%    61.34%
Reduced Documentation                 4      1,701,899.79      0.30      5.201       689       425,475    80.00      0.00    100.00
SUB-TOTAL:                           22   $ 10,564,531.70      1.86%     5.133%      691      $480,206    80.95%    83.89%    67.57%
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                    1,569   $551,665,478.62     97.36%     6.170%      729      $351,603    71.72%    47.99%   92.78%
2.501 to 2.750                       35     14,985,196.14      2.64      5.492       707       428,148    78.84     76.57    76.11
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%   92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.501 to 9.750                        3   $  1,055,040.00      0.19%     4.711%      737      $351,680    80.00%    39.43%   100.00%
9.751 to 10.000                      15      6,498,569.16      1.15      4.960       688       433,238    79.97     80.06     78.22
10.001 to 10.250                     21      7,337,294.56      1.29      5.220       709       349,395    74.49     68.21     68.10
10.251 to 10.500                     85     32,176,438.07      5.68      5.447       731       378,546    73.26     72.10     82.62
10.501 to 10.750                    152     60,763,931.74     10.72      5.703       747       399,763    70.27     65.26     86.73
10.751 to 11.000                    325    125,709,545.98     22.18      5.909       739       386,799    70.49     64.13     92.29
11.001 to 11.250                    236     85,514,068.06     15.09      6.150       734       362,348    71.62     49.73     94.61
11.251 to 11.500                    258     87,653,057.71     15.47      6.320       722       339,741    71.82     41.31     95.90
11.501 to 11.750                    151     54,464,929.23      9.61      6.346       721       360,695    70.72     34.45     92.35
11.751 to 12.000                    144     42,475,956.33      7.50      6.506       716       294,972    72.88     28.89     95.63
12.001 to 12.250                     86     28,192,809.78      4.98      6.706       721       327,823    72.91     32.02     94.86
12.251 to 12.500                    100     25,886,555.10      4.57      7.290       700       258,866    78.66     11.52     97.60
12.501 to 12.750                     22      6,060,546.88      1.07      7.384       704       275,479    74.50      5.45    100.00
12.751 to 13.000                      2        643,148.11      0.11      6.875       737       321,574    77.07      0.00    100.00
13.001 to 13.250                      1        625,000.00      0.11      7.250       678       625,000    50.00      0.00    100.00
13.501 to 13.750                      2      1,089,784.23      0.19      7.729       747       544,892    68.35      0.00    100.00
13.751 to 14.000                      1        503,999.82      0.09      7.875       735       504,000    80.00      0.00    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
September 2007                        1   $    539,631.44      0.10%     4.875%      688      $539,631    80.00%   100.00%   100.00%
August 2008                           1        868,000.00      0.15      5.625       764       868,000    78.91    100.00    100.00
September 2008                        3      1,685,541.02      0.30      5.328       760       561,847    77.37    100.00     63.57
November 2008                        11      4,836,601.67      0.85      5.914       741       439,691    81.19     92.76     59.92
December 2008                        60     24,795,738.90      4.38      5.706       742       413,262    69.35     62.81     96.64
January 2009                         14      6,183,994.57      1.09      5.901       748       441,714    71.93     49.92     97.61
February 2009                         5      2,641,523.69      0.47      6.127       684       528,305    76.52     69.98     61.67
March 2009                           76     31,159,933.45      5.50      5.987       741       409,999    66.82     57.90     86.47
April 2009                            5      3,054,650.00      0.54      6.022       731       610,930    67.74     66.13    100.00
February 2010                         1        100,661.88      0.02      5.625       727       100,662    79.98      0.00      0.00
April 2010                            1        464,853.93      0.08      4.875       633       464,854    79.86    100.00      0.00
July 2010                             5      1,585,174.15      0.28      5.377       702       317,035    79.50     39.77     69.91
August 2010                           3      1,436,924.17      0.25      5.296       711       478,975    77.81     87.47     33.85
September 2010                       23      9,783,564.23      1.73      5.317       707       425,372    80.38     74.16     79.53
October 2010                         13      3,161,437.16      0.56      5.775       732       243,187    75.41     50.34    100.00
November 2010                        27      7,124,246.65      1.26      6.022       735       263,861    76.52     51.78     74.49
December 2010                       250     97,092,715.35     17.13      5.977       736       388,371    72.07     57.19     90.36
January 2011                        158     46,686,811.84      8.24      6.329       722       295,486    73.48     32.82     95.07
February 2011                       276     68,138,394.29     12.02      6.423       690       246,878    73.86      9.43    100.00
March 2011                          200     76,446,511.32     13.49      6.199       729       382,233    71.72     48.86     94.97
April 2011                            7      2,843,000.00      0.50      6.105       748       406,143    75.68     79.25     64.83
June 2012                             1        248,500.00      0.04      5.750       765       248,500    80.00      0.00    100.00
August 2012                           1        370,000.00      0.07      5.875       647       370,000    67.03      0.00    100.00
September 2012                        1        195,000.00      0.03      6.625       760       195,000    72.22    100.00    100.00
November 2012                         3        535,575.74      0.09      5.784       759       178,525    89.57    100.00     71.39
December 2012                        67     30,086,658.13      5.31      6.085       748       449,055    67.29     73.18     90.94
January 2013                         48     15,274,237.42      2.70      6.455       724       318,213    74.11     38.46     91.85
February 2013                       100     28,162,418.56      4.97      6.711       702       281,624    75.24      2.44    100.00
March 2013                           79     31,747,110.85      5.60      6.223       745       401,862    72.66     56.72     88.44
April 2013                            7      3,041,500.00      0.54      6.161       746       434,500    70.76     94.82     79.83
September 2015                        1        179,000.00      0.03      5.875       742       179,000    53.75    100.00    100.00
December 2015                        72     29,824,454.29      5.26      6.149       751       414,229    65.44     72.95     98.43
January 2016                         17      8,185,199.45      1.44      6.050       744       481,482    71.36     80.09     85.04
March 2016                           62     26,897,640.61      4.75      6.238       742       433,833    70.22     61.90     91.80
April 2016                            5      1,273,470.00      0.22      6.418       703       254,694    81.88     74.87    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

                   GROUP 1 - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $75,765,614.74
Total Number of Loans              176

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM        MAXIMUM
                               --------------------   -----------   -------------
Current Balance                    $430,486.45        $125,000.00   $1,062,819.75
Original Balance                   $433,861.29        $125,000.00   $1,104,000.00
Loan Rate                                5.863%             4.750%          7.875%
Servicing Fee                            0.250%             0.250%          0.250%
Net Loan Rate                            5.613%             4.500%          7.625%
Gross Margin                             2.254%             2.250%          2.750%
Maximum Loan Rate                       11.863%            10.750%         13.875%
Original LTV                             69.83%             20.38%          90.00%
Credit Score(3)                            740                623             813
Original Term (mos)                        360                360             360
Remaining Term (mos)(4)                    356                340             359
Seasoning (mos)(4)                           4                  1              20
Next Rate Reset (mos)(4)                    32                 16              35
Rate Adj Freq (mos)                         12                 12              12
First Rate Adj Reset (mos)                  36                 36              36
IO Original Term (2)                       106                 36             120
IO Remaining Term (2)(4)                   102                 16             119
Top State Concentrations ($)   CA(37.59%),MD(13.87%),VA(7.26%),IL(6.89%),AZ(6.40%)
First Pay Date                                          10/1/2004        5/1/2006
Rate Change Date                                         9/1/2007        4/1/2009
Maturity Date                                            9/1/2034        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                    175      $75,225,983.30     99.29%     5.870%      740      $429,863    69.75%    63.29%    88.35%
One-Year Treasury                   1          539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                  ---      --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            176      $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                  ===      ==============    ======      =====       ===      ========    =====    ======    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
3/27 LIBOR Loans (1 Yr
   LIBOR)                          20      $ 8,763,509.76     11.57%     5.837%      733      $438,175    68.30%    72.22%     0.00%
3/27 LIBOR IO Loans (1 Yr
   LIBOR)                         155       66,462,473.54     87.72      5.874       741       428,790    69.94     62.12    100.00
3/27 Treasury IO Loans              1          539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                  ---      --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            176      $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                  ===      ==============    ======      =====       ===      ========    =====    ======    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                   20      $ 8,763,509.76     11.57%     5.837%      733      $438,175    68.30%    72.22%     0.00%
36 Month Interest-Only             20       10,995,780.71     14.51      5.928       741       549,789    74.59     71.51    100.00
120 Month Interest-Only           136       56,006,324.27     73.92      5.854       740       411,811    69.13     60.64    100.00
                                  ---      --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            176      $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                  ===      ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
100,000.01 to 200,000.00            27    $ 4,537,489.71      5.99%     5.926%      751     $  168,055   65.42%    74.12%    83.06%
200,000.01 to 300,000.00            31      7,934,207.74     10.47      5.861       730        255,942   67.32     58.57     83.68
300,000.01 to 400,000.00            38     13,625,826.23     17.98      5.752       740        358,574   73.68     73.83    100.00
400,000.01 to 500,000.00            25     11,201,725.06     14.78      5.796       739        448,069   71.47     53.26     95.60
500,000.01 to 600,000.00            20     10,944,291.07     14.44      5.874       746        547,215   71.73     55.83     80.05
600,000.01 to 700,000.00            14      8,913,522.60     11.76      6.023       736        636,680   68.97     71.38     86.14
700,000.01 to 800,000.00             6      4,549,836.24      6.01      5.794       712        758,306   72.88     48.69     84.03
800,000.01 to 900,000.00             6      5,127,250.00      6.77      5.874       757        854,542   72.17     67.67    100.00
900,000.01 to 1,000,000.00           8      7,868,646.34     10.39      5.983       738        983,581   65.35     75.74     87.30
1,000,000.01 to 1,100,000.00         1      1,062,819.75      1.40      5.625       772      1,062,820   36.80      0.00      0.00
                                   ---    --------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740     $  430,486   69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===     ==========   =====     =====    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                       1    $   591,441.16      0.78%     4.750%      802      $591,441    80.00%   100.00%   100.00%
4.751 to 5.000                       7      3,194,266.44      4.22      4.979       708       456,324    71.21     94.68    100.00
5.001 to 5.250                       8      4,115,978.91      5.43      5.209       732       514,497    70.88     51.04    100.00
5.251 to 5.500                      27     10,653,810.22     14.06      5.468       746       394,586    65.49     87.64     93.70
5.501 to 5.750                      40     18,553,795.48     24.49      5.692       745       463,845    68.71     65.33     77.54
5.751 to 6.000                      45     16,647,785.35     21.97      5.913       737       369,951    72.00     62.07     88.86
6.001 to 6.250                      31     13,680,527.55     18.06      6.206       750       441,307    71.09     58.77     89.41
6.251 to 6.500                       8      4,080,327.47      5.39      6.424       719       510,041    72.23     59.27     84.78
6.501 to 6.750                       3      1,385,750.00      1.83      6.697       698       461,917    64.77     13.49    100.00
6.751 to 7.000                       2        643,148.11      0.85      6.875       737       321,574    77.07      0.00    100.00
7.001 to 7.250                       1        625,000.00      0.82      7.250       678       625,000    50.00      0.00    100.00
7.501 to 7.750                       2      1,089,784.23      1.44      7.729       747       544,892    68.35      0.00    100.00
7.751 to 8.000                       1        503,999.82      0.67      7.875       735       504,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                           1    $   539,631.44      0.71%     4.875%      688      $539,631    80.00%   100.00%   100.00%
349 to 360                         175     75,225,983.30     99.29      5.870       740       429,863    69.75     63.29     88.35
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       3    $   986,228.83      1.30%     5.440%      740      $328,743    26.26%   100.00%    86.58%
30.01 to 40.00                       7      2,777,783.90      3.67      5.767       764       396,826    36.66      6.41     61.74
40.01 to 50.00                      10      3,960,494.46      5.23      6.122       745       396,049    46.87     47.97    100.00
50.01 to 60.00                      15      6,588,035.14      8.70      5.699       748       439,202    56.71     86.45     83.73
60.01 to 70.00                      38     17,987,582.60     23.74      6.006       738       473,357    66.43     38.41     94.45
70.01 to 75.00                      27     11,201,729.01     14.78      5.822       732       414,879    73.59     56.63     85.59
75.01 to 80.00                      69     29,716,102.89     39.22      5.796       743       430,668    79.44     79.40     89.79
80.01 to 85.00                       1        621,127.47      0.82      6.500       674       621,127    84.32    100.00      0.00
85.01 to 90.00                       6      1,926,530.44      2.54      5.970       694       321,088    88.81    100.00     88.09
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
601 to 625                           1    $   395,000.00      0.52%     6.000%      623      $395,000    87.78%   100.00%  100.00%
626 to 650                           3      1,227,376.84      1.62      6.125       643       409,126    78.90    100.00    81.31
651 to 675                          16      5,467,594.41      7.22      5.991       668       341,725    73.81     65.86    83.38
676 to 700                          18      8,797,281.84     11.61      5.903       687       488,738    67.52     54.75    77.14
701 to 725                          23     10,642,188.12     14.05      5.634       714       462,704    70.22     64.40    97.21
726 to 750                          25     11,184,102.10     14.76      5.852       741       447,364    74.24     73.20    93.55
751 to 775                          52     23,302,034.63     30.76      5.961       762       448,116    69.70     58.14    84.70
776 to 800                          29     12,175,689.24     16.07      5.825       787       419,851    64.49     62.73    91.55
801 to 825                           9      2,574,347.56      3.40      5.580       805       286,039    67.75     73.28   100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------   -------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======   =======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                             13    $ 4,852,654.54      6.40%     5.892%      750      $373,281    73.21%    58.91%    94.08%
California                          63     28,483,808.29     37.59      5.763       739       452,124    66.34     50.58     85.24
District of Columbia                 3      2,088,744.46      2.76      5.512       743       696,248    65.79    100.00    100.00
Florida                              3      1,752,131.44      2.31      5.423       745       584,044    66.96     53.63    100.00
Georgia                              2        528,770.59      0.70      5.731       775       264,385    77.87     57.49     57.49
Hawaii                               3      1,092,299.45      1.44      6.059       749       364,100    62.28     25.53    100.00
Illinois                            11      5,218,546.17      6.89      5.781       754       474,413    71.25     77.02     89.74
Indiana                              1        162,529.54      0.21      5.875       722       162,530    80.00    100.00      0.00
Kentucky                             1        160,000.00      0.21      6.125       804       160,000    80.00    100.00    100.00
Maryland                            26     10,507,899.73     13.87      5.763       741       404,150    70.22     91.08     95.63
Massachusetts                        3      1,085,545.58      1.43      6.351       697       361,849    68.89     79.74     42.78
Michigan                             3      1,811,800.00      2.39      6.824       735       603,933    76.94     49.77    100.00
Minnesota                            2        348,117.21      0.46      5.730       760       174,059    68.95    100.00     61.39
Mississippi                          1        650,000.00      0.86      5.500       757       650,000    76.02    100.00    100.00
Missouri                             1        155,600.00      0.21      5.750       758       155,600    80.00      0.00    100.00
Nevada                               2        588,700.00      0.78      5.877       671       294,350    83.56     67.10    100.00
New Jersey                           3      1,048,055.20      1.38      7.031       730       349,352    76.74     25.95    100.00
New York                             2      1,117,791.62      1.48      6.754       730       558,896    61.02     44.09     55.91
North Carolina                       2        652,808.91      0.86      6.015       771       326,404    70.37      0.00    100.00
Ohio                                 2        736,353.86      0.97      5.953       736       368,177    79.48    100.00     27.05
Oklahoma                             1        629,000.00      0.83      5.875       739       629,000    61.97    100.00    100.00
Oregon                               1        793,000.00      1.05      6.750       683       793,000    68.96      0.00    100.00
Pennsylvania                         1        169,800.00      0.22      5.000       769       169,800    79.07      0.00    100.00
South Carolina                       2        616,250.00      0.81      5.750       768       308,125    76.09      0.00    100.00
Texas                                4      1,314,618.61      1.74      5.618       747       328,655    77.00     88.78     88.78
Utah                                 2        701,376.84      0.93      6.293       709       350,688    82.94     32.70     67.30
Virginia                            11      5,502,059.85      7.26      5.965       743       500,187    74.69     81.49    100.00
Washington                           6      2,643,917.85      3.49      6.007       703       440,653    72.26     69.55     72.52
West Virginia                        1        353,435.00      0.47      5.000       776       353,435    79.99    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            155    $69,018,168.93     91.09%     5.854%      739      $445,279    69.76%    64.63%   88.50%
Second Home                         21      6,747,445.81      8.91      5.956       750       321,307    70.54     52.53    87.79
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       91    $40,162,637.61     53.01%     5.863%      738      $441,348    67.98%    64.74%   85.12%
Planned Unit Development            57     26,592,816.29     35.10      5.863       742       466,541    71.34     64.44    93.40
Condominium                         28      9,010,160.84     11.89      5.862       743       321,791    73.58     55.63    88.53
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            65    $28,461,372.60     37.57%     5.795%      747      $437,867    74.88%    75.25%   95.64%
Refinance - Rate Term               50     24,128,772.40     31.85      5.941       735       482,575    69.62     52.92    78.50
Refinance - Cashout                 61     23,175,469.74     30.59      5.865       735       379,926    63.83     60.27    89.92
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                   113    $48,152,572.75     63.55%     5.744%      739      $426,129    71.86%   100.00%   86.86%
Stated Documentation                63     27,613,041.99     36.45      6.071       740       438,302    66.28      0.00    91.19
                                   ---    --------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    =====

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     175    $75,225,983.30     99.29%     5.870%      740      $429,863    69.75%    63.29%    88.35%
2.501 to 2.750                       1        539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE(%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.501 to 10.750                     1    $   591,441.16      0.78%     4.750%      802      $591,441    80.00%   100.00%   100.00%
10.751 to 11.000                     7      3,194,266.44      4.22      4.979       708       456,324    71.21     94.68    100.00
11.001 to 11.250                     8      4,115,978.91      5.43      5.209       732       514,497    70.88     51.04    100.00
11.251 to 11.500                    27     10,653,810.22     14.06      5.468       746       394,586    65.49     87.64     93.70
11.501 to 11.750                    40     18,553,795.48     24.49      5.692       745       463,845    68.71     65.33     77.54
11.751 to 12.000                    45     16,647,785.35     21.97      5.913       737       369,951    72.00     62.07     88.86
12.001 to 12.250                    31     13,680,527.55     18.06      6.206       750       441,307    71.09     58.77     89.41
12.251 to 12.500                     8      4,080,327.47      5.39      6.424       719       510,041    72.23     59.27     84.78
12.501 to 12.750                     3      1,385,750.00      1.83      6.697       698       461,917    64.77     13.49    100.00
12.751 to 13.000                     2        643,148.11      0.85      6.875       737       321,574    77.07      0.00    100.00
13.001 to 13.250                     1        625,000.00      0.82      7.250       678       625,000    50.00      0.00    100.00
13.501 to 13.750                     2      1,089,784.23      1.44      7.729       747       544,892    68.35      0.00    100.00
13.751 to 14.000                     1        503,999.82      0.67      7.875       735       504,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
September 2007                       1    $   539,631.44      0.71%     4.875%      688      $539,631    80.00%   100.00%   100.00%
August 2008                          1        868,000.00      1.15      5.625       764       868,000    78.91    100.00    100.00
September 2008                       3      1,685,541.02      2.22      5.328       760       561,847    77.37    100.00     63.57
November 2008                       11      4,836,601.67      6.38      5.914       741       439,691    81.19     92.76     59.92
December 2008                       60     24,795,738.90     32.73      5.706       742       413,262    69.35     62.81     96.64
January 2009                        14      6,183,994.57      8.16      5.901       748       441,714    71.93     49.92     97.61
February 2009                        5      2,641,523.69      3.49      6.127       684       528,305    76.52     69.98     61.67
March 2009                          76     31,159,933.45     41.13      5.987       741       409,999    66.82     57.90     86.47
April 2009                           5      3,054,650.00      4.03      6.022       731       610,930    67.74     66.13    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

                    GROUP II MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $105,239,789.48
Total Number of Loans               414

                                     AVERAGE OR
                                 WEIGHTED AVERAGE (1)    MINIMUM       MAXIMUM
                                 --------------------  ----------   ------------
Current Balance                      $254,202.39       $70,000.00   $456,000.00
Original Balance                     $254,571.15       $70,000.00   $456,000.00
Loan Rate                                  6.187%           4.625%        7.625%
Servicing Fee                              0.250%           0.250%        0.250%
Net Loan Rate                              5.937%           4.375%        7.375%
Gross Margin                               2.253%           2.250%        2.750%
Maximum Loan Rate                         11.197%           9.625%       12.625%
Original LTV                               74.50%           25.21%        95.00%
Credit Score (3)                             709              630           815
Original Term (mos)                          360              348           360
Remaining Term (mos) (4)                     357              343           359
Seasoning (mos) (4)                            3                1            15
Next Rate Reset (mos) (4)                     57               45            59
Rate Adj Freq (mos)                           12               12            12
First Rate Adj Reset (mos)                    60               60            60
IO Original Term (2)                          79               60           120
IO Remaining Term (2) (4)                     76               50           119
Top State Concentrations ($)  CA(30.61%), FL(13.05%), MD(7.09%), AZ(6.59%), VA(5.87%)
First Pay Date                                           3/1/2005      5/1/2006
Rate Change Date                                         2/1/2010      4/1/2011
Maturity Date                                            2/1/2035      4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     411    $104,636,685.48     99.43%     6.193%      709      $254,590    74.47%    41.31%    93.76%
One-Year Treasury                    3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
                                   ---    ---------------     -----      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5/25 LIBOR Loans (1 Yr LIBOR)       25    $  6,527,534.33      6.20%     5.808%      752      $261,101    67.12%    88.01%     0.00%
5/25 LIBOR IO Loans (1 Yr LIBOR)   386      98,109,151.15     93.22      6.219       706       254,169    74.96     38.21    100.00
5/25 Treasury IO Loans               3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    25    $  6,527,534.33      6.20%     5.808%      752      $261,101    67.12%    88.01%     0.00%
60 Month Interest-Only             271      67,568,181.54     64.20      6.321       690       249,329    76.29      9.95    100.00
120 Month Interest-Only            118      31,144,073.61     29.59      5.975       739       263,933    72.16    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   6    $    492,927.24      0.47%     6.541%      739      $ 82,155    73.65%    49.26%   100.00%
100,000.01 to 200,000.00           121      19,270,286.06     18.31      6.321       700       159,259    74.62     35.35     92.34
200,000.01 to 300,000.00           157      39,041,426.89     37.10      6.141       709       248,672    74.30     45.67     94.73
300,000.01 to 400,000.00           114      39,818,692.98     37.84      6.183       706       349,287    74.34     35.58     94.53
400,000.01 to 500,000.00            16       6,616,456.31      6.29      6.061       743       413,529    76.38     68.89     87.67
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                       3    $  1,055,040.00      1.00%     4.711%      737      $351,680    80.00%    39.43%   100.00%
4.751 to 5.000                       5       1,190,860.00      1.13      4.963       699       238,172    79.73     32.74    100.00
5.001 to 5.250                      12       3,182,192.96      3.02      5.232       706       265,183    71.98     61.15     89.64
5.251 to 5.500                      34       9,023,899.97      8.57      5.455       706       265,409    75.33     61.24     82.87
5.501 to 5.750                      41      10,749,624.90     10.21      5.709       739       262,186    73.14     71.97     86.48
5.751 to 6.000                      96      25,173,787.68     23.92      5.934       725       262,227    71.82     56.95     92.54
6.001 to 6.250                      67      15,249,450.05     14.49      6.190       709       227,604    75.71     46.30     97.69
6.251 to 6.500                      65      16,865,673.14     16.03      6.432       709       259,472    75.05     29.86     94.25
6.501 to 6.750                      28       7,613,589.89      7.23      6.685       680       271,914    72.75      2.63    100.00
6.751 to 7.000                      16       4,193,266.78      3.98      6.888       680       262,079    76.54     10.80    100.00
7.001 to 7.250                      15       3,025,807.55      2.88      7.190       676       201,721    77.24      5.18    100.00
7.251 to 7.500                      27       6,671,621.11      6.34      7.447       670       247,097    79.41      5.28    100.00
7.501 to 7.750                       5       1,244,975.45      1.18      7.625       665       248,995    80.00      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                           2    $    371,392.49      0.35%     5.534%      762      $185,696    79.99%    72.90%    0.00%
349 to 360                         412     104,868,396.99     99.65      6.189       708       254,535    74.48     41.33    94.13
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       2    $    614,500.00      0.58%     6.297%      765      $307,250    25.62%   100.00%   100.00%
30.01 to 40.00                       8       1,703,900.95      1.62      6.076       730       212,988    36.45     63.08     78.80
40.01 to 50.00                      19       4,194,197.13      3.99      6.071       729       220,747    45.44     59.02     88.50
50.01 to 60.00                      20       5,299,815.78      5.04      6.034       733       264,991    56.09     59.45     81.44
60.01 to 70.00                      43      11,941,119.02     11.35      6.090       713       277,700    65.86     45.54     85.76
70.01 to 75.00                      44      11,389,172.74     10.82      6.202       695       258,845    73.81     41.71     95.27
75.01 to 80.00                     259      65,580,043.20     62.31      6.214       706       253,205    79.74     35.88     96.25
80.01 to 85.00                       1         255,000.00      0.24      5.375       645       255,000    83.88    100.00    100.00
85.01 to 90.00                       5       1,033,782.98      0.98      6.328       722       206,757    88.58     69.10    100.00
90.01 to 95.00                      13       3,228,257.68      3.07      6.390       716       248,328    94.60     49.77    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                          51    $ 12,722,161.96     12.09%     6.441%      642      $249,454    75.33%    11.22%   100.00%
651 to 675                          93      22,481,143.64     21.36      6.442       664       241,733    75.10     22.28     96.36
676 to 700                          71      18,119,883.41     17.22      6.207       688       255,210    76.96     34.50    100.00
701 to 725                          54      13,855,204.19     13.17      6.176       714       256,578    76.89     28.10     95.37
726 to 750                          43      11,895,010.04     11.30      5.881       738       276,628    75.10     58.11     91.17
751 to 775                          53      13,186,644.06     12.53      5.944       765       248,805    70.91     79.39     88.48
776 to 800                          42      11,146,050.70     10.59      5.997       787       265,382    68.65     73.99     83.06
801 to 825                           7       1,833,691.48      1.74      6.065       808       261,956    76.60     76.40     66.70
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              3    $    486,340.00      0.46%     6.446%      725      $162,113    77.61%    27.54%   100.00%
Arizona                             31       6,933,101.98      6.59      6.151       713       223,648    74.97     59.05     97.35
California                         110      32,213,623.86     30.61      6.147       702       292,851    71.21     31.56     96.60
Colorado                             8       1,681,900.20      1.60      6.111       695       210,238    75.98     24.80    100.00
Connecticut                          2         750,000.00      0.71      7.118       671       375,000    65.19      0.00    100.00
Delaware                             4       1,162,449.75      1.10      5.780       772       290,612    74.09    100.00     48.17
District of Columbia                 4       1,009,530.61      0.96      5.704       754       252,383    79.68    100.00     73.18
Florida                             59      13,731,259.56     13.05      6.631       700       232,733    77.14     13.82     99.27
Georgia                             14       2,487,076.76      2.36      6.056       727       177,648    76.01     51.96     87.98
Hawaii                               3         841,000.00      0.80      6.166       704       280,333    69.01     54.22    100.00
Idaho                                4         749,720.00      0.71      6.450       669       187,430    77.38     11.75    100.00
Illinois                            13       3,338,331.14      3.17      6.196       717       256,795    76.69     68.87     68.60
Indiana                              2         496,270.00      0.47      6.327       688       248,135    79.99      0.00    100.00
Kentucky                             1         339,920.00      0.32      7.375       668       339,920    80.00      0.00    100.00
Louisiana                            1         110,925.01      0.11      5.875       797       110,925    80.00      0.00    100.00
Maryland                            26       7,460,636.02      7.09      5.989       722       286,948    68.49     88.05     92.00
Massachusetts                        3       1,063,300.00      1.01      6.083       672       354,433    76.24      0.00    100.00
Michigan                             7       1,589,208.41      1.51      6.636       735       227,030    79.97     41.12     76.66
Minnesota                            2         288,733.13      0.27      5.456       729       144,367    60.74    100.00     47.10
Mississippi                          1         149,000.00      0.14      6.250       663       149,000    78.42      0.00    100.00
Missouri                             2         595,950.00      0.57      6.752       671       297,975    79.99     32.88    100.00
Montana                              1         126,386.10      0.12      7.375       668       126,386    80.00      0.00    100.00
Nevada                              20       5,000,102.19      4.75      6.146       694       250,005    79.45     18.10    100.00
New Hampshire                        2         403,757.19      0.38      5.668       684       201,879    76.44      0.00    100.00
New Jersey                           4         928,494.06      0.88      6.003       703       232,124    80.30     46.09    100.00
New Mexico                           1         319,840.00      0.30      6.375       642       319,840    80.00      0.00    100.00
New York                             1         365,600.00      0.35      5.500       687       365,600    80.00      0.00    100.00
North Carolina                       3         713,995.61      0.68      6.112       718       237,999    58.85     34.87    100.00
Ohio                                11       2,095,768.36      1.99      5.933       740       190,524    75.66     47.87     88.12
Oregon                               6       1,415,471.34      1.34      6.027       693       235,912    76.52     66.09    100.00
Pennsylvania                         3         815,246.59      0.77      5.594       751       271,749    77.38    100.00     65.31
South Carolina                       2         572,000.00      0.54      5.799       724       286,000    80.00     60.84    100.00
Tennessee                            6       1,388,701.00      1.32      6.146       695       231,450    79.99     17.24    100.00
Texas                                5       1,309,060.42      1.24      6.271       723       261,812    78.48     76.16     69.05
Utah                                 6       1,353,247.27      1.29      6.194       695       225,541    84.01     50.64    100.00
Virginia                            22       6,174,639.24      5.87      5.837       747       280,665    75.78     89.05     85.92
Washington                          18       4,257,055.35      4.05      6.290       693       236,503    78.06     12.80    100.00
West Virginia                        1         236,720.00      0.22      6.000       740       236,720    80.00    100.00    100.00
Wisconsin                            2         285,428.33      0.27      6.086       670       142,714    75.45      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======


    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            381    $ 97,944,095.39     93.07%     6.159%      709      $257,071    74.35%    42.43%   93.88%
Second Home                         33       7,295,694.09      6.93       6.564      710       221,082    76.53     28.07    92.66
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      223    $ 56,785,362.19     53.96%     6.168%      705      $254,643    73.06%    38.15%    93.44%
Planned Unit Development           119      30,809,889.48     29.28      6.177       712       258,907    74.82     45.69     95.48
Condominium                         67      16,197,417.81     15.39      6.167       716       241,753    78.31     47.51     91.30
Two- to Four-Family                  4       1,273,520.00      1.21      7.500       680       318,380    80.00      0.00    100.00
Cooperative                          1         173,600.00      0.16      6.250       741       173,600    95.00    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           231    $ 57,655,151.37     54.78%     6.277%      709      $249,589    78.96%    34.10%   96.09%
Refinance - Rate Term               72      18,956,165.26     18.01      6.053       711       263,280    71.91     44.55    89.54
Refinance - Cashout                111      28,628,472.85      27.2      6.094       707       257,914    67.24     54.17    92.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   141    $ 37,616,427.20     35.74%     5.943%      742      $266,783    71.66%   100.00%    84.73%
Stated Documentation                 4         782,930.74      0.74      5.844       701       195,733    67.61      0.00      0.00
SUB-TOTAL:                         145    $ 38,399,357.94     36.49%     5.940%      742      $264,823    71.58%    97.96%    83.00%

COUNTRYWIDE UNDERWRITING
Reduced Documentation              178    $ 44,744,668.00     42.52%     6.540%      676      $251,375    75.72%     0.00%   100.00%
Alternative Documentation           29       6,762,233.96      6.43      5.924       711       233,180    79.63      0.00    100.00
Preferred Documentation             33       9,118,177.81      8.66      6.048       737       276,308    75.07      0.00    100.00
Full Documentation                  26       5,612,247.77      5.33      5.716       698       215,856    77.04    100.00    100.00
SUB-TOTAL:                         266    $ 66,237,327.54     62.94%     6.339%      690      $249,013    76.15%     8.47%   100.00%

OTHER
Full Documentation                   2    $    381,104.00      0.36%     5.286%      686      $190,552    80.00%   100.00%   100.00%
Reduced Documentation                1         222,000.00      0.21      4.875       686       222,000    80.00      0.00    100.00
SUB-TOTAL:                           3    $    603,104.00      0.57%     5.135%      686      $201,035    80.00%    63.19%   100.00%
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     411    $104,636,685.48     99.43%     6.193%      709      $254,590    74.47%    41.31%    93.76%
2.501 to 2.750                       3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.501 to 9.750                      3     $  1,055,040.00      1.00%      4.711%     737      $351,680     80.00%   39.43%   100.00%
9.751 to 10.000                     4          938,960.00      0.89       4.953      705       234,740     80.00    41.52    100.00
10.001 to 10.250                   11        3,003,435.77      2.85       5.231      707       273,040     71.61    64.79     89.03
10.251 to 10.500                   34        9,023,899.97      8.57       5.455      706       265,409     75.33    61.24     82.87
10.501 to 10.750                   41       10,749,624.90     10.21       5.709      739       262,186     73.14    71.97     86.48
10.751 to 11.000                   96       25,200,687.68     23.95       5.924      725       262,507     71.86    56.89     92.55
11.001 to 11.250                   67       15,174,207.24     14.42       6.178      710       226,481     75.74    46.53     97.68
11.251 to 11.500                   65       16,865,673.14     16.03       6.432      709       259,472     75.05    29.86     94.25
11.501 to 11.750                   27        7,437,589.89      7.07       6.687      681       275,466     72.57     2.69    100.00
11.751 to 12.000                   17        4,418,266.78      4.20       6.842      679       259,898     76.46    10.25    100.00
12.001 to 12.250                   16        3,279,807.55      3.12       7.118      675       204,988     77.13     4.78    100.00
12.251 to 12.500                   27        6,671,621.11      6.34       7.447      670       247,097     79.41     5.28    100.00
12.501 to 12.750                    6        1,420,975.45      1.35       7.501      666       236,829     80.00     0.00    100.00
                                  ---     ---------------    ------       -----      ---      --------     -----    -----    ------
TOTAL:                            414     $105,239,789.48    100.00%      6.187%     709      $254,202     74.50%   41.44%    93.80%
                                  ===     ===============    ======       =====      ===      ========     =====    =====    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NEXT RATE ADJUSTMENT DATE         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
February 2010                        1    $    100,661.88      0.10%      5.625%     727      $100,662     79.98%     0.00%    0.00%
July 2010                            1         110,925.01      0.11       5.875      797       110,925     80.00      0.00   100.00
September 2010                       3         603,104.00      0.57       5.135      686       201,035     80.00     63.19   100.00
October 2010                         2         708,199.17      0.67       5.584      647       354,100     61.91      0.00   100.00
November 2010                        4       1,204,656.00      1.14       5.604      753       301,164     83.29     85.68   100.00
December 2010                       78      20,468,091.27     19.45       5.968      736       262,411     71.80     89.56    89.16
January 2011                        64      16,085,471.85     15.28       6.308      702       251,335     74.28     32.94    89.36
February 2011                      167      42,218,705.62     40.12       6.322      692       252,807     75.94      8.45   100.00
March 2011                          90      22,818,974.68     21.68       6.145      717       253,544     73.93     61.69    89.72
April 2011                           4         921,000.00      0.88       5.818      767       230,250     79.74    100.00    83.50
                                   ---    ---------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             414    $105,239,789.48    100.00%      6.187%     709      $254,202     74.50%    41.44%   93.80%
                                   ===    ===============    ======       =====      ===      ========     =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                    GROUP III MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $209,624,505.49
Total Number of Loans               550

                                     AVERAGE OR
                                WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                                --------------------   ----------   -------------
Current Balance                     $381,135.46        $55,400.00   $1,500,000.00
Original Balance                    $381,724.44        $55,400.00   $1,500,000.00
Loan Rate                                 6.134%            4.875%          7.625%
Servicing Fee                             0.250%            0.250%          0.250%
Net Loan Rate                             5.884%            4.625%          7.375%
Gross Margin                              2.274%            2.250%          2.750%
Maximum Loan Rate                        11.134%            9.875%         12.625%
Original LTV                              72.37%            15.15%          95.00%
Credit Score(3)                             728               600             818
Original Term (mos)                         360               312             360
Remaining Term (mos)(4)                     356               307             359
Seasoning (mos)(4)                            4                 1              13
Next Rate Reset (mos)(4)                     56                47              59
Rate Adj Freq (mos)                          12                12              12
First Rate Adj Reset (mos)                   60                60              60
IO Original Term (2)                        101                60             120
IO Remaining Term (2)(4)                     97                50             119
Top State Concentrations ($)   CA(36.32%), VA(9.42%), MD(9.14%), FL(8.68%), AZ(6.10%)
First Pay Date                                           5/1/2005        5/1/2006
Rate Change Date                                         4/1/2010        4/1/2011
Maturity Date                                           12/1/2031        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                    531     $199,663,077.79     95.25%      6.183%     729      $376,013    71.94%    39.90%   93.80%
One-Year Treasury                  19        9,961,427.70      4.75       5.133      692       524,286    81.00     85.14    65.61
                                  ---     ---------------    ------       -----      ---      --------    -----     -----    -----
TOTAL:                            550     $209,624,505.49    100.00%      6.134%     728      $381,135    72.37%    42.05%   92.46%
                                  ===     ===============    ======       =====      ===      ========    =====     =====    =====

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5/25 LIBOR Loans (1 Yr LIBOR)      23     $ 12,369,864.61      5.90%      5.876%     730      $537,820     69.26%    82.82%    0.00%
5/25 Treasury Loans                 6        3,426,216.37      1.63       5.110      656       571,036     79.41    100.00     0.00
5/25 LIBOR IO Loans
   (1 Yr LIBOR)                   508      187,293,213.18     89.35       6.204      729       368,687     72.12     37.07   100.00
5/25 Treasury IO Loans             13        6,535,211.33      3.12       5.146      702       502,709     81.84     77.35   100.00
                                  ---     ---------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                            550     $209,624,505.49    100.00%      6.134%     728      $381,135     72.37%    42.05%   92.46%
                                  ===     ===============    ======       =====      ===      ========     =====    ======   ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                   29     $ 15,796,080.98      7.54%      5.710%     720      $544,692    71.47%    86.55%     0.00%
60 Month Interest-Only            262       61,209,624.13     29.20       6.479      705       233,625    75.02     19.09    100.00
120 Month Interest-Only           259      132,618,800.38     63.26       6.024      739       512,042    71.26     47.35    100.00
                                  ---     ---------------    ------       -----      ---      --------    -----     -----    ------
TOTAL:                            550     $209,624,505.49    100.00%      6.134%     728      $381,135    72.37%    42.05%    92.46%
                                  ===     ===============    ======       =====      ===      ========    =====     =====    ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINICIPAL BALANCES ($)    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------------  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                 24     $  2,114,198.84      1.01%      6.599%     701     $   88,092   64.30%    24.86%   100.00%
100,000.01 to 200,000.00          100       15,334,934.73      7.32       6.653      725        153,349   74.55      9.61    100.00
200,000.01 to 300,000.00          122       30,383,307.62     14.49       6.453      711        249,044   74.69     17.86     99.07
300,000.01 to 400,000.00           74       26,045,958.88     12.43       6.340      709        351,972   71.86     15.91     98.65
400,000.01 to 500,000.00           90       41,014,941.50     19.57       5.979      724        455,722   74.76     58.61     85.45
500,000.01 to 600,000.00           68       37,541,681.11     17.91       5.908      740        552,084   73.71     61.29     88.01
600,000.01 to 700,000.00           29       18,789,156.35      8.96       6.021      721        647,902   73.54     48.27     92.94
700,000.01 to 800,000.00           19       14,058,166.90      6.71       5.889      767        739,904   67.88     63.55     94.70
800,000.01 to 900,000.00            8        6,749,627.82      3.22       5.840      749        843,703   70.41     62.66     75.23
900,000.01 to 1,000,000.00         10        9,624,281.74      4.59       5.940      731        962,428   66.47     60.32     90.12
1,100,000.01 to 1,200,000.00        3        3,505,750.00      1.67       5.998      742      1,168,583   59.93      0.00    100.00
1,400,000.01 to 1,500,000.00        3        4,462,500.00      2.13       6.284      754      1,487,500   57.36     33.61    100.00
                                  ---     ---------------    ------       -----      ---     ----------   -----     -----    ------
TOTAL:                            550     $209,624,505.49    100.00%      6.134%     728     $  381,135   72.37%    42.05%    92.46%
                                  ===     ===============    ======       =====      ===     ==========   =====     =====    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.751 to 5.000                      11    $  5,559,609.16      2.65%      4.962%     685      $505,419     79.96%   86.57%    74.54%
5.001 to 5.250                      10       4,333,858.79      2.07       5.213      711       433,386     76.48    70.58     53.60
5.251 to 5.500                      42      18,825,434.74      8.98       5.442      734       448,225     73.16    72.53     84.19
5.501 to 5.750                      65      31,520,419.60     15.04       5.714      746       484,930     71.28    57.63     91.87
5.751 to 6.000                     105      48,722,357.00     23.24       5.928      737       464,022     70.33    53.22     94.64
6.001 to 6.250                      80      33,423,880.77     15.94       6.196      733       417,799     70.41    38.32     89.85
6.251 to 6.500                      74      24,825,077.82     11.84       6.431      713       335,474     74.26    22.97     96.68
6.501 to 6.750                      45      13,886,656.99      6.62       6.677      710       308,592     71.96    17.97    100.00
6.751 to 7.000                      49      12,392,020.22      5.91       6.915      716       252,898     73.27     8.01    100.00
7.001 to 7.250                      24       6,836,265.33      3.26       7.193      691       284,844     73.35     2.63    100.00
7.251 to 7.500                      36       7,144,303.64      3.41       7.475      712       198,453     80.37     2.97    100.00
7.501 to 7.750                       9       2,154,621.43      1.03       7.625      743       239,402     76.35     6.64    100.00
                                   ---    ---------------    ------       -----      ---      --------     -----    -----    ------
TOTAL:                             550    $209,624,505.49    100.00%      6.134%     728      $381,135     72.37%   42.05%    92.46%
                                   ===    ===============    ======       =====      ===      ========     =====    =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
301 to 312                           1    $    744,542.05      0.36%      5.375%     730      $744,542     59.43%   100.00%   0.00%
337 to 348                           1         464,853.93      0.22       4.875      633       464,854     79.86    100.00    0.00
349 to 360                         548     208,415,109.51     99.42       6.139      728       380,320     72.40     41.72   93.00
                                   ---    ---------------    ------       -----      ---      --------     -----    ------   -----
TOTAL:                             550    $209,624,505.49    100.00%      6.134%     728      $381,135     72.37%    42.05%  92.46%
                                   ===    ===============    ======       =====      ===      ========     =====    ======   =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                       2    $    495,000.00       0.24%     5.951%     768      $247,500     16.76%   79.80%   100.00%
20.01 to 30.00                       2         155,400.00       0.07      5.500      698        77,700     24.41     0.00    100.00
30.01 to 40.00                       5       1,139,356.55       0.54      6.400      709       227,871     37.42    35.11    100.00
40.01 to 50.00                      17       7,596,246.97       3.62      6.075      747       446,838     46.25    54.18     85.59
50.01 to 60.00                      48      22,635,566.54      10.80      6.084      740       471,574     56.41    39.29     93.07
60.01 to 70.00                      98      41,868,274.86      19.97      6.085      728       427,227     67.50    42.60     89.81
70.01 to 75.00                     101      40,149,579.72      19.15      6.228      724       397,521     74.12    29.73     97.89
75.01 to 80.00                     253      88,659,121.59      42.29      6.112      725       350,431     79.65    47.02     91.53
80.01 to 85.00                       2         925,000.00       0.44      5.993      703       462,500     82.65    45.95    100.00
85.01 to 90.00                      15       4,050,652.58       1.93      6.345      704       270,044     89.71    47.14     87.40
90.01 to 95.00                       7       1,950,306.68       0.93      6.584      761       278,615     94.77    28.60    100.00
                                   ---    ---------------     ------      -----      ---      --------     -----    -----    ------
TOTAL:                             550    $209,624,505.49     100.00%     6.134%     728      $381,135     72.37%   42.05%    92.46%
                                   ===    ===============     ======      =====      ===      ========     =====    =====    ======

CREDIT SCORES

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Not Available                        3    $  1,533,789.24      0.73%      5.206%       0      $511,263     78.73%   100.00%    0.00%
576 to 600                           1         106,700.00      0.05       7.375      600       106,700     53.35      0.00   100.00
601 to 625                          18       5,125,584.96      2.45       6.078      622       284,755     70.47     44.84    90.69
626 to 650                          40      11,764,970.47      5.61       6.235      638       294,124     72.49     47.92    92.49
651 to 675                          66      19,618,223.75      9.36       6.339      665       297,246     71.56     37.50    86.99
676 to 700                          68      29,995,356.76     14.31       6.121      687       441,108     75.39     24.06    92.75
701 to 725                          70      25,305,985.48     12.07       6.207      715       361,514     72.88     38.29   100.00
726 to 750                          83      34,911,394.31     16.65       6.183      739       420,619     72.79     38.72    90.94
751 to 775                         103      40,803,725.26     19.47       6.031      763       396,153     73.23     49.86    94.94
776 to 800                          83      33,494,148.65     15.98       6.082      787       403,544     68.58     49.60    94.53
801 to 825                          15       6,964,626.61      3.32       6.003      807       464,308     71.05     56.67    83.99
                                   ---    ---------------    ------       -----      ---      --------     -----    ------   ------
TOTAL:                             550    $209,624,505.49    100.00%      6.134%     728      $381,135     72.37%    42.05%   92.46%
                                   ===    ===============    ======       =====      ===      ========     =====    ======   ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

GEOGRAPHIC AREA

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              2    $    339,402.00      0.16%     6.350%      695      $169,701    67.62%     0.00%   100.00%
Arizona                             33      12,795,947.75      6.10      6.407       726       387,756    72.97     35.40     96.30
California                         174      76,145,501.67     36.32      6.128       724       437,618    70.64     28.22     95.94
Colorado                            10       3,773,726.36      1.80      6.030       745       377,373    63.61     32.80     72.84
Delaware                             1          63,000.00      0.03      5.125       615        63,000    54.78    100.00    100.00
District of Columbia                 4       2,268,188.02      1.08      5.802       741       567,047    69.32    100.00    100.00
Florida                             79      18,199,385.17      8.68      6.725       726       230,372    77.46     22.26     96.44
Georgia                             18       4,922,087.12      2.35      6.016       718       273,449    72.88     62.85     71.24
Hawaii                               4       2,038,507.28      0.97      5.854       757       509,627    68.49      0.00    100.00
Idaho                                5         703,595.00      0.34      6.606       723       140,719    77.40     19.98    100.00
Illinois                            21       8,463,681.68      4.04      5.939       728       403,032    67.93     49.32     67.60
Indiana                              1         546,500.00      0.26      6.125       764       546,500    72.87    100.00    100.00
Iowa                                 1         628,000.00      0.30      6.000       742       628,000    80.00    100.00    100.00
Kentucky                             1         127,200.00      0.06      7.500       718       127,200    80.00      0.00    100.00
Louisiana                            1         282,833.25      0.13      5.875       691       282,833    80.00    100.00      0.00
Maryland                            42      19,153,266.09      9.14      5.979       721       456,030    75.84     74.29     85.58
Massachusetts                        5       1,386,150.00      0.66      6.273       719       277,230    62.56      0.00    100.00
Michigan                             6       1,986,135.54      0.95      6.022       728       331,023    68.60     78.90    100.00
Minnesota                            2         929,683.01      0.44      5.687       662       464,842    77.43     50.00     50.00
Mississippi                          1         148,000.00      0.07      5.875       642       148,000    91.93    100.00    100.00
Missouri                             1         437,196.45      0.21      5.875       656       437,196    79.82    100.00      0.00
Montana                              1         180,000.00      0.09      6.750       638       180,000    72.87      0.00    100.00
Nebraska                             1         383,150.00      0.18      5.625       699       383,150    79.00      0.00    100.00
Nevada                              21       6,537,596.96      3.12      6.448       721       311,314    76.19     40.26     93.30
New Hampshire                        1         543,293.75      0.26      6.000       692       543,294    75.00      0.00    100.00
New Jersey                           6       2,553,528.47      1.22      5.918       745       425,588    71.34     82.44     78.65
New Mexico                           1         584,000.00      0.28      6.125       747       584,000    61.47      0.00    100.00
New York                             4       1,717,399.59      0.82      5.348       719       429,350    82.41     81.54    100.00
North Carolina                      11       3,895,824.73      1.86      6.454       749       354,166    71.72     45.54    100.00
Ohio                                 5       1,709,876.36      0.82      5.815       717       341,975    64.31     88.44     75.69
Oregon                               8       2,196,838.00      1.05      5.906       712       274,605    78.23     41.88    100.00
Pennsylvania                         4       1,693,499.79      0.81      6.019       720       423,375    79.94      0.00    100.00
Rhode Island                         2       1,724,947.76      0.82      5.973       781       862,474    51.50     86.96    100.00
South Carolina                       4       1,231,086.79      0.59      6.035       728       307,772    73.32      0.00    100.00
Tennessee                            1          96,000.00      0.05      6.625       626        96,000    80.00      0.00    100.00
Texas                                9       2,941,351.68      1.40      5.927       752       326,817    78.92     58.73     80.33
Utah                                 3         964,308.44      0.46      5.762       760       321,436    76.13     52.10    100.00
Virginia                            39      19,752,629.57      9.42      5.928       747       506,478    72.07     54.86    100.00
Washington                          15       4,738,687.21      2.26      5.875       721       315,912    76.09     64.54     89.91
Wisconsin                            2         842,500.00      0.40      6.000       704       421,250    75.36    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

OCCUPANCY TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            392    $174,451,336.01     83.22%     6.048%      726      $445,029    71.57%    45.36%   91.41%
Investment                         131      25,749,073.45     12.28      6.679       741       196,558    77.02      17.8      100
Second Home                         27       9,424,096.03       4.5      6.231       726       349,041     74.5     47.15    91.31
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      298    $120,902,469.79     57.68%     6.075%      723      $405,713    70.92%    45.11%    90.20%
Planned Unit Development           147      59,660,335.25     28.46      6.188       732       405,853    73.90     42.16     95.15
Condominium                         74      21,200,225.00     10.11      6.080       736       286,490    76.10     36.60     95.00
Two- to Four-Family                 30       7,565,475.45      3.61      6.807       731       252,183    72.83      5.30    100.00
Cooperative                          1         296,000.00      0.14      5.500       775       296,000    80.00    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

LOAN PURPOSE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           302    $109,834,875.54     52.40%     6.135%      734      $363,692    76.98%    42.94%   93.42%
Refinance - Rate Term               85      38,540,621.78     18.39      6.075       729       453,419    69.39     45.73    87.40
Refinance - Cashout                163      61,249,008.17     29.22      6.169       715       375,761    65.99     38.16    93.95
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

LOAN DOCUMENTATION

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   134    $ 72,953,295.72     34.80%     5.900%      742      $544,428    71.13%   100.00%    85.96%
Stated Documentation               148      72,410,195.73     34.54      6.148       734       489,258    71.01      0.00     97.06
SUB-TOTAL:                         282    $145,363,491.45     69.34%     6.023%      738      $515,473    71.07%    50.19%    91.49%

COUNTRYWIDE UNDERWRITING
Reduced Documentation              112    $ 23,984,392.81     11.44%     6.841%      712      $214,146    75.19%     0.00%   100.00%
Alternative Documentation           36       7,434,535.36      3.55      6.161       727       206,515    75.63      0.00    100.00
Preferred Documentation              7       1,436,156.00      0.69      6.164       762       205,165    78.77      0.00    100.00
Full Documentation                  33       6,721,039.76      3.21      6.046       702       203,668    73.96    100.00    100.00
No Income / No Assets               38       8,946,463.25      4.27      6.862       688       235,433    70.92      0.00    100.00
Stated Income / Stated Assets       21       5,207,657.48      2.48      6.549       667       247,984    71.12      0.00    100.00
No Ratio                             2         569,341.68      0.27      7.374       721       284,671    92.47      0.00    100.00
SUB-TOTAL:                         249    $ 54,299,586.34     25.90%     6.613%      706      $218,071    74.28%    12.38%   100.00%

OTHER
Full Documentation                  16    $  8,481,527.91      4.05%     5.113%      692      $530,095    81.18%   100.00%    59.60%
Reduced Documentation                3       1,479,899.79      0.71      5.250       689       493,300    80.00      0.00    100.00
SUB-TOTAL:                          19    $  9,961,427.70      4.75%     5.133%      692      $524,286    81.00%    85.14%    65.61%
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     531    $199,663,077.79     95.25%     6.183%      729      $376,013    71.94%    39.90%   93.80%
2.501 to 2.750                      19       9,961,427.70      4.75      5.133       692       524,286    81.00     85.14    65.61
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.751 to 10.000                     11    $  5,559,609.16      2.65%     4.962%      685      $505,419    79.96%    86.57%    74.54%
10.001 to 10.250                    10       4,333,858.79      2.07      5.213       711       433,386    76.48     70.58     53.60
10.251 to 10.500                    42      18,825,434.74      8.98      5.442       734       448,225    73.16     72.53     84.19
10.501 to 10.750                    65      31,520,419.60     15.04      5.714       746       484,930    71.28     57.63     91.87
10.751 to 11.000                   104      48,536,357.55     23.15      5.928       738       466,696    70.31     53.42     94.62
11.001 to 11.250                    80      33,423,880.77     15.94      6.196       733       417,799    70.41     38.32     89.85
11.251 to 11.500                    74      24,825,077.82     11.84      6.431       713       335,474    74.26     22.97     96.68
11.501 to 11.750                    45      13,886,656.99      6.62      6.677       710       308,592    71.96     17.97    100.00
11.751 to 12.000                    50      12,578,019.67      6.00      6.902       715       251,560    73.32      7.89    100.00
12.001 to 12.250                    24       6,836,265.33      3.26      7.193       691       284,844    73.35      2.63    100.00
12.251 to 12.500                    36       7,144,303.64      3.41      7.475       712       198,453    80.37      2.97    100.00
12.501 to 12.750                     9       2,154,621.43      1.03      7.625       743       239,402    76.35      6.64    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
April 2010                           1    $    464,853.93      0.22%     4.875%      633      $464,854    79.86%   100.00%     0.00%
July 2010                            4       1,474,249.14      0.70      5.339       695       368,562    79.46     42.76     67.64
August 2010                          3       1,436,924.17      0.69      5.296       711       478,975    77.81     87.47     33.85
September 2010                      20       9,180,460.23      4.38      5.329       709       459,023    80.41     74.88     78.19
October 2010                        11       2,453,237.99      1.17      5.831       757       223,022    79.31     64.87    100.00
November 2010                       23       5,919,590.65      2.82      6.107       731       257,374    75.14     44.88     69.29
December 2010                      172      76,624,624.08     36.55      5.980       736       445,492    72.14     48.54     90.68
January 2011                        94      30,601,339.99     14.60      6.341       732       325,546    73.06     32.76     98.07
February 2011                      109      25,919,688.67     12.36      6.587       688       237,795    70.48     11.01    100.00
March 2011                         110      53,627,536.64     25.58      6.222       735       487,523    70.78     43.41     97.20
April 2011                           3       1,922,000.00      0.92      6.242       739       640,667    73.74     69.30     55.88
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

                    GROUP IV MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $86,320,546.49
Total Number of Loans              209

                               AVERAGE OR WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               -------------------------------   ----------   -------------
Current Balance                           $413,016.97            $75,000.00   $4,153,000.00
Original Balance                          $415,315.50            $75,000.00   $4,153,000.00
Loan Rate                                       6.246%                5.375%          7.625%
Servicing Fee                                   0.250%                0.250%          0.250%
Net Loan Rate                                   5.996%                5.125%          7.375%
Gross Margin                                    2.251%                2.250%          2.750%
Maximum Loan Rate                              11.246%               10.375%         12.625%
Original LTV                                    71.93%                27.88%          95.00%
Credit Score(3)                                   736                   631             817
Original Term (mos)                               360                   360             360
Remaining Term (mos)(4)                           357                   351             359
Seasoning (mos)(4)                                  3                     1               9
Next Rate Reset (mos) (4)                          81                    75              83
Rate Adj Freq (mos)                                12                    12              12
First Rate Adj Reset (mos)                         84                    84              84
IO Original Term (2)                              108                    84             120
IO Remaining Term (2)(4)                          105                    75             119
Top State Concentrations ($)   CA(29.51%),VA(17.00%),MD(14.30%),DC(5.04%),FL(4.17%)
First Pay Date                                                     9/1/2005        5/1/2006
Rate Change Date                                                   8/1/2012        4/1/2013
Maturity Date                                                      8/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

INDEX

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%   90.26%
                                   ---     --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%   90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    =====

PRODUCT TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR Loans (1 Yr LIBOR)       22     $ 8,409,405.49      9.74%     5.850%      765      $382,246    66.66%    72.19%     0.00%
7/23 LIBOR IO Loans
   (1 Yr LIBOR)                    187      77,911,141.00     90.26      6.289       733       416,637    72.50     54.75    100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    22     $ 8,409,405.49      9.74%     5.850%      765      $382,246    66.66%    72.19%     0.00%
84 Month Interest-Only              87      25,723,519.35     29.80      6.660       699       295,673    78.01      2.60    100.00
120 Month Interest-Only            100      52,187,621.65     60.46      6.106       750       521,876    69.78     80.45    100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                         FREE WRITING PROSPECTUS
(MERRILL LYNCH LOGO)                                            FOR MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   2     $   170,000.00      0.20%     6.489%      711     $   85,000   42.45%    44.12%   100.00%
100,000.01 to 200,000.00            22       3,508,832.05      4.06      6.414       742        159,492   72.75     55.56     80.56
200,000.01 to 300,000.00            54      13,841,272.36     16.03      6.469       715        256,320   75.25     34.74     90.67
300,000.01 to 400,000.00            48      16,749,218.59     19.40      6.312       728        348,942   75.99     38.45     88.65
400,000.01 to 500,000.00            34      15,173,613.18     17.58      6.196       738        446,283   72.53     68.50     85.22
500,000.01 to 600,000.00            19      10,489,901.94     12.15      6.134       745        552,100   75.02     67.23     95.13
600,000.01 to 700,000.00            11       7,231,373.31      8.38      6.178       736        657,398   68.78     63.95    100.00
700,000.01 to 800,000.00            11       8,265,104.13      9.57      6.135       736        751,373   72.03     54.30     90.53
800,000.01 to 900,000.00             3       2,639,300.00      3.06      5.622       784        879,767   71.68    100.00    100.00
900,000.01 to 1,000,000.00           3       2,998,930.93      3.47      6.042       770        999,644   61.09     33.35     66.69
1,000,000.01 to 1,100,000.00         1       1,100,000.00      1.27      6.000       772      1,100,000   79.83    100.00    100.00
3,000,000.01 or greater              1       4,153,000.00      4.81      6.500       744      4,153,000   46.14    100.00    100.00
                                   ---     --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736     $  413,017   71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===     ==========   =====    ======    ======

CURRENT MORTGAGE RATES

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       7     $ 3,253,937.62      3.77%     5.450%      769      $464,848    68.35%    90.57%    87.90%
5.501 to 5.750                      23      11,116,170.38     12.88      5.711       767       483,312    68.15     81.06     68.59
5.751 to 6.000                      58      23,200,856.15     26.88      5.947       743       400,015    72.75     80.97     84.62
6.001 to 6.250                      34      15,230,514.20     17.64      6.225       750       447,956    72.61     55.27     97.38
6.251 to 6.500                      36      17,255,338.73     19.99      6.454       723       479,315    68.25     50.93     96.77
6.501 to 6.750                      17       6,183,503.68      7.16      6.700       715       363,736    73.75      9.73    100.00
6.751 to 7.000                      16       4,421,122.05      5.12      6.887       699       276,320    78.87      3.95    100.00
7.001 to 7.250                       5       1,500,178.00      1.74      7.192       686       300,036    80.00      0.00    100.00
7.251 to 7.500                      12       3,882,925.68      4.50      7.477       683       323,577    80.00      0.00    100.00
7.501 to 7.750                       1         276,000.00      0.32      7.625       663       276,000    80.00      0.00    100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

REMAINING TERM

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                         209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%   90.26%
                                   ---     --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%   90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       1     $   230,000.00      0.27%     6.000%      798      $230,000    27.88%     0.00%   100.00%
30.01 to 40.00                       4       1,328,430.93      1.54      5.740       793       332,108    38.31     24.80     24.80
40.01 to 50.00                       9       7,029,101.90      8.14      6.377       740       781,011    46.43     85.49    100.00
50.01 to 60.00                      15       6,779,868.39      7.85      6.074       764       451,991    57.33     67.16     84.93
60.01 to 70.00                      31      13,492,499.66     15.63      5.994       757       435,242    66.48     69.34     77.01
70.01 to 75.00                      23      10,654,153.78     12.34      6.213       732       463,224    74.21     49.01     98.52
75.01 to 80.00                     116      44,248,127.43     51.26      6.346       725       381,449    79.46     49.83     93.27
80.01 to 85.00                       2         599,475.74      0.69      6.186       706       299,738    84.55    100.00     74.44
85.01 to 90.00                       3         592,900.00      0.69      6.707       684       197,633    88.81     50.67    100.00
90.01 to 95.00                       5       1,365,988.66      1.58      6.307       732       273,198    95.00     22.60    100.00
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

CREDIT SCORES

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORE             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------------           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                          10     $ 2,809,969.68      3.26%     6.533%      642      $280,997    75.04%     0.00%   100.00%
651 to 675                          19       6,968,355.82      8.07      6.817       664       366,756    74.66     12.15    100.00
676 to 700                          31      12,551,832.09     14.54      6.424       691       404,898    78.63     39.37     95.03
701 to 725                          34      11,711,236.15     13.57      6.463       711       344,448    77.62     27.04     96.59
726 to 750                          29      15,785,172.29     18.29      6.150       739       544,316    66.55     88.65     89.85
751 to 775                          34      13,837,823.45     16.03      6.094       765       406,995    70.61     74.87     88.30
776 to 800                          44      19,691,263.12     22.81      5.977       786       447,529    69.71     69.34     82.57
801 to 825                           8       2,964,893.89      3.43      6.033       808       370,612    61.25     59.40     75.21
                                   ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP IV MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              1    $   230,800.00      0.27%     6.000%      711      $230,800    80.00%     0.00%   100.00%
Arizona                             10      2,879,644.72      3.34      6.597       725       287,964    75.41     31.60    100.00
California                          69     25,476,376.28     29.51      6.527       712       369,223    75.75     23.05     98.25
Colorado                             3        852,367.95      0.99      6.147       725       284,123    76.86     73.02    100.00
Delaware                             1        599,700.00      0.69      6.250       759       599,700    65.29    100.00    100.00
District of Columbia                 9      4,352,613.71      5.04      5.961       742       483,624    72.01     67.55     75.78
Florida                             11      3,602,575.22      4.17      6.324       777       327,507    65.25     35.92    100.00
Georgia                              5      2,429,385.00      2.81      5.929       750       485,877    69.55     91.64    100.00
Hawaii                               1        463,200.00      0.54      6.375       705       463,200    77.59      0.00    100.00
Idaho                                2        393,158.21      0.46      6.458       727       196,579    63.28     38.97     61.03
Illinois                             6      3,539,283.17      4.10      5.934       782       589,881    69.02     71.75     85.58
Indiana                              1        225,000.00      0.26      6.000       752       225,000    56.25    100.00    100.00
Maryland                            16     12,346,426.98     14.30      6.209       745       771,652    65.54     93.86     92.99
Massachusetts                        6      1,909,272.60      2.21      6.248       702       318,212    73.51     26.65     87.49
Michigan                             2      1,080,523.98      1.25      5.459       781       540,262    75.29    100.00     83.29
Minnesota                            4        984,629.43      1.14      5.945       781       246,157    56.73     59.41     31.60
Missouri                             1        998,930.93      1.16      5.625       793       998,931    40.00      0.00      0.00
Nevada                              12      3,394,955.67      3.93      6.490       727       282,913    83.84      5.74    100.00
New Jersey                           2      1,257,985.84      1.46      5.984       722       628,993    78.16    100.00    100.00
New York                             2        735,848.22      0.85      5.908       746       367,924    66.54    100.00    100.00
North Carolina                       1        800,000.00      0.93      6.125       767       800,000    58.45    100.00    100.00
Ohio                                 1        167,713.49      0.19      6.000       745       167,713    80.00    100.00    100.00
Oregon                               1        229,600.00      0.27      6.500       774       229,600    80.00    100.00    100.00
Rhode Island                         2        502,285.89      0.58      6.385       690       251,143    78.59     41.77     58.23
South Carolina                       1        174,500.00      0.20      6.875       687       174,500    85.96    100.00    100.00
Texas                                2        554,053.37      0.64      6.084       784       277,027    80.00     79.09     20.91
Virginia                            33     14,670,355.83     17.00      6.001       750       444,556    72.95     91.14     82.00
Washington                           4      1,469,360.00      1.70      6.445       678       367,340    66.22      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP IV MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            195    $80,834,978.26     93.65%     6.256%      735      $414,538    71.88%    54.95%    89.60%
Second Home                         14      5,485,568.23      6.35      6.094       749       391,826    72.69     78.56       100
                                   ---    --------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====     =====     =====

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      103    $44,141,074.57     51.14%     6.267%      734      $428,554    70.75%    53.22%    93.33%
Planned Unit Development            70     29,025,243.68     33.62      6.145       748       414,646    72.08     68.13     87.93
Condominium                         26      8,605,946.26      9.97      6.339       730       330,998    73.78     51.49     84.98
Two- to Four-Family                  8      3,967,720.01      4.60      6.634       689       495,965    77.58     11.25     89.93
Cooperative                          2        580,561.97      0.67      5.742       770       290,281    87.54    100.00     53.18
                                   ---    --------------    ------      -----       ---      --------    -----    ------     -----
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======     =====

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           126    $50,534,942.81     58.54%     6.269%      735      $401,071    77.01%    53.96%    91.28%
Refinance - Rate Term               29     16,016,731.21     18.55      6.225       747       552,301    61.48     69.13     89.22
Refinance - Cashout                 54     19,768,872.47     22.90      6.205       729       366,090    67.40     52.53     88.49
                                   ---    --------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   103    $48,247,112.65     55.89%     6.023%      752      $468,419    69.88%   100.00%    87.42%
Stated Documentation                20     12,539,790.06     14.53      6.256       751       626,990    67.45      0.00     81.35
SUB-TOTAL:                         123    $60,786,902.71     70.42%     6.071%      752      $494,202    69.38%    79.37%    86.17%

COUNTRYWIDE UNDERWRITING
Reduced Documentation               62    $19,245,539.33     22.30%     6.811%      688      $310,412    79.15%     0.00%   100.00%
Alternative Documentation            7      1,776,011.66      2.06      6.205       699       253,716    81.54      0.00    100.00
Preferred Documentation             14      4,034,379.30      4.67      6.200       739       288,170    72.42      0.00    100.00
Full Documentation                   3        477,713.49      0.55      6.315       761       159,238    65.32    100.00    100.00
SUB-TOTAL:                          86    $25,533,643.78     29.58%     6.663%      699      $296,903    77.99%     1.87%   100.00%
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     208    $86,167,320.75     99.82%     6.247%      736      $414,266    71.91%    56.37%    90.42%
2.501 to 2.750                       1        153,225.74      0.18      6.000       745       153,226    83.24    100.00      0.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------     -----
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                     7    $ 3,253,937.62      3.77%     5.450%     769       $464,848    68.35%    90.57%    87.90%
10.501 to 10.750                    23     11,116,170.38     12.88      5.711      767        483,312    68.15     81.06     68.59
10.751 to 11.000                    58     23,200,856.15     26.88      5.947      743        400,015    72.75     80.97     84.62
11.001 to 11.250                    34     15,230,514.20     17.64      6.225      750        447,956    72.61     55.27     97.38
11.251 to 11.500                    36     17,255,338.73     19.99      6.454      723        479,315    68.25     50.93     96.77
11.501 to 11.750                    17      6,183,503.68      7.16      6.700      715        363,736    73.75      9.73    100.00
11.751 to 12.000                    16      4,421,122.05      5.12      6.887      699        276,320    78.87      3.95    100.00
12.001 to 12.250                     5      1,500,178.00      1.74      7.192      686        300,036    80.00      0.00    100.00
12.251 to 12.500                    12      3,882,925.68      4.50      7.477      683        323,577    80.00      0.00    100.00
12.501 to 12.750                     1        276,000.00      0.32      7.625      663        276,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----      ---       --------    -----     -----    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%     736       $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====      ===       ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
August 2012                          1    $   370,000.00      0.43%     5.875%      647      $370,000    67.03%     0.00%   100.00%
September 2012                       1        195,000.00      0.23      6.625       760       195,000    72.22    100.00    100.00
November 2012                        2        461,975.74      0.54      5.749       766       230,988    91.10    100.00     66.83
December 2012                       53     26,441,160.89     30.63      6.060       751       498,890    66.81     83.27     89.69
January 2013                        22      9,467,608.47     10.97      6.193       726       430,346    72.35     58.67     86.85
February 2013                       57     17,482,365.18     20.25      6.649       700       306,708    77.75      1.62    100.00
March 2013                          66     28,860,936.21     33.43      6.209       747       437,287    72.83     60.05     87.28
April 2013                           7      3,041,500.00      3.52      6.161       746       434,500    70.76     94.82     79.83
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

                     GROUP V MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $23,340,454.21
Total Number of Loans               98

                                    AVERAGE OR WEIGHTED
                                        AVERAGE (1)         MINIMUM      MAXIMUM
                                    -------------------   ----------   -----------
Current Balance                         $238,167.90       $70,000.00   $700,000.00
Original Balance                        $240,162.00       $70,000.00   $700,000.00
Loan Rate                                     6.674%           5.625%        7.625%
Servicing Fee                                 0.250%           0.250%        0.250%
Net Loan Rate                                 6.424%           5.375%        7.375%
Gross Margin                                  2.250%           2.250%        2.250%
Maximum Loan Rate                            11.674%          10.625%       12.625%
Original LTV                                  72.64%           28.91%        95.00%
Credit Score(3)                                 715              609           803
Original Term (mos)                             360              360           360
Remaining Term (mos)(4)                         356              349           358
Seasoning (mos)(4)                                4                2            11
Next Rate Reset (mos) (4)                        80               73            82
Rate Adj Freq (mos)                              12               12            12
First Rate Adj Reset (mos)                       84               84            84
IO Original Term (2)                             92               84           120
IO Remaining Term (2)(4)                         88               73           118
Top State Concentrations ($)   CA(34.78%), FL(17.91%), AZ(14.62%), NV(7.30%), MA(4.31%)
First Pay Date                                              7/1/2005      4/1/2006
Rate Change Date                                            6/1/2012      3/1/2013
Maturity Date                                               6/1/2035      3/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

INDEX

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                      98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ---    --------------    ------      -----       ---      --------    -----     ----     ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     ====     ======

PRODUCT TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR IO Loans (1 Yr
   LIBOR)                           98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ---    --------------    ------      -----       ---      --------    -----     ----     ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     ====     ======

AMORTIZATION TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
84 Month Interest-Only             79     $18,388,611.83     78.78%     6.818%      711      $232,767    73.41%     4.34%   100.00%
120 Month Interest-Only            19       4,951,842.38     21.22      6.140       730       260,623    69.75     13.66    100.00
                                  ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             98     $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                  ===     ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
0.01 to 100,000.00                   6    $   504,260.41      2.16%     6.627%      718      $ 84,043    73.59%    32.14%   100.00%
100,000.01 to 200,000.00            39      6,140,609.88     26.31      6.744       730       157,452    75.74      3.69    100.00
200,000.01 to 300,000.00            26      6,438,010.62     27.58      6.568       725       247,616    69.04     12.04    100.00
300,000.01 to 400,000.00            20      6,971,410.11     29.87      6.539       700       348,571    74.36      4.46    100.00
400,000.01 to 500,000.00             5      2,063,663.19      8.84      6.883       672       412,733    71.24      0.00    100.00
500,000.01 to 600,000.00             1        522,500.00      2.24      7.250       762       522,500    52.25      0.00    100.00
600,000.01 to 700,000.00             1        700,000.00      3.00      7.375       720       700,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
5.501 to 5.750                       6    $ 1,281,279.36      5.49%     5.704%      669      $213,547    63.69%     6.91%   100.00%
5.751 to 6.000                      14      3,236,161.67     13.87      5.961       749       231,154    69.80     15.69    100.00
6.001 to 6.250                       8      2,333,998.45     10.00      6.203       715       291,750    74.47     23.97    100.00
6.251 to 6.500                      19      3,953,408.46     16.94      6.446       722       208,074    75.40      8.08    100.00
6.501 to 6.750                      11      2,953,742.59     12.66      6.711       692       268,522    69.07      0.00    100.00
6.751 to 7.000                      11      2,404,862.48     10.30      6.901       686       218,624    67.90      0.00    100.00
7.001 to 7.250                       9      2,246,424.00      9.62      7.188       724       249,603    71.28      0.00    100.00
7.251 to 7.500                      17      4,107,377.20     17.60      7.394       726       241,610    79.61      0.00    100.00
7.501 to 7.750                       3        823,200.00      3.53      7.625       697       274,400    74.73      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
349 to 360                          98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
20.01 to 30.00                       1    $   133,000.00      0.57%     5.625%      689      $133,000    28.91%     0.00%   100.00%
30.01 to 40.00                       2        373,500.00      1.60      6.482       735       186,750    31.29      0.00    100.00
40.01 to 50.00                       5      1,250,933.06      5.36      6.643       694       250,187    46.67     24.86    100.00
50.01 to 60.00                       5      1,551,323.70      6.65      6.696       723       310,265    55.75      0.00    100.00
60.01 to 70.00                      15      3,931,513.18     16.84      6.499       688       262,101    67.04      2.63    100.00
70.01 to 75.00                      20      4,311,765.31     18.47      6.647       698       215,588    74.09      4.90    100.00
75.01 to 80.00                      47     11,131,068.96     47.69      6.724       730       236,831    79.93      7.63    100.00
90.01 to 95.00                       3        657,350.00      2.82      7.375       741       219,117    94.59      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
601 to 625                           4    $ 1,284,300.00      5.50%     6.473%      619      $321,075    74.67%     0.00%   100.00%
626 to 650                          11      2,843,211.92     12.18      6.788       636       258,474    67.36      4.33    100.00
651 to 675                           8      1,878,656.40      8.05      6.454       665       234,832    72.27      0.00    100.00
676 to 700                           9      2,107,789.36      9.03      6.474       690       234,199    64.31      4.20    100.00
701 to 725                          11      3,484,122.08     14.93      6.856       718       316,738    71.80     10.06    100.00
726 to 750                          27      5,796,964.94     24.84      6.860       737       214,702    78.60      0.00    100.00
751 to 775                          14      3,355,658.19     14.38      6.531       763       239,690    69.87     24.12    100.00
776 to 800                          10      2,032,651.32      8.71      6.448       786       203,265    75.71      0.00    100.00
801 to 825                           4        557,100.00      2.39      6.665       802       139,275    76.25     18.57    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
Arizona                            16     $ 3,411,719.30     14.62%     6.919%      730      $213,232    74.52%     8.28%   100.00%
California                         29       8,118,961.38     34.78      6.714       693       279,964    70.76      1.51    100.00
Colorado                            2         464,500.00      1.99      6.041       764       232,250    80.00     46.50    100.00
Connecticut                         1         340,000.00      1.46      6.125       686       340,000    80.00      0.00    100.00
District of Columbia                1         277,000.00      1.19      6.250       724       277,000    78.47    100.00    100.00
Florida                            19       4,179,109.79     17.91      6.854       722       219,953    76.58      0.00    100.00
Georgia                             2         521,490.19      2.23      6.079       756       260,745    68.29      0.00    100.00
Idaho                               2         203,120.00      0.87      7.191       754       101,560    80.00      0.00    100.00
Kentucky                            1         128,000.00      0.55      7.375       801       128,000    80.00      0.00    100.00
Maryland                            1         408,000.00      1.75      6.750       628       408,000    75.00      0.00    100.00
Massachusetts                       4       1,007,000.00      4.31      6.888       734       251,750    52.95      0.00    100.00
Minnesota                           1         200,000.00      0.86      6.000       800       200,000    73.05      0.00    100.00
Mississippi                         1          73,600.00      0.32      6.000       719        73,600    80.00    100.00    100.00
Montana                             1         308,275.00      1.32      7.375       727       308,275    95.00      0.00    100.00
Nevada                              7       1,704,800.00      7.30      6.311       708       243,543    74.68      0.00    100.00
Ohio                                1         311,000.00      1.33      6.000       764       311,000    47.26    100.00    100.00
Oregon                              3         590,799.19      2.53      6.493       741       196,933    72.25      0.00    100.00
Tennessee                           1          77,000.00      0.33      6.500       747        77,000    64.17      0.00    100.00
Utah                                3         532,600.00      2.28      6.432       785       177,533    77.85     19.42    100.00
Virginia                            2         483,479.36      2.07      5.852       669       241,740    69.29     18.30    100.00
                                  ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             98     $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                  ===     ==============    ======      =====       ===      ========    =====    ======    ======

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
Primary                            42     $11,506,667.93     49.30%     6.464%      692      $273,968    71.45%    7.56%    100.00%
Investment                         49      10,321,017.62     44.22      6.955       738       210,633    73.72     5.00        100
Second Home                         7       1,512,768.66      6.48      6.358       731       216,110    74.27     5.85        100
                                  ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             98     $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                  ===     ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
Single Family                      48     $10,758,682.73     46.09%     6.582%      705      $224,139    74.44%    8.24%    100.00%
Planned Unit Development           21       5,595,236.28     23.97      6.625       722       266,440    70.74     5.56     100.00
Condominium                        22       4,483,101.87     19.21      6.678       731       203,777    76.15     6.18     100.00
Two- to Four-Family                 7       2,503,433.33     10.73      7.173       714       357,633    62.83     0.00     100.00
                                  ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             98     $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                  ===     ==============    ======      =====       ===      ========    =====     =====    ======

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
Purchase                           61     $13,741,647.35     58.87%     6.768%      729      $225,273    76.93%     5.01%   100.00%
Refinance - Rate Term               8       2,113,350.00      9.05      6.619       685       264,169    70.05     18.00    100.00
Refinance - Cashout                29       7,485,456.86     32.07      6.516       697       258,119    65.49      5.42    100.00
                                  ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             98     $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                  ===     ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
NATIONAL CITY UNDERWRITING
Stated Documentation               17     $ 4,523,863.02     19.38%     6.129%      730      $266,110    71.29%     0.00%   100.00%
Full / Alternative
   Documentation                    3         676,479.36      2.90      6.070       738       225,493    63.27    100.00    100.00
SUB-TOTAL:                         20     $ 5,200,342.38     22.28%     6.121%      731      $260,017    70.24%    13.01%   100.00%

COUNTRYWIDE UNDERWRITING
Reduced Documentation              48     $11,665,970.66     49.98%     6.985%      706      $243,041    74.99%     0.00%   100.00%
Alternative Documentation           9       1,665,787.00      7.14      6.376       733       185,087    72.69      0.00    100.00
Preferred Documentation             2         722,113.19      3.09      6.000       769       361,057    71.54      0.00    100.00
Full Documentation                  5         798,449.19      3.42      6.191       742       159,690    77.33    100.00    100.00
No Income / No Assets               8       1,764,241.79      7.56      7.022       687       220,530    69.58      0.00    100.00
Stated Income / Stated Assets       5       1,001,050.00      4.29      6.375       667       200,210    70.66      0.00    100.00
No Ratio                            1         522,500.00      2.24      7.250       762       522,500    52.25      0.00    100.00
SUB-TOTAL:                         78     $18,140,111.83     77.72%     6.833%      710      $232,566    73.32%     4.40%   100.00%
                                  ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             98     $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                  ===     ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  ---------
2.001 to 2.250                     98     $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                  ---     --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             98     $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                  ===     ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.501 to 10.750                     6    $ 1,281,279.36      5.49%     5.704%      669      $213,547    63.69%     6.91%   100.00%
10.751 to 11.000                    14      3,236,161.67     13.87      5.961       749       231,154    69.80     15.69    100.00
11.001 to 11.250                     8      2,333,998.45     10.00      6.203       715       291,750    74.47     23.97    100.00
11.251 to 11.500                    19      3,953,408.46     16.94      6.446       722       208,074    75.40      8.08    100.00
11.501 to 11.750                    11      2,953,742.59     12.66      6.711       692       268,522    69.07      0.00    100.00
11.751 to 12.000                    11      2,404,862.48     10.30      6.901       686       218,624    67.90      0.00    100.00
12.001 to 12.250                     9      2,246,424.00      9.62      7.188       724       249,603    71.28      0.00    100.00
12.251 to 12.500                    17      4,107,377.20     17.60      7.394       726       241,610    79.61      0.00    100.00
12.501 to 12.750                     3        823,200.00      3.53      7.625       697       274,400    74.73      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NEXT RATE ADJUSTMENT DATE         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
June 2012                            1    $   248,500.00      1.06%     5.750%      765      $248,500    80.00%     0.00%   100.00%
November 2012                        1         73,600.00      0.32      6.000       719        73,600    80.00    100.00    100.00
December 2012                       14      3,645,497.24     15.62      6.265       723       260,393    70.81      0.00    100.00
January 2013                        26      5,806,628.95     24.88      6.881       720       223,332    76.98      5.50    100.00
February 2013                       43     10,680,053.38     45.76      6.812       704       248,373    71.13      3.80    100.00
March 2013                          13      2,886,174.64     12.37      6.359       727       222,013    70.96     23.44    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

                   GROUP IV - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $66,359,764.35
Total Number of Loans              157

                                 AVERAGE OR
                                  WEIGHTED
                                AVERAGE (1)     MINIMUM        MAXIMUM
                                -----------   -----------   -------------
Current Balance                 $422,673.66   $ 99,910.10   $1,575,000.00
Original Balance                $424,940.82   $100,000.00   $1,575,000.00

Loan Rate                             6.177%        5.375%          7.250%
Servicing Fee                         0.250%        0.250%          0.250%
Net Loan Rate                         5.927%        5.125%          7.000%

Gross Margin                          2.278%        2.250%          2.750%
Maximum Loan Rate                    11.177%       10.375%         12.250%

Original LTV                          68.39%        18.21%          90.00%

Credit Score(3)                         745           637             821

Original Term (mos)                     360           360             360
Remaining Term (mos)(4)                 356           352             359
Seasoning (mos)(4)                        4             1               8

Next Rate Reset (mos) (4)               116           112             119
Rate Adj Freq (mos)                      12             6              12
First Rate Adj Reset (mos)              120           120             120

IO Original Term (2)                    120           120             120
IO Remaining Term (2)(4)                116           112             119

Top State Concentrations ($)    CA(27.58%),MD(17.03%),VA(16.37%),FL(8.72%),IL(4.50%)

First Pay Date                                  10/1/2005        5/1/2006
Rate Change Date                                 9/1/2015        4/1/2016
Maturity Date                                    9/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

INDEX

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     153    $64,881,244.35     97.77%     6.170%      745      $424,060    68.21%    69.66%    93.99%
Six-Month LIBOR                      4      1,478,520.00      2.23      6.486       759       369,630    76.31     60.50    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10/20 LIBOR Loans (1 Yr LIBOR)       9    $ 3,898,778.47      5.88%     5.943%      748      $433,198    65.81%    88.00%     0.00%
10/20 LIBOR IO Loans (1 Yr
   LIBOR)                          144     60,982,465.88     91.90      6.185       745       423,489    68.36     68.49    100.00
10/20 LIBOR IO Loans (6 Mo
   LIBOR)                            4      1,478,520.00      2.23      6.486       759       369,630    76.31     60.50    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                     9    $ 3,898,778.47      5.88%     5.943%      748      $433,198    65.81%    88.00%     0.00%
120 Month Interest-Only            148     62,460,985.88     94.12      6.192       745       422,034    68.55     68.30    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   1    $    99,910.10      0.15%     6.500%      781     $   99,910   18.21%   100.00%   100.00%
100,000.01 to 200,000.00            21      3,584,478.66      5.40      6.259       752        170,689   63.09     81.13    100.00
200,000.01 to 300,000.00            27      6,735,891.56     10.15      6.167       735        249,477   63.71     74.37     96.29
300,000.01 to 400,000.00            30     10,389,506.03     15.66      6.112       730        346,317   67.04     76.22     86.67
400,000.01 to 500,000.00            33     14,739,770.70     22.21      6.248       736        446,660   72.26     54.75     96.83
500,000.01 to 600,000.00            23     12,822,063.61     19.32      6.117       761        557,481   69.61     77.64     91.25
600,000.01 to 700,000.00             9      5,858,450.46      8.83      6.121       749        650,939   71.41     56.22     88.48
700,000.01 to 800,000.00             5      3,827,788.44      5.77      6.221       747        765,558   69.32     40.15    100.00
800,000.01 to 900,000.00             2      1,689,530.79      2.55      6.501       762        844,765   68.46    100.00    100.00
900,000.01 to 1,000,000.00           4      3,937,374.00      5.93      6.224       755        984,344   69.95     74.60    100.00
1,000,000.01 to 1,100,000.00         1      1,100,000.00      1.66      5.875       797      1,100,000   29.83    100.00    100.00
1,500,000.01 to 2,000,000.00         1      1,575,000.00      2.37      6.125       729      1,575,000   75.90    100.00    100.00
                                   ---    --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745     $  422,674   68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===     ==========   =====    ======    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       2    $ 1,073,165.74      1.62%     5.454%      769      $536,583    72.58%   100.00%    37.10%
5.501 to 5.750                      16      5,504,996.34      8.30      5.712       741       344,062    63.61     73.81     89.93
5.751 to 6.000                      46     22,341,216.49     33.67      5.936       755       485,679    66.97     80.74     92.71
6.001 to 6.250                      39     15,235,488.49     22.96      6.194       749       390,654    68.96     75.99     96.93
6.251 to 6.500                      37     14,099,749.34     21.25      6.437       735       381,074    71.82     49.82     95.94
6.501 to 6.750                      11      5,449,640.60      8.21      6.665       742       495,422    69.28     61.42    100.00
6.751 to 7.000                       5      2,005,900.00      3.02      6.892       702       401,180    62.25     15.95    100.00
7.001 to 7.250                       1        649,607.35      0.98      7.250       712       649,607    74.71    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                         157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                       2    $   303,910.10      0.46%     6.080%      736      $151,955    18.44%   100.00%   100.00%
20.01 to 30.00                       3      1,451,293.32      2.19      5.908       773       483,764    28.20     75.79    100.00
30.01 to 40.00                       9      2,836,580.58      4.27      6.268       768       315,176    35.74     53.89    100.00
40.01 to 50.00                       6      2,823,047.71      4.25      5.899       752       470,508    46.19     62.67     89.20
50.01 to 60.00                      23      8,839,867.69     13.32      6.135       738       384,342    56.65     55.38     89.83
60.01 to 70.00                      30     12,897,005.58     19.43      6.213       745       429,900    66.22     61.84     87.10
70.01 to 75.00                      18      8,965,042.87     13.51      6.315       735       498,058    74.22     54.16    100.00
75.01 to 80.00                      65     27,827,216.50     41.93      6.157       747       428,111    79.15     83.55     96.30
85.01 to 90.00                       1        415,800.00      0.63      6.625       714       415,800    90.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                           1    $   126,000.00      0.19%     6.500%      637      $126,000    68.11%   100.00%   100.00%
651 to 675                          12      4,537,061.99      6.84      6.150       663       378,088    68.01     65.37     92.16
676 to 700                          18      7,183,442.41     10.82      6.352       687       399,080    66.80     38.75    100.00
701 to 725                          21      8,519,484.45     12.84      6.314       714       405,690    69.56     57.36     92.67
726 to 750                          28     12,253,210.19     18.46      6.184       737       437,615    71.23     73.17     90.18
751 to 775                          33     14,093,926.05     21.24      6.111       764       427,089    69.99     73.52    100.00
776 to 800                          34     15,899,843.54     23.96      6.125       788       467,642    66.41     78.35     89.21
801 to 825                          10      3,746,795.72      5.65      6.000       812       374,680    62.35     94.66    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                              7    $ 2,388,715.76      3.60%     6.112%      722     $  341,245   69.94%    63.16%   100.00%
California                          40     18,300,958.50     27.58      6.257       749        457,524   64.96     46.04     92.65
District of Columbia                 2        810,000.00      1.22      6.179       723        405,000   67.42      0.00    100.00
Florida                             16      5,784,537.80      8.72      6.198       752        361,534   68.56     87.30     90.51
Georgia                              3        545,015.28      0.82      6.386       735        181,672   79.53    100.00    100.00
Illinois                             5      2,984,320.53      4.50      6.314       727        596,864   73.31     37.98    100.00
Indiana                              1      1,000,000.00      1.51      5.875       769      1,000,000   63.49    100.00    100.00
Maryland                            26     11,299,503.89     17.03      6.119       746        434,596   71.00     80.57     96.69
Massachusetts                        3        586,300.00      0.88      5.901       692        195,433   56.24     40.76    100.00
Michigan                             1        598,303.47      0.90      6.375       659        598,303   80.00    100.00    100.00
Nevada                               3        846,295.00      1.28      6.040       736        282,098   76.57    100.00    100.00
New Jersey                           7      2,944,881.20      4.44      6.470       735        420,697   63.83     69.18     88.13
New Mexico                           1        456,000.00      0.69      6.250       767        456,000   80.00    100.00    100.00
New York                             1        315,000.00      0.47      6.250       715        315,000   58.33      0.00    100.00
North Carolina                       2        587,800.00      0.89      6.192       775        293,900   58.21    100.00    100.00
Ohio                                 5      2,113,890.00      3.19      5.869       773        422,778   77.50    100.00     68.07
Oregon                               1        320,000.00      0.48      6.875       739        320,000   80.00    100.00    100.00
Pennsylvania                         4      1,281,845.50      1.93      5.928       745        320,461   69.24     84.40     72.25
South Carolina                       1        174,520.00      0.26      6.000       731        174,520   80.00    100.00    100.00
Texas                                3      1,913,954.20      2.88      5.989       748        637,985   67.37     59.56    100.00
Virginia                            24     10,863,923.22     16.37      6.113       748        452,663   68.13     87.34     97.70
Washington                           1        244,000.00      0.37      6.500       737        244,000   80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745     $  422,674   68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===     ==========   =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            141    $60,661,202.61     91.41%     6.172%      743      $430,221    67.80%    69.26%   93.57%
Investment                          14      5,172,970.70       7.8      6.223       771       369,498    75.27        73      100
Second Home                          2        525,591.04      0.79      6.291       754       262,796    68.37     58.14      100
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       99    $42,337,452.22     63.80%     6.199%      743      $427,651    67.04%    63.56%    95.62%
Planned Unit Development            36     16,344,256.81     24.63      6.094       747       454,007    69.07     79.48     90.98
Condominium                         19      6,163,392.14      9.29      6.177       751       324,389    75.65     86.28    100.00
Two- to Four-Family                  3      1,514,663.18      2.28      6.447       772       504,888    69.31     57.96     62.21
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

LOAN PURPOSE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            72    $31,727,464.13     47.81%     6.107%      753      $440,659    73.36%    79.44%    94.80%
Refinance - Rate Term               25     10,999,173.35     16.58      6.241       729       439,967    65.71     56.65    100.00
Refinance - Cashout                 60     23,633,126.87     35.61      6.242       743       393,885    62.97     62.03     90.48
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full/Alternative Documentation     111    $46,093,602.08     69.46%     6.119%      753      $415,258    69.78%   100.00%    92.56%
Stated Documentation                45     19,541,166.05     29.45      6.292       729       434,248    65.27      0.00     97.61
No income\No Asset\Stated
   Employment                        1        724,996.22      1.09      6.750       719       724,996    64.44      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     146    $62,631,957.09     94.38%     6.153%      745      $428,986    68.14%    70.53%    93.78%
2.501 to 2.750                      11      3,727,807.26      5.62      6.578       746       338,892    72.54     51.47    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                     2    $ 1,073,165.74      1.62%     5.454%      769      $536,583    72.58%   100.00%    37.10%
10.501 to 10.750                    16      5,504,996.34      8.30      5.712       741       344,062    63.61     73.81     89.93
10.751 to 11.000                    46     22,341,216.49     33.67      5.936       755       485,679    66.97     80.74     92.71
11.001 to 11.250                    39     15,235,488.49     22.96      6.194       749       390,654    68.96     75.99     96.93
11.251 to 11.500                    37     14,099,749.34     21.25      6.437       735       381,074    71.82     49.82     95.94
11.501 to 11.750                    11      5,449,640.60      8.21      6.665       742       495,422    69.28     61.42    100.00
11.751 to 12.000                     5      2,005,900.00      3.02      6.892       702       401,180    62.25     15.95    100.00
12.001 to 12.250                     1        649,607.35      0.98      7.250       712       649,607    74.71    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP VI MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
September 2015                       1     $   179,000.00      0.27%     5.875%      742      $179,000    53.75%   100.00%   100.00%
December 2015                       72      29,824,454.29     44.94      6.149       751       414,229    65.44     72.95     98.43
January 2016                        17       8,185,199.45     12.33      6.050       744       481,482    71.36     80.09     85.04
March 2016                          62      26,897,640.61     40.53      6.238       742       433,833    70.22     61.90     91.80
April 2016                           5       1,273,470.00      1.92      6.418       703       254,694    81.88     74.87    100.00
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157     $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             YIELD TABLE SCENARIOS

CLASS I-A, CLASS II-A-1, CLASS II-A-2, CLASS III-A-1, CLASS III-A-2, CLASS M-1, CLASS M-2 AND CLASS M-3 PREPAYMENT

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 2 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 3 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS IV-A-1, CLASS IV-A-2, CLASS V-A-1 AND CLASS V-A-2 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 3 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS VI-A-1 AND CLASS VI-A-2 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 3 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 4 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 5 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS I-A YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.00687                   5.99            6.01            6.04            6.07            6.11
99.05687                   5.96            5.99            6.01            6.04            6.07
99.10687                   5.94            5.96            5.98            6.01            6.03
99.15687                   5.91            5.93            5.95            5.97            6.00
99.20687                   5.89            5.90            5.92            5.94            5.96
99.25687                   5.86            5.88            5.89            5.91            5.93
99.30687                   5.84            5.85            5.86            5.88            5.89
99.35687                   5.81            5.82            5.83            5.84            5.86
99.40687                   5.79            5.79            5.80            5.81            5.82
99.45687                   5.76            5.77            5.77            5.78            5.79
99.50687                   5.73            5.74            5.74            5.75            5.75
99.55687                   5.71            5.71            5.71            5.72            5.72
99.60687                   5.68            5.68            5.68            5.68            5.68
99.65687                   5.66            5.66            5.65            5.65            5.65
99.70687                   5.63            5.63            5.62            5.62            5.61
99.75687                   5.61            5.60            5.59            5.59            5.58
99.80687                   5.58            5.57            5.56            5.55            5.54
99.85687                   5.56            5.55            5.54            5.52            5.51
99.90687                   5.53            5.52            5.51            5.49            5.47
99.95687                   5.51            5.49            5.48            5.46            5.44
100.00687                  5.48            5.46            5.45            5.43            5.40
100.05687                  5.46            5.44            5.42            5.39            5.37
100.10687                  5.43            5.41            5.39            5.36            5.34
100.15687                  5.41            5.38            5.36            5.33            5.30
100.20687                  5.38            5.36            5.33            5.30            5.27
100.25687                  5.35            5.33            5.30            5.27            5.23
100.30687                  5.33            5.30            5.27            5.24            5.20
100.35687                  5.30            5.27            5.24            5.20            5.16
100.40687                  5.28            5.25            5.21            5.17            5.13
100.45687                  5.25            5.22            5.18            5.14            5.09
100.50687                  5.23            5.19            5.15            5.11            5.06
WAL                        2.16            2.00            1.84            1.70            1.56
MOD DURN                   1.97            1.82            1.69            1.56            1.43
PRINCIPAL WINDOW      Jun06 - Feb09   Jun06 - Feb09   Jun06 - Feb09   Jun06 - Feb09   Jun06 - Feb09

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS II-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------     ---------       ---------       ---------       ---------       ---------
 99.42497                  6.07            6.08            6.09            6.10            6.11
 99.47497                  6.05            6.06            6.06            6.07            6.08
 99.52497                  6.04            6.04            6.04            6.04            6.05
 99.57497                  6.02            6.02            6.02            6.02            6.02
 99.62497                  6.00            6.00            6.00            5.99            5.99
 99.67497                  5.98            5.98            5.97            5.97            5.96
 99.72497                  5.96            5.96            5.95            5.94            5.93
 99.77497                  5.95            5.94            5.93            5.92            5.90
 99.82497                  5.93            5.92            5.90            5.89            5.87
 99.87497                  5.91            5.90            5.88            5.86            5.85
 99.92497                  5.89            5.88            5.86            5.84            5.82
 99.97497                  5.87            5.86            5.84            5.81            5.79
100.02497                  5.86            5.84            5.81            5.79            5.76
100.07497                  5.84            5.82            5.79            5.76            5.73
100.12497                  5.82            5.80            5.77            5.74            5.70
100.17497                  5.80            5.78            5.75            5.71            5.67
100.22497                  5.79            5.76            5.72            5.69            5.65
100.27497                  5.77            5.74            5.70            5.66            5.62
100.32497                  5.75            5.72            5.68            5.64            5.59
100.37497                  5.73            5.70            5.66            5.61            5.56
100.42497                  5.71            5.68            5.63            5.59            5.53
100.47497                  5.70            5.66            5.61            5.56            5.50
100.52497                  5.68            5.64            5.59            5.53            5.47
100.57497                  5.66            5.62            5.57            5.51            5.45
100.62497                  5.64            5.60            5.54            5.48            5.42
100.67497                  5.63            5.58            5.52            5.46            5.39
100.72497                  5.61            5.56            5.50            5.43            5.36
100.77497                  5.59            5.54            5.48            5.41            5.33
100.82497                  5.57            5.52            5.45            5.38            5.30
100.87497                  5.56            5.50            5.43            5.36            5.28
100.92497                  5.54            5.48            5.41            5.33            5.25

WAL                        3.22            2.84            2.50            2.21            1.94
MOD DURN                   2.79            2.48            2.20            1.96            1.74
PRINCIPAL WINDOW      Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS II-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.20352                   6.15            6.17            6.19            6.21            6.23
99.25352                   6.13            6.15            6.16            6.18            6.21
99.30352                   6.11            6.13            6.14            6.16            6.18
99.35352                   6.10            6.11            6.12            6.13            6.15
99.40352                   6.08            6.09            6.10            6.11            6.12
99.45352                   6.06            6.07            6.07            6.08            6.09
99.50352                   6.04            6.05            6.05            6.06            6.06
99.55352                   6.02            6.03            6.03            6.03            6.03
99.60352                   6.01            6.01            6.00            6.00            6.00
99.65352                   5.99            5.99            5.98            5.98            5.97
99.70352                   5.97            5.97            5.96            5.95            5.94
99.75352                   5.95            5.95            5.94            5.93            5.92
99.80352                   5.94            5.93            5.91            5.90            5.89
99.85352                   5.92            5.91            5.89            5.88            5.86
99.90352                   5.90            5.89            5.87            5.85            5.83
99.95352                   5.88            5.86            5.85            5.82            5.80
100.00352                  5.86            5.84            5.82            5.80            5.77
100.05352                  5.85            5.82            5.80            5.77            5.74
100.10352                  5.83            5.80            5.78            5.75            5.71
100.15352                  5.81            5.78            5.76            5.72            5.69
100.20352                  5.79            5.76            5.73            5.70            5.66
100.25352                  5.77            5.74            5.71            5.67            5.63
100.30352                  5.76            5.72            5.69            5.65            5.60
100.35352                  5.74            5.70            5.67            5.62            5.57
100.40352                  5.72            5.68            5.64            5.60            5.54
100.45352                  5.70            5.66            5.62            5.57            5.51
100.50352                  5.69            5.64            5.60            5.55            5.49
100.55352                  5.67            5.63            5.58            5.52            5.46
100.60352                  5.65            5.61            5.55            5.50            5.43
100.65352                  5.63            5.59            5.53            5.47            5.40
100.70352                  5.62            5.57            5.51            5.44            5.37
WAL                        3.22            2.84            2.50            2.21            1.94
MOD DURN                   2.79            2.48            2.20            1.95            1.73
PRINCIPAL WINDOW      Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                    CLASS III-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.26504                   6.08            6.09            6.11            6.13            6.15
99.31504                   6.06            6.07            6.09            6.10            6.12
99.36504                   6.04            6.05            6.06            6.08            6.09
99.41504                   6.02            6.03            6.04            6.05            6.06
99.46504                   6.01            6.01            6.02            6.02            6.03
99.51504                   5.99            5.99            5.99            6.00            6.00
99.56504                   5.97            5.97            5.97            5.97            5.97
99.61504                   5.95            5.95            5.95            5.95            5.94
99.66504                   5.93            5.93            5.93            5.92            5.92
99.71504                   5.91            5.91            5.90            5.89            5.89
99.76504                   5.90            5.89            5.88            5.87            5.86
99.81504                   5.88            5.87            5.86            5.84            5.83
99.86504                   5.86            5.85            5.83            5.82            5.80
99.91504                   5.84            5.83            5.81            5.79            5.77
99.96504                   5.83            5.81            5.79            5.77            5.74
100.01504                  5.81            5.79            5.77            5.74            5.71
100.06504                  5.79            5.77            5.74            5.72            5.68
100.11504                  5.77            5.75            5.72            5.69            5.66
100.16504                  5.75            5.73            5.70            5.66            5.63
100.21504                  5.74            5.71            5.68            5.64            5.60
100.26504                  5.72            5.69            5.65            5.61            5.57
100.31504                  5.70            5.67            5.63            5.59            5.54
100.36504                  5.68            5.65            5.61            5.56            5.51
100.41504                  5.66            5.63            5.58            5.54            5.48
100.46504                  5.65            5.61            5.56            5.51            5.46
100.51504                  5.63            5.59            5.54            5.49            5.43
100.56504                  5.61            5.57            5.52            5.46            5.40
100.61504                  5.59            5.55            5.49            5.44            5.37
100.66504                  5.57            5.53            5.47            5.41            5.34
100.71504                  5.56            5.51            5.45            5.39            5.31
100.76504                  5.54            5.49            5.43            5.36            5.28
WAL                        3.19            2.82            2.49            2.19            1.93
Mod Durn                   2.77            2.46            2.19            1.95            1.73
Principal Window      Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                    CLASS III-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.04522                   6.16            6.18            6.21            6.24            6.28
99.09522                   6.14            6.16            6.19            6.22            6.25
99.14522                   6.12            6.14            6.16            6.19            6.22
99.19522                   6.10            6.12            6.14            6.16            6.19
99.24522                   6.08            6.10            6.12            6.14            6.16
99.29522                   6.07            6.08            6.09            6.11            6.13
99.34522                   6.05            6.06            6.07            6.09            6.10
99.39522                   6.03            6.04            6.05            6.06            6.07
99.44522                   6.01            6.02            6.03            6.03            6.04
99.49522                   5.99            6.00            6.00            6.01            6.01
99.54522                   5.98            5.98            5.98            5.98            5.98
99.59522                   5.96            5.96            5.96            5.96            5.96
99.64522                   5.94            5.94            5.93            5.93            5.93
99.69522                   5.92            5.92            5.91            5.90            5.90
99.74522                   5.90            5.90            5.89            5.88            5.87
99.79522                   5.89            5.88            5.87            5.85            5.84
99.84522                   5.87            5.86            5.84            5.83            5.81
99.89522                   5.85            5.84            5.82            5.80            5.78
99.94522                   5.83            5.82            5.80            5.78            5.75
99.99522                   5.81            5.80            5.77            5.75            5.72
100.04522                  5.80            5.78            5.75            5.73            5.70
100.09522                  5.78            5.76            5.73            5.70            5.67
100.14522                  5.76            5.74            5.71            5.67            5.64
100.19522                  5.74            5.71            5.68            5.65            5.61
100.24522                  5.72            5.69            5.66            5.62            5.58
100.29522                  5.71            5.67            5.64            5.60            5.55
100.34522                  5.69            5.65            5.62            5.57            5.52
100.39522                  5.67            5.63            5.59            5.55            5.49
100.44522                  5.65            5.61            5.57            5.52            5.47
100.49522                  5.64            5.59            5.55            5.50            5.44
100.54522                  5.62            5.57            5.53            5.47            5.41
WAL                        3.19            2.82            2.49            2.19            1.93
Mod Durn                   2.77            2.46            2.19            1.94            1.72
Principal Window      Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS IV-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.17222                   6.20            6.22            6.24            6.27            6.30
99.22222                   6.18            6.20            6.22            6.24            6.27
99.27222                   6.17            6.18            6.20            6.22            6.24
99.32222                   6.15            6.17            6.18            6.20            6.22
99.37222                   6.14            6.15            6.16            6.17            6.19
99.42222                   6.12            6.13            6.14            6.15            6.16
99.47222                   6.11            6.11            6.12            6.13            6.13
99.52222                   6.09            6.09            6.10            6.10            6.11
99.57222                   6.08            6.08            6.08            6.08            6.08
99.62222                   6.06            6.06            6.06            6.05            6.05
99.67222                   6.05            6.04            6.04            6.03            6.02
99.72222                   6.03            6.02            6.02            6.01            6.00
99.77222                   6.02            6.01            6.00            5.98            5.97
99.82222                   6.00            5.99            5.98            5.96            5.94
99.87222                   5.99            5.97            5.96            5.94            5.92
99.92222                   5.97            5.95            5.93            5.91            5.89
99.97222                   5.96            5.94            5.91            5.89            5.86
100.02222                  5.94            5.92            5.89            5.87            5.83
100.07222                  5.93            5.90            5.87            5.84            5.81
100.12222                  5.91            5.88            5.85            5.82            5.78
100.17222                  5.90            5.87            5.83            5.80            5.75
100.22222                  5.88            5.85            5.81            5.77            5.73
100.27222                  5.87            5.83            5.79            5.75            5.70
100.32222                  5.85            5.81            5.77            5.73            5.67
100.37222                  5.84            5.80            5.75            5.70            5.65
100.42222                  5.82            5.78            5.73            5.68            5.62
100.47222                  5.81            5.76            5.71            5.66            5.59
100.52222                  5.79            5.74            5.69            5.63            5.57
100.57222                  5.78            5.73            5.67            5.61            5.54
100.62222                  5.76            5.71            5.65            5.59            5.51
100.67222                  5.75            5.69            5.63            5.56            5.49
WAL                        3.96            3.37            2.87            2.45            2.10
Mod Durn                   3.30            2.84            2.45            2.12            1.84
Principal Window      Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS IV-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
98.92661                   6.27            6.31            6.34            6.39            6.43
98.97661                   6.26            6.29            6.32            6.36            6.41
99.02661                   6.24            6.27            6.30            6.34            6.38
99.07661                   6.23            6.25            6.28            6.31            6.35
99.12661                   6.21            6.23            6.26            6.29            6.32
99.17661                   6.20            6.22            6.24            6.27            6.30
99.22661                   6.18            6.20            6.22            6.24            6.27
99.27661                   6.17            6.18            6.20            6.22            6.24
99.32661                   6.15            6.16            6.18            6.19            6.21
99.37661                   6.14            6.15            6.16            6.17            6.19
99.42661                   6.12            6.13            6.14            6.15            6.16
99.47661                   6.11            6.11            6.12            6.12            6.13
99.52661                   6.09            6.09            6.10            6.10            6.10
99.57661                   6.08            6.08            6.08            6.08            6.08
99.62661                   6.06            6.06            6.06            6.05            6.05
99.67661                   6.05            6.04            6.03            6.03            6.02
99.72661                   6.03            6.02            6.01            6.01            5.99
99.77661                   6.01            6.01            5.99            5.98            5.97
99.82661                   6.00            5.99            5.97            5.96            5.94
99.87661                   5.98            5.97            5.95            5.93            5.91
99.92661                   5.97            5.95            5.93            5.91            5.89
99.97661                   5.95            5.93            5.91            5.89            5.86
100.02661                  5.94            5.92            5.89            5.86            5.83
100.07661                  5.92            5.90            5.87            5.84            5.80
100.12661                  5.91            5.88            5.85            5.82            5.78
100.17661                  5.89            5.87            5.83            5.79            5.75
100.22661                  5.88            5.85            5.81            5.77            5.72
100.27661                  5.86            5.83            5.79            5.75            5.70
100.32661                  5.85            5.81            5.77            5.72            5.67
100.37661                  5.83            5.80            5.75            5.70            5.64
100.42661                  5.82            5.78            5.73            5.68            5.62
WAL                        3.96            3.37            2.87            2.45            2.10
Mod Durn                   3.30            2.84            2.45            2.11            1.83
Principal Window      Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS V-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
100.17078                 6.32            6.29            6.26            6.22            6.17
100.22078                 6.31            6.28            6.24            6.20            6.15
100.27078                 6.29            6.26            6.22            6.17            6.12
100.32078                 6.28            6.24            6.20            6.15            6.09
100.37078                 6.26            6.22            6.18            6.12            6.07
100.42078                 6.25            6.21            6.16            6.10            6.04
100.47078                 6.23            6.19            6.14            6.08            6.01
100.52078                 6.22            6.17            6.12            6.05            5.99
100.57078                 6.20            6.15            6.10            6.03            5.96
100.62078                 6.19            6.14            6.08            6.01            5.93
100.67078                 6.17            6.12            6.06            5.98            5.90
100.72078                 6.16            6.10            6.04            5.96            5.88
100.77078                 6.14            6.08            6.02            5.94            5.85
100.82078                 6.13            6.07            6.00            5.91            5.82
100.87078                 6.11            6.05            5.98            5.89            5.80
100.92078                 6.10            6.03            5.96            5.87            5.77
100.97078                 6.08            6.01            5.93            5.85            5.74
101.02078                 6.07            6.00            5.91            5.82            5.72
101.07078                 6.05            5.98            5.89            5.80            5.69
101.12078                 6.04            5.96            5.87            5.78            5.66
101.17078                 6.02            5.94            5.85            5.75            5.64
101.22078                 6.01            5.93            5.83            5.73            5.61
101.27078                 5.99            5.91            5.81            5.71            5.58
101.32078                 5.98            5.89            5.79            5.68            5.56
101.37078                 5.96            5.88            5.78            5.66            5.53
101.42078                 5.95            5.86            5.76            5.64            5.51
101.47078                 5.93            5.84            5.74            5.61            5.48
101.52078                 5.92            5.82            5.72            5.59            5.45
101.57078                 5.90            5.81            5.70            5.57            5.43
101.62078                 5.89            5.79            5.68            5.55            5.40
101.67078                 5.87            5.77            5.66            5.52            5.37
WAL                       3.98            3.38            2.88            2.46            2.10
Mod Durn                  3.29            2.84            2.45            2.13            1.85
Principal Window      Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS V-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
99.92236                  6.40            6.38            6.36            6.34            6.31
99.97236                  6.38            6.36            6.34            6.31            6.28
100.02236                 6.37            6.35            6.32            6.29            6.25
100.07236                 6.35            6.33            6.30            6.27            6.23
100.12236                 6.34            6.31            6.28            6.24            6.20
100.17236                 6.32            6.29            6.26            6.22            6.17
100.22236                 6.31            6.27            6.24            6.19            6.15
100.27236                 6.29            6.26            6.22            6.17            6.12
100.32236                 6.28            6.24            6.20            6.15            6.09
100.37236                 6.26            6.22            6.18            6.12            6.07
100.42236                 6.25            6.20            6.16            6.10            6.04
100.47236                 6.23            6.19            6.14            6.08            6.01
100.52236                 6.22            6.17            6.12            6.05            5.98
100.57236                 6.20            6.15            6.10            6.03            5.96
100.62236                 6.19            6.13            6.08            6.01            5.93
100.67236                 6.17            6.12            6.06            5.98            5.90
100.72236                 6.16            6.10            6.03            5.96            5.88
100.77236                 6.14            6.08            6.01            5.94            5.85
100.82236                 6.13            6.07            5.99            5.91            5.82
100.87236                 6.11            6.05            5.97            5.89            5.80
100.92236                 6.10            6.03            5.95            5.87            5.77
100.97236                 6.08            6.01            5.93            5.84            5.74
101.02236                 6.07            6.00            5.91            5.82            5.72
101.07236                 6.05            5.98            5.89            5.80            5.69
101.12236                 6.04            5.96            5.87            5.78            5.66
101.17236                 6.02            5.94            5.85            5.75            5.64
101.22236                 6.01            5.93            5.83            5.73            5.61
101.27236                 5.99            5.91            5.81            5.71            5.58
101.32236                 5.98            5.89            5.79            5.68            5.56
101.37236                 5.96            5.88            5.77            5.66            5.53
101.42236                 5.95            5.86            5.75            5.64            5.50
WAL                       3.98            3.38            2.88            2.46            2.10
Mod Durn                  3.29            2.83            2.45            2.12            1.84
Principal Window      Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS VI-A-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
98.87500                  6.19            6.23            6.28            6.33            6.39
98.92500                  6.18            6.22            6.26            6.31            6.36
98.97500                  6.17            6.20            6.24            6.28            6.34
99.02500                  6.15            6.18            6.22            6.26            6.31
99.07500                  6.14            6.17            6.20            6.24            6.28
99.12500                  6.13            6.15            6.18            6.21            6.25
99.17500                  6.11            6.13            6.16            6.19            6.23
99.22500                  6.10            6.12            6.14            6.17            6.20
99.27500                  6.09            6.10            6.12            6.15            6.17
99.32500                  6.07            6.09            6.10            6.12            6.14
99.37500                  6.06            6.07            6.08            6.10            6.12
99.42500                  6.05            6.05            6.06            6.08            6.09
99.47500                  6.03            6.04            6.04            6.05            6.06
99.52500                  6.02            6.02            6.03            6.03            6.04
99.57500                  6.01            6.01            6.01            6.01            6.01
99.62500                  5.99            5.99            5.99            5.98            5.98
99.67500                  5.98            5.97            5.97            5.96            5.95
99.72500                  5.97            5.96            5.95            5.94            5.93
99.77500                  5.95            5.94            5.93            5.92            5.90
99.82500                  5.94            5.93            5.91            5.89            5.87
99.87500                  5.93            5.91            5.89            5.87            5.85
99.92500                  5.91            5.89            5.87            5.85            5.82
99.97500                  5.90            5.88            5.85            5.83            5.79
100.02500                 5.89            5.86            5.84            5.80            5.77
100.07500                 5.87            5.85            5.82            5.78            5.74
100.12500                 5.86            5.83            5.80            5.76            5.71
100.17500                 5.85            5.81            5.78            5.73            5.69
100.22500                 5.83            5.80            5.76            5.71            5.66
100.27500                 5.82            5.78            5.74            5.69            5.63
100.32500                 5.81            5.77            5.72            5.67            5.61
100.37500                 5.79            5.75            5.70            5.64            5.58
WAL                       4.71            3.83            3.14            2.56            2.11
Mod Durn                  3.76            3.12            2.62            2.19            1.85
Principal Window      Jun06 - Feb16   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Sep14   Jun06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS VI-A-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
98.56250                  6.28            6.33            6.40            6.48            6.56
98.61250                  6.26            6.32            6.38            6.45            6.54
98.66250                  6.25            6.30            6.36            6.43            6.51
98.71250                  6.24            6.28            6.34            6.41            6.48
98.76250                  6.22            6.27            6.32            6.38            6.45
98.81250                  6.21            6.25            6.30            6.36            6.42
98.86250                  6.20            6.24            6.28            6.34            6.40
98.91250                  6.18            6.22            6.26            6.31            6.37
98.96250                  6.17            6.20            6.24            6.29            6.34
99.01250                  6.16            6.19            6.22            6.27            6.32
99.06250                  6.14            6.17            6.20            6.24            6.29
99.11250                  6.13            6.15            6.18            6.22            6.26
99.16250                  6.12            6.14            6.16            6.20            6.23
99.21250                  6.10            6.12            6.15            6.17            6.21
99.26250                  6.09            6.11            6.13            6.15            6.18
99.31250                  6.08            6.09            6.11            6.13            6.15
99.36250                  6.06            6.07            6.09            6.11            6.12
99.41250                  6.05            6.06            6.07            6.08            6.10
99.46250                  6.04            6.04            6.05            6.06            6.07
99.51250                  6.02            6.03            6.03            6.04            6.04
99.56250                  6.01            6.01            6.01            6.01            6.02
99.61250                  6.00            5.99            5.99            5.99            5.99
99.66250                  5.98            5.98            5.97            5.97            5.96
99.71250                  5.97            5.96            5.95            5.94            5.93
99.76250                  5.96            5.95            5.94            5.92            5.91
99.81250                  5.94            5.93            5.92            5.90            5.88
99.86250                  5.93            5.91            5.90            5.88            5.85
99.91250                  5.92            5.90            5.88            5.85            5.83
99.96250                  5.90            5.88            5.86            5.83            5.80
100.01250                 5.89            5.87            5.84            5.81            5.77
100.06250                 5.88            5.85            5.82            5.79            5.75
WAL                       4.71            3.83            3.14            2.56            2.11
Mod Durn                  3.75            3.11            2.61            2.18            1.84
Principal Window      Jun06 - Feb16   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Sep14   Jun06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-1 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
97.99509                  6.40            6.42            6.44            6.47            6.50
98.04509                  6.38            6.40            6.43            6.46            6.49
98.09509                  6.37            6.39            6.41            6.44            6.47
98.14509                  6.36            6.38            6.40            6.43            6.45
98.19509                  6.35            6.36            6.39            6.41            6.44
98.24509                  6.33            6.35            6.37            6.40            6.42
98.29509                  6.32            6.34            6.36            6.38            6.41
98.34509                  6.31            6.32            6.34            6.37            6.39
98.39509                  6.30            6.31            6.33            6.35            6.37
98.44509                  6.28            6.30            6.31            6.34            6.36
98.49509                  6.27            6.28            6.30            6.32            6.34
98.54509                  6.26            6.27            6.29            6.31            6.32
98.59509                  6.25            6.26            6.27            6.29            6.31
98.64509                  6.23            6.25            6.26            6.28            6.29
98.69509                  6.22            6.23            6.24            6.26            6.28
98.74509                  6.21            6.22            6.23            6.25            6.26
98.79509                  6.20            6.21            6.22            6.23            6.24
98.84509                  6.19            6.19            6.20            6.21            6.23
98.89509                  6.17            6.18            6.19            6.20            6.21
98.94509                  6.16            6.17            6.17            6.18            6.20
98.99509                  6.15            6.15            6.16            6.17            6.18
99.04509                  6.14            6.14            6.15            6.15            6.16
99.09509                  6.12            6.13            6.13            6.14            6.15
99.14509                  6.11            6.11            6.12            6.12            6.13
99.19509                  6.10            6.10            6.11            6.11            6.11
99.24509                  6.09            6.09            6.09            6.09            6.10
99.29509                  6.08            6.08            6.08            6.08            6.08
99.34509                  6.06            6.06            6.06            6.06            6.07
99.39509                  6.05            6.05            6.05            6.05            6.05
99.44509                  6.04            6.04            6.04            6.03            6.03
99.49509                  6.03            6.02            6.02            6.02            6.02
WAL                       4.90            4.56            4.23            3.87            3.59
MOD DURN                  4.10            3.85            3.60            3.33            3.12
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
97.10599                  6.62            6.65            6.69            6.75            6.80
97.15599                  6.61            6.64            6.68            6.73            6.78
97.20599                  6.59            6.63            6.67            6.72            6.76
97.25599                  6.58            6.61            6.65            6.70            6.75
97.30599                  6.57            6.60            6.64            6.68            6.73
97.35599                  6.56            6.59            6.62            6.67            6.71
97.40599                  6.54            6.57            6.61            6.65            6.70
97.45599                  6.53            6.56            6.59            6.64            6.68
97.50599                  6.52            6.55            6.58            6.62            6.66
97.55599                  6.51            6.53            6.57            6.61            6.65
97.60599                  6.49            6.52            6.55            6.59            6.63
97.65599                  6.48            6.51            6.54            6.58            6.61
97.70599                  6.47            6.49            6.52            6.56            6.60
97.75599                  6.46            6.48            6.51            6.55            6.58
97.80599                  6.44            6.47            6.49            6.53            6.57
97.85599                  6.43            6.45            6.48            6.52            6.55
97.90599                  6.42            6.44            6.47            6.50            6.53
97.95599                  6.41            6.43            6.45            6.48            6.52
98.00599                  6.39            6.41            6.44            6.47            6.50
98.05599                  6.38            6.40            6.42            6.45            6.48
98.10599                  6.37            6.39            6.41            6.44            6.47
98.15599                  6.36            6.37            6.40            6.42            6.45
98.20599                  6.34            6.36            6.38            6.41            6.44
98.25599                  6.33            6.35            6.37            6.39            6.42
98.30599                  6.32            6.33            6.35            6.38            6.40
98.35599                  6.31            6.32            6.34            6.36            6.39
98.40599                  6.29            6.31            6.33            6.35            6.37
98.45599                  6.28            6.29            6.31            6.33            6.35
98.50599                  6.27            6.28            6.30            6.32            6.34
98.55599                  6.26            6.27            6.28            6.30            6.32
98.60599                  6.24            6.26            6.27            6.29            6.31
WAL                       4.90            4.56            4.23            3.87            3.59
MOD DURN                  4.09            3.84            3.60            3.32            3.11
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-3 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
95.53127                  7.02            7.08            7.15            7.24            7.32
95.58127                  7.01            7.06            7.13            7.22            7.31
95.63127                  6.99            7.05            7.12            7.21            7.29
95.68127                  6.98            7.04            7.10            7.19            7.27
95.73127                  6.97            7.02            7.09            7.17            7.25
95.78127                  6.95            7.01            7.08            7.16            7.24
95.83127                  6.94            7.00            7.06            7.14            7.22
95.88127                  6.93            6.98            7.05            7.13            7.20
95.93127                  6.92            6.97            7.03            7.11            7.19
95.98127                  6.90            6.96            7.02            7.10            7.17
96.03127                  6.89            6.94            7.00            7.08            7.15
96.08127                  6.88            6.93            6.99            7.06            7.14
96.13127                  6.86            6.91            6.97            7.05            7.12
96.18127                  6.85            6.90            6.96            7.03            7.10
96.23127                  6.84            6.89            6.95            7.02            7.09
96.28127                  6.83            6.87            6.93            7.00            7.07
96.33127                  6.81            6.86            6.92            6.99            7.05
96.38127                  6.80            6.85            6.90            6.97            7.04
96.43127                  6.79            6.83            6.89            6.96            7.02
96.48127                  6.78            6.82            6.87            6.94            7.00
96.53127                  6.76            6.81            6.86            6.92            6.99
96.58127                  6.75            6.79            6.84            6.91            6.97
96.63127                  6.74            6.78            6.83            6.89            6.95
96.68127                  6.72            6.77            6.82            6.88            6.94
96.73127                  6.71            6.75            6.80            6.86            6.92
96.78127                  6.70            6.74            6.79            6.85            6.90
96.83127                  6.69            6.73            6.77            6.83            6.89
96.88127                  6.67            6.71            6.76            6.82            6.87
96.93127                  6.66            6.70            6.74            6.80            6.85
96.98127                  6.65            6.69            6.73            6.78            6.84
97.03127                  6.64            6.67            6.72            6.77            6.82
WAL                       4.90            4.56            4.23            3.87            3.59
MOD DURN                  4.07            3.83            3.58            3.31            3.09
PRINCIPAL WINDOW      Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[542,850,000] (APPROXIMATE)
                              OFFERED CERTIFICATES

                                  MLMI 2006-A3
                          MORTGAGE-BACKED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                  MAY [5], 2006

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

DEAL STRUCTURE SUMMARY:

                                  MLMI 2006-A3

            $[542,850,000] (APPROXIMATE, SUBJECT TO FINAL COLLATERAL)
                              OFFERED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                               WAL (YRS)         PAYMENT WINDOW     PASS-THROUGH                    EXPECTED RATINGS
CLASS     PRINCIPAL BALANCE    (CALL/MAT)     (MONTHS) (CALL/MAT)       RATES       TRANCHE TYPE       S&P/MOODY'S
-----     -----------------   -----------     -------------------   ------------   --------------   ----------------
I-A         $ [69,678,000]    1.84 / 3.31(1)  1 - 33 / 1 - 357(1)      WAC(4)      Senior              [AAA/Aaa]
II-A-1      $ [87,106,000]      Information Not Provided Hereby                    Super Senior        [AAA/Aaa]
II-A-2      $  [9,678,000]    2.50 / 3.30(1)  1 - 57 / 1 - 357(1)      WAC(5)      Senior Support      [AAA/Aaa]
III-A-1     $[173,504,000]    2.49 / 3.31(1)  1 - 57 / 1 - 357(1)      WAC(6)      Super Senior        [AAA/Aaa]
III-A-2     $ [19,278,000]    2.49 / 3.31(1)  1 - 57 / 1 - 357(1)      WAC(6)      Senior Support      [AAA/Aaa]
IV-A-1      $ [71,447,000]    2.87 / 3.31(2)  1 - 81 / 1 - 357(2)      WAC(7)      Super Senior        [AAA/Aaa]
IV-A-2      $  [7,938,000]    2.87 / 3.31(2)  1 - 81 / 1 - 357(2)      WAC(7)      Senior Support      [AAA/Aaa]
V-A-1       $ [19,319,000]    2.87 / 3.32(2)  1 - 81 / 1 - 357(2)      WAC(8)      Super Senior        [AAA/Aaa]
V-A-2       $  [2,146,000]    2.87 / 3.32(2)  1 - 81 / 1 - 357(2)      WAC(8)      Senior Support      [AAA/Aaa]
VI-A-1      $ [54,925,000]    3.14 / 3.33(3)  1 - 117 / 1 - 357(3)     WAC(9)      Super Senior        [AAA/Aaa]
VI-A-2      $  [6,103,000]    3.14 / 3.33(3)  1 - 117 / 1 - 357(3)     WAC(9)      Senior Support      [AAA/Aaa]
M-1         $ [10,728,000]    4.23 / 6.11(1)  1 - 76 / 1 - 357(1)      WAC(10)     Subordinate         [AA/Aa2]
M-2         $  [6,600,000]    4.23 / 6.11(1)  1 - 76 / 1 - 357(1)      WAC(10)     Subordinate         [A+/A2]
M-3         $  [4,400,000]    4.23 / 6.11(1)  1 - 76 / 1 - 357(1)      WAC(10)     Subordinate         [BBB/Baa2]
B-1         $  [3,300,000]                                                         Subordinate         [BB/NR]
B-2         $  [2,200,000]      Information Not Provided Hereby                    Subordinate         [B/NR]
B-3         $  [1,650,000]                                                         Subordinate         [NR/NR]
TOTAL       $[550,000,000]

(1) The Group 1, Group 2, Group 3, Group 4, Group 5, and Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class I-A, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class M-1, Class M-2 and Class M-3 Certificates.

(2) The Group 1, Group 2 and Group 3 loans have a prepayment speed of 25% CPR and the Group 4, Group 5, and Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class IV-A-1, Class IV-A-2, Class IV-A-1 and Class IV-A-2 Certificates.

(3) The Group 1, Group 2, Group 3, Group 4, and Group 5 loans have a prepayment speed of 25% CPR and the Group 6 loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class VI-A-1 and Class VI-A-2 Certificates.

(4) The Class I-A Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group I Mortgage Loans.

(5) The Class II-A-1 and Class II-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group II Mortgage Loans.

(6) The Class III-A-1 and Class III-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group III Mortgage Loans.

(7) The Class IV-A-1 and Class IV-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group IV Mortgage Loans.

(8) The Class V-A-1 and Class V-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group V Mortgage Loans.

(9) The Class VI-A-1 and Class VI-A-2 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group VI Mortgage Loans.

(10) The Class M-1, Class M-2 and Class M-3 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the weighted average of the Net Mortgage Interest Rates of the Group I Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group II Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group III Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group IV Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group V Mortgage Loans and the weighted average of the Net Mortgage Interest Rates of the Group VI Mortgage Loans weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

DEPOSITOR:                  Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:             Merrill Lynch Mortgage Investors Trust, Series MLMI
                            2006-A3.

LEAD MANAGER:               Merrill Lynch, Pierce, Fenner & Smith Incorporated.

MASTER SERVICER AND
SECURITIES ADMINISTRATOR:   Wells Fargo Bank, N.A.

TRUSTEE:                    HSBC Bank USA, N.A.

RATING AGENCIES:            S&P and Moody's will rate the Certificates. It is
                            expected that the Certificates will be assigned the
                            credit ratings on page [4] of this Free Writing
                            Prospectus.

CUT-OFF DATE:               May 1, 2006.

PRICING DATE:               On or about May [__] 2006.

CLOSING DATE:               On or about May [31], 2006.

DISTRIBUTION DATES:         The 25th day of each month (or if not a business
                            day,the next succeeding business day), commencing in
                            June 2006.

CERTIFICATES:               The "Senior Certificates" will consist of the Class
                            I-A, Class II-A-1, Class II-A-2, Class III-A-1,
                            Class III-A-2, Class IV-A-1, Class IV-A-2, Class
                            V-A-1, Class V-A-2, Class VI-A-1 and Class VI-A- 2
                            Certificates (collectively, the "Class A
                            Certificates"). The "Mezzanine Certificates" will
                            consist of the Class M-1, Class M-2 and Class M-3
                            Certificates. The "Subordinate Certificates" will
                            consist of the Class B-1, Class B-2 and Class B-3
                            Certificates. The Senior Certificates, Mezzanine
                            Certificates and the Subordinate Certificates are
                            collectively referred to herein as the
                            "Certificates". Only the Class A and Mezzanine
                            Certificates (collectively, the "Offered
                            Certificates") are being offered publicly.

REGISTRATION:               The Offered Certificates will be made available in
                            book-entry form through DTC, and upon request only,
                            through Clearstream, Luxembourg and the Euroclear
                            system.

FEDERAL TAX TREATMENT:      For federal income tax purposes, the issuing entity
                            will include two or more segregated asset pools,
                            with respect to which elections will be made to
                            treat each as "real estate mortgage investment
                            conduit" (REMIC)

ERISA ELIGIBILITY:          The Offered Certificates will be ERISA eligible as
                            of the Closing Date. However, prospective investors
                            should review with their legal advisors whether the
                            purchase and holding of any of the Offered
                            Certificates could give rise to a transaction
                            prohibited or not otherwise permissible under ERISA
                            or other similar laws.

SMMEA TREATMENT:            The Senior Certificates and the Class M-1
                            Certificates will be "mortgage related securities"
                            for purposes of the Secondary Mortgage Market
                            Enhancement Act of 1984.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

OPTIONAL TERMINATION:       The terms of the transaction allow for an optional
                            termination after and auction of the trust's assets
                            and retirement of the Certificates on the date (the
                            "Optional Termination Date") on which the aggregate
                            principal balance of the Mortgage Loans is equal to
                            5% or less of the aggregate principal balance of the
                            Mortgage Loans as of the Cut-off Date.

PRICING PREPAYMENT
SPEED: The Offered Certificates will be priced assuming all loans are paid on their first reset date ("CPB") at a prepayment speed of 25% CPR.

MORTGAGE LOANS:             The trust will consist of 6 groups of approximately
                            1,604 adjustable rate, prime mortgage loans secured
                            by first liens on one- to four-family residential
                            properties. The information on the Mortgage Loans
                            described herein is based on the statistical pool of
                            approximately $566,650,675 aggregate principal
                            balance of Mortgage Loans as the Cut-off Date. The
                            Mortgage Loans are expected to have an aggregate
                            stated principal balance as of the Cut-Off Date of
                            approximately $550,000,000. Approximately 97.78%,
                            1.96% and 0.26% of the Mortgage Loans are indexed
                            based on one-year LIBOR, one-year Treasury and
                            six-month LIBOR respectively, and substantially all
                            of the mortgage loans have original terms to
                            maturity of 30 years.

                            Approximately 1.94%, 22.73%, 7.78% and 59.89% of the
                            Mortgage Loans are scheduled to pay interest only for approximately the first three, five, seven and ten years, respectively. All Mortgage Loans were generally originated in accordance with the related underwriting guidelines specified in the related prospectus supplement.

GROUP I
MORTGAGE LOANS:             As of the Cut-off Date, the Group I Mortgage Loans
                            have an aggregate principal balance of approximately
                            $75,765,615, which equals approximately 13.37% of
                            the Mortgage Loans. The Group I Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $73,539,290.

                            Approximately 41.54% and 58.46% of the Group I
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 3.000% on the first adjustment date, respectively. All of the Group I Mortgage Loans have a periodic rate cap of 2.000% on each adjustment date thereafter. All of the Group I Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 6.000%.

                            Approximately 0.71% and 99.29% of the Group I
                            Mortgage Loans are indexed based on one- year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 14.51% and 73.92% of the Group I
                            Mortgage Loans are scheduled to pay interest only for the first three and ten years, respectively.
                            After such three-year and ten-year interest-only term, Group I Mortgage Loans are scheduled to amortize on a 27-year and 20-year fully amortizing basis.

GROUP II
MORTGAGE LOANS:             As of the Cut-off Date, the Group II Mortgage Loans
                            have an aggregate principal balance of approximately
                            $105,239,789, which equals approximately 18.57% of
                            the Mortgage Loans. The Group II Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $102,147,384.

                            Approximately 1.03% and 98.97% of the Group II
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 5.000% on the first adjustment date, respectively. All of the Group II Mortgage Loans are subject to a periodic rate cap of 2.000%, on each adjustment date thereafter. Approximately 98.97% and 1.03% of the Group II Mortgage Loans are subject to a

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                            Approximately 0.57% and 99.43% of the Group II
                            Mortgage Loans are indexed based on one-year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 64.20% and 29.59% of the Group II
                            Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively.
                            After such five-year and ten-year interest-only term, the Group II Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP III
MORTGAGE LOANS:             As of the Cut-off Date, the Group III Mortgage Loans
                            have an aggregate principal balance of approximately
                            $209,624,505, which equals approximately 36.99% of
                            the Mortgage Loans. The Group III Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $203,464,821.

                            Approximately 0.09% and 99.91% of the Group III
                            Mortgage Loans are subject to an interest rate cap of 2.000% and 5.000% on the first adjustment date, respectively. All of the Group III Mortgage Loans are subject to a periodic rate cap of 2.000%, respectively, on each adjustment date thereafter.
                            Approximately 99.91% and 0.09% of the Group III
                            Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                            Approximately 4.75% and 95.25% of the Group III
                            Mortgage Loans are indexed based on one-year
                            Treasury and one-year LIBOR, respectively.
                            Approximately 29.20% and 63.26% of the Group III
                            Mortgage Loans are scheduled to pay interest only for the first five and ten years, respectively.
                            After such five-year and ten-year interest-only term, the Group III Mortgage Loans are scheduled to amortize on a 25-year and 20-year fully amortizing basis, respectively.

GROUP IV
MORTGAGE LOANS:             As of the Cut-off Date, the Group IV Mortgage Loans
                            have an aggregate principal balance of approximately
                            $86,320,546, which equals approximately 15.23% of
                            the Mortgage Loans. The Group IV Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $83,784,071.

                            All of the Group IV Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. All of the Group IV Mortgage Loans are subject to a periodic rate cap of 2.000%, on each adjustment date thereafter. All of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            All of the Group IV Mortgage Loans are indexed based on one-year LIBOR. Approximately 29.80% and 60.46% of the Group IV Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group IV Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP V
MORTGAGE LOANS:             As of the Cut-off Date, the Group III Mortgage Loans
                            have an aggregate principal balance of approximately
                            $23,340,454, which equals approximately 4.12% of the
                            Mortgage Loans. The

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            Group V Mortgage Loans are expected to have an aggregate stated principal balance as of the Cut-Off
                            Date of approximately $22,654,610.

                            All of the Group V Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. All of the Group V Mortgage Loans are subject to a periodic rate cap of 2.000% on each adjustment date thereafter. All of the Group V Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            All of the Group V Mortgage Loans are indexed based on one-year LIBOR. Approximately 78.78% and 21.22% of the Group V Mortgage Loans are scheduled to pay interest only for the first seven and ten years, respectively. After such seven-year and ten-year interest-only term, the Group V Mortgage Loans are scheduled to amortize on a 23-year and 20-year fully amortizing basis, respectively.

GROUP VI
MORTGAGE LOANS:             As of the Cut-off Date, the Group VI Mortgage Loans
                            have an aggregate principal balance of approximately
                            $66,359,764, which equals approximately 11.71% of
                            the Mortgage Loans. The Group VI Mortgage Loans are
                            expected to have an aggregate stated principal
                            balance as of the Cut-Off Date of approximately
                            $64,409,824.

                            All of the Group IV Mortgage Loans are subject to an interest rate cap of 5.000% on the first adjustment date. Approximately 2.23% and 97.77% of the Group IV
                            Mortgage Loans are subject to a periodic rate cap of 1.000% and 2.000%, respectively, on each adjustment date thereafter. All of the Group IV Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000%.

                            Approximately 2.23% and 97.77% of the Group IV
                            Mortgage Loans are indexed based on six-month LIBOR and one-year LIBOR, respectively. Approximately
                            94.12%of the Group IV Mortgage Loans are scheduled to pay interest only for the first ten years. After such ten-year interest-only term, the Group IV
                            Mortgage Loans are scheduled to amortize on a 20-year fully amortizing basis.

ACCRUAL PERIOD:             The interest accrual period for the all certificates
                            for each Distribution Date will be the calendar
                            month immediately preceding the month in which the
                            Distribution Date occurs on a 30/360 basis.

CREDIT ENHANCEMENT:         Senior/subordinate, shifting interest structure.

                                                                 BOND      INITIAL
                            CERTIFICATES          S&P/MOODY'S   SIZES*  SUBORDINATION*
                            ------------          -----------   ------  --------------
                            SENIOR CERTIFICATES    [AAA/Aaa]    94.75%       5.25%
                            CLASS M-1               [AA/Aa2]     1.95%       3.30%
                            CLASS M-2               [A+/A2]      1.20%       2.10%
                            CLASS M-3              [BBB/Baa2]    0.80%       1.30%

                            *     Preliminary and subject to revision.

SHIFTING INTEREST:          Prior to the Distribution Date occurring in June
                            2013, the Mezzanine Certificates and

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            Subordinate Certificates will be locked out from receipt of all unscheduled principal (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the Mezzanine
                            Certificates and Subordinate Certificates has doubled prior to such date as described below).
                            After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Mezzanine Certificates and
                            Subordinate Certificates will receive an increasing portion of unscheduled principal prepayments.

                            The prepayment percentages on the Mezzanine
                            Certificates and Subordinate Certificates are as follows:

                            June 2006 - May 2013   0% Pro Rata Share
                            June 2013 - May 2014   30% Pro Rata Share
                            June 2014 - May 2015   40% Pro Rata Share
                            June 2015 - May 2016   60% Pro Rata Share
                            June 2016 - May 2017   80% Pro Rata Share
                            June 2017 and after    100% Pro Rata Share

                            Notwithstanding the foregoing, if the credit enhancement provided by the Mezzanine Certificates and Subordinate Certificates reaches twice the initial subordination, before the Distribution Date in June 2009, the Mezzanine and Subordinate
                            Certificates will receive 50% of their pro-rata share of prepayments and 100% thereafter (subject to performance triggers).

                            Any principal not allocated to the Mezzanine
                            Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

ALLOCATION OF
REALIZED LOSSES:            The principal portion of realized losses, on the
                            Mortgage Loans will be allocated as follows: first,
                            to the Subordinate Certificates in reverse order of
                            their numerical Class designations, in each case
                            until the respective Certificate Principal Balance
                            has been reduced to zero; second, to the Mezzanine
                            Certificates in reverse order of their numerical
                            Class designations, in each case until the
                            respective Certificate Principal Balance has been
                            reduced to zero; and third to the related Senior
                            Class. However, losses allocable to the Class II-A-1
                            Certificates will be allocated to the Class II-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class II- A-2 Certificates has been reduced
                            to zero, and losses allocable to the Class III-A-1
                            Certificates will be allocated to the Class III-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class III-A-2 Certificates has been reduced
                            to zero, and losses allocable to the Class IV-A-1
                            Certificates will be allocated to the Class IV-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class IV-A-2 Certificates has been reduced to
                            zero, and losses allocable to the Class V-A-1
                            Certificates will be allocated to the Class V-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class V-A-2 Certificates has been reduced to
                            zero, and losses allocable to the Class VI-A-1
                            Certificates will be allocated to the Class VI-A-2
                            Certificates until the Certificate Principal Balance
                            of the Class VI-A-2 Certificates has been reduced to
                            zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

CERTIFICATES' PRIORITY OF
DISTRIBUTIONS:              Distributions on the Certificates will be made on
                            each Distribution Date from available interest and
                            principal collections received during the related
                            due period on the Mortgage Loans in the related loan
                            group or groups (after payment of any servicing fees
                            and trustee fees) in the following order of
                            priority:

                            1) To the Senior Certificates, accrued and unpaid interest at the respective Pass-Through Rate;

                            2)   Concurrently as follows,

                                 i) To the Class I-A Certificates, until its Certificate Principal Balance is reduced to zero, all principal received with respect to the Group I Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 ii)  To the Class II-A-1 and Class II-A-2
                                      Certificates, pro-rata, until their
                                      respective Certificate Principal Balances are reduced to zero, all principal received with respect to the Group II
                                      Mortgage Loans (other than any portion of such principal distributable to the
                                      Mezzanine and Subordinate Certificates
                                      pursuant to (3) below).

                                 iii) To the Class III-A-1 and Class III-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group III Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 iv)  To the Class IV-A-1 and Class IV-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group IV Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 v)   To the Class V-A-1 and Class V-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group V Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                                 vi)  To the Class VI-A-1 and Class VI-A-2
                                      Certificates, pro-rata, until its
                                      Certificate Principal Balance is reduced to zero, all principal received with respect to the Group VI Mortgage Loans
                                      (other than any portion of such principal distributable to the Mezzanine and
                                      Subordinate Certificates pursuant to (3) below).

                            3)   Sequentially to the Class M-1, Class M-2, Class
                                 M-3, Class B-1, Class B-2 and Class B-3
                                 Certificates, in that order, in each case up to an amount equal to and in the following order,
                                 (i) first, accrued and unpaid interest at the respective Pass-Through Rate and (ii) second, such Class' pro-rata share of scheduled principal and its pro-rata share of prepayment principal as described under "Shifting
                                 Interest" above, until their respective
                                 Certificate Principal Balances are reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                                  ASSUMPTIONS:

Group I - IV:                 25% CPB
Initial Six Month LIBOR:      5.2630%
Initial Twelve Month LIBOR:   5.3930%
Initial One Year Treasury:    5.0630%


                                       NET                              ORIGINAL       REMAINING    ORIGINAL   REMAINING
            CURRENT      MORTGAGE   MORTGAGE   ORIGINAL   REMAINING   AMORTIZATION   AMORTIZATION      IO          IO
GROUP       BALANCE        RATE       RATE       TERM        TERM        TERM(1)        TERM(1)       TERM        TERM
-----   --------------   --------   --------   --------   ---------   ------------   ------------   --------   ---------
  1       8,505,999.52     5.837      5.587       360        356          360             356            0          0
  1      54,360,613.55     5.854      5.604       360        357          240             240          120        117
  1      10,148,901.88     5.982      5.732       360        356          324             324           36         32
  1         523,774.71     4.875      4.625       360        340          324             324           36         16
  2      23,895,572.93     6.350      6.100       360        357          300             300           60         57
  2      22,088,187.22     6.150      5.900       360        357          300             300           60         57
  2       7,619,256.46     6.404      6.154       360        357          300             300           60         57
  2      10,687,968.59     6.659      6.409       360        357          300             300           60         57
  2       6,335,726.83     5.808      5.558       360        356          360             356            0          0
  2      30,228,924.54     5.975      5.725       360        356          240             240          120        116
  2         706,365.52     5.666      5.416       360        354          300             300           60         54
  2         585,382.17     5.135      4.885       360        352          300             300           60         52
  3      15,266,305.01     6.492      6.242       360        357          300             300           60         57
  3      13,558,046.32     6.523      6.273       360        356          300             300           60         56
  3      10,983,111.08     6.720      6.470       360        356          300             300           60         56
  3      12,896,564.63     6.759      6.509       360        356          300             300           60         56
  3      12,006,383.89     5.876      5.626       357        353          357             353            0          0
  3     127,644,768.52     6.032      5.782       360        356          240             240          120        116
  3       1,440,923.99     6.461      6.211       360        357          300             300           60         57
  3       3,325,539.15     5.110      4.860       360        351          360             351            0          0
  3       1,077,111.57     5.109      4.859       360        352          240             240          120        112
  3       5,266,066.67     5.153      4.903       360        352          300             300           60         52
  4      18,428,240.37     6.653      6.403       360        357          276             276           84         81
  4       3,957,446.97     6.515      6.265       360        357          276             276           84         81
  4       2,397,666.33     6.981      6.731       360        357          276             276           84         81
  4       8,162,300.38     5.850      5.600       360        357          360             357            0          0
  4      50,654,121.11     6.106      5.856       360        356          240             240          120        116
  4         184,296.20     6.250      6.000       360        355          276             276           84         79
  5      11,105,398.58     6.755      6.505       360        357          276             276           84         81
  5       2,548,447.34     6.818      6.568       360        357          276             276           84         81
  5       3,953,230.09     7.060      6.810       360        356          276             276           84         80
  5       4,806,335.60     6.140      5.890       360        356          240             240          120        116
  5         241,197.98     5.750      5.500       360        349          276             276           84         73
  6       3,784,215.31     5.943      5.693       360        357          360             357            0          0
  6      59,190,534.36     6.185      5.935       360        356          240             240          120        116

                                                                                                  ORIGINAL
                  INITIAL                                  RATE     MONTHS TO                    PREPAYMENT
         GROSS   PERIODIC   PERIODIC     MAX      MIN     RESET        NEXT                        PENALTY
GROUP   MARGIN      CAP        CAP      RATE     RATE   FREQUENCY     RESET         INDEX           TERM
-----   ------   --------   --------   ------   -----   ---------   ---------   --------------   ----------
  1      2.250     2.000      2.000    11.837   2.250       12          32      One-Year LIBOR        0
  1      2.250     2.757      2.000    11.854   2.250       12          33      One-Year LIBOR        0
  1      2.250     2.182      2.000    11.982   2.250       12          32      One-Year LIBOR        0
  1      2.750     2.000      2.000    10.875   2.750       12          16      One-Year CMT          0
  2      2.250     4.868      2.000    11.394   2.250       12          57      One-Year LIBOR        0
  2      2.250     5.000      2.000    11.150   2.250       12          57      One-Year LIBOR       12
  2      2.250     5.000      2.000    11.404   2.250       12          57      One-Year LIBOR       36
  2      2.250     5.000      2.000    11.659   2.250       12          57      One-Year LIBOR       60
  2      2.250     5.000      2.000    10.808   2.250       12          56      One-Year LIBOR        0
  2      2.250     5.000      2.000    10.975   2.250       12          56      One-Year LIBOR        0
  2      2.250     5.000      2.000    10.666   2.250       12          54      One-Year LIBOR        0
  2      2.750     5.000      2.000    10.135   2.750       12          52      One-Year CMT          0
  3      2.250     4.965      2.000    11.503   2.250       12          57      One-Year LIBOR        0
  3      2.250     5.000      2.000    11.523   2.250       12          56      One-Year LIBOR       12
  3      2.250     5.000      2.000    11.720   2.250       12          56      One-Year LIBOR       36
  3      2.250     5.000      2.000    11.759   2.250       12          56      One-Year LIBOR       60
  3      2.250     5.000      2.000    10.876   2.250       12          55      One-Year LIBOR        0
  3      2.250     5.000      2.000    11.032   2.250       12          56      One-Year LIBOR        0
  3      2.250     5.000      2.000    11.461   2.250       12          57      One-Year LIBOR        0
  3      2.750     5.000      2.000    10.110   2.750       12          51      One-Year CMT          0
  3      2.750     5.000      2.000    10.109   2.750       12          52      One-Year CMT          0
  3      2.750     5.000      2.000    10.153   2.750       12          52      One-Year CMT          0
  4      2.250     5.000      2.000    11.653   2.250       12          81      One-Year LIBOR       12
  4      2.250     5.000      2.000    11.515   2.250       12          81      One-Year LIBOR       36
  4      2.250     5.000      2.000    11.981   2.250       12          81      One-Year LIBOR       60
  4      2.259     5.000      2.000    10.850   2.259       12          81      One-Year LIBOR        0
  4      2.250     5.000      2.000    11.106   2.250       12          80      One-Year LIBOR        0
  4      2.250     5.000      2.000    11.250   2.250       12          79      One-Year LIBOR        0
  5      2.250     5.000      2.000    11.755   2.250       12          81      One-Year LIBOR       12
  5      2.250     5.000      2.000    11.818   2.250       12          81      One-Year LIBOR       36
  5      2.250     5.000      2.000    12.060   2.250       12          80      One-Year LIBOR       60
  5      2.250     5.000      2.000    11.140   2.250       12          80      One-Year LIBOR        0
  5      2.250     5.000      2.000    10.750   2.250       12          73      One-Year LIBOR        0
  6      2.250     5.000      2.000    10.943   2.250       12         117      One-Year LIBOR        0
  6      2.268     5.000      2.000    11.185   2.268       12         116      One-Year LIBOR        0

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

  6       1,435,074.62     6.486      6.236       360        357          240             240          120        117

  6      2.750     5.000      1.000    11.486   2.750        6         117      Six-Month LIBOR       0

(1)  LESS IO TERM

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

                      TOTAL MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $566,650,674.76
Total Number of Loans             1,604

                                      AVERAGE OR
                                 WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                                 --------------------   ----------   -------------
Current Balance                      $353,273.49        $55,400.00   $4,153,000.00
Original Balance                     $354,584.17        $55,400.00   $4,153,000.00
Loan Rate                                  6.152%            4.625%          7.875%
Servicing Fee                              0.250%            0.250%          0.250%
Net Loan Rate                              5.902%            4.375%          7.625%
Gross Margin                               2.263%            2.250%          2.750%
Maximum Loan Rate                         11.288%            9.625%         13.875%
Original LTV                               71.90%            15.15%          95.00%
Credit Score(3)                              729               600             821
Original Term (mos)                          360               312             360
Remaining Term (mos)(4)                      356               307             359
Seasoning (mos)(4)                             4                 1              20
Next Rate Reset (mos) (4)                     65                16             119
Rate Adj Freq (mos)                           12                 6              12
First Rate Adj Reset (mos)                    68                36             120
IO Original Term (2)                         100                36             120
IO Remaining Term (2)(4)                      97                16             119
Top State Concentrations ($)   CA(33.31%), MD(10.80%), VA(10.14%), FL(8.34%), AZ(5.87%)
First Pay Date                                           10/1/2004        5/1/2006
Rate Change Date                                          9/1/2007        4/1/2016
Maturity Date                                            12/1/2031        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     1577   $554,067,991.62     97.78%     6.172%      729      $351,343    71.71%    47.99%    92.79%
One-Year Treasury                    23     11,104,163.14      1.96      5.121       691       482,790    80.90     84.67     69.14
Six-Month LIBOR                       4      1,478,520.00      0.26      6.486       759       369,630    76.31     60.50    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
3/27 LIBOR Loans (1 Yr LIBOR)        20   $  8,763,509.76      1.55%     5.837%      733      $438,175    68.30%    72.22%     0.00%
3/27 LIBOR IO Loans
   (1 Yr LIBOR)                     155     66,462,473.54     11.73      5.874       741       428,790    69.94     62.12    100.00
3/27 Treasury IO Loans                1        539,631.44      0.10      4.875       688       539,631    80.00    100.00    100.00
5/25 LIBOR Loans
   (1 Yr LIBOR)                      48     18,897,398.94      3.33      5.853       738       393,696    68.52     84.61      0.00
5/25 Treasury Loans                   6      3,426,216.37      0.60      5.110       656       571,036    79.41    100.00      0.00
5/25 LIBOR IO Loans
   (1 Yr LIBOR)                     894    285,402,364.33     50.37      6.209       721       319,242    73.09     37.46    100.00
5/25 Treasury IO Loans               16      7,138,315.33      1.26      5.145       701       446,145    81.68     76.16    100.00
7/23 LIBOR Loans (1 Yr LIBOR)        22      8,409,405.49      1.48      5.850       765       382,246    66.66     72.19      0.00
7/23 LIBOR IO Loans
   (1 Yr LIBOR)                     285    101,251,595.21     17.87      6.378       729       355,269    72.53     43.58    100.00
10/20 LIBOR Loans (1 Yr LIBOR)        9      3,898,778.47      0.69      5.943       748       433,198    65.81     88.00      0.00
10/20 LIBOR IO Loans
   (1 Yr LIBOR)                     144     60,982,465.88     10.76      6.185       745       423,489    68.36     68.49    100.00
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                       4      1,478,520.00      0.26      6.486       759       369,630    76.31     60.50    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    105   $ 43,395,309.03      7.66%     5.798%      740      $413,289    68.73%    81.22%     0.00%
36 Month Interest-Only               20     10,995,780.71      1.94      5.928       741       549,789    74.59     71.51    100.00
60 Month Interest-Only              533    128,777,805.67     22.73      6.396       698       241,609    75.69     14.29    100.00
84 Month Interest-Only              166     44,112,131.18      7.78      6.726       704       265,736    76.09      3.32    100.00
120 Month Interest-Only             780    339,369,648.17     59.89      6.037       742       435,089    70.24     62.83    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   39   $  3,381,296.59      0.60%     6.586%      712     $   86,700   64.59%    32.69%   100.00%
100,000.01 to 200,000.00            330     52,376,631.09      9.24      6.435       722        158,717   73.02     31.95     94.41
200,000.01 to 300,000.00            417    104,374,116.79     18.42      6.282       715        250,298   73.00     36.88     95.04
300,000.01 to 400,000.00            324    113,600,612.82     20.05      6.202       716        350,619   73.27     37.89     94.88
400,000.01 to 500,000.00            203     90,810,169.94     16.03      6.063       730        447,341   73.62     58.39     89.00
500,000.01 to 600,000.00            131     72,320,437.73     12.76      5.982       746        552,064   72.72     63.78     88.50
600,000.01 to 700,000.00             64     41,492,502.72      7.32      6.085       731        648,320   71.54     56.28     92.20
700,000.01 to 800,000.00             41     30,700,895.71      5.42      5.982       748        748,802   69.92     55.94     92.66
800,000.01 to 900,000.00             19     16,205,708.61      2.86      5.884       759        852,932   70.97     74.22     89.68
900,000.01 to 1,000,000.00           25     24,429,233.01      4.31      6.012       742        977,169   66.01     64.28     87.93
1,000,000.01 to 1,100,000.00          3      3,262,819.75      0.58      5.836       780      1,087,607   48.96     67.43     67.43
1,100,000.01 to 1,200,000.00          3      3,505,750.00      0.62      5.998       742      1,168,583   59.93      0.00    100.00
1,400,000.01 to 1,500,000.00          3      4,462,500.00      0.79      6.284       754      1,487,500   57.36     33.61    100.00
1,500,000.01 to 2,000,000.00          1      1,575,000.00      0.28      6.125       729      1,575,000   75.90    100.00    100.00
3,000,000.01 or greater               1      4,153,000.00      0.73      6.500       744      4,153,000   46.14    100.00    100.00
                                  -----   ---------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729     $  353,273   71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===     ==========   =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                        4   $  1,646,481.16      0.29%     4.725%      760      $411,620    80.00%    61.19%   100.00%
4.751 to 5.000                       23      9,944,735.60      1.76      4.967       694       432,380    77.12     82.73     85.77
5.001 to 5.250                       30     11,632,030.66      2.05      5.217       718       387,734    73.27     61.09     79.88
5.251 to 5.500                      112     42,830,248.29      7.56      5.452       735       382,413    71.33     75.97     85.38
5.501 to 5.750                      191     78,726,286.06     13.89      5.708       746       412,180    69.83     65.02     84.47
5.751 to 6.000                      364    139,322,164.34     24.59      5.933       739       382,753    70.65     63.11     91.72
6.001 to 6.250                      259     95,153,859.51     16.79      6.201       736       367,389    71.58     50.93     93.63
6.251 to 6.500                      239     81,079,574.96     14.31      6.438       719       339,245    72.67     36.12     95.63
6.501 to 6.750                      115     37,472,883.75      6.61      6.684       707       325,851    71.53     18.23    100.00
6.751 to 7.000                       99     26,060,319.64      4.60      6.902       704       263,236    73.50      7.44    100.00
7.001 to 7.250                       55     14,883,282.23      2.63      7.197       693       270,605    73.58      6.63    100.00
7.251 to 7.500                       92     21,806,227.63      3.85      7.451       697       237,024    79.87      2.59    100.00
7.501 to 7.750                       20      5,588,581.11      0.99      7.645       715       279,429    75.54      2.56    100.00
7.751 to 8.000                        1        503,999.82      0.09      7.875       735       504,000    80.00      0.00    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
301 to 312                            1   $    744,542.05      0.13%     5.375%      730      $744,542    59.43%   100.00%     0.00%
337 to 348                            4      1,375,877.86      0.24      5.053       689       343,969    79.95     92.68     39.22
349 to 360                        1,599    564,530,254.85     99.63      6.155       729       353,052    71.90     48.57     92.59
                                  -----   ---------------    ------      -----       ---      --------    -----    ------     -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                        4   $    798,910.10      0.14%     6.000%      756      $199,728    17.40%    87.48%   100.00%
20.01 to 30.00                       12      3,570,422.15      0.63      5.823       758       297,535    27.06     75.64     96.29
30.01 to 40.00                       35     10,159,552.91      1.79      6.053       756       290,273    36.47     34.56     76.15
40.01 to 50.00                       66     26,854,021.23      4.74      6.168       740       406,879    46.27     61.74     92.99
50.01 to 60.00                      126     51,694,477.24      9.12      6.056       743       410,274    56.56     52.59     89.27
60.01 to 70.00                      255    102,117,994.90     18.02      6.092       732       400,463    66.81     46.63     88.51
70.01 to 75.00                      233     86,671,443.43     15.30      6.200       722       371,980    74.03     38.44     96.36
75.01 to 80.00                      809    267,161,680.57     47.15      6.171       725       330,237    79.58     50.51     93.63
80.01 to 85.00                        6      2,400,603.21      0.42      6.107       690       400,101    83.69     79.17     67.74
85.01 to 90.00                       30      8,019,666.00      1.42      6.294       703       267,322    89.30     65.67     90.77
90.01 to 95.00                       28      7,201,903.02      1.27      6.517       733       257,211    94.72     34.34    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Not Available                         3   $  1,533,789.24      0.27%     5.206%        0      $511,263    78.73%   100.00%     0.00%
576 to 600                            1        106,700.00      0.02      7.375       600       106,700    53.35      0.00    100.00
601 to 625                           23      6,804,884.96      1.20      6.148       621       295,865    72.27     39.58     92.99
626 to 650                          116     31,493,690.87      5.56      6.391       640       271,497    73.63     27.12     96.46
651 to 675                          214     60,951,036.01     10.76      6.390       665       284,818    73.18     32.45     92.39
676 to 700                          215     78,755,585.87      13.9      6.195       688       366,305    74.31     33.14     93.89
701 to 725                          213     73,518,220.47     12.97      6.202       714       345,156    73.57     39.23     97.33
726 to 750                          235     91,825,853.87     16.21      6.141       739       390,748    72.35     56.17     91.57
751 to 775                          289    108,579,811.64     19.16      6.039       763       375,709    71.33     60.69     91.92
776 to 800                          242     94,439,646.57     16.67      6.032       787       390,246    68.08     62.06     89.52
801 to 825                           53     18,641,455.26      3.29      5.975       808       351,726    67.99     67.84     86.80
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                               6   $  1,056,542.00      0.19%     6.318%      712      $176,090    74.92%    12.68%   100.00%
Arizona                             110     33,261,784.05      5.87      6.326       727       302,380    73.57     42.64     97.16
California                          485    188,739,229.98     33.31      6.168       722       389,153    70.23     32.04     94.61
Colorado                             23      6,772,494.51      1.20      6.065       731       294,456    69.48     36.81     84.87
Connecticut                           3      1,090,000.00      0.19      6.808       676       363,333    69.81      0.00    100.00
Delaware                              6      1,825,149.75      0.32      5.912       762       304,192    70.53    100.00     66.99
District of Columbia                 23     10,806,076.80      1.91      5.841       741       469,829    70.78     79.43     87.74
Florida                             187     47,248,998.98      8.34      6.566       726       252,668    74.88     28.01     97.26
Georgia                              44     11,433,824.94      2.02      6.014       732       259,860    73.19     65.25     83.04
Hawaii                               11      4,435,006.73      0.78      6.018       740       403,182    68.01     16.57    100.00
Idaho                                13      2,049,593.21      0.36      6.578       707       157,661    74.94     18.63     92.52
Illinois                             56     23,544,162.69      4.15      5.987       740       420,431    70.75     60.16     79.46
Indiana                               6      2,430,299.54      0.43      6.035       747       405,050    69.40     79.58     93.31
Iowa                                  1        628,000.00      0.11      6.000       742       628,000    80.00    100.00    100.00
Kentucky                              4        755,120.00      0.13      7.131       728       188,780    80.00     21.19    100.00
Louisiana                             2        393,758.26      0.07      5.875       721       196,879    80.00     71.83     28.17
Maryland                            137     61,175,732.71     10.80      6.021       733       446,538    71.00     83.46     91.73
Massachusetts                        24      7,037,568.18      1.24      6.306       704       293,232    66.67     22.93     87.78
Michigan                             19      7,065,971.40      1.25      6.309       734       371,893    75.28     67.95     92.20
Minnesota                            11      2,751,162.78      0.49      5.783       734       250,106    66.88     61.31     48.19
Mississippi                           4      1,020,600.00      0.18      5.700       724       255,150    78.96     85.40    100.00
Missouri                              5      2,187,677.38      0.39      5.991       730       437,535    61.70     28.94     34.35
Montana                               3        614,661.10      0.11      7.192       689       204,887    85.44      0.00    100.00
Nebraska                              1        383,150.00      0.07      5.625       699       383,150    79.00      0.00    100.00
Nevada                               65     18,072,449.82      3.19      6.322       712       278,038    78.65     27.52     97.57
New Hampshire                         3        947,050.94      0.17      5.858       688       315,684    75.62      0.00    100.00
New Jersey                           22      8,732,944.77      1.54      6.256       731       396,952    71.39     69.85     89.75
New Mexico                            3      1,359,840.00      0.24      6.226       729       453,280    72.04     33.53    100.00
New York                             10      4,251,639.43      0.75      5.895       723       425,164    72.05     61.84     88.41
North Carolina                       19      6,650,429.25      1.17      6.311       752       350,023    67.41     51.29    100.00
Ohio                                 25      7,134,602.07      1.26      5.892       745       285,384    72.74     81.92     73.69
Oklahoma                              1        629,000.00      0.11      5.875       739       629,000    61.97    100.00    100.00
Oregon                               20      5,545,708.53      0.98      6.200       710       277,285    76.01     43.37    100.00
Pennsylvania                         12      3,960,391.88      0.70      5.859       736       330,033    75.91     47.90     83.88
Rhode Island                          4      2,227,233.65      0.39      6.066       760       556,808    57.61     76.77     90.58
South Carolina                       10      2,768,356.79      0.49      5.974       734       276,836    76.53     25.18    100.00
Tennessee                             8      1,561,701.00      0.28      6.192       694       195,213    79.21     15.33    100.00
Texas                                23      8,033,038.28      1.42      5.958       748       349,263    75.86     68.09     80.46
Utah                                 14      3,551,532.55      0.63      6.132       729       253,681    80.74     42.81     93.54
Virginia                            131     57,447,087.07     10.14      5.975       747       438,527    72.17     76.19     93.46
Washington                           44     13,353,020.41      2.36      6.108       704       303,478    74.95     42.58     90.98
West Virginia                         2        590,155.00      0.10      5.401       762       295,078    79.99    100.00    100.00
Wisconsin                             4      1,127,928.33      0.20      6.022       695       281,982    75.38     74.69    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                           1,306   $494,416,449.13     87.25%     6.102%      727      $378,573    71.45%    51.09%    91.66%
Investment                          182     36,595,682.11      6.46      6.751       740       201,075    75.96     14.77       100
Second Home                         116     35,638,543.52      6.29       6.23       737       307,229    73.99      51.1     93.89
                                  -----   ---------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====     =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       862   $315,087,679.11     55.61%     6.126%      725      $365,531    70.51%    48.72%    91.64%
Planned Unit Development            450    168,027,777.79     29.65      6.133       734       373,395    72.77     53.23     93.45
Condominium                         236     65,660,243.92     11.59      6.155       732       278,221    75.95     46.44     92.70
Two- to Four-Family                  52     16,824,811.97      2.97      6.841       718       323,554    72.69     10.25     94.22
Cooperative                           4      1,050,161.97      0.19      5.758       767       262,540    86.65    100.00     74.12
                                  -----   ---------------    ------      -----       ---      --------    -----    ------     -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======     =====

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            857   $291,955,453.80     51.52%     6.180%      732      $340,671    76.77%    48.43%    94.25%
Refinance - Rate Term               269    110,754,814.00     19.55      6.091       729       411,728    68.38     51.03     87.58
Refinance - Cashout                 478    163,940,406.96     28.93      6.143       721       342,972    65.62     47.76     92.16
                                  -----   ---------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                    605   $253,739,489.76     44.78%     5.940%      745      $419,404    70.84%   100.00%    87.46%
Stated Documentation                297    137,410,987.59     24.25      6.160       736       462,663    68.91      0.00     94.07
No income \ No Asset \ Stated
Employment                            1        724,996.22      0.13      6.750       719       724,996    64.44      0.00    100.00
   SUB-TOTAL:                       903   $391,875,473.57     69.16%     6.019%      742      $433,971    70.15%    64.75%    89.80%

COUNTRYWIDE UNDERWRITING
Reduced Documentation               400   $ 99,640,570.80     17.58%     6.717%      690      $249,101    76.17%     0.00%   100.00%
Alternative Documentation            81     17,638,567.98      3.11      6.095       718       217,760    77.48      0.00    100.00
Preferred Documentation              56     15,310,826.30      2.70      6.097       742       273,408    74.55      0.00    100.00
Full Documentation                   67     13,609,450.21      2.40      5.928       705       203,126    75.12    100.00    100.00
No Income / No Assets                46     10,710,705.04      1.89      6.888       688       232,841    70.70      0.00    100.00
Stated Income / Stated Assets        26      6,208,707.48      1.10      6.521       667       238,796    71.05      0.00    100.00
No Ratio                              3      1,091,841.68      0.19      7.314       741       363,947    73.22      0.00    100.00
   SUB-TOTAL:                       679   $164,210,669.49     28.98%     6.534%      699      $241,842    75.50%     8.29%   100.00%

OTHER
Full Documentation                   18   $  8,862,631.91      1.56%     5.120%      692      $492,368    81.13%   100.00%    61.34%
Reduced Documentation                 4      1,701,899.79      0.30      5.201       689       425,475    80.00      0.00    100.00
   SUB-TOTAL:                        22   $ 10,564,531.70      1.86%     5.133%      691      $480,206    80.95%    83.89%    67.57%
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                    1,569   $551,665,478.62     97.36%     6.170%      729      $351,603    71.72%    47.99%    92.78%
2.501 to 2.750                       35     14,985,196.14      2.64      5.492       707       428,148    78.84     76.57     76.11
                                  -----   ---------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.501 to 9.750                        3   $  1,055,040.00      0.19%     4.711%      737      $351,680    80.00%    39.43%   100.00%
9.751 to 10.000                      15      6,498,569.16      1.15      4.960       688       433,238    79.97     80.06     78.22
10.001 to 10.250                     21      7,337,294.56      1.29      5.220       709       349,395    74.49     68.21     68.10
10.251 to 10.500                     85     32,176,438.07      5.68      5.447       731       378,546    73.26     72.10     82.62
10.501 to 10.750                    152     60,763,931.74     10.72      5.703       747       399,763    70.27     65.26     86.73
10.751 to 11.000                    325    125,709,545.98     22.18      5.909       739       386,799    70.49     64.13     92.29
11.001 to 11.250                    236     85,514,068.06     15.09      6.150       734       362,348    71.62     49.73     94.61
11.251 to 11.500                    258     87,653,057.71     15.47      6.320       722       339,741    71.82     41.31     95.90
11.501 to 11.750                    151     54,464,929.23      9.61      6.346       721       360,695    70.72     34.45     92.35
11.751 to 12.000                    144     42,475,956.33      7.50      6.506       716       294,972    72.88     28.89     95.63
12.001 to 12.250                     86     28,192,809.78      4.98      6.706       721       327,823    72.91     32.02     94.86
12.251 to 12.500                    100     25,886,555.10      4.57      7.290       700       258,866    78.66     11.52     97.60
12.501 to 12.750                     22      6,060,546.88      1.07      7.384       704       275,479    74.50      5.45    100.00
12.751 to 13.000                      2        643,148.11      0.11      6.875       737       321,574    77.07      0.00    100.00
13.001 to 13.250                      1        625,000.00      0.11      7.250       678       625,000    50.00      0.00    100.00
13.501 to 13.750                      2      1,089,784.23      0.19      7.729       747       544,892    68.35      0.00    100.00
13.751 to 14.000                      1        503,999.82      0.09      7.875       735       504,000    80.00      0.00    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              TOTAL MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
September 2007                        1   $    539,631.44      0.10%     4.875%      688      $539,631    80.00%   100.00%   100.00%
August 2008                           1        868,000.00      0.15      5.625       764       868,000    78.91    100.00    100.00
September 2008                        3      1,685,541.02      0.30      5.328       760       561,847    77.37    100.00     63.57
November 2008                        11      4,836,601.67      0.85      5.914       741       439,691    81.19     92.76     59.92
December 2008                        60     24,795,738.90      4.38      5.706       742       413,262    69.35     62.81     96.64
January 2009                         14      6,183,994.57      1.09      5.901       748       441,714    71.93     49.92     97.61
February 2009                         5      2,641,523.69      0.47      6.127       684       528,305    76.52     69.98     61.67
March 2009                           76     31,159,933.45      5.50      5.987       741       409,999    66.82     57.90     86.47
April 2009                            5      3,054,650.00      0.54      6.022       731       610,930    67.74     66.13    100.00
February 2010                         1        100,661.88      0.02      5.625       727       100,662    79.98      0.00      0.00
April 2010                            1        464,853.93      0.08      4.875       633       464,854    79.86    100.00      0.00
July 2010                             5      1,585,174.15      0.28      5.377       702       317,035    79.50     39.77     69.91
August 2010                           3      1,436,924.17      0.25      5.296       711       478,975    77.81     87.47     33.85
September 2010                       23      9,783,564.23      1.73      5.317       707       425,372    80.38     74.16     79.53
October 2010                         13      3,161,437.16      0.56      5.775       732       243,187    75.41     50.34    100.00
November 2010                        27      7,124,246.65      1.26      6.022       735       263,861    76.52     51.78     74.49
December 2010                       250     97,092,715.35     17.13      5.977       736       388,371    72.07     57.19     90.36
January 2011                        158     46,686,811.84      8.24      6.329       722       295,486    73.48     32.82     95.07
February 2011                       276     68,138,394.29     12.02      6.423       690       246,878    73.86      9.43    100.00
March 2011                          200     76,446,511.32     13.49      6.199       729       382,233    71.72     48.86     94.97
April 2011                            7      2,843,000.00      0.50      6.105       748       406,143    75.68     79.25     64.83
June 2012                             1        248,500.00      0.04      5.750       765       248,500    80.00      0.00    100.00
August 2012                           1        370,000.00      0.07      5.875       647       370,000    67.03      0.00    100.00
September 2012                        1        195,000.00      0.03      6.625       760       195,000    72.22    100.00    100.00
November 2012                         3        535,575.74      0.09      5.784       759       178,525    89.57    100.00     71.39
December 2012                        67     30,086,658.13      5.31      6.085       748       449,055    67.29     73.18     90.94
January 2013                         48     15,274,237.42      2.70      6.455       724       318,213    74.11     38.46     91.85
February 2013                       100     28,162,418.56      4.97      6.711       702       281,624    75.24      2.44    100.00
March 2013                           79     31,747,110.85      5.60      6.223       745       401,862    72.66     56.72     88.44
April 2013                            7      3,041,500.00      0.54      6.161       746       434,500    70.76     94.82     79.83
September 2015                        1        179,000.00      0.03      5.875       742       179,000    53.75    100.00    100.00
December 2015                        72     29,824,454.29      5.26      6.149       751       414,229    65.44     72.95     98.43
January 2016                         17      8,185,199.45      1.44      6.050       744       481,482    71.36     80.09     85.04
March 2016                           62     26,897,640.61      4.75      6.238       742       433,833    70.22     61.90     91.80
April 2016                            5      1,273,470.00      0.22      6.418       703       254,694    81.88     74.87    100.00
                                  -----   ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            1,604   $566,650,674.76    100.00%     6.152%      729      $353,273    71.90%    48.74%    92.34%
                                  =====   ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

                    GROUP 1 - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $75,765,614.74
Total Number of Loans              176

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM        MAXIMUM
                               --------------------   -----------   -------------
Current Balance                    $430,486.45        $125,000.00   $1,062,819.75
Original Balance                   $433,861.29        $125,000.00   $1,104,000.00

Loan Rate                                5.863%             4.750%          7.875%
Servicing Fee                            0.250%             0.250%          0.250%
Net Loan Rate                            5.613%             4.500%          7.625%

Gross Margin                             2.254%             2.250%          2.750%
Maximum Loan Rate                       11.863%            10.750%         13.875%

Original LTV                             69.83%             20.38%          90.00%

Credit Score(3)                            740                623             813

Original Term (mos)                        360                360             360
Remaining Term (mos)(4)                    356                340             359
Seasoning (mos)(4)                           4                  1              20

Next Rate Reset (mos) (4)                   32                 16              35
Rate Adj Freq (mos)                         12                 12              12
First Rate Adj Reset (mos)                  36                 36              36

IO Original Term (2)                       106                 36             120
IO Remaining Term (2)(4)                   102                 16             119

Top State Concentrations ($)   CA(37.59%),MD(13.87%),VA(7.26%),IL(6.89%),AZ(6.40%)

First Pay Date                                          10/1/2004        5/1/2006
Rate Change Date                                         9/1/2007        4/1/2009
Maturity Date                                            9/1/2034        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                    175      $75,225,983.30     99.29%     5.870%      740      $429,863    69.75%    63.29%    88.35%
One-Year Treasury                   1          539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                  ---      --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            176      $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                  ===      ==============    ======      =====       ===      ========    =====    ======    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
3/27 LIBOR Loans (1 Yr
LIBOR)                             20      $ 8,763,509.76     11.57%     5.837%      733      $438,175    68.30%    72.22%     0.00%
3/27 LIBOR IO Loans (1 Yr
LIBOR)                            155       66,462,473.54     87.72      5.874       741       428,790    69.94     62.12    100.00
3/27 Treasury IO Loans              1          539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                  ---      --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                            176      $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                  ===      ==============    ======      =====       ===      ========    =====    ======    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                   20      $ 8,763,509.76     11.57%     5.837%      733      $438,175    68.30%    72.22%     0.00%
36 Month Interest-Only             20       10,995,780.71     14.51      5.928       741       549,789    74.59     71.51    100.00
120 Month Interest-Only           136       56,006,324.27     73.92      5.854       740       411,811    69.13     60.64    100.00
                                  ---      --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                            176      $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                  ===      ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
100,000.01 to 200,000.00            27    $ 4,537,489.71      5.99%     5.926%      751     $  168,055   65.42%    74.12%    83.06%
200,000.01 to 300,000.00            31      7,934,207.74     10.47      5.861       730        255,942   67.32     58.57     83.68
300,000.01 to 400,000.00            38     13,625,826.23     17.98      5.752       740        358,574   73.68     73.83    100.00
400,000.01 to 500,000.00            25     11,201,725.06     14.78      5.796       739        448,069   71.47     53.26     95.60
500,000.01 to 600,000.00            20     10,944,291.07     14.44      5.874       746        547,215   71.73     55.83     80.05
600,000.01 to 700,000.00            14      8,913,522.60     11.76      6.023       736        636,680   68.97     71.38     86.14
700,000.01 to 800,000.00             6      4,549,836.24      6.01      5.794       712        758,306   72.88     48.69     84.03
800,000.01 to 900,000.00             6      5,127,250.00      6.77      5.874       757        854,542   72.17     67.67    100.00
900,000.01 to 1,000,000.00           8      7,868,646.34     10.39      5.983       738        983,581   65.35     75.74     87.30
1,000,000.01 to 1,100,000.00         1      1,062,819.75      1.40      5.625       772      1,062,820   36.80      0.00      0.00
                                   ---    --------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740     $  430,486   69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===     ==========   =====     =====    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                       1    $   591,441.16      0.78%     4.750%      802      $591,441    80.00%   100.00%   100.00%
4.751 to 5.000                       7      3,194,266.44      4.22      4.979       708       456,324    71.21     94.68    100.00
5.001 to 5.250                       8      4,115,978.91      5.43      5.209       732       514,497    70.88     51.04    100.00
5.251 to 5.500                      27     10,653,810.22     14.06      5.468       746       394,586    65.49     87.64     93.70
5.501 to 5.750                      40     18,553,795.48     24.49      5.692       745       463,845    68.71     65.33     77.54
5.751 to 6.000                      45     16,647,785.35     21.97      5.913       737       369,951    72.00     62.07     88.86
6.001 to 6.250                      31     13,680,527.55     18.06      6.206       750       441,307    71.09     58.77     89.41
6.251 to 6.500                       8      4,080,327.47      5.39      6.424       719       510,041    72.23     59.27     84.78
6.501 to 6.750                       3      1,385,750.00      1.83      6.697       698       461,917    64.77     13.49    100.00
6.751 to 7.000                       2        643,148.11      0.85      6.875       737       321,574    77.07      0.00    100.00
7.001 to 7.250                       1        625,000.00      0.82      7.250       678       625,000    50.00      0.00    100.00
7.501 to 7.750                       2      1,089,784.23      1.44      7.729       747       544,892    68.35      0.00    100.00
7.751 to 8.000                       1        503,999.82      0.67      7.875       735       504,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                           1    $   539,631.44      0.71%     4.875%      688      $539,631    80.00%   100.00%   100.00%
349 to 360                         175     75,225,983.30     99.29      5.870       740       429,863    69.75     63.29     88.35
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       3    $   986,228.83      1.30%     5.440%      740      $328,743    26.26%   100.00%    86.58%
30.01 to 40.00                       7      2,777,783.90      3.67      5.767       764       396,826    36.66      6.41     61.74
40.01 to 50.00                      10      3,960,494.46      5.23      6.122       745       396,049    46.87     47.97    100.00
50.01 to 60.00                      15      6,588,035.14      8.70      5.699       748       439,202    56.71     86.45     83.73
60.01 to 70.00                      38     17,987,582.60     23.74      6.006       738       473,357    66.43     38.41     94.45
70.01 to 75.00                      27     11,201,729.01     14.78      5.822       732       414,879    73.59     56.63     85.59
75.01 to 80.00                      69     29,716,102.89     39.22      5.796       743       430,668    79.44     79.40     89.79
80.01 to 85.00                       1        621,127.47      0.82      6.500       674       621,127    84.32    100.00      0.00
85.01 to 90.00                       6      1,926,530.44      2.54      5.970       694       321,088    88.81    100.00     88.09
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
601 to 625                           1    $   395,000.00      0.52%     6.000%      623      $395,000    87.78%   100.00%   100.00%
626 to 650                           3      1,227,376.84      1.62      6.125       643       409,126    78.90    100.00     81.31
651 to 675                          16      5,467,594.41      7.22      5.991       668       341,725    73.81     65.86     83.38
676 to 700                          18      8,797,281.84     11.61      5.903       687       488,738    67.52     54.75     77.14
701 to 725                          23     10,642,188.12     14.05      5.634       714       462,704    70.22     64.40     97.21
726 to 750                          25     11,184,102.10     14.76      5.852       741       447,364    74.24     73.20     93.55
751 to 775                          52     23,302,034.63     30.76      5.961       762       448,116    69.70     58.14     84.70
776 to 800                          29     12,175,689.24     16.07      5.825       787       419,851    64.49     62.73     91.55
801 to 825                           9      2,574,347.56      3.40      5.580       805       286,039    67.75     73.28    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                             13    $ 4,852,654.54      6.40%     5.892%      750      $373,281    73.21%    58.91%    94.08%
California                          63     28,483,808.29     37.59      5.763       739       452,124    66.34     50.58     85.24
District of Columbia                 3      2,088,744.46      2.76      5.512       743       696,248    65.79    100.00    100.00
Florida                              3      1,752,131.44      2.31      5.423       745       584,044    66.96     53.63    100.00
Georgia                              2        528,770.59      0.70      5.731       775       264,385    77.87     57.49     57.49
Hawaii                               3      1,092,299.45      1.44      6.059       749       364,100    62.28     25.53    100.00
Illinois                            11      5,218,546.17      6.89      5.781       754       474,413    71.25     77.02     89.74
Indiana                              1        162,529.54      0.21      5.875       722       162,530    80.00    100.00      0.00
Kentucky                             1        160,000.00      0.21      6.125       804       160,000    80.00    100.00    100.00
Maryland                            26     10,507,899.73     13.87      5.763       741       404,150    70.22     91.08     95.63
Massachusetts                        3      1,085,545.58      1.43      6.351       697       361,849    68.89     79.74     42.78
Michigan                             3      1,811,800.00      2.39      6.824       735       603,933    76.94     49.77    100.00
Minnesota                            2        348,117.21      0.46      5.730       760       174,059    68.95    100.00     61.39
Mississippi                          1        650,000.00      0.86      5.500       757       650,000    76.02    100.00    100.00
Missouri                             1        155,600.00      0.21      5.750       758       155,600    80.00      0.00    100.00
Nevada                               2        588,700.00      0.78      5.877       671       294,350    83.56     67.10    100.00
New Jersey                           3      1,048,055.20      1.38      7.031       730       349,352    76.74     25.95    100.00
New York                             2      1,117,791.62      1.48      6.754       730       558,896    61.02     44.09     55.91
North Carolina                       2        652,808.91      0.86      6.015       771       326,404    70.37      0.00    100.00
Ohio                                 2        736,353.86      0.97      5.953       736       368,177    79.48    100.00     27.05
Oklahoma                             1        629,000.00      0.83      5.875       739       629,000    61.97    100.00    100.00
Oregon                               1        793,000.00      1.05      6.750       683       793,000    68.96      0.00    100.00
Pennsylvania                         1        169,800.00      0.22      5.000       769       169,800    79.07      0.00    100.00
South Carolina                       2        616,250.00      0.81      5.750       768       308,125    76.09      0.00    100.00
Texas                                4      1,314,618.61      1.74      5.618       747       328,655    77.00     88.78     88.78
Utah                                 2        701,376.84      0.93      6.293       709       350,688    82.94     32.70     67.30
Virginia                            11      5,502,059.85      7.26      5.965       743       500,187    74.69     81.49    100.00
Washington                           6      2,643,917.85      3.49      6.007       703       440,653    72.26     69.55     72.52
West Virginia                        1        353,435.00      0.47      5.000       776       353,435    79.99    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            155    $69,018,168.93     91.09%     5.854%      739      $445,279    69.76%    64.63%   88.50%
Second Home                         21      6,747,445.81      8.91      5.956       750       321,307    70.54     52.53    87.79
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       91    $40,162,637.61     53.01%     5.863%      738      $441,348    67.98%    64.74%   85.12%
Planned Unit Development            57     26,592,816.29     35.10      5.863       742       466,541    71.34     64.44    93.40
Condominium                         28      9,010,160.84     11.89      5.862       743       321,791    73.58     55.63    88.53
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            65    $28,461,372.60     37.57%     5.795%      747      $437,867    74.88%    75.25%   95.64%
Refinance - Rate Term               50     24,128,772.40     31.85      5.941       735       482,575    69.62     52.92    78.50
Refinance - Cashout                 61     23,175,469.74     30.59      5.865       735       379,926    63.83     60.27    89.92
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                   113    $48,152,572.75     63.55%     5.744%      739      $426,129    71.86%   100.00%   86.86%
Stated Documentation                63     27,613,041.99     36.45      6.071       740       438,302    66.28      0.00    91.19
                                   ---    --------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%   88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    =====

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     175    $75,225,983.30     99.29%     5.870%      740      $429,863    69.75%    63.29%    88.35%
2.501 to 2.750                       1        539,631.44      0.71      4.875       688       539,631    80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176    $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP I MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.501 to 10.750                     1     $   591,441.16      0.78%     4.750%      802      $591,441    80.00%   100.00%   100.00%
10.751 to 11.000                     7       3,194,266.44      4.22      4.979       708       456,324    71.21     94.68    100.00
11.001 to 11.250                     8       4,115,978.91      5.43      5.209       732       514,497    70.88     51.04    100.00
11.251 to 11.500                    27      10,653,810.22     14.06      5.468       746       394,586    65.49     87.64     93.70
11.501 to 11.750                    40      18,553,795.48     24.49      5.692       745       463,845    68.71     65.33     77.54
11.751 to 12.000                    45      16,647,785.35     21.97      5.913       737       369,951    72.00     62.07     88.86
12.001 to 12.250                    31      13,680,527.55     18.06      6.206       750       441,307    71.09     58.77     89.41
12.251 to 12.500                     8       4,080,327.47      5.39      6.424       719       510,041    72.23     59.27     84.78
12.501 to 12.750                     3       1,385,750.00      1.83      6.697       698       461,917    64.77     13.49    100.00
12.751 to 13.000                     2         643,148.11      0.85      6.875       737       321,574    77.07      0.00    100.00
13.001 to 13.250                     1         625,000.00      0.82      7.250       678       625,000    50.00      0.00    100.00
13.501 to 13.750                     2       1,089,784.23      1.44      7.729       747       544,892    68.35      0.00    100.00
13.751 to 14.000                     1         503,999.82      0.67      7.875       735       504,000    80.00      0.00    100.00
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176     $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NEXT RATE ADJUSTMENT DATE         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
September 2007                       1     $   539,631.44      0.71%     4.875%      688      $539,631    80.00%   100.00%   100.00%
August 2008                          1         868,000.00      1.15      5.625       764       868,000    78.91    100.00    100.00
September 2008                       3       1,685,541.02      2.22      5.328       760       561,847    77.37    100.00     63.57
November 2008                       11       4,836,601.67      6.38      5.914       741       439,691    81.19     92.76     59.92
December 2008                       60      24,795,738.90     32.73      5.706       742       413,262    69.35     62.81     96.64
January 2009                        14       6,183,994.57      8.16      5.901       748       441,714    71.93     49.92     97.61
February 2009                        5       2,641,523.69      3.49      6.127       684       528,305    76.52     69.98     61.67
March 2009                          76      31,159,933.45     41.13      5.987       741       409,999    66.82     57.90     86.47
April 2009                           5       3,054,650.00      4.03      6.022       731       610,930    67.74     66.13    100.00
                                   ---     --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             176     $75,765,614.74    100.00%     5.863%      740      $430,486    69.83%    63.55%    88.43%
                                   ===     ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP II MORTGAGE L OANS

                    GROUP II MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $105,239,789.48
Total Number of Loans               414

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM        MAXIMUM
                               --------------------   ----------   ---------------
Current Balance                     $254,202.39       $70,000.00     $456,000.00
Original Balance                    $254,571.15       $70,000.00     $456,000.00
Loan Rate                                 6.187%           4.625%          7.625%
Servicing Fee                             0.250%           0.250%          0.250%
Net Loan Rate                             5.937%           4.375%          7.375%
Gross Margin                              2.253%           2.250%          2.750%
Maximum Loan Rate                        11.197%           9.625%         12.625%
Original LTV                              74.50%           25.21%          95.00%
Credit Score(3)                             709              630             815
Original Term (mos)                         360              348             360
Remaining Term (mos)(4)                     357              343             359
Seasoning (mos)(4)                            3                1              15
Next Rate Reset (mos)(4)                     57               45              59
Rate Adj Freq (mos)                          12               12              12
First Rate Adj Reset (mos)                   60               60              60
IO Original Term (2)                         79               60             120
IO Remaining Term (2)(4)                     76               50             119
Top State Concentrations ($)  CA(30.61%), FL(13.05%), MD(7.09%), AZ(6.59%), VA(5.87%)
First Pay Date                                          3/1/2005        5/1/2006
Rate Change Date                                        2/1/2010        4/1/2011
Maturity Date                                           2/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     411    $104,636,685.48     99.43%     6.193%      709      $254,590    74.47%    41.31%    93.76%
One-Year Treasury                    3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5/25 LIBOR Loans (1 Yr LIBOR)       25    $  6,527,534.33      6.20%     5.808%      752      $261,101    67.12%    88.01%     0.00%
5/25 LIBOR IO Loans
   (1 Yr LIBOR)                    386      98,109,151.15     93.22      6.219       706       254,169    74.96     38.21    100.00
5/25 Treasury IO Loans               3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    25    $  6,527,534.33      6.20%     5.808%      752      $261,101    67.12%    88.01%     0.00%
60 Month Interest-Only             271      67,568,181.54     64.20      6.321       690       249,329    76.29      9.95    100.00
120 Month Interest-Only            118      31,144,073.61     29.59      5.975       739       263,933    72.16    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   6    $    492,927.24      0.47%     6.541%      739      $ 82,155    73.65%    49.26%   100.00%
100,000.01 to 200,000.00           121      19,270,286.06     18.31      6.321       700       159,259    74.62     35.35     92.34
200,000.01 to 300,000.00           157      39,041,426.89     37.10      6.141       709       248,672    74.30     45.67     94.73
300,000.01 to 400,000.00           114      39,818,692.98     37.84      6.183       706       349,287    74.34     35.58     94.53
400,000.01 to 500,000.00            16       6,616,456.31      6.29      6.061       743       413,529    76.38     68.89     87.67
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.501 to 4.750                       3    $  1,055,040.00      1.00%     4.711%      737      $351,680    80.00%    39.43%   100.00%
4.751 to 5.000                       5       1,190,860.00      1.13      4.963       699       238,172    79.73     32.74    100.00
5.001 to 5.250                      12       3,182,192.96      3.02      5.232       706       265,183    71.98     61.15     89.64
5.251 to 5.500                      34       9,023,899.97      8.57      5.455       706       265,409    75.33     61.24     82.87
5.501 to 5.750                      41      10,749,624.90     10.21      5.709       739       262,186    73.14     71.97     86.48
5.751 to 6.000                      96      25,173,787.68     23.92      5.934       725       262,227    71.82     56.95     92.54
6.001 to 6.250                      67      15,249,450.05     14.49      6.190       709       227,604    75.71     46.30     97.69
6.251 to 6.500                      65      16,865,673.14     16.03      6.432       709       259,472    75.05     29.86     94.25
6.501 to 6.750                      28       7,613,589.89      7.23      6.685       680       271,914    72.75      2.63    100.00
6.751 to 7.000                      16       4,193,266.78      3.98      6.888       680       262,079    76.54     10.80    100.00
7.001 to 7.250                      15       3,025,807.55      2.88      7.190       676       201,721    77.24      5.18    100.00
7.251 to 7.500                      27       6,671,621.11      6.34      7.447       670       247,097    79.41      5.28    100.00
7.501 to 7.750                       5       1,244,975.45      1.18      7.625       665       248,995    80.00      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                           2    $    371,392.49      0.35%     5.534%      762      $185,696    79.99%    72.90%    0.00%
349 to 360                         412     104,868,396.99     99.65      6.189       708       254,535    74.48     41.33    94.13
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       2    $    614,500.00      0.58%     6.297%      765      $307,250    25.62%   100.00%   100.00%
30.01 to 40.00                       8       1,703,900.95      1.62      6.076       730       212,988    36.45     63.08     78.80
40.01 to 50.00                      19       4,194,197.13      3.99      6.071       729       220,747    45.44     59.02     88.50
50.01 to 60.00                      20       5,299,815.78      5.04      6.034       733       264,991    56.09     59.45     81.44
60.01 to 70.00                      43      11,941,119.02     11.35      6.090       713       277,700    65.86     45.54     85.76
70.01 to 75.00                      44      11,389,172.74     10.82      6.202       695       258,845    73.81     41.71     95.27
75.01 to 80.00                     259      65,580,043.20     62.31      6.214       706       253,205    79.74     35.88     96.25
80.01 to 85.00                       1         255,000.00      0.24      5.375       645       255,000    83.88    100.00    100.00
85.01 to 90.00                       5       1,033,782.98      0.98      6.328       722       206,757    88.58     69.10    100.00
90.01 to 95.00                      13       3,228,257.68      3.07      6.390       716       248,328    94.60     49.77    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                          51    $ 12,722,161.96     12.09%     6.441%      642      $249,454    75.33%    11.22%   100.00%
651 to 675                          93      22,481,143.64     21.36      6.442       664       241,733    75.10     22.28     96.36
676 to 700                          71      18,119,883.41     17.22      6.207       688       255,210    76.96     34.50    100.00
701 to 725                          54      13,855,204.19     13.17      6.176       714       256,578    76.89     28.10     95.37
726 to 750                          43      11,895,010.04     11.30      5.881       738       276,628    75.10     58.11     91.17
751 to 775                          53      13,186,644.06     12.53      5.944       765       248,805    70.91     79.39     88.48
776 to 800                          42      11,146,050.70     10.59      5.997       787       265,382    68.65     73.99     83.06
801 to 825                           7       1,833,691.48      1.74      6.065       808       261,956    76.60     76.40     66.70
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              3    $    486,340.00      0.46%     6.446%      725      $162,113    77.61%    27.54%   100.00%
Arizona                             31       6,933,101.98      6.59      6.151       713       223,648    74.97     59.05     97.35
California                         110      32,213,623.86     30.61      6.147       702       292,851    71.21     31.56     96.60
Colorado                             8       1,681,900.20      1.60      6.111       695       210,238    75.98     24.80    100.00
Connecticut                          2         750,000.00      0.71      7.118       671       375,000    65.19      0.00    100.00
Delaware                             4       1,162,449.75      1.10      5.780       772       290,612    74.09    100.00     48.17
District of Columbia                 4       1,009,530.61      0.96      5.704       754       252,383    79.68    100.00     73.18
Florida                             59      13,731,259.56     13.05      6.631       700       232,733    77.14     13.82     99.27
Georgia                             14       2,487,076.76      2.36      6.056       727       177,648    76.01     51.96     87.98
Hawaii                               3         841,000.00      0.80      6.166       704       280,333    69.01     54.22    100.00
Idaho                                4         749,720.00      0.71      6.450       669       187,430    77.38     11.75    100.00
Illinois                            13       3,338,331.14      3.17      6.196       717       256,795    76.69     68.87     68.60
Indiana                              2         496,270.00      0.47      6.327       688       248,135    79.99      0.00    100.00
Kentucky                             1         339,920.00      0.32      7.375       668       339,920    80.00      0.00    100.00
Louisiana                            1         110,925.01      0.11      5.875       797       110,925    80.00      0.00    100.00
Maryland                            26       7,460,636.02      7.09      5.989       722       286,948    68.49     88.05     92.00
Massachusetts                        3       1,063,300.00      1.01      6.083       672       354,433    76.24      0.00    100.00
Michigan                             7       1,589,208.41      1.51      6.636       735       227,030    79.97     41.12     76.66
Minnesota                            2         288,733.13      0.27      5.456       729       144,367    60.74    100.00     47.10
Mississippi                          1         149,000.00      0.14      6.250       663       149,000    78.42      0.00    100.00
Missouri                             2         595,950.00      0.57      6.752       671       297,975    79.99     32.88    100.00
Montana                              1         126,386.10      0.12      7.375       668       126,386    80.00      0.00    100.00
Nevada                              20       5,000,102.19      4.75      6.146       694       250,005    79.45     18.10    100.00
New Hampshire                        2         403,757.19      0.38      5.668       684       201,879    76.44      0.00    100.00
New Jersey                           4         928,494.06      0.88      6.003       703       232,124    80.30     46.09    100.00
New Mexico                           1         319,840.00      0.30      6.375       642       319,840    80.00      0.00    100.00
New York                             1         365,600.00      0.35      5.500       687       365,600    80.00      0.00    100.00
North Carolina                       3         713,995.61      0.68      6.112       718       237,999    58.85     34.87    100.00
Ohio                                11       2,095,768.36      1.99      5.933       740       190,524    75.66     47.87     88.12
Oregon                               6       1,415,471.34      1.34      6.027       693       235,912    76.52     66.09    100.00
Pennsylvania                         3         815,246.59      0.77      5.594       751       271,749    77.38    100.00     65.31
South Carolina                       2         572,000.00      0.54      5.799       724       286,000    80.00     60.84    100.00
Tennessee                            6       1,388,701.00      1.32      6.146       695       231,450    79.99     17.24    100.00
Texas                                5       1,309,060.42      1.24      6.271       723       261,812    78.48     76.16     69.05
Utah                                 6       1,353,247.27      1.29      6.194       695       225,541    84.01     50.64    100.00
Virginia                            22       6,174,639.24      5.87      5.837       747       280,665    75.78     89.05     85.92
Washington                          18       4,257,055.35      4.05      6.290       693       236,503    78.06     12.80    100.00
West Virginia                        1         236,720.00      0.22      6.000       740       236,720    80.00    100.00    100.00
Wisconsin                            2         285,428.33      0.27      6.086       670       142,714    75.45      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            381    $ 97,944,095.39     93.07%     6.159%      709      $257,071    74.35%    42.43%   93.88%
Second Home                         33       7,295,694.09      6.93      6.564       710       221,082    76.53     28.07    92.66
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      223    $ 56,785,362.19     53.96%     6.168%      705      $254,643    73.06%    38.15%    93.44%
Planned Unit Development           119      30,809,889.48     29.28      6.177       712       258,907    74.82     45.69     95.48
Condominium                         67      16,197,417.81     15.39      6.167       716       241,753    78.31     47.51     91.30
Two- to Four-Family                  4       1,273,520.00      1.21      7.500       680       318,380    80.00      0.00    100.00
Cooperative                          1         173,600.00      0.16      6.250       741       173,600    95.00    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           231     $57,655,151.37     54.78%     6.277%      709      $249,589    78.96%    34.10%   96.09%
Refinance - Rate Term               72      18,956,165.26     18.01      6.053       711       263,280    71.91     44.55    89.54
Refinance - Cashout                111      28,628,472.85      27.2      6.094       707       257,914    67.24     54.17    92.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%   93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   141    $ 37,616,427.20     35.74%     5.943%      742      $266,783    71.66%   100.00%    84.73%
Stated Documentation                 4         782,930.74      0.74      5.844       701       195,733    67.61      0.00      0.00
   SUB-TOTAL:                      145    $ 38,399,357.94     36.49%     5.940%      742      $264,823    71.58%    97.96%    83.00%
COUNTRYWIDE UNDERWRITING
Reduced Documentation              178    $ 44,744,668.00     42.52%     6.540%      676      $251,375    75.72%     0.00%   100.00%
Alternative Documentation           29       6,762,233.96      6.43      5.924       711       233,180    79.63      0.00    100.00
Preferred Documentation             33       9,118,177.81      8.66      6.048       737       276,308    75.07      0.00    100.00
Full Documentation                  26       5,612,247.77      5.33      5.716       698       215,856    77.04    100.00    100.00
   SUB-TOTAL:                      266    $ 66,237,327.54     62.94%     6.339%      690      $249,013    76.15%     8.47%   100.00%

OTHER
Full Documentation                   2    $    381,104.00      0.36%     5.286%      686      $190,552    80.00%   100.00%   100.00%
Reduced Documentation                1         222,000.00      0.21      4.875       686       222,000    80.00      0.00    100.00
   SUB-TOTAL:                        3    $    603,104.00      0.57%     5.135%      686      $201,035    80.00%    63.19%   100.00%
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     411    $104,636,685.48     99.43%     6.193%      709     $254,590     74.47%    41.31%    93.76%
2.501 to 2.750                       3         603,104.00      0.57      5.135       686      201,035     80.00     63.19    100.00
                                   ---    ---------------    ------      -----       ---     --------     -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709     $254,202     74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===     ========     =====     =====    =======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP II MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.501 to 9.750                       3    $  1,055,040.00      1.00%     4.711%      737      $351,680    80.00%    39.43%   100.00%
9.751 to 10.000                      4         938,960.00      0.89      4.953       705       234,740    80.00     41.52    100.00
10.001 to 10.250                    11       3,003,435.77      2.85      5.231       707       273,040    71.61     64.79     89.03
10.251 to 10.500                    34       9,023,899.97      8.57      5.455       706       265,409    75.33     61.24     82.87
10.501 to 10.750                    41      10,749,624.90     10.21      5.709       739       262,186    73.14     71.97     86.48
10.751 to 11.000                    96      25,200,687.68     23.95      5.924       725       262,507    71.86     56.89     92.55
11.001 to 11.250                    67      15,174,207.24     14.42      6.178       710       226,481    75.74     46.53     97.68
11.251 to 11.500                    65      16,865,673.14     16.03      6.432       709       259,472    75.05     29.86     94.25
11.501 to 11.750                    27       7,437,589.89      7.07      6.687       681       275,466    72.57      2.69    100.00
11.751 to 12.000                    17       4,418,266.78      4.20      6.842       679       259,898    76.46     10.25    100.00
12.001 to 12.250                    16       3,279,807.55      3.12      7.118       675       204,988    77.13      4.78    100.00
12.251 to 12.500                    27       6,671,621.11      6.34      7.447       670       247,097    79.41      5.28    100.00
12.501 to 12.750                     6       1,420,975.45      1.35      7.501       666       236,829    80.00      0.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
February 2010                        1    $    100,661.88     0.10%      5.625%      727      $100,662    79.98%     0.00%     0.00%
July 2010                            1         110,925.01      0.11      5.875       797       110,925    80.00      0.00    100.00
September 2010                       3         603,104.00      0.57      5.135       686       201,035    80.00     63.19    100.00
October 2010                         2         708,199.17      0.67      5.584       647       354,100    61.91      0.00    100.00
November 2010                        4       1,204,656.00      1.14      5.604       753       301,164    83.29     85.68    100.00
December 2010                       78      20,468,091.27     19.45      5.968       736       262,411    71.80     89.56     89.16
January 2011                        64      16,085,471.85     15.28      6.308       702       251,335    74.28     32.94     89.36
February 2011                      167      42,218,705.62     40.12      6.322       692       252,807    75.94      8.45    100.00
March 2011                          90      22,818,974.68     21.68      6.145       717       253,544    73.93     61.69     89.72
April 2011                           4         921,000.00      0.88      5.818       767       230,250    79.74    100.00     83.50
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             414    $105,239,789.48    100.00%     6.187%      709      $254,202    74.50%    41.44%    93.80%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                    GROUP III MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $209,624,505.49
Total Number of Loans               550

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               --------------------   ----------   -------------
Current Balance                    $381,135.46        $55,400.00   $1,500,000.00
Original Balance                   $381,724.44        $55,400.00   $1,500,000.00
Loan Rate                                6.134%            4.875%          7.625%
Servicing Fee                            0.250%            0.250%          0.250%
Net Loan Rate                            5.884%            4.625%          7.375%
Gross Margin                             2.274%            2.250%          2.750%
Maximum Loan Rate                       11.134%            9.875%         12.625%
Original LTV                             72.37%            15.15%          95.00%
Credit Score(3)                            728               600             818
Original Term (mos)                        360               312             360
Remaining Term (mos)(4)                    356               307             359
Seasoning (mos)(4)                           4                 1              13
Next Rate Reset (mos)(4)                    56                47              59
Rate Adj Freq (mos)                         12                12              12
First Rate Adj Reset (mos)                  60                60              60
IO Original Term (2)                       101                60             120
IO Remaining Term (2)(4)                    97                50             119
Top State Concentrations ($)   CA(36.32%), VA(9.42%), MD(9.14%), FL(8.68%), AZ(6.10%)
First Pay Date                                          5/1/2005        5/1/2006
Rate Change Date                                        4/1/2010        4/1/2011
Maturity Date                                          12/1/2031        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     531    $199,663,077.79     95.25%     6.183%      729      $376,013    71.94%    39.90%   93.80%
One-Year Treasury                   19       9,961,427.70      4.75      5.133       692       524,286    81.00     85.14    65.61
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5/25 LIBOR Loans (1 Yr LIBOR)       23    $ 12,369,864.61      5.90%     5.876%      730      $537,820    69.26%    82.82%     0.00%
5/25 Treasury Loans                  6       3,426,216.37      1.63      5.110       656       571,036    79.41    100.00      0.00
5/25 LIBOR IO Loans (1 Yr
   LIBOR)                          508     187,293,213.18     89.35      6.204       729       368,687    72.12     37.07    100.00
5/25 Treasury IO Loans              13       6,535,211.33      3.12      5.146       702       502,709    81.84     77.35    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                    29    $ 15,796,080.98      7.54%     5.710%      720      $544,692    71.47%    86.55%     0.00%
60 Month Interest-Only             262      61,209,624.13     29.20      6.479       705       233,625    75.02     19.09    100.00
120 Month Interest-Only            259     132,618,800.38     63.26      6.024       739       512,042    71.26     47.35    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                  24    $  2,114,198.84      1.01%     6.599%      701     $   88,092   64.30%    24.86%   100.00%
100,000.01 to 200,000.00           100      15,334,934.73      7.32      6.653       725        153,349   74.55      9.61    100.00
200,000.01 to 300,000.00           122      30,383,307.62     14.49      6.453       711        249,044   74.69     17.86     99.07
300,000.01 to 400,000.00            74      26,045,958.88     12.43      6.340       709        351,972   71.86     15.91     98.65
400,000.01 to 500,000.00            90      41,014,941.50     19.57      5.979       724        455,722   74.76     58.61     85.45
500,000.01 to 600,000.00            68      37,541,681.11     17.91      5.908       740        552,084   73.71     61.29     88.01
600,000.01 to 700,000.00            29      18,789,156.35      8.96      6.021       721        647,902   73.54     48.27     92.94
700,000.01 to 800,000.00            19      14,058,166.90      6.71      5.889       767        739,904   67.88     63.55     94.70
800,000.01 to 900,000.00             8       6,749,627.82      3.22      5.840       749        843,703   70.41     62.66     75.23
900,000.01 to 1,000,000.00          10       9,624,281.74      4.59      5.940       731        962,428   66.47     60.32     90.12
1,100,000.01 to 1,200,000.00         3       3,505,750.00      1.67      5.998       742      1,168,583   59.93      0.00    100.00
1,400,000.01 to 1,500,000.00         3       4,462,500.00      2.13      6.284       754      1,487,500   57.36     33.61    100.00
                                   ---    ---------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728     $  381,135   72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===     ==========   =====     =====    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.751 to 5.000                      11    $  5,559,609.16      2.65%     4.962%      685      $505,419    79.96%    86.57%    74.54%
5.001 to 5.250                      10       4,333,858.79      2.07      5.213       711       433,386    76.48     70.58     53.60
5.251 to 5.500                      42      18,825,434.74      8.98      5.442       734       448,225    73.16     72.53     84.19
5.501 to 5.750                      65      31,520,419.60     15.04      5.714       746       484,930    71.28     57.63     91.87
5.751 to 6.000                     105      48,722,357.00     23.24      5.928       737       464,022    70.33     53.22     94.64
6.001 to 6.250                      80      33,423,880.77     15.94      6.196       733       417,799    70.41     38.32     89.85
6.251 to 6.500                      74      24,825,077.82     11.84      6.431       713       335,474    74.26     22.97     96.68
6.501 to 6.750                      45      13,886,656.99      6.62      6.677       710       308,592    71.96     17.97    100.00
6.751 to 7.000                      49      12,392,020.22      5.91      6.915       716       252,898    73.27      8.01    100.00
7.001 to 7.250                      24       6,836,265.33      3.26      7.193       691       284,844    73.35      2.63    100.00
7.251 to 7.500                      36       7,144,303.64      3.41      7.475       712       198,453    80.37      2.97    100.00
7.501 to 7.750                       9       2,154,621.43      1.03      7.625       743       239,402    76.35      6.64    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
301 to 312                           1    $    744,542.05      0.36%     5.375%      730      $744,542    59.43%   100.00%    0.00%
337 to 348                           1         464,853.93      0.22      4.875       633       464,854    79.86    100.00     0.00
349 to 360                         548     208,415,109.51     99.42      6.139       728       380,320    72.40     41.72    93.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                       2    $    495,000.00      0.24%     5.951%      768      $247,500    16.76%    79.80%   100.00%
20.01 to 30.00                       2         155,400.00      0.07      5.500       698        77,700    24.41      0.00    100.00
30.01 to 40.00                       5       1,139,356.55      0.54      6.400       709       227,871    37.42     35.11    100.00
40.01 to 50.00                      17       7,596,246.97      3.62      6.075       747       446,838    46.25     54.18     85.59
50.01 to 60.00                      48      22,635,566.54     10.80      6.084       740       471,574    56.41     39.29     93.07
60.01 to 70.00                      98      41,868,274.86     19.97      6.085       728       427,227    67.50     42.60     89.81
70.01 to 75.00                     101      40,149,579.72     19.15      6.228       724       397,521    74.12     29.73     97.89
75.01 to 80.00                     253      88,659,121.59     42.29      6.112       725       350,431    79.65     47.02     91.53
80.01 to 85.00                       2         925,000.00      0.44      5.993       703       462,500    82.65     45.95    100.00
85.01 to 90.00                      15       4,050,652.58      1.93      6.345       704       270,044    89.71     47.14     87.40
90.01 to 95.00                       7       1,950,306.68      0.93      6.584       761       278,615    94.77     28.60    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

CREDIT SCORES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Not Available                        3    $  1,533,789.24      0.73%     5.206%        0      $511,263    78.73%   100.00%     0.00%
576 to 600                           1         106,700.00      0.05      7.375       600       106,700    53.35      0.00    100.00
601 to 625                          18       5,125,584.96      2.45      6.078       622       284,755    70.47     44.84     90.69
626 to 650                          40      11,764,970.47      5.61      6.235       638       294,124    72.49     47.92     92.49
651 to 675                          66      19,618,223.75      9.36      6.339       665       297,246    71.56     37.50     86.99
676 to 700                          68      29,995,356.76     14.31      6.121       687       441,108    75.39     24.06     92.75
701 to 725                          70      25,305,985.48     12.07      6.207       715       361,514    72.88     38.29    100.00
726 to 750                          83      34,911,394.31     16.65      6.183       739       420,619    72.79     38.72     90.94
751 to 775                         103      40,803,725.26     19.47      6.031       763       396,153    73.23     49.86     94.94
776 to 800                          83      33,494,148.65     15.98      6.082       787       403,544    68.58     49.60     94.53
801 to 825                          15       6,964,626.61      3.32      6.003       807       464,308    71.05     56.67     83.99
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

GEOGRAPHIC AREA

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              2    $    339,402.00      0.16%     6.350%      695      $169,701    67.62%     0.00%   100.00%
Arizona                             33      12,795,947.75      6.10      6.407       726       387,756    72.97     35.40     96.30
California                         174      76,145,501.67     36.32      6.128       724       437,618    70.64     28.22     95.94
Colorado                            10       3,773,726.36      1.80      6.030       745       377,373    63.61     32.80     72.84
Delaware                             1          63,000.00      0.03      5.125       615        63,000    54.78    100.00    100.00
District of Columbia                 4       2,268,188.02      1.08      5.802       741       567,047    69.32    100.00    100.00
Florida                             79      18,199,385.17      8.68      6.725       726       230,372    77.46     22.26     96.44
Georgia                             18       4,922,087.12      2.35      6.016       718       273,449    72.88     62.85     71.24
Hawaii                               4       2,038,507.28      0.97      5.854       757       509,627    68.49      0.00    100.00
Idaho                                5         703,595.00      0.34      6.606       723       140,719    77.40     19.98    100.00
Illinois                            21       8,463,681.68      4.04      5.939       728       403,032    67.93     49.32     67.60
Indiana                              1         546,500.00      0.26      6.125       764       546,500    72.87    100.00    100.00
Iowa                                 1         628,000.00      0.30      6.000       742       628,000    80.00    100.00    100.00
Kentucky                             1         127,200.00      0.06      7.500       718       127,200    80.00      0.00    100.00
Louisiana                            1         282,833.25      0.13      5.875       691       282,833    80.00    100.00      0.00
Maryland                            42      19,153,266.09      9.14      5.979       721       456,030    75.84     74.29     85.58
Massachusetts                        5       1,386,150.00      0.66      6.273       719       277,230    62.56      0.00    100.00
Michigan                             6       1,986,135.54      0.95      6.022       728       331,023    68.60     78.90    100.00
Minnesota                            2         929,683.01      0.44      5.687       662       464,842    77.43     50.00     50.00
Mississippi                          1         148,000.00      0.07      5.875       642       148,000    91.93    100.00    100.00
Missouri                             1         437,196.45      0.21      5.875       656       437,196    79.82    100.00      0.00
Montana                              1         180,000.00      0.09      6.750       638       180,000    72.87      0.00    100.00
Nebraska                             1         383,150.00      0.18      5.625       699       383,150    79.00      0.00    100.00
Nevada                              21       6,537,596.96      3.12      6.448       721       311,314    76.19     40.26     93.30
New Hampshire                        1         543,293.75      0.26      6.000       692       543,294    75.00      0.00    100.00
New Jersey                           6       2,553,528.47      1.22      5.918       745       425,588    71.34     82.44     78.65
New Mexico                           1         584,000.00      0.28      6.125       747       584,000    61.47      0.00    100.00
New York                             4       1,717,399.59      0.82      5.348       719       429,350    82.41     81.54    100.00
North Carolina                      11       3,895,824.73      1.86      6.454       749       354,166    71.72     45.54    100.00
Ohio                                 5       1,709,876.36      0.82      5.815       717       341,975    64.31     88.44     75.69
Oregon                               8       2,196,838.00      1.05      5.906       712       274,605    78.23     41.88    100.00
Pennsylvania                         4       1,693,499.79      0.81      6.019       720       423,375    79.94      0.00    100.00
Rhode Island                         2       1,724,947.76      0.82      5.973       781       862,474    51.50     86.96    100.00
South Carolina                       4       1,231,086.79      0.59      6.035       728       307,772    73.32      0.00    100.00
Tennessee                            1          96,000.00      0.05      6.625       626        96,000    80.00      0.00    100.00
Texas                                9       2,941,351.68      1.40      5.927       752       326,817    78.92     58.73     80.33
Utah                                 3         964,308.44      0.46      5.762       760       321,436    76.13     52.10    100.00
Virginia                            39      19,752,629.57      9.42      5.928       747       506,478    72.07     54.86    100.00
Washington                          15       4,738,687.21      2.26      5.875       721       315,912    76.09     64.54     89.91
Wisconsin                            2         842,500.00      0.40      6.000       704       421,250    75.36    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

OCCUPANCY TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            392    $174,451,336.01     83.22%     6.048%      726      $445,029    71.57%    45.36%    91.41%
Investment                         131      25,749,073.45     12.28      6.679       741       196,558    77.02      17.8       100
Second Home                         27       9,424,096.03       4.5      6.231       726       349,041     74.5     47.15     91.31
                                   ---    ---------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====     =====

PROPERTY TYPE

                                                               % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      298    $120,902,469.79     57.68%     6.075%      723      $405,713    70.92%    45.11%    90.20%
Planned Unit Development           147      59,660,335.25     28.46      6.188       732       405,853    73.90     42.16     95.15
Condominium                         74      21,200,225.00     10.11      6.080       736       286,490    76.10     36.60     95.00
Two- to Four-Family                 30       7,565,475.45      3.61      6.807       731       252,183    72.83      5.30    100.00
Cooperative                          1         296,000.00      0.14      5.500       775       296,000    80.00    100.00    100.00
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

LOAN PURPOSE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           302    $109,834,875.54     52.40%     6.135%      734      $363,692    76.98%    42.94%    93.42%
Refinance - Rate Term               85      38,540,621.78     18.39      6.075       729       453,419    69.39     45.73     87.40
Refinance - Cashout                163      61,249,008.17     29.22      6.169       715       375,761    65.99     38.16     93.95
                                   ---    ---------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====     =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Full / Alternative
   Documentation                   134    $ 72,953,295.72     34.80%     5.900%      742      $544,428    71.13%   100.00%    85.96%
Stated Documentation               148      72,410,195.73     34.54      6.148       734       489,258    71.01      0.00     97.06
   SUB-TOTAL:                      282    $145,363,491.45     69.34%     6.023%      738      $515,473    71.07%    50.19%    91.49%

COUNTRYWIDE UNDERWRITING
Reduced Documentation              112    $ 23,984,392.81     11.44%     6.841%      712      $214,146    75.19%     0.00%   100.00%
Alternative Documentation           36       7,434,535.36      3.55      6.161       727       206,515    75.63      0.00    100.00
Preferred Documentation              7       1,436,156.00      0.69      6.164       762       205,165    78.77      0.00    100.00
Full Documentation                  33       6,721,039.76      3.21      6.046       702       203,668    73.96    100.00    100.00
No Income / No Assets               38       8,946,463.25      4.27      6.862       688       235,433    70.92      0.00    100.00
Stated Income / Stated Assets       21       5,207,657.48      2.48      6.549       667       247,984    71.12      0.00    100.00
No Ratio                             2         569,341.68      0.27      7.374       721       284,671    92.47      0.00    100.00
   SUB-TOTAL:                      249    $ 54,299,586.34     25.90%     6.613%      706      $218,071    74.28%    12.38%   100.00%

OTHER
Full Documentation                  16    $  8,481,527.91      4.05%     5.113%      692      $530,095    81.18%   100.00%    59.60%
Reduced Documentation                3       1,479,899.79      0.71      5.250       689       493,300    80.00      0.00    100.00
   SUB-TOTAL:                       19    $  9,961,427.70      4.75%     5.133%      692      $524,286    81.00%    85.14%    65.61%
                                   ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     531    $199,663,077.79     95.25%     6.183%      729      $376,013    71.94%    39.90%   93.80%
2.501 to 2.750                      19       9,961,427.70      4.75      5.133       692       524,286    81.00     85.14    65.61
                                   ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             550    $209,624,505.49    100.00%     6.134%      728      $381,135    72.37%    42.05%   92.46%
                                   ===    ===============    ======      =====       ===      ========    =====     =====    =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                            GROUP III MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
9.751 to 10.000                     11    $  5,559,609.16      2.65%      4.962%     685      $505,419    79.96%    86.57%    74.54%
10.001 to 10.250                    10       4,333,858.79      2.07       5.213      711       433,386    76.48     70.58     53.60
10.251 to 10.500                    42      18,825,434.74      8.98       5.442      734       448,225    73.16     72.53     84.19
10.501 to 10.750                    65      31,520,419.60     15.04       5.714      746       484,930    71.28     57.63     91.87
10.751 to 11.000                   104      48,536,357.55     23.15       5.928      738       466,696    70.31     53.42     94.62
11.001 to 11.250                    80      33,423,880.77     15.94       6.196      733       417,799    70.41     38.32     89.85
11.251 to 11.500                    74      24,825,077.82     11.84       6.431      713       335,474    74.26     22.97     96.68
11.501 to 11.750                    45      13,886,656.99      6.62       6.677      710       308,592    71.96     17.97    100.00
11.751 to 12.000                    50      12,578,019.67      6.00       6.902      715       251,560    73.32      7.89    100.00
12.001 to 12.250                    24       6,836,265.33      3.26       7.193      691       284,844    73.35      2.63    100.00
12.251 to 12.500                    36       7,144,303.64      3.41       7.475      712       198,453    80.37      2.97    100.00
12.501 to 12.750                     9       2,154,621.43      1.03       7.625      743       239,402    76.35      6.64    100.00
                                   ---    ---------------    ------       -----      ---      --------    -----     -----    ------
TOTAL:                             550    $209,624,505.49    100.00%      6.134%     728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======       =====      ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
April 2010                           1    $    464,853.93      0.22%      4.875%     633      $464,854    79.86%   100.00%     0.00%
July 2010                            4       1,474,249.14      0.70       5.339      695       368,562    79.46     42.76     67.64
August 2010                          3       1,436,924.17      0.69       5.296      711       478,975    77.81     87.47     33.85
September 2010                      20       9,180,460.23      4.38       5.329      709       459,023    80.41     74.88     78.19
October 2010                        11       2,453,237.99      1.17       5.831      757       223,022    79.31     64.87    100.00
November 2010                       23       5,919,590.65      2.82       6.107      731       257,374    75.14     44.88     69.29
December 2010                      172      76,624,624.08     36.55       5.980      736       445,492    72.14     48.54     90.68
January 2011                        94      30,601,339.99     14.60       6.341      732       325,546    73.06     32.76     98.07
February 2011                      109      25,919,688.67     12.36       6.587      688       237,795    70.48     11.01    100.00
March 2011                         110      53,627,536.64     25.58       6.222      735       487,523    70.78     43.41     97.20
April 2011                           3       1,922,000.00      0.92       6.242      739       640,667    73.74     69.30     55.88
                                   ---    ---------------    ------       -----      ---      --------    -----    ------    ------
TOTAL:                             550    $209,624,505.49    100.00%      6.134%     728      $381,135    72.37%    42.05%    92.46%
                                   ===    ===============    ======       =====      ===      ========    =====    ======    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

                    GROUP IV MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $86,320,546.49
Total Number of Loans              209

                                       AVERAGE
                               OR WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               -----------------------   ----------   -------------
Current Balance                      $413,016.97         $75,000.00   $4,153,000.00
Original Balance                     $415,315.50         $75,000.00   $4,153,000.00
Loan Rate                                  6.246%             5.375%          7.625%
Servicing Fee                              0.250%             0.250%          0.250%
Net Loan Rate                              5.996%             5.125%          7.375%
Gross Margin                               2.251%             2.250%          2.750%
Maximum Loan Rate                         11.246%            10.375%         12.625%
Original LTV                               71.93%             27.88%          95.00%
Credit Score(3)                              736                631             817
Original Term (mos)                          360                360             360
Remaining Term (mos)(4)                      357                351             359
Seasoning (mos)(4)                             3                  1               9
Next Rate Reset (mos)(4)                      81                 75              83
Rate Adj Freq (mos)                           12                 12              12
First Rate Adj Reset (mos)                    84                 84              84
IO Original Term (2)                         108                 84             120
IO Remaining Term (2)(4)                     105                 75             119
Top State Concentrations ($)   CA(29.51%), VA(17.00%), MD(14.30%), DC(5.04%), FL(4.17%)
First Pay Date                                             9/1/2005        5/1/2006
Rate Change Date                                           8/1/2012        4/1/2013
Maturity Date                                              8/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

INDEX

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%   90.26%
                                   ---     --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%   90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    =====

PRODUCT TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR Loans (1 Yr LIBOR)       22     $ 8,409,405.49      9.74%      5.850%     765      $382,246    66.66%    72.19%     0.00%
7/23 LIBOR IO Loans
(1 Yr LIBOR)                       187      77,911,141.00     90.26       6.289      733       416,637    72.50     54.75    100.00
                                   ---     --------------    ------       -----      ---      --------    -----     -----    ------
TOTAL:                             209     $86,320,546.49    100.00%      6.246%     736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======       =====      ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------

Fully Amortizing                    22     $ 8,409,405.49      9.74%     5.850%      765      $382,246    66.66%    72.19%     0.00%
84 Month Interest-Only              87      25,723,519.35     29.80      6.660       699       295,673    78.01      2.60    100.00
120 Month Interest-Only            100      52,187,621.65     60.46      6.106       750       521,876    69.78     80.45    100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------

0.01 to 100,000.00                   2     $   170,000.00      0.20%     6.489%      711     $   85,000   42.45%    44.12%   100.00%
100,000.01 to 200,000.00            22       3,508,832.05      4.06      6.414       742        159,492   72.75     55.56     80.56
200,000.01 to 300,000.00            54      13,841,272.36     16.03      6.469       715        256,320   75.25     34.74     90.67
300,000.01 to 400,000.00            48      16,749,218.59     19.40      6.312       728        348,942   75.99     38.45     88.65
400,000.01 to 500,000.00            34      15,173,613.18     17.58      6.196       738        446,283   72.53     68.50     85.22
500,000.01 to 600,000.00            19      10,489,901.94     12.15      6.134       745        552,100   75.02     67.23     95.13
600,000.01 to 700,000.00            11       7,231,373.31      8.38      6.178       736        657,398   68.78     63.95    100.00
700,000.01 to 800,000.00            11       8,265,104.13      9.57      6.135       736        751,373   72.03     54.30     90.53
800,000.01 to 900,000.00             3       2,639,300.00      3.06      5.622       784        879,767   71.68    100.00    100.00
900,000.01 to 1,000,000.00           3       2,998,930.93      3.47      6.042       770        999,644   61.09     33.35     66.69
1,000,000.01 to 1,100,000.00         1       1,100,000.00      1.27      6.000       772      1,100,000   79.83    100.00    100.00
3,000,000.01 or greater              1       4,153,000.00      4.81      6.500       744      4,153,000   46.14    100.00    100.00
                                   ---     --------------    ------      -----       ---     ----------   -----     -----     -----
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736     $  413,017   71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===     ==========   =====     =====     =====

CURRENT MORTGAGE RATES

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       7     $ 3,253,937.62      3.77%     5.450%      769      $464,848    68.35%    90.57%    87.90%
5.501 to 5.750                      23      11,116,170.38     12.88      5.711       767       483,312    68.15     81.06     68.59
5.751 to 6.000                      58      23,200,856.15     26.88      5.947       743       400,015    72.75     80.97     84.62
6.001 to 6.250                      34      15,230,514.20     17.64      6.225       750       447,956    72.61     55.27     97.38
6.251 to 6.500                      36      17,255,338.73     19.99      6.454       723       479,315    68.25     50.93     96.77
6.501 to 6.750                      17       6,183,503.68      7.16      6.700       715       363,736    73.75      9.73    100.00
6.751 to 7.000                      16       4,421,122.05      5.12      6.887       699       276,320    78.87      3.95    100.00
7.001 to 7.250                       5       1,500,178.00      1.74      7.192       686       300,036    80.00      0.00    100.00
7.251 to 7.500                      12       3,882,925.68      4.50      7.477       683       323,577    80.00      0.00    100.00
7.501 to 7.750                       1         276,000.00      0.32      7.625       663       276,000    80.00      0.00    100.00
                                   ---     --------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====     =====

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                         209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%   90.26%
                                   ---     --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             209     $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%   90.26%
                                   ===     ==============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       1     $   230,000.00      0.27%      6.000%     798      $230,000    27.88%     0.00%   100.00%
30.01 to 40.00                       4       1,328,430.93      1.54       5.740      793       332,108    38.31     24.80     24.80
40.01 to 50.00                       9       7,029,101.90      8.14       6.377      740       781,011    46.43     85.49    100.00
50.01 to 60.00                      15       6,779,868.39      7.85       6.074      764       451,991    57.33     67.16     84.93
60.01 to 70.00                      31      13,492,499.66     15.63       5.994      757       435,242    66.48     69.34     77.01
70.01 to 75.00                      23      10,654,153.78     12.34       6.213      732       463,224    74.21     49.01     98.52
75.01 to 80.00                     116      44,248,127.43     51.26       6.346      725       381,449    79.46     49.83     93.27
80.01 to 85.00                       2         599,475.74      0.69       6.186      706       299,738    84.55    100.00     74.44
85.01 to 90.00                       3         592,900.00      0.69       6.707      684       197,633    88.81     50.67    100.00
90.01 to 95.00                       5       1,365,988.66      1.58       6.307      732       273,198    95.00     22.60    100.00
                                   ---     --------------    ------       -----      ---      --------    -----    ------    ------
TOTAL:                             209     $86,320,546.49    100.00%      6.246%     736      $413,017    71.93%    56.45%    90.26%
                                   ===     ==============    ======       =====      ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                          10    $ 2,809,969.68      3.26%     6.533%      642      $280,997    75.04%     0.00%   100.00%
651 to 675                          19      6,968,355.82      8.07      6.817       664       366,756    74.66     12.15    100.00
676 to 700                          31     12,551,832.09     14.54      6.424       691       404,898    78.63     39.37     95.03
701 to 725                          34     11,711,236.15     13.57      6.463       711       344,448    77.62     27.04     96.59
726 to 750                          29     15,785,172.29     18.29      6.150       739       544,316    66.55     88.65     89.85
751 to 775                          34     13,837,823.45     16.03      6.094       765       406,995    70.61     74.87     88.30
776 to 800                          44     19,691,263.12     22.81      5.977       786       447,529    69.71     69.34     82.57
801 to 825                           8      2,964,893.89      3.43      6.033       808       370,612    61.25     59.40     75.21
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Alabama                              1    $   230,800.00      0.27%     6.000%      711      $230,800    80.00%     0.00%   100.00%
Arizona                             10      2,879,644.72      3.34      6.597       725       287,964    75.41     31.60    100.00
California                          69     25,476,376.28     29.51      6.527       712       369,223    75.75     23.05     98.25
Colorado                             3        852,367.95      0.99      6.147       725       284,123    76.86     73.02    100.00
Delaware                             1        599,700.00      0.69      6.250       759       599,700    65.29    100.00    100.00
District of Columbia                 9      4,352,613.71      5.04      5.961       742       483,624    72.01     67.55     75.78
Florida                             11      3,602,575.22      4.17      6.324       777       327,507    65.25     35.92    100.00
Georgia                              5      2,429,385.00      2.81      5.929       750       485,877    69.55     91.64    100.00
Hawaii                               1        463,200.00      0.54      6.375       705       463,200    77.59      0.00    100.00
Idaho                                2        393,158.21      0.46      6.458       727       196,579    63.28     38.97     61.03
Illinois                             6      3,539,283.17      4.10      5.934       782       589,881    69.02     71.75     85.58
Indiana                              1        225,000.00      0.26      6.000       752       225,000    56.25    100.00    100.00
Maryland                            16     12,346,426.98     14.30      6.209       745       771,652    65.54     93.86     92.99
Massachusetts                        6      1,909,272.60      2.21      6.248       702       318,212    73.51     26.65     87.49
Michigan                             2      1,080,523.98      1.25      5.459       781       540,262    75.29    100.00     83.29
Minnesota                            4        984,629.43      1.14      5.945       781       246,157    56.73     59.41     31.60
Missouri                             1        998,930.93      1.16      5.625       793       998,931    40.00      0.00      0.00
Nevada                              12      3,394,955.67      3.93      6.490       727       282,913    83.84      5.74    100.00
New Jersey                           2      1,257,985.84      1.46      5.984       722       628,993    78.16    100.00    100.00
New York                             2        735,848.22      0.85      5.908       746       367,924    66.54    100.00    100.00
North Carolina                       1        800,000.00      0.93      6.125       767       800,000    58.45    100.00    100.00
Ohio                                 1        167,713.49      0.19      6.000       745       167,713    80.00    100.00    100.00
Oregon                               1        229,600.00      0.27      6.500       774       229,600    80.00    100.00    100.00
Rhode Island                         2        502,285.89      0.58      6.385       690       251,143    78.59     41.77     58.23
South Carolina                       1        174,500.00      0.20      6.875       687       174,500    85.96    100.00    100.00
Texas                                2        554,053.37      0.64      6.084       784       277,027    80.00     79.09     20.91
Virginia                            33     14,670,355.83     17.00      6.001       750       444,556    72.95     91.14     82.00
Washington                           4      1,469,360.00      1.70      6.445       678       367,340    66.22      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            195    $80,834,978.26     93.65%     6.256%     735       $414,538    71.88%    54.95%    89.60%
Second Home                         14      5,485,568.23      6.35      6.094      749        391,826    72.69     78.56       100
                                   ---    --------------    ------      -----      ---       --------    -----     -----     -----
TOTAL:                             209    $86,320,546.49    100.00%     6.246%     736       $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====      ===       ========    =====     =====     =====

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                      103    $44,141,074.57     51.14%     6.267%      734      $428,554    70.75%    53.22%    93.33%
Planned Unit Development            70     29,025,243.68     33.62      6.145       748       414,646    72.08     68.13     87.93
Condominium                         26      8,605,946.26      9.97      6.339       730       330,998    73.78     51.49     84.98
Two- to Four-Family                  8      3,967,720.01      4.60      6.634       689       495,965    77.58     11.25     89.93
Cooperative                          2        580,561.97      0.67      5.742       770       290,281    87.54    100.00     53.18
                                   ---    --------------    ------      -----       ---      --------    -----    ------     -----
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======     =====

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                           126    $50,534,942.81     58.54%     6.269%      735      $401,071    77.01%    53.96%    91.28%
Refinance - Rate Term               29     16,016,731.21     18.55      6.225       747       552,301    61.48     69.13     89.22
Refinance - Cashout                 54     19,768,872.47     22.90      6.205       729       366,090    67.40     52.53     88.49
                                   ---    --------------    ------      -----       ---      --------    -----     -----     -----
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                   103    $48,247,112.65     55.89%     6.023%      752      $468,419    69.88%   100.00%    87.42%
Stated Documentation                20     12,539,790.06     14.53      6.256       751       626,990    67.45      0.00     81.35
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
SUB-TOTAL:                         123    $60,786,902.71     70.42%     6.071%      752      $494,202    69.38%    79.37%    86.17%
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------

COUNTRYWIDE UNDERWRITING
Reduced Documentation               62    $19,245,539.33     22.30%     6.811%      688      $310,412    79.15%     0.00%   100.00%
Alternative Documentation            7      1,776,011.66      2.06      6.205       699       253,716    81.54      0.00    100.00
Preferred Documentation             14      4,034,379.30      4.67      6.200       739       288,170    72.42      0.00    100.00
Full Documentation                   3        477,713.49      0.55      6.315       761       159,238    65.32    100.00    100.00
SUB-TOTAL:                          86    $25,533,643.78     29.58%     6.663%      699      $296,903    77.99%     1.87%   100.00%
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     208    $86,167,320.75     99.82%     6.247%      736      $414,266    71.91%    56.37%    90.42%
2.501 to 2.750                       1        153,225.74      0.18      6.000       745       153,226    83.24    100.00      0.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------     -----
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP IV MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                     7    $ 3,253,937.62      3.77%     5.450%      769      $464,848    68.35%    90.57%    87.90%
10.501 to 10.750                    23     11,116,170.38     12.88      5.711       767       483,312    68.15     81.06     68.59
10.751 to 11.000                    58     23,200,856.15     26.88      5.947       743       400,015    72.75     80.97     84.62
11.001 to 11.250                    34     15,230,514.20     17.64      6.225       750       447,956    72.61     55.27     97.38
11.251 to 11.500                    36     17,255,338.73     19.99      6.454       723       479,315    68.25     50.93     96.77
11.501 to 11.750                    17      6,183,503.68      7.16      6.700       715       363,736    73.75      9.73    100.00
11.751 to 12.000                    16      4,421,122.05      5.12      6.887       699       276,320    78.87      3.95    100.00
12.001 to 12.250                     5      1,500,178.00      1.74      7.192       686       300,036    80.00      0.00    100.00
12.251 to 12.500                    12      3,882,925.68      4.50      7.477       683       323,577    80.00      0.00    100.00
12.501 to 12.750                     1        276,000.00      0.32      7.625       663       276,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                       MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
ADJUSTMENT DATE                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
August 2012                          1    $   370,000.00      0.43%     5.875%      647      $370,000    67.03%     0.00%   100.00%
September 2012                       1        195,000.00      0.23      6.625       760       195,000    72.22    100.00    100.00
November 2012                        2        461,975.74      0.54      5.749       766       230,988    91.10    100.00     66.83
December 2012                       53     26,441,160.89     30.63      6.060       751       498,890    66.81     83.27     89.69
January 2013                        22      9,467,608.47     10.97      6.193       726       430,346    72.35     58.67     86.85
February 2013                       57     17,482,365.18     20.25      6.649       700       306,708    77.75      1.62    100.00
March 2013                          66     28,860,936.21     33.43      6.209       747       437,287    72.83     60.05     87.28
April 2013                           7      3,041,500.00      3.52      6.161       746       434,500    70.76     94.82     79.83
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             209    $86,320,546.49    100.00%     6.246%      736      $413,017    71.93%    56.45%    90.26%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

                     GROUP V MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $23,340,454.21
Total Number of Loans               98

                                        AVERAGE OR
                                   WEIGHTED AVERAGE (1)     MINIMUM      MAXIMUM
                                   --------------------   ----------   -----------
Current Balance                         $238,167.90       $70,000.00   $700,000.00
Original Balance                        $240,162.00       $70,000.00   $700,000.00
Loan Rate                                     6.674%           5.625%        7.625%
Servicing Fee                                 0.250%           0.250%        0.250%
Net Loan Rate                                 6.424%           5.375%        7.375%
Gross Margin                                  2.250%           2.250%        2.250%
Maximum Loan Rate                            11.674%          10.625%       12.625%
Original LTV                                  72.64%           28.91%        95.00%
Credit Score(3)                                 715              609           803
Original Term (mos)                             360              360           360
Remaining Term (mos)(4)                         356              349           358
Seasoning (mos)(4)                                4                2            11
Next Rate Reset (mos)(4)                         80               73            82
Rate Adj Freq (mos)                              12               12            12
First Rate Adj Reset (mos)                       84               84            84
IO Original Term (2)                             92               84           120
IO Remaining Term (2)(4)                         88               73           118
Top State Concentrations ($)   CA(34.78%), FL(17.91%), AZ(14.62%), NV(7.30%), MA(4.31%)
First Pay Date                                              7/1/2005      4/1/2006
Rate Change Date                                            6/1/2012      3/1/2013
Maturity Date                                               6/1/2035      3/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

INDEX

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                      98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ---    --------------    ------      -----       ---      --------    -----     ----     ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     ====     ======

PRODUCT TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR IO Loans (1 Yr
   LIBOR)                           98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ---    --------------    ------      -----       ---      --------    -----     ----     ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     ====     ======

AMORTIZATION TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
84 Month Interest-Only              79    $18,388,611.83     78.78%     6.818%      711      $232,767    73.41%     4.34%   100.00%
120 Month Interest-Only             19      4,951,842.38     21.22      6.140       730       260,623    69.75     13.66    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   6    $   504,260.41      2.16%     6.627%      718      $ 84,043    73.59%    32.14%   100.00%
100,000.01 to 200,000.00            39      6,140,609.88     26.31      6.744       730       157,452    75.74      3.69    100.00
200,000.01 to 300,000.00            26      6,438,010.62     27.58      6.568       725       247,616    69.04     12.04    100.00
300,000.01 to 400,000.00            20      6,971,410.11     29.87      6.539       700       348,571    74.36      4.46    100.00
400,000.01 to 500,000.00             5      2,063,663.19      8.84      6.883       672       412,733    71.24      0.00    100.00
500,000.01 to 600,000.00             1        522,500.00      2.24      7.250       762       522,500    52.25      0.00    100.00
600,000.01 to 700,000.00             1        700,000.00      3.00      7.375       720       700,000    80.00      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

CURRENT MORTGAGE RATES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)                LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------              --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
5.501 to 5.750                       6    $ 1,281,279.36      5.49%     5.704%      669      $213,547    63.69%     6.91%   100.00%
5.751 to 6.000                      14      3,236,161.67     13.87      5.961       749       231,154    69.80     15.69    100.00
6.001 to 6.250                       8      2,333,998.45     10.00      6.203       715       291,750    74.47     23.97    100.00
6.251 to 6.500                      19      3,953,408.46     16.94      6.446       722       208,074    75.40      8.08    100.00
6.501 to 6.750                      11      2,953,742.59     12.66      6.711       692       268,522    69.07      0.00    100.00
6.751 to 7.000                      11      2,404,862.48     10.30      6.901       686       218,624    67.90      0.00    100.00
7.001 to 7.250                       9      2,246,424.00      9.62      7.188       724       249,603    71.28      0.00    100.00
7.251 to 7.500                      17      4,107,377.20     17.60      7.394       726       241,610    79.61      0.00    100.00
7.501 to 7.750                       3        823,200.00      3.53      7.625       697       274,400    74.73      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

REMAINING TERM

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                          98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ---    --------------    ------      -----       ---      --------    -----     ----     ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     ====     ======

ORIGINAL LOAN-TO-VALUE RATIOS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
20.01 to 30.00                       1    $   133,000.00      0.57%     5.625%      689      $133,000    28.91%     0.00%   100.00%
30.01 to 40.00                       2        373,500.00      1.60      6.482       735       186,750    31.29      0.00    100.00
40.01 to 50.00                       5      1,250,933.06      5.36      6.643       694       250,187    46.67     24.86    100.00
50.01 to 60.00                       5      1,551,323.70      6.65      6.696       723       310,265    55.75      0.00    100.00
60.01 to 70.00                      15      3,931,513.18     16.84      6.499       688       262,101    67.04      2.63    100.00
70.01 to 75.00                      20      4,311,765.31     18.47      6.647       698       215,588    74.09      4.90    100.00
75.01 to 80.00                      47     11,131,068.96     47.69      6.724       730       236,831    79.93      7.63    100.00
90.01 to 95.00                       3        657,350.00      2.82      7.375       741       219,117    94.59      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
601 to 625                           4    $ 1,284,300.00      5.50%     6.473%      619      $321,075    74.67%     0.00%   100.00%
626 to 650                          11      2,843,211.92     12.18      6.788       636       258,474    67.36      4.33    100.00
651 to 675                           8      1,878,656.40      8.05      6.454       665       234,832    72.27      0.00    100.00
676 to 700                           9      2,107,789.36      9.03      6.474       690       234,199    64.31      4.20    100.00
701 to 725                          11      3,484,122.08     14.93      6.856       718       316,738    71.80     10.06    100.00
726 to 750                          27      5,796,964.94     24.84      6.860       737       214,702    78.60      0.00    100.00
751 to 775                          14      3,355,658.19     14.38      6.531       763       239,690    69.87     24.12    100.00
776 to 800                          10      2,032,651.32      8.71      6.448       786       203,265    75.71      0.00    100.00
801 to 825                           4        557,100.00      2.39      6.665       802       139,275    76.25     18.57    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                             16    $ 3,411,719.30     14.62%     6.919%      730      $213,232    74.52%     8.28%   100.00%
California                          29      8,118,961.38     34.78      6.714       693       279,964    70.76      1.51    100.00
Colorado                             2        464,500.00      1.99      6.041       764       232,250    80.00     46.50    100.00
Connecticut                          1        340,000.00      1.46      6.125       686       340,000    80.00      0.00    100.00
District of Columbia                 1        277,000.00      1.19      6.250       724       277,000    78.47    100.00    100.00
Florida                             19      4,179,109.79     17.91      6.854       722       219,953    76.58      0.00    100.00
Georgia                              2        521,490.19      2.23      6.079       756       260,745    68.29      0.00    100.00
Idaho                                2        203,120.00      0.87      7.191       754       101,560    80.00      0.00    100.00
Kentucky                             1        128,000.00      0.55      7.375       801       128,000    80.00      0.00    100.00
Maryland                             1        408,000.00      1.75      6.750       628       408,000    75.00      0.00    100.00
Massachusetts                        4      1,007,000.00      4.31      6.888       734       251,750    52.95      0.00    100.00
Minnesota                            1        200,000.00      0.86      6.000       800       200,000    73.05      0.00    100.00
Mississippi                          1         73,600.00      0.32      6.000       719        73,600    80.00    100.00    100.00
Montana                              1        308,275.00      1.32      7.375       727       308,275    95.00      0.00    100.00
Nevada                               7      1,704,800.00      7.30      6.311       708       243,543    74.68      0.00    100.00
Ohio                                 1        311,000.00      1.33      6.000       764       311,000    47.26    100.00    100.00
Oregon                               3        590,799.19      2.53      6.493       741       196,933    72.25      0.00    100.00
Tennessee                            1         77,000.00      0.33      6.500       747        77,000    64.17      0.00    100.00
Utah                                 3        532,600.00      2.28      6.432       785       177,533    77.85     19.42    100.00
Virginia                             2        483,479.36      2.07      5.852       669       241,740    69.29     18.30    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                             42    $11,506,667.93     49.30%     6.464%      692      $273,968    71.45%    7.56%    100.00%
Investment                          49     10,321,017.62     44.22      6.955       738       210,633    73.72     5.00        100
Second Home                          7      1,512,768.66      6.48      6.358       731       216,110    74.27     5.85        100
                                   ---    --------------    ------      -----       ---      --------    -----     ----     ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     ====     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       48    $10,758,682.73     46.09%     6.582%      705      $224,139    74.44%    8.24%    100.00%
Planned Unit Development            21      5,595,236.28     23.97      6.625       722       266,440    70.74     5.56     100.00
Condominium                         22      4,483,101.87     19.21      6.678       731       203,777    76.15     6.18     100.00
Two- to Four-Family                  7      2,503,433.33     10.73      7.173       714       357,633    62.83     0.00     100.00
                                   ---    --------------    ------      -----       ---      --------    -----     ----     ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     ====     ======

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            61    $13,741,647.35     58.87%     6.768%      729      $225,273    76.93%     5.01%   100.00%
Refinance - Rate Term                8      2,113,350.00      9.05      6.619       685       264,169    70.05     18.00    100.00
Refinance - Cashout                 29      7,485,456.86     32.07      6.516       697       258,119    65.49      5.42    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
                                  LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
                                --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
NATIONAL CITY UNDERWRITING
Stated Documentation                17    $ 4,523,863.02     19.38%     6.129%      730      $266,110    71.29%     0.00%   100.00%
Full/Alternative Documentation       3        676,479.36      2.90      6.070       738       225,493    63.27    100.00    100.00
SUB-TOTAL:                          20    $ 5,200,342.38     22.28%     6.121%      731      $260,017    70.24%    13.01%   100.00%
COUNTRYWIDE UNDERWRITING
Reduced Documentation               48    $11,665,970.66     49.98%     6.985%      706      $243,041    74.99%     0.00%   100.00%
Alternative Documentation            9      1,665,787.00      7.14      6.376       733       185,087    72.69      0.00    100.00
Preferred Documentation              2        722,113.19      3.09      6.000       769       361,057    71.54      0.00    100.00
Full Documentation                   5        798,449.19      3.42      6.191       742       159,690    77.33    100.00    100.00
No Income / No Assets                8      1,764,241.79      7.56      7.022       687       220,530    69.58      0.00    100.00
Stated Income / Stated Assets        5      1,001,050.00      4.29      6.375       667       200,210    70.66      0.00    100.00
No Ratio                             1        522,500.00      2.24      7.250       762       522,500    52.25      0.00    100.00
SUB-TOTAL:                          78    $18,140,111.83     77.72%     6.833%      710      $232,566    73.32%     4.40%   100.00%
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======


MARGINS

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                      98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ---    --------------    ------      -----       ---      --------    -----     ----     ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%    6.32%    100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     ====     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP V MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.501 to 10.750                     6    $ 1,281,279.36      5.49%     5.704%      669      $213,547    63.69%     6.91%   100.00%
10.751 to 11.000                    14      3,236,161.67     13.87      5.961       749       231,154    69.80     15.69    100.00
11.001 to 11.250                     8      2,333,998.45     10.00      6.203       715       291,750    74.47     23.97    100.00
11.251 to 11.500                    19      3,953,408.46     16.94      6.446       722       208,074    75.40      8.08    100.00
11.501 to 11.750                    11      2,953,742.59     12.66      6.711       692       268,522    69.07      0.00    100.00
11.751 to 12.000                    11      2,404,862.48     10.30      6.901       686       218,624    67.90      0.00    100.00
12.001 to 12.250                     9      2,246,424.00      9.62      7.188       724       249,603    71.28      0.00    100.00
12.251 to 12.500                    17      4,107,377.20     17.60      7.394       726       241,610    79.61      0.00    100.00
12.501 to 12.750                     3        823,200.00      3.53      7.625       697       274,400    74.73      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NEXT RATE ADJUSTMENT DATE         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
June 2012                            1    $   248,500.00      1.06%     5.750%      765      $248,500    80.00%     0.00%   100.00%
November 2012                        1         73,600.00      0.32      6.000       719        73,600    80.00    100.00    100.00
December 2012                       14      3,645,497.24     15.62      6.265       723       260,393    70.81      0.00    100.00
January 2013                        26      5,806,628.95     24.88      6.881       720       223,332    76.98      5.50    100.00
February 2013                       43     10,680,053.38     45.76      6.812       704       248,373    71.13      3.80    100.00
March 2013                          13      2,886,174.64     12.37      6.359       727       222,013    70.96     23.44    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                              98    $23,340,454.21    100.00%     6.674%      715      $238,168    72.64%     6.32%   100.00%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

                   GROUP IV - MORTGAGE LOANS CHARACTERISTICS:

Total Current Balance   $66,359,764.35
Total Number of Loans              157

                                      AVERAGE OR
                                 WEIGHTED AVERAGE (1)     MINIMUM          MAXIMUM
                                 --------------------   -----------   ----------------

Current Balance                      $422,673.66        $ 99,910.10   $1,575,000.00
Original Balance                     $424,940.82        $100,000.00   $1,575,000.00
Loan Rate                                  6.177%             5.375%          7.250%
Servicing Fee                              0.250%             0.250%          0.250%
Net Loan Rate                              5.927%             5.125%          7.000%
Gross Margin                               2.278%             2.250%          2.750%
Maximum Loan Rate                         11.177%            10.375%         12.250%
Original LTV                               68.39%             18.21%          90.00%
Credit Score(3)                              745                637             821
Original Term (mos)                          360                360             360
Remaining Term (mos)(4)                      356                352             359
Seasoning (mos)(4)                             4                  1               8
Next Rate Reset (mos) (4)                    116                112             119
Rate Adj Freq (mos)                           12                 6               12
First Rate Adj Reset (mos)                   120                120             120
IO Original Term (2)                         120                120             120
IO Remaining Term (2)(4)                     116                112             119
Top State Concentrations ($)     CA(27.58%), MD(17.03%), VA(16.37%), FL(8.72%), IL(4.50%)
First Pay Date                                            10/1/2005        5/1/2006
Rate Change Date                                           9/1/2015        4/1/2016
Maturity Date                                              9/1/2035        4/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

INDEX

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                             LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----                           --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                     153    $64,881,244.35     97.77%     6.170%      745      $424,060    68.21%    69.66%    93.99%
Six-Month LIBOR                      4      1,478,520.00      2.23      6.486       759       369,630    76.31     60.50    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

PRODUCT TYPE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10/20 LIBOR Loans (1 Yr LIBOR)       9    $ 3,898,778.47      5.88%     5.943%      748      $433,198    65.81%    88.00%     0.00%
10/20 LIBOR IO Loans
   (1 Yr LIBOR)                    144     60,982,465.88     91.90      6.185       745       423,489    68.36     68.49    100.00
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                      4      1,478,520.00      2.23      6.486       759       369,630    76.31     60.50    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE                 LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------               --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                     9    $ 3,898,778.47      5.88%     5.943%      748      $433,198    65.81%    88.00%     0.00%
120 Month Interest-Only            148     62,460,985.88     94.12      6.192       745       422,034    68.55     68.30    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CUT-OFF DATE           MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
STATED PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------------------------   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                   1    $    99,910.10      0.15%     6.500%      781     $   99,910   18.21%   100.00%   100.00%
100,000.01 to 200,000.00            21      3,584,478.66      5.40      6.259       752        170,689   63.09     81.13    100.00
200,000.01 to 300,000.00            27      6,735,891.56     10.15      6.167       735        249,477   63.71     74.37     96.29
300,000.01 to 400,000.00            30     10,389,506.03     15.66      6.112       730        346,317   67.04     76.22     86.67
400,000.01 to 500,000.00            33     14,739,770.70     22.21      6.248       736        446,660   72.26     54.75     96.83
500,000.01 to 600,000.00            23     12,822,063.61     19.32      6.117       761        557,481   69.61     77.64     91.25
600,000.01 to 700,000.00             9      5,858,450.46      8.83      6.121       749        650,939   71.41     56.22     88.48
700,000.01 to 800,000.00             5      3,827,788.44      5.77      6.221       747        765,558   69.32     40.15    100.00
800,000.01 to 900,000.00             2      1,689,530.79      2.55      6.501       762        844,765   68.46    100.00    100.00
900,000.01 to 1,000,000.00           4      3,937,374.00      5.93      6.224       755        984,344   69.95     74.60    100.00
1,000,000.01 to 1,100,000.00         1      1,100,000.00      1.66      5.875       797      1,100,000   29.83    100.00    100.00
1,500,000.01 to 2,000,000.00         1      1,575,000.00      2.37      6.125       729      1,575,000   75.90    100.00    100.00
                                   ---    --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745     $  422,674   68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===     ==========   =====    ======    ======

CURRENT MORTGAGE RATES

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
CURRENT MORTGAGE RATES (%)        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                       2    $ 1,073,165.74      1.62%     5.454%      769      $536,583    72.58%   100.00%    37.10%
5.501 to 5.750                      16      5,504,996.34      8.30      5.712       741       344,062    63.61     73.81     89.93
5.751 to 6.000                      46     22,341,216.49     33.67      5.936       755       485,679    66.97     80.74     92.71
6.001 to 6.250                      39     15,235,488.49     22.96      6.194       749       390,654    68.96     75.99     96.93
6.251 to 6.500                      37     14,099,749.34     21.25      6.437       735       381,074    71.82     49.82     95.94
6.501 to 6.750                      11      5,449,640.60      8.21      6.665       742       495,422    69.28     61.42    100.00
6.751 to 7.000                       5      2,005,900.00      3.02      6.892       702       401,180    62.25     15.95    100.00
7.001 to 7.250                       1        649,607.35      0.98      7.250       712       649,607    74.71    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

REMAINING TERM

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                        MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
349 to 360                         157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

ORIGINAL LOAN-TO-VALUE RATIOS

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL               MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------------------        --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                       2    $   303,910.10      0.46%     6.080%      736      $151,955    18.44%   100.00%   100.00%
20.01 to 30.00                       3      1,451,293.32      2.19      5.908       773       483,764    28.20     75.79    100.00
30.01 to 40.00                       9      2,836,580.58      4.27      6.268       768       315,176    35.74     53.89    100.00
40.01 to 50.00                       6      2,823,047.71      4.25      5.899       752       470,508    46.19     62.67     89.20
50.01 to 60.00                      23      8,839,867.69     13.32      6.135       738       384,342    56.65     55.38     89.83
60.01 to 70.00                      30     12,897,005.58     19.43      6.213       745       429,900    66.22     61.84     87.10
70.01 to 75.00                      18      8,965,042.87     13.51      6.315       735       498,058    74.22     54.16    100.00
75.01 to 80.00                      65     27,827,216.50     41.93      6.157       747       428,111    79.15     83.55     96.30
85.01 to 90.00                       1        415,800.00      0.63      6.625       714       415,800    90.00    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

CREDIT SCORES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES            LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
----------------------          --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
626 to 650                           1    $   126,000.00      0.19%     6.500%      637      $126,000    68.11%   100.00%   100.00%
651 to 675                          12      4,537,061.99      6.84      6.150       663       378,088    68.01     65.37     92.16
676 to 700                          18      7,183,442.41     10.82      6.352       687       399,080    66.80     38.75    100.00
701 to 725                          21      8,519,484.45     12.84      6.314       714       405,690    69.56     57.36     92.67
726 to 750                          28     12,253,210.19     18.46      6.184       737       437,615    71.23     73.17     90.18
751 to 775                          33     14,093,926.05     21.24      6.111       764       427,089    69.99     73.52    100.00
776 to 800                          34     15,899,843.54     23.96      6.125       788       467,642    66.41     78.35     89.21
801 to 825                          10      3,746,795.72      5.65      6.000       812       374,680    62.35     94.66    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

GEOGRAPHIC AREA

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
GEOGRAPHIC AREA                   LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
---------------                 --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Arizona                              7    $ 2,388,715.76      3.60%     6.112%      722     $  341,245   69.94%    63.16%   100.00%
California                          40     18,300,958.50     27.58      6.257       749        457,524   64.96     46.04     92.65
District of Columbia                 2        810,000.00      1.22      6.179       723        405,000   67.42      0.00    100.00
Florida                             16      5,784,537.80      8.72      6.198       752        361,534   68.56     87.30     90.51
Georgia                              3        545,015.28      0.82      6.386       735        181,672   79.53    100.00    100.00
Illinois                             5      2,984,320.53      4.50      6.314       727        596,864   73.31     37.98    100.00
Indiana                              1      1,000,000.00      1.51      5.875       769      1,000,000   63.49    100.00    100.00
Maryland                            26     11,299,503.89     17.03      6.119       746        434,596   71.00     80.57     96.69
Massachusetts                        3        586,300.00      0.88      5.901       692        195,433   56.24     40.76    100.00
Michigan                             1        598,303.47      0.90      6.375       659        598,303   80.00    100.00    100.00
Nevada                               3        846,295.00      1.28      6.040       736        282,098   76.57    100.00    100.00
New Jersey                           7      2,944,881.20      4.44      6.470       735        420,697   63.83     69.18     88.13
New Mexico                           1        456,000.00      0.69      6.250       767        456,000   80.00    100.00    100.00
New York                             1        315,000.00      0.47      6.250       715        315,000   58.33      0.00    100.00
North Carolina                       2        587,800.00      0.89      6.192       775        293,900   58.21    100.00    100.00
Ohio                                 5      2,113,890.00      3.19      5.869       773        422,778   77.50    100.00     68.07
Oregon                               1        320,000.00      0.48      6.875       739        320,000   80.00    100.00    100.00
Pennsylvania                         4      1,281,845.50      1.93      5.928       745        320,461   69.24     84.40     72.25
South Carolina                       1        174,520.00      0.26      6.000       731        174,520   80.00    100.00    100.00
Texas                                3      1,913,954.20      2.88      5.989       748        637,985   67.37     59.56    100.00
Virginia                            24     10,863,923.22     16.37      6.113       748        452,663   68.13     87.34     97.70
Washington                           1        244,000.00      0.37      6.500       737        244,000   80.00    100.00    100.00
                                   ---    --------------    ------      -----       ---     ----------   -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745     $  422,674   68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===     ==========   =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

OCCUPANCY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
OCCUPANCY TYPE                    LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------                  --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Primary                            141    $60,661,202.61     91.41%     6.172%      743      $430,221    67.80%    69.26%   93.57%
Investment                          14      5,172,970.70       7.8      6.223       771       369,498    75.27        73      100
Second Home                          2        525,591.04      0.79      6.291       754       262,796    68.37     58.14      100
                                   ---    --------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%   94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    =====

PROPERTY TYPE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PROPERTY TYPE                     LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------                   --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Single Family                       99    $42,337,452.22     63.80%     6.199%      743      $427,651    67.04%    63.56%    95.62%
Planned Unit Development            36     16,344,256.81     24.63      6.094       747       454,007    69.07     79.48     90.98
Condominium                         19      6,163,392.14      9.29      6.177       751       324,389    75.65     86.28    100.00
Two- to Four-Family                  3      1,514,663.18      2.28      6.447       772       504,888    69.31     57.96     62.21
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

LOAN PURPOSE

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN PURPOSE                      LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
------------                    --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Purchase                            72    $31,727,464.13     47.81%     6.107%      753      $440,659    73.36%    79.44%    94.80%
Refinance - Rate Term               25     10,999,173.35     16.58      6.241       729       439,967    65.71     56.65    100.00
Refinance - Cashout                 60     23,633,126.87     35.61      6.242       743       393,885    62.97     62.03     90.48
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

LOAN DOCUMENTATION

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NATIONAL CITY UNDERWRITING        LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------------      --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
Full / Alternative
   Documentation                   111    $46,093,602.08     69.46%     6.119%      753      $415,258    69.78%   100.00%    92.56%
Stated Documentation                45     19,541,166.05     29.45      6.292       729       434,248    65.27      0.00     97.61
No income \ No Asset \
   Stated Employment                 1        724,996.22      1.09      6.750       719       724,996    64.44      0.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                       LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-----------                     --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
2.001 to 2.250                     146    $62,631,957.09     94.38%     6.153%      745      $428,986    68.14%    70.53%    93.78%
2.501 to 2.750                      11      3,727,807.26      5.62      6.578       746       338,892    72.54     51.47    100.00
                                   ---    --------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====     =====    ======

MAXIMUM MORTGAGE RATE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)         LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
-------------------------       --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                     2    $ 1,073,165.74      1.62%     5.454%      769      $536,583    72.58%   100.00%    37.10%
10.501 to 10.750                    16      5,504,996.34      8.30      5.712       741       344,062    63.61     73.81     89.93
10.751 to 11.000                    46     22,341,216.49     33.67      5.936       755       485,679    66.97     80.74     92.71
11.001 to 11.250                    39     15,235,488.49     22.96      6.194       749       390,654    68.96     75.99     96.93
11.251 to 11.500                    37     14,099,749.34     21.25      6.437       735       381,074    71.82     49.82     95.94
11.501 to 11.750                    11      5,449,640.60      8.21      6.665       742       495,422    69.28     61.42    100.00
11.751 to 12.000                     5      2,005,900.00      3.02      6.892       702       401,180    62.25     15.95    100.00
12.001 to 12.250                     1        649,607.35      0.98      7.250       712       649,607    74.71    100.00    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                             GROUP VI MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                              % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                                                            BALANCE
                                 NUMBER      AGGREGATE    OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                   OF        PRINCIPAL     AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                                MORTGAGE      BALANCE       CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NEXT RATE ADJUSTMENT              LOANS     OUTSTANDING       DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC      -ONLY
--------------------            --------  --------------  -----------  --------  --------  -----------  --------  -------  --------
September 2015                       1    $   179,000.00      0.27%     5.875%      742      $179,000    53.75%   100.00%   100.00%
December 2015                       72     29,824,454.29     44.94      6.149       751       414,229    65.44     72.95     98.43
January 2016                        17      8,185,199.45     12.33      6.050       744       481,482    71.36     80.09     85.04
March 2016                          62     26,897,640.61     40.53      6.238       742       433,833    70.22     61.90     91.80
April 2016                           5      1,273,470.00      1.92      6.418       703       254,694    81.88     74.87    100.00
                                   ---    --------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                             157    $66,359,764.35    100.00%     6.177%      745      $422,674    68.39%    69.46%    94.12%
                                   ===    ==============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                              YIELD TABLE SCENARIOS

CLASS I-A, CLASS II-A-2, CLASS III-A-1, CLASS III-A-2, CLASS M-1, CLASS M-2 AND CLASS M-3 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 2 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 3 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS IV-A-1, CLASS IV-A-2, CLASS V-A-1 AND CLASS V-A-2 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 3 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS VI-A-1 AND CLASS VI-A-2 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 1 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 2 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 3 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 4 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 5 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 6 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS I-A YIELD TABLE (TO CALL DATE)

                           I              II            III             IV             V
PREPAYMENT SCENARIO     TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)              YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
-------------------  -------------  -------------  -------------  -------------  -------------
99.00687                  5.99           6.01           6.04           6.07           6.11
99.05687                  5.96           5.99           6.01           6.04           6.07
99.10687                  5.94           5.96           5.98           6.01           6.03
99.15687                  5.91           5.93           5.95           5.97           6.00
99.20687                  5.89           5.90           5.92           5.94           5.96
99.25687                  5.86           5.88           5.89           5.91           5.93
99.30687                  5.84           5.85           5.86           5.88           5.89
99.35687                  5.81           5.82           5.83           5.84           5.86
99.40687                  5.79           5.79           5.80           5.81           5.82
99.45687                  5.76           5.77           5.77           5.78           5.79
99.50687                  5.73           5.74           5.74           5.75           5.75
99.55687                  5.71           5.71           5.71           5.72           5.72
99.60687                  5.68           5.68           5.68           5.68           5.68
99.65687                  5.66           5.66           5.65           5.65           5.65
99.70687                  5.63           5.63           5.62           5.62           5.61
99.75687                  5.61           5.60           5.59           5.59           5.58
99.80687                  5.58           5.57           5.56           5.55           5.54
99.85687                  5.56           5.55           5.54           5.52           5.51
99.90687                  5.53           5.52           5.51           5.49           5.47
99.95687                  5.51           5.49           5.48           5.46           5.44
100.00687                 5.48           5.46           5.45           5.43           5.40
100.05687                 5.46           5.44           5.42           5.39           5.37
100.10687                 5.43           5.41           5.39           5.36           5.34
100.15687                 5.41           5.38           5.36           5.33           5.30
100.20687                 5.38           5.36           5.33           5.30           5.27
100.25687                 5.35           5.33           5.30           5.27           5.23
100.30687                 5.33           5.30           5.27           5.24           5.20
100.35687                 5.30           5.27           5.24           5.20           5.16
100.40687                 5.28           5.25           5.21           5.17           5.13
100.45687                 5.25           5.22           5.18           5.14           5.09
100.50687                 5.23           5.19           5.15           5.11           5.06
WAL                       2.16           2.00           1.84           1.70           1.56
MOD DURN                  1.97           1.82           1.69           1.56           1.43
PRINCIPAL WINDOW     Jun06 - Feb09  Jun06 - Feb09  Jun06 - Feb09  Jun06 - Feb09  Jun06 - Feb09

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS II-A-2 YIELD TABLE (TO CALL DATE)

                           I              II            III             IV             V
PREPAYMENT SCENARIO     TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)              YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
-------------------  -------------  -------------  -------------  -------------  -------------
99.20352                  6.15           6.17           6.19           6.21           6.23
99.25352                  6.13           6.15           6.16           6.18           6.21
99.30352                  6.11           6.13           6.14           6.16           6.18
99.35352                  6.10           6.11           6.12           6.13           6.15
99.40352                  6.08           6.09           6.10           6.11           6.12
99.45352                  6.06           6.07           6.07           6.08           6.09
99.50352                  6.04           6.05           6.05           6.06           6.06
99.55352                  6.02           6.03           6.03           6.03           6.03
99.60352                  6.01           6.01           6.00           6.00           6.00
99.65352                  5.99           5.99           5.98           5.98           5.97
99.70352                  5.97           5.97           5.96           5.95           5.94
99.75352                  5.95           5.95           5.94           5.93           5.92
99.80352                  5.94           5.93           5.91           5.90           5.89
99.85352                  5.92           5.91           5.89           5.88           5.86
99.90352                  5.90           5.89           5.87           5.85           5.83
99.95352                  5.88           5.86           5.85           5.82           5.80
100.00352                 5.86           5.84           5.82           5.80           5.77
100.05352                 5.85           5.82           5.80           5.77           5.74
100.10352                 5.83           5.80           5.78           5.75           5.71
100.15352                 5.81           5.78           5.76           5.72           5.69
100.20352                 5.79           5.76           5.73           5.70           5.66
100.25352                 5.77           5.74           5.71           5.67           5.63
100.30352                 5.76           5.72           5.69           5.65           5.60
100.35352                 5.74           5.70           5.67           5.62           5.57
100.40352                 5.72           5.68           5.64           5.60           5.54
100.45352                 5.70           5.66           5.62           5.57           5.51
100.50352                 5.69           5.64           5.60           5.55           5.49
100.55352                 5.67           5.63           5.58           5.52           5.46
100.60352                 5.65           5.61           5.55           5.50           5.43
100.65352                 5.63           5.59           5.53           5.47           5.40
100.70352                 5.62           5.57           5.51           5.44           5.37
WAL                       3.22           2.84           2.50           2.21           1.94
MOD DURN                  2.79           2.48           2.20           1.95           1.73
PRINCIPAL WINDOW     Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                    CLASS III-A-1 YIELD TABLE (TO CALL DATE)

                           I              II            III             IV             V
PREPAYMENT SCENARIO     TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)              YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
-------------------  -------------  -------------  -------------  -------------  -------------
99.26504                  6.08           6.09           6.11           6.13           6.15
99.31504                  6.06           6.07           6.09           6.10           6.12
99.36504                  6.04           6.05           6.06           6.08           6.09
99.41504                  6.02           6.03           6.04           6.05           6.06
99.46504                  6.01           6.01           6.02           6.02           6.03
99.51504                  5.99           5.99           5.99           6.00           6.00
99.56504                  5.97           5.97           5.97           5.97           5.97
99.61504                  5.95           5.95           5.95           5.95           5.94
99.66504                  5.93           5.93           5.93           5.92           5.92
99.71504                  5.91           5.91           5.90           5.89           5.89
99.76504                  5.90           5.89           5.88           5.87           5.86
99.81504                  5.88           5.87           5.86           5.84           5.83
99.86504                  5.86           5.85           5.83           5.82           5.80
99.91504                  5.84           5.83           5.81           5.79           5.77
99.96504                  5.83           5.81           5.79           5.77           5.74
100.01504                 5.81           5.79           5.77           5.74           5.71
100.06504                 5.79           5.77           5.74           5.72           5.68
100.11504                 5.77           5.75           5.72           5.69           5.66
100.16504                 5.75           5.73           5.70           5.66           5.63
100.21504                 5.74           5.71           5.68           5.64           5.60
100.26504                 5.72           5.69           5.65           5.61           5.57
100.31504                 5.70           5.67           5.63           5.59           5.54
100.36504                 5.68           5.65           5.61           5.56           5.51
100.41504                 5.66           5.63           5.58           5.54           5.48
100.46504                 5.65           5.61           5.56           5.51           5.46
100.51504                 5.63           5.59           5.54           5.49           5.43
100.56504                 5.61           5.57           5.52           5.46           5.40
100.61504                 5.59           5.55           5.49           5.44           5.37
100.66504                 5.57           5.53           5.47           5.41           5.34
100.71504                 5.56           5.51           5.45           5.39           5.31
100.76504                 5.54           5.49           5.43           5.36           5.28
WAL                       3.19           2.82           2.49           2.19           1.93
Mod Durn                  2.77           2.46           2.19           1.95           1.73
Principal Window     Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                    CLASS III-A-2 YIELD TABLE (TO CALL DATE)

                           I              II            III             IV             V
PREPAYMENT SCENARIO     TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)              YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
-------------------  -------------  -------------  -------------  -------------  -------------
99.04522                  6.16           6.18           6.21           6.24           6.28
99.09522                  6.14           6.16           6.19           6.22           6.25
99.14522                  6.12           6.14           6.16           6.19           6.22
99.19522                  6.10           6.12           6.14           6.16           6.19
99.24522                  6.08           6.10           6.12           6.14           6.16
99.29522                  6.07           6.08           6.09           6.11           6.13
99.34522                  6.05           6.06           6.07           6.09           6.10
99.39522                  6.03           6.04           6.05           6.06           6.07
99.44522                  6.01           6.02           6.03           6.03           6.04
99.49522                  5.99           6.00           6.00           6.01           6.01
99.54522                  5.98           5.98           5.98           5.98           5.98
99.59522                  5.96           5.96           5.96           5.96           5.96
99.64522                  5.94           5.94           5.93           5.93           5.93
99.69522                  5.92           5.92           5.91           5.90           5.90
99.74522                  5.90           5.90           5.89           5.88           5.87
99.79522                  5.89           5.88           5.87           5.85           5.84
99.84522                  5.87           5.86           5.84           5.83           5.81
99.89522                  5.85           5.84           5.82           5.80           5.78
99.94522                  5.83           5.82           5.80           5.78           5.75
99.99522                  5.81           5.80           5.77           5.75           5.72
100.04522                 5.80           5.78           5.75           5.73           5.70
100.09522                 5.78           5.76           5.73           5.70           5.67
100.14522                 5.76           5.74           5.71           5.67           5.64
100.19522                 5.74           5.71           5.68           5.65           5.61
100.24522                 5.72           5.69           5.66           5.62           5.58
100.29522                 5.71           5.67           5.64           5.60           5.55
100.34522                 5.69           5.65           5.62           5.57           5.52
100.39522                 5.67           5.63           5.59           5.55           5.49
100.44522                 5.65           5.61           5.57           5.52           5.47
100.49522                 5.64           5.59           5.55           5.50           5.44
100.54522                 5.62           5.57           5.53           5.47           5.41
WAL                       3.19           2.82           2.49           2.19           1.93
Mod Durn                  2.77           2.46           2.19           1.94           1.72
Principal Window     Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11  Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS IV-A-1 YIELD TABLE (TO CALL DATE)

                           I              II            III             IV             V
PREPAYMENT SCENARIO     TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)              YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
-------------------  -------------  -------------  -------------  -------------  -------------
99.17222                  6.20           6.22           6.24           6.27           6.30
99.22222                  6.18           6.20           6.22           6.24           6.27
99.27222                  6.17           6.18           6.20           6.22           6.24
99.32222                  6.15           6.17           6.18           6.20           6.22
99.37222                  6.14           6.15           6.16           6.17           6.19
99.42222                  6.12           6.13           6.14           6.15           6.16
99.47222                  6.11           6.11           6.12           6.13           6.13
99.52222                  6.09           6.09           6.10           6.10           6.11
99.57222                  6.08           6.08           6.08           6.08           6.08
99.62222                  6.06           6.06           6.06           6.05           6.05
99.67222                  6.05           6.04           6.04           6.03           6.02
99.72222                  6.03           6.02           6.02           6.01           6.00
99.77222                  6.02           6.01           6.00           5.98           5.97
99.82222                  6.00           5.99           5.98           5.96           5.94
99.87222                  5.99           5.97           5.96           5.94           5.92
99.92222                  5.97           5.95           5.93           5.91           5.89
99.97222                  5.96           5.94           5.91           5.89           5.86
100.02222                 5.94           5.92           5.89           5.87           5.83
100.07222                 5.93           5.90           5.87           5.84           5.81
100.12222                 5.91           5.88           5.85           5.82           5.78
100.17222                 5.90           5.87           5.83           5.80           5.75
100.22222                 5.88           5.85           5.81           5.77           5.73
100.27222                 5.87           5.83           5.79           5.75           5.70
100.32222                 5.85           5.81           5.77           5.73           5.67
100.37222                 5.84           5.80           5.75           5.70           5.65
100.42222                 5.82           5.78           5.73           5.68           5.62
100.47222                 5.81           5.76           5.71           5.66           5.59
100.52222                 5.79           5.74           5.69           5.63           5.57
100.57222                 5.78           5.73           5.67           5.61           5.54
100.62222                 5.76           5.71           5.65           5.59           5.51
100.67222                 5.75           5.69           5.63           5.56           5.49
WAL                       3.96           3.37           2.87           2.45           2.10
Mod Durn                  3.30           2.84           2.45           2.12           1.84
Principal Window     Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS IV-A-2 YIELD TABLE (TO CALL DATE)

                           I              II            III             IV             V
PREPAYMENT SCENARIO     TO CALL        TO CALL        TO CALL        TO CALL        TO CALL
PRICE (%)              YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)      YIELD (%)
-------------------  -------------  -------------  -------------  -------------  -------------
98.92661                  6.27           6.31           6.34           6.39           6.43
98.97661                  6.26           6.29           6.32           6.36           6.41
99.02661                  6.24           6.27           6.30           6.34           6.38
99.07661                  6.23           6.25           6.28           6.31           6.35
99.12661                  6.21           6.23           6.26           6.29           6.32
99.17661                  6.20           6.22           6.24           6.27           6.30
99.22661                  6.18           6.20           6.22           6.24           6.27
99.27661                  6.17           6.18           6.20           6.22           6.24
99.32661                  6.15           6.16           6.18           6.19           6.21
99.37661                  6.14           6.15           6.16           6.17           6.19
99.42661                  6.12           6.13           6.14           6.15           6.16
99.47661                  6.11           6.11           6.12           6.12           6.13
99.52661                  6.09           6.09           6.10           6.10           6.10
99.57661                  6.08           6.08           6.08           6.08           6.08
99.62661                  6.06           6.06           6.06           6.05           6.05
99.67661                  6.05           6.04           6.03           6.03           6.02
99.72661                  6.03           6.02           6.01           6.01           5.99
99.77661                  6.01           6.01           5.99           5.98           5.97
99.82661                  6.00           5.99           5.97           5.96           5.94
99.87661                  5.98           5.97           5.95           5.93           5.91
99.92661                  5.97           5.95           5.93           5.91           5.89
99.97661                  5.95           5.93           5.91           5.89           5.86
100.02661                 5.94           5.92           5.89           5.86           5.83
100.07661                 5.92           5.90           5.87           5.84           5.80
100.12661                 5.91           5.88           5.85           5.82           5.78
100.17661                 5.89           5.87           5.83           5.79           5.75
100.22661                 5.88           5.85           5.81           5.77           5.72
100.27661                 5.86           5.83           5.79           5.75           5.70
100.32661                 5.85           5.81           5.77           5.72           5.67
100.37661                 5.83           5.80           5.75           5.70           5.64
100.42661                 5.82           5.78           5.73           5.68           5.62
WAL                       3.96           3.37           2.87           2.45           2.10
Mod Durn                  3.30           2.84           2.45           2.11           1.83
Principal Window     Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Feb13  Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS V-A-1 YIELD TABLE (TO CALL DATE)

PREPAYMENT               I               II             III              IV              V
SCENARIO              TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)            YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
----------         -------------   -------------   -------------   -------------   -------------
100.17078               6.32            6.29            6.26            6.22            6.17
100.22078               6.31            6.28            6.24            6.20            6.15
100.27078               6.29            6.26            6.22            6.17            6.12
100.32078               6.28            6.24            6.20            6.15            6.09
100.37078               6.26            6.22            6.18            6.12            6.07
100.42078               6.25            6.21            6.16            6.10            6.04
100.47078               6.23            6.19            6.14            6.08            6.01
100.52078               6.22            6.17            6.12            6.05            5.99
100.57078               6.20            6.15            6.10            6.03            5.96
100.62078               6.19            6.14            6.08            6.01            5.93
100.67078               6.17            6.12            6.06            5.98            5.90
100.72078               6.16            6.10            6.04            5.96            5.88
100.77078               6.14            6.08            6.02            5.94            5.85
100.82078               6.13            6.07            6.00            5.91            5.82
100.87078               6.11            6.05            5.98            5.89            5.80
100.92078               6.10            6.03            5.96            5.87            5.77
100.97078               6.08            6.01            5.93            5.85            5.74
101.02078               6.07            6.00            5.91            5.82            5.72
101.07078               6.05            5.98            5.89            5.80            5.69
101.12078               6.04            5.96            5.87            5.78            5.66
101.17078               6.02            5.94            5.85            5.75            5.64
101.22078               6.01            5.93            5.83            5.73            5.61
101.27078               5.99            5.91            5.81            5.71            5.58
101.32078               5.98            5.89            5.79            5.68            5.56
101.37078               5.96            5.88            5.78            5.66            5.53
101.42078               5.95            5.86            5.76            5.64            5.51
101.47078               5.93            5.84            5.74            5.61            5.48
101.52078               5.92            5.82            5.72            5.59            5.45
101.57078               5.90            5.81            5.70            5.57            5.43
101.62078               5.89            5.79            5.68            5.55            5.40
101.67078               5.87            5.77            5.66            5.52            5.37

WAL                     3.98            3.38            2.88            2.46            2.10
Mod Durn                3.29            2.84            2.45            2.13            1.85
Principal Window   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS V-A-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT               I               II             III              IV              V
SCENARIO              TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)            YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
---------          -------------   -------------   -------------   -------------   -------------
99.92236                6.40            6.38            6.36            6.34            6.31
99.97236                6.38            6.36            6.34            6.31            6.28
100.02236               6.37            6.35            6.32            6.29            6.25
100.07236               6.35            6.33            6.30            6.27            6.23
100.12236               6.34            6.31            6.28            6.24            6.20
100.17236               6.32            6.29            6.26            6.22            6.17
100.22236               6.31            6.27            6.24            6.19            6.15
100.27236               6.29            6.26            6.22            6.17            6.12
100.32236               6.28            6.24            6.20            6.15            6.09
100.37236               6.26            6.22            6.18            6.12            6.07
100.42236               6.25            6.20            6.16            6.10            6.04
100.47236               6.23            6.19            6.14            6.08            6.01
100.52236               6.22            6.17            6.12            6.05            5.98
100.57236               6.20            6.15            6.10            6.03            5.96
100.62236               6.19            6.13            6.08            6.01            5.93
100.67236               6.17            6.12            6.06            5.98            5.90
100.72236               6.16            6.10            6.03            5.96            5.88
100.77236               6.14            6.08            6.01            5.94            5.85
100.82236               6.13            6.07            5.99            5.91            5.82
100.87236               6.11            6.05            5.97            5.89            5.80
100.92236               6.10            6.03            5.95            5.87            5.77
100.97236               6.08            6.01            5.93            5.84            5.74
101.02236               6.07            6.00            5.91            5.82            5.72
101.07236               6.05            5.98            5.89            5.80            5.69
101.12236               6.04            5.96            5.87            5.78            5.66
101.17236               6.02            5.94            5.85            5.75            5.64
101.22236               6.01            5.93            5.83            5.73            5.61
101.27236               5.99            5.91            5.81            5.71            5.58
101.32236               5.98            5.89            5.79            5.68            5.56
101.37236               5.96            5.88            5.77            5.66            5.53
101.42236               5.95            5.86            5.75            5.64            5.50

WAL                     3.98            3.38            2.88            2.46            2.10
Mod Durn                3.29            2.83            2.45            2.12            1.84
Principal Window   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Feb13   Jun06 - Jan13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS VI-A-1 YIELD TABLE (TO CALL DATE)

PREPAYMENT               I               II             III              IV              V
SCENARIO              TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)            YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
---------          -------------   -------------   -------------   -------------   -------------
98.87500                6.19            6.23            6.28            6.33            6.39
98.92500                6.18            6.22            6.26            6.31            6.36
98.97500                6.17            6.20            6.24            6.28            6.34
99.02500                6.15            6.18            6.22            6.26            6.31
99.07500                6.14            6.17            6.20            6.24            6.28
99.12500                6.13            6.15            6.18            6.21            6.25
99.17500                6.11            6.13            6.16            6.19            6.23
99.22500                6.10            6.12            6.14            6.17            6.20
99.27500                6.09            6.10            6.12            6.15            6.17
99.32500                6.07            6.09            6.10            6.12            6.14
99.37500                6.06            6.07            6.08            6.10            6.12
99.42500                6.05            6.05            6.06            6.08            6.09
99.47500                6.03            6.04            6.04            6.05            6.06
99.52500                6.02            6.02            6.03            6.03            6.04
99.57500                6.01            6.01            6.01            6.01            6.01
99.62500                5.99            5.99            5.99            5.98            5.98
99.67500                5.98            5.97            5.97            5.96            5.95
99.72500                5.97            5.96            5.95            5.94            5.93
99.77500                5.95            5.94            5.93            5.92            5.90
99.82500                5.94            5.93            5.91            5.89            5.87
99.87500                5.93            5.91            5.89            5.87            5.85
99.92500                5.91            5.89            5.87            5.85            5.82
99.97500                5.90            5.88            5.85            5.83            5.79
100.02500               5.89            5.86            5.84            5.80            5.77
100.07500               5.87            5.85            5.82            5.78            5.74
100.12500               5.86            5.83            5.80            5.76            5.71
100.17500               5.85            5.81            5.78            5.73            5.69
100.22500               5.83            5.80            5.76            5.71            5.66
100.27500               5.82            5.78            5.74            5.69            5.63
100.32500               5.81            5.77            5.72            5.67            5.61
100.37500               5.79            5.75            5.70            5.64            5.58

WAL                     4.71            3.83            3.14            2.56            2.11
Mod Durn                3.76            3.12            2.62            2.19            1.85
Principal Window   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Sep14   Jun06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                     CLASS VI-A-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT               I               II             III              IV              V
SCENARIO              TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)            YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
---------          -------------   -------------   -------------   -------------   -------------
98.56250                6.28            6.33            6.40            6.48            6.56
98.61250                6.26            6.32            6.38            6.45            6.54
98.66250                6.25            6.30            6.36            6.43            6.51
98.71250                6.24            6.28            6.34            6.41            6.48
98.76250                6.22            6.27            6.32            6.38            6.45
98.81250                6.21            6.25            6.30            6.36            6.42
98.86250                6.20            6.24            6.28            6.34            6.40
98.91250                6.18            6.22            6.26            6.31            6.37
98.96250                6.17            6.20            6.24            6.29            6.34
99.01250                6.16            6.19            6.22            6.27            6.32
99.06250                6.14            6.17            6.20            6.24            6.29
99.11250                6.13            6.15            6.18            6.22            6.26
99.16250                6.12            6.14            6.16            6.20            6.23
99.21250                6.10            6.12            6.15            6.17            6.21
99.26250                6.09            6.11            6.13            6.15            6.18
99.31250                6.08            6.09            6.11            6.13            6.15
99.36250                6.06            6.07            6.09            6.11            6.12
99.41250                6.05            6.06            6.07            6.08            6.10
99.46250                6.04            6.04            6.05            6.06            6.07
99.51250                6.02            6.03            6.03            6.04            6.04
99.56250                6.01            6.01            6.01            6.01            6.02
99.61250                6.00            5.99            5.99            5.99            5.99
99.66250                5.98            5.98            5.97            5.97            5.96
99.71250                5.97            5.96            5.95            5.94            5.93
99.76250                5.96            5.95            5.94            5.92            5.91
99.81250                5.94            5.93            5.92            5.90            5.88
99.86250                5.93            5.91            5.90            5.88            5.85
99.91250                5.92            5.90            5.88            5.85            5.83
99.96250                5.90            5.88            5.86            5.83            5.80
100.01250               5.89            5.87            5.84            5.81            5.77
100.06250               5.88            5.85            5.82            5.79            5.75

WAL                     4.71            3.83            3.14            2.56            2.11
Mod Durn                3.75            3.11            2.61            2.18            1.84
Principal Window   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Feb16   Jun06 - Sep14   Jun06 - Apr13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-1 YIELD TABLE (TO CALL DATE)

PREPAYMENT               I               II             III              IV              V
SCENARIO              TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)            YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
---------          -------------   -------------   -------------   -------------   -------------
97.99509                6.40            6.42            6.44            6.47            6.50
98.04509                6.38            6.40            6.43            6.46            6.49
98.09509                6.37            6.39            6.41            6.44            6.47
98.14509                6.36            6.38            6.40            6.43            6.45
98.19509                6.35            6.36            6.39            6.41            6.44
98.24509                6.33            6.35            6.37            6.40            6.42
98.29509                6.32            6.34            6.36            6.38            6.41
98.34509                6.31            6.32            6.34            6.37            6.39
98.39509                6.30            6.31            6.33            6.35            6.37
98.44509                6.28            6.30            6.31            6.34            6.36
98.49509                6.27            6.28            6.30            6.32            6.34
98.54509                6.26            6.27            6.29            6.31            6.32
98.59509                6.25            6.26            6.27            6.29            6.31
98.64509                6.23            6.25            6.26            6.28            6.29
98.69509                6.22            6.23            6.24            6.26            6.28
98.74509                6.21            6.22            6.23            6.25            6.26
98.79509                6.20            6.21            6.22            6.23            6.24
98.84509                6.19            6.19            6.20            6.21            6.23
98.89509                6.17            6.18            6.19            6.20            6.21
98.94509                6.16            6.17            6.17            6.18            6.20
98.99509                6.15            6.15            6.16            6.17            6.18
99.04509                6.14            6.14            6.15            6.15            6.16
99.09509                6.12            6.13            6.13            6.14            6.15
99.14509                6.11            6.11            6.12            6.12            6.13
99.19509                6.10            6.10            6.11            6.11            6.11
99.24509                6.09            6.09            6.09            6.09            6.10
99.29509                6.08            6.08            6.08            6.08            6.08
99.34509                6.06            6.06            6.06            6.06            6.07
99.39509                6.05            6.05            6.05            6.05            6.05
99.44509                6.04            6.04            6.04            6.03            6.03
99.49509                6.03            6.02            6.02            6.02            6.02

WAL                     4.90            4.56            4.23            3.87            3.59
MOD DURN                4.10            3.85            3.60            3.33            3.12
PRINCIPAL WINDOW   Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-2 YIELD TABLE (TO CALL DATE)

PREPAYMENT               I               II             III              IV              V
SCENARIO              TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)            YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
---------          -------------   -------------   -------------   -------------   -------------
97.10599                6.62            6.65            6.69            6.75            6.80
97.15599                6.61            6.64            6.68            6.73            6.78
97.20599                6.59            6.63            6.67            6.72            6.76
97.25599                6.58            6.61            6.65            6.70            6.75
97.30599                6.57            6.60            6.64            6.68            6.73
97.35599                6.56            6.59            6.62            6.67            6.71
97.40599                6.54            6.57            6.61            6.65            6.70
97.45599                6.53            6.56            6.59            6.64            6.68
97.50599                6.52            6.55            6.58            6.62            6.66
97.55599                6.51            6.53            6.57            6.61            6.65
97.60599                6.49            6.52            6.55            6.59            6.63
97.65599                6.48            6.51            6.54            6.58            6.61
97.70599                6.47            6.49            6.52            6.56            6.60
97.75599                6.46            6.48            6.51            6.55            6.58
97.80599                6.44            6.47            6.49            6.53            6.57
97.85599                6.43            6.45            6.48            6.52            6.55
97.90599                6.42            6.44            6.47            6.50            6.53
97.95599                6.41            6.43            6.45            6.48            6.52
98.00599                6.39            6.41            6.44            6.47            6.50
98.05599                6.38            6.40            6.42            6.45            6.48
98.10599                6.37            6.39            6.41            6.44            6.47
98.15599                6.36            6.37            6.40            6.42            6.45
98.20599                6.34            6.36            6.38            6.41            6.44
98.25599                6.33            6.35            6.37            6.39            6.42
98.30599                6.32            6.33            6.35            6.38            6.40
98.35599                6.31            6.32            6.34            6.36            6.39
98.40599                6.29            6.31            6.33            6.35            6.37
98.45599                6.28            6.29            6.31            6.33            6.35
98.50599                6.27            6.28            6.30            6.32            6.34
98.55599                6.26            6.27            6.28            6.30            6.32
98.60599                6.24            6.26            6.27            6.29            6.31

WAL                     4.90            4.56            4.23            3.87            3.59
MOD DURN                4.09            3.84            3.60            3.32            3.11
PRINCIPAL WINDOW   Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                                MLMI 2006-A3

                      CLASS M-3 YIELD TABLE (TO CALL DATE)

PREPAYMENT               I               II             III              IV              V
SCENARIO              TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
PRICE (%)            YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
---------          -------------   -------------   -------------   -------------   -------------
95.53127                7.02            7.08            7.15            7.24            7.32
95.58127                7.01            7.06            7.13            7.22            7.31
95.63127                6.99            7.05            7.12            7.21            7.29
95.68127                6.98            7.04            7.10            7.19            7.27
95.73127                6.97            7.02            7.09            7.17            7.25
95.78127                6.95            7.01            7.08            7.16            7.24
95.83127                6.94            7.00            7.06            7.14            7.22
95.88127                6.93            6.98            7.05            7.13            7.20
95.93127                6.92            6.97            7.03            7.11            7.19
95.98127                6.90            6.96            7.02            7.10            7.17
96.03127                6.89            6.94            7.00            7.08            7.15
96.08127                6.88            6.93            6.99            7.06            7.14
96.13127                6.86            6.91            6.97            7.05            7.12
96.18127                6.85            6.90            6.96            7.03            7.10
96.23127                6.84            6.89            6.95            7.02            7.09
96.28127                6.83            6.87            6.93            7.00            7.07
96.33127                6.81            6.86            6.92            6.99            7.05
96.38127                6.80            6.85            6.90            6.97            7.04
96.43127                6.79            6.83            6.89            6.96            7.02
96.48127                6.78            6.82            6.87            6.94            7.00
96.53127                6.76            6.81            6.86            6.92            6.99
96.58127                6.75            6.79            6.84            6.91            6.97
96.63127                6.74            6.78            6.83            6.89            6.95
96.68127                6.72            6.77            6.82            6.88            6.94
96.73127                6.71            6.75            6.80            6.86            6.92
96.78127                6.70            6.74            6.79            6.85            6.90
96.83127                6.69            6.73            6.77            6.83            6.89
96.88127                6.67            6.71            6.76            6.82            6.87
96.93127                6.66            6.70            6.74            6.80            6.85
96.98127                6.65            6.69            6.73            6.78            6.84
97.03127                6.64            6.67            6.72            6.77            6.82

WAL                     4.90            4.56            4.23            3.87            3.59
MOD DURN                4.07            3.83            3.58            3.31            3.09
PRINCIPAL WINDOW   Jun06 - Feb13   Jun06 - Jan13   Jun06 - Sep12   Jun06 - Jul11   Jun06 - Feb11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS SUPPLEMENT
(Dated: May 5, 2006)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                 SERIES 2006-A3

                       MORTGAGE PASS-THROUGH CERTIFICATES

MERRILL LYNCH MORTGAGE LENDING, INC.      MERRILL LYNCH MORTGAGE INVESTORS, INC.
               SPONSOR                                   DEPOSITOR

                                   ----------

THE TRUST

The Merrill Lynch Mortgage Investors Trust, Series 2006-A3 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets in the trust will consist of adjustable rate prime mortgage loans secured by first liens on one- to four-family residential properties that were originated or acquired by Merrill Lynch Mortgage Lending, Inc. from various originators. The mortgage loans will be serviced by Countrywide Home Loans Servicing LP, National City Mortgage Co. and Wells Fargo Home Mortgage.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Merrill Lynch Mortgage Investors Trust, Series 2006-A3.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-248-3580.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Terms ........................................................    S-1
Risk Factors ............................................................    S-5
The Certificates ........................................................   S-11
Underwriting Guidelines .................................................   S-12
   General ..............................................................   S-12
   Countrywide Home Loans, Inc. Underwriting Guidelines .................   S-12
   National City Mortgage Co. Underwriting Guidelines ...................   S-18
Static Pool Information .................................................   S-21
The Sponsor .............................................................   S-21
The Depositor ...........................................................   S-23
The Issuing Entity ......................................................   S-23
The Trustee .............................................................   S-23
The Master Servicer and Securities Administrator ........................   S-24
The Servicers ...........................................................   S-25
   Countrywide Home Loans, Inc ..........................................   S-25
   National City Mortgage Co. ...........................................   S-28
   Administration of the Issuing Entity .................................   S-31
   Servicing and Administrative Responsibilities ........................   S-31
Mortgage Loan Servicing .................................................   S-33
   Servicing and Collection Procedures ..................................   S-33
   Servicing Compensation and Payment of Expenses .......................   S-34
   Adjustment to Servicing Fee in Connection with Certain Prepaid
      Mortgage Loans ....................................................   S-34
   Advances .............................................................   S-35
   Loss Mitigation Procedures ...........................................   S-36
The Pooling and Servicing Agreement .....................................   S-36
   General ..............................................................   S-36
   Assignment of Mortgage Loans .........................................   S-36
   Amendment ............................................................   S-37
   Optional Termination .................................................   S-37
   Events of Default ....................................................   S-37
   Indemnification and Limitation of Liability ..........................   S-37
Yield, Prepayment and Weighted Average Life .............................   S-38
   General ..............................................................   S-38
Material Federal Income Tax Considerations ..............................   S-39
   General ..............................................................   S-39
   Original Issue Discount and Amortizable Premium ......................   S-40
   Special Tax Attributes of the Certificates ...........................   S-40
   Prohibited Transactions Tax and Other Taxes ..........................   S-41
   Residual Class of Certificates .......................................   S-41
Benefit Plan Considerations .............................................   S-43
Legal Investment Considerations .........................................   S-46

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

SPONSOR

Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336, will sell the mortgage loans to the depositor. See "The Sponsor."

ORIGINATORS

Countrywide Home Loans, Inc., a New York corporation whose address is 4500 Parkway Granada, Calabasas, California 91302 and whose telephone number is (818) 225-3000, National City Mortgage Co., an Ohio corporation whose address is 3232 Newmark Drive, Miamisburg, Ohio 45342 and whose telephone number is (937) 910-1200, and various other banks, savings and loans and other mortgage lending institutions (collectively, the "ORIGINATORS"). See "Underwriting Guidelines--Countrywide Home Loans, Inc. Underwriting Guidelines and --National City Mortgage Co. Underwriting Guidelines."

SERVICERS

Countrywide Home Loans Servicing LP, a Texas limited partnership whose address is 7105 Corporate Drive, Plano, Texas 75024 and whose telephone number is (972) 526-6285, National City Mortgage Co., an Ohio corporation whose address is 3232 Newmark Drive, Miamisburg, Ohio 45342 and whose telephone number is (937) 910-1200, and Wells Fargo Home Mortgage (collectively, the "SERVICERS"). See "The Servicers."

DEPOSITOR

Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will deposit the mortgage loans in the issuing entity. See "The Depositor."

ISSUING ENTITY

Merrill Lynch Mortgage Investors Trust, Series 2006-A3. See "The Issuing
Entity."

TRUSTEE

HSBC Bank USA, National Association, a national banking association, whose address is 452 Fifth Avenue, New York, New York 10018 and whose telephone number is (212) 525-1362, will act as trustee of the issuing entity under the pooling and servicing agreement. See "The Trustee."

MASTER SERVICER AND SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and whose telephone number is
(410) 884-2000, will be the master servicer and securities administrator. See "The Master Servicer and Securities Administrator."

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOW CHART)

IMPORTANT DATES

CUT-OFF DATE

The Cut-off Date will be May 1, 2006.

CLOSING DATE

The Closing Date will be on or around May 31, 2006.

DISTRIBUTION DATE

Principal and/or interest on the certificates will be distributed on the 25th day of each month commencing in June 2006. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

THE MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2006-A3 CERTIFICATES

The Merrill Lynch Mortgage Investors Trust, Series 2006-A3 certificates represent ownership interests in the issuing entity, the assets of which will consist of first lien, adjustable rate prime residential mortgage loans.

Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

INTEREST PAYMENTS

Interest will accrue on each class of offered certificates at specified annual rates.

The interest accrual period for any distribution date and the certificates will be the period from and including the first day of the immediately preceding month, to and including, the last day of such month. Calculations of interest on such certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The interest rate on the senior classes of certificates will be equal to the weighted average of the net mortgage interest rates of the mortgage loans in the related mortgage loan group and the interest rate on the subordinate classes of certificates will be the weighted average of the weighted average net interest rate of each of the mortgage loan groups, weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

PRINCIPAL PAYMENTS

The amount of principal payable to the certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different related certificate classes and (2) funds received on related mortgage loans that are available to make principal payments on the related certificates.

Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in the attached prospectus.

LIMITED RECOURSE

The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise.

CREDIT ENHANCEMENT

The payment structure of this transaction includes the subordination and shifting interest features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. In addition, in certain very limited circumstances, principal and interest collected from one mortgage loan group may be applied to pay principal or interest, or both, to the certificates related to the other mortgage loan group.

Subordination

On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinate classes will be the first to forego payment.

Shifting Interest

The shifting interest feature of the transaction will be as described in the free writing prospectus.

Application of Realized Losses

If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of these certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. If all of the subordinate certificates are reduced to zero, the senior certificates will be next to suffer losses.

OPTIONAL TERMINATION

Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 5% of the initial principal balance of the mortgage loans, the securities administrator will be directed to attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the master servicer, or one or more of the servicers, may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

BENEFIT PLAN CONSIDERATIONS

Generally, all of the offered certificates (other than the residual class of certificates) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in the prospectus.

TAX STATUS

The securities administrator will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the residual class of certificates) will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations.

To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

The residual class of certificates will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual class of certificates will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual class of certificates will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual class of certificates will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual class of certificates may be significantly lower than would be the case if the residual class of certificates were taxed as a debt instrument, or may be negative.

Additionally, the residual class of certificates will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual class of certificates may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Material Federal Income Tax
Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

LEGAL INVESTMENT

Generally, the senior classes of certificates and any subordinate classes of certificates that are rated in one of the two highest ratings categories by one or more of the rating agencies will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom.

                                  RISK FACTORS

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

     The rate of principal distributions on the certificates (other than any interest-only certificates) will be directly related to the rate of principal payments on the mortgage loans in the related mortgage pool, in the case of the senior certificates or the combined mortgage pools, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

     -    the amortization schedules of the mortgage loans; and

     - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

          -    refinancing by borrowers;

          -    liquidations of defaulted loans by the servicer; and

          - repurchases of mortgage loans by the originator as a result of defective documentation or breaches of representations and warranties.

     In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the exercise of the optional termination rights.

     Approximately 78.14% of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

     - If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

     - If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

     - If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

     - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

     - The priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.

     The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

     Approximately 92.34% of the mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of three, five, seven or ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to the mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

     Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first three, five, seven or ten years, as applicable, of the term of the mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

     As of the cut-off date, the principal balances of certain of the mortgage loans may be in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of each pool.

LIMITED CROSS-COLLATERALIZATION BETWEEN THE MORTGAGE POOLS; LIMITED RECOURSE

     With limited exceptions, interest and principal on the senior certificates will be payable solely out of amounts collected in respect of the mortgage loans in the related mortgage pool. In the case of the senior certificates, the mortgage pools will generally not be "cross-collateralized" -- interest and principal collections received from the mortgage loans in a pool will only be available for distribution to the related certificates and not to the senior certificates related to other pools. On the other hand, the applicable subordinate percentage of collections from each mortgage pool will be available to make distributions to the subordinate certificates.

     Because the subordinate certificates represent interests in all of the mortgage pools, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the pools. Therefore, the allocation of realized losses on the mortgage loans in one pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to a mortgage pool that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to a mortgage pool that did not suffer those previous losses.

LIMITED RECOURSE

     Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the sponsor, the servicers, the master servicer, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     The certificates are not insured by any financial guaranty insurance policy. The subordination, shifting interest and loss allocation features described in this free writing prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

     The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal.

CASH FLOW CONSIDERATIONS AND RISKS

     The related mortgage loans, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

     The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

     The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of Countrywide Home Loans Servicing LP or National City Mortgage Co., as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Countrywide Home Loans Servicing LP or National City Mortgage Co., as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

     The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

     - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

     - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and under the heading "Risk Factors" in the prospectus.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

     The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

     The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

     The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

     Limit on Liquidity of Securities. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

     Delays in Payments. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

     The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

     It is believed that the transfer of the mortgage loans from the sponsor to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the sponsor will render an opinion on the closing date that in the event of the bankruptcy of the sponsor, the mortgage loans and other assets of the issuing entity would not be considered part of the sponsor's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

     The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer is not required to advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     Merrill Lynch Mortgage Lending, Inc. does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

     See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

                                THE CERTIFICATES

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each distribution date in respect of each class of certificates will equal the sum of (1) current interest for such class for such date and (2) any carryforward amount for such class for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

     The "Interest Funds" (i.e., the total available interest collected on the related mortgage loans less fees, expenses and indemnity amounts reimbursed to the Master Servicer, Securities Administrator, Trustee and the Servicers) for the mortgage pool will be distributed on each distribution date, generally as follows:

     (i) concurrently, to the senior certificates, current interest and any interest carryforward amount for such classes for such distribution date (any shortfall in current interest and interest carryforward amount to be allocated among such classes in proportion to the amount of current interest and interest carryforward amount that would otherwise be distributable thereon); and

     (ii) to the subordinate certificates, in accordance with their seniority, current interest and any interest carryforward amount for such classes for such distribution date.

     Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a mortgage loan may result in reduced collections of interest. Generally, servicers are required to make payments of "compensating interest" to offset any such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset prepayment interest shortfalls.

DISTRIBUTIONS OF PRINCIPAL

     The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans. Generally, the senior certificates will receive principal payments on each distribution date in an amount equal to the "Senior Principal Distribution Amount" based on principal collections from the related mortgage loan group for the related due period. Generally, unless certain performance triggers are satisfied, the subordinate certificates will not receive principal prepayments until the distribution date in June 2013. From and after that distribution date, provided that certain tests are met, the subordinate certificates will receive principal prepayments in an amount equal to their allocable share of the "Subordinate Principal Distribution Amount" based on collections of principal from each of the mortgage loan groups for the related due period.

                             UNDERWRITING GUIDELINES

GENERAL

     The assets in the corpus of the trust estate will consist of mortgage loans that were originated or acquired by Merrill Lynch Mortgage Lending, Inc. from various Originators. Of the various Originators, only Countrywide Home Loans, Inc. and National City Mortgage Co. originated loans constituting more than 10% of the aggregate principal balance of the mortgage loans. Each of Countrywide Home Loans, Inc. and National City Mortgage Co. originated loans constituting more than 20% of the aggregate principal balance of the mortgage loans.

COUNTRYWIDE HOME LOANS, INC. UNDERWRITING GUIDELINES(1)

GENERAL

     Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

----------
(1) The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

- in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

- in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Countrywide Home Loans, Inc. Underwriting Guidelines--General".

     With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

- if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "LOAN-TO-VALUE RATIO" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

- if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "LOAN-TO-VALUE RATIO" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See --Countrywide Home Loans, Inc. Underwriting Guidelines--General."

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

     Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

     A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

     For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

STANDARD UNDERWRITING GUIDELINES

     Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with nonconforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

     Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

     In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

     The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

     Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

     The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

     The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

EXPANDED UNDERWRITING GUIDELINES

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

     Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with nonconforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

     Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

     Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset

Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

     Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

NATIONAL CITY MORTGAGE CO. UNDERWRITING GUIDELINES

     National City Mortgage is a division of National City Bank of Indiana, which is a wholly owned subsidiary of National City Corporation (NCC). National City Mortgage is a leading originator of residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 states from coast to coast.

     National City Mortgage has over 50 years of experience in originating residential mortgage loans. The predecessor of National City Mortgage, North Central Mortgage Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Bank before being purchased by National City Corporation in 1989. In 1989 the name was changed to National City

Mortgage Co. Since the acquisition by National City Corporation, National City Mortgage has grown through the acquisitions of Gem Mortgage Corporation, Merchants National Bank, Integra Mortgage Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of America, AccuBanc Mortgage, and Muirfield Mortgage.

     National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending. National City Mortgage has the financial strength and stability that makes us one of the top 10 largest mortgage originators in the nation.

     As of December 31, 2005, National City Mortgage Co. serviced more than 1.1 million mortgage loans totaling approximately $169.0 billion. National City Mortgage Co.'s portfolio is composed of approximately $145.3 billion in conventional loans and $23.7 billion in FHA/VA loans.

     National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

     Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

     National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

     Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

UNDERWRITING STANDARDS

     The originator's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

     With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

     Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to- value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

     For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. The originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

FULL/ALTERNATIVE DOCUMENTATION

     Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets. Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

     -    Verbal verification of employment

     -    Less that 12 months employment verified

     -    12-23 months employment verified

     -    24 months or more employment verified

     -    1 or 2 months bank statements

STATED DOCUMENTATION

     Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets may or may not be verified.

                             STATIC POOL INFORMATION

     Information concerning the sponsor's prior residential mortgage loan securitizations involving adjustable rate prime mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

     In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Christopher McGee, securities administrator, telephone number (212) 449-1441.

     The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying free writing prospectus or the Depositor's registration statement.

                                   THE SPONSOR

     The sponsor is Merrill Lynch Mortgage Lending, Inc. ("MLML" or the "Sponsor"), a Delaware corporation. MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. MLML is also an affiliate of the Depositor and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first- and second-lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

     Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

     The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

     MLML has been the sponsor of securitizations backed by residential mortgage loans, including Alt-A mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued where the collateral was adjustable rate Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties sponsored by MLML since 2003.

        APPROXIMATE INITIAL
       PRINCIPAL BALANCE OF
YEAR        SECURITIES
----   --------------------
2003      $2,758,067,157
2004      $1,929,417,127
2005      $7,267,763,609
2006      $1,017,414,452

     As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Merrill Lynch, Pierce, Fenner & Smith Incorporated, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                                  THE DEPOSITOR

     The Depositor is Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357. The Depositor is an affiliate of the Sponsor and the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

     Merrill Lynch Mortgage Investors Trust, Series 2006-A3 (the "Issuing Entity") will be formed on the closing date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee, the Master Servicer and the Securities Administrator (the "Pooling and Servicing Agreement"). The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the mortgage loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                                   THE TRUSTEE

     HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America (the "Trustee"), will be named trustee under the Pooling and Servicing Agreement. The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.

     In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Securities Administrator. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

     As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee's annual fee will be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator, and such compensation will not be an expense of the Issuing Entity.

     The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Issuing Entity against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Master Servicer for any losses, liabilities or expenses resulting from the Master Servicer's breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

     As of March 31, 2006, HSBC Bank USA, National Association is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator") under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     As Master Servicer under the Pooling and Servicing Agreement, Wells Fargo Bank will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective servicing agreements as modified by their respective Assignment, Assumption and Recognition Agreements, each dated as of May 31, 2006 (the "Assignment Agreements" and together with the servicing agreements, the "Servicing Agreements"). In particular, the Master Servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the servicers. The Master Servicer will also review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. As of March 31, 2006,

Wells Fargo Bank was acting as master servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank will be responsible for the preparation of all REMIC tax returns on behalf of the MLMI Series 2006-A3 and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

                                  THE SERVICERS

GENERAL

     There are three Servicers who service the mortgage loans under the terms of their respective Servicing Agreements: Countrywide Home Loans Servicing LP, National City Mortgage Co. and Wells Fargo Home Mortgage. Only Countrywide Home Loans Servicing LP and National City Mortgage Co. service mortgage loans constituting more than 10% of the aggregate principal balance of the mortgage loans.

COUNTRYWIDE HOME LOANS SERVICING LP

     The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

COUNTRYWIDE HOME LOANS

     Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Except as otherwise indicated, reference in the remainder of this free writing prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

MORTGAGE LOAN PRODUCTION

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                      CONSOLIDATED MORTGAGE LOAN PRODUCTION

                                        TEN MONTHS                       YEARS ENDED                      THREE MONTHS
                                           ENDED                         DECEMBER 31,                         ENDED
                                       DECEMBER 31,   -------------------------------------------------     MARCH 31,
                                           2001          2002         2003         2004         2005          2006
                                       ------------   ----------   ----------   ----------   ----------   ------------
                                                          (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
   Number of Loans .................      504,975        999,448    1,517,743      846,395      809,630      164,665
   Volume of Loans .................     $ 76,432     $  150,110   $  235,868   $  138,845   $  167,675     $ 32,068
      Percent of Total Dollar
         Volume ....................         61.7%          59.6%        54.2%        38.2%        34.1%        31.0%
Conventional Non-conforming Loans
   Number of Loans .................      137,593        277,626      554,571      509,711      826,178      155,746
   Volume of Loans .................     $ 22,209     $   61,627   $  136,664   $  140,580   $  225,217     $ 48,204
      Percent of Total Dollar
         Volume ....................         17.9%          24.5%        31.4%        38.7%        45.9%        46.6%
FHA/VA Loans
   Number of Loans .................      118,734        157,626      196,063      105,562       80,528       20,487
   Volume of Loans .................     $ 14,109     $   19,093   $   24,402   $   13,247   $   10,712     $  2,878
      Percent of Total Dollar
         Volume ....................         11.4%           7.6%         5.6%         3.6%         2.2%         2.8%
Prime Home Equity Loans
   Number of Loans .................      164,503        316,049      453,817      587,046      683,887      165,076
   Volume of Loans .................     $  5,639     $   11,650   $   18,103   $   30,893   $   42,706     $ 11,063
      Percent of Total Dollar
         Volume ....................          4.5%           4.6%         4.2%         8.5%         8.7%        10.7%
Nonprime Mortgage Loans
   Number of Loans .................       43,359         63,195      124,205      250,030      278,112       59,226
   Volume of Loans .................     $  5,580     $    9,421   $   19,827   $   39,441   $   44,637     $  9,205
      Percent of Total Dollar
         Volume ....................          4.5%           3.7%         4.6%        11.0%         9.1%         8.9%
Total Loans
   Number of Loans .................      969,164      1,813,944    2,846,399    2,298,744    2,678,335      565,200
   Volume of Loans .................     $123,969     $  251,901   $  434,864   $  363,006   $  490,947     $103,418
   Average Loan Amount .............     $128,000     $  139,000   $  153,000   $  158,000   $  183,000     $183,000
   Non-Purchase Transactions(1) ....           63%            66%          72%          51%          53%          55%
   Adjustable-Rate Loans(1) ........           12%            14%          21%          52%          52%          50%

(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

LOAN SERVICING

     Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

               (a) collecting, aggregating and remitting mortgage loan payments;

               (b) accounting for principal and interest;

               (c) holding escrow (impound) funds for payment of taxes and insurance;

               (d) making inspections as required of the mortgaged properties;

               (e) preparation of tax related information in connection with the mortgage loans;

               (f) supervision of delinquent mortgage loans;

               (g) loss mitigation efforts;

               (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

               (i) generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

COLLECTION PROCEDURES

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

     Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200605.

NATIONAL CITY MORTGAGE CO.

Organization

     National City Mortgage is a division of National City Bank of Indiana, which is a wholly owned subsidiary of National City Corporation (NCC). National City Mortgage Co. (NCMC), the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank of Indiana. NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2005, NCMC serviced more than 1.1 million mortgage loans totaling more than $168.9 billion. NCMC's portfolio is composed of $145.7 billion in conventional loans and $23.2 billion in FHA/VA loans.

     The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

     Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

     There are no material legal proceedings pending.

Servicing

     NCMC maintains a centralized servicing platform in Miamisburg, Ohio. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity's Mortgage Servicing Package (MSP) as its servicing system. NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

     There have been no material changes to the policies or procedures in the servicing function in the past three years.

     The Investor Reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

     NCMC maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk- ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment, Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

     The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

     Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy. NCMC also uses Fidelity's Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

     NCMC's mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

     NCMC employs vendors to monitor and track hazard, flood and Lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated Lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the Lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements Lender placed flood insurance to cover any gap between the property value and insurance coverage.

     NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

     NCMC's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

     The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

     The default information services group provides centralized training, management- level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options. Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

     NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

     For accounts that are delinquent, NCMC maintains an active web site to that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

     NCMC's bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor. A Support Group provides assistance with clerical and cash management processing. Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

     The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:

PARTY:                         RESPONSIBILITIES:
------                         -----------------
Servicers...................   Performing the servicing functions with respect
                               to the mortgage loans and the mortgaged
                               properties in accordance with the provisions of
                               the servicing agreements, including, but not
                               limited to:

                               - collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the related servicing account, and delivering all amounts on deposit in the servicing accounts to the Master Servicer for deposit in the master servicer collection account on the servicer remittance date;

                               - collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                               - making advances with respect to delinquent payments of principal and interest on the mortgage loans;

                               - paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                               - providing monthly loan-level reports to the Master Servicer;

                               - maintenance of certain insurance policies relating to the mortgage loans; and

                               -    enforcement of foreclosure proceedings.

Master Servicer............    Performing the master servicing functions in
                               accordance with the

PARTY:                         RESPONSIBILITIES:
------                         -----------------
                               provisions of the Pooling and Servicing Agreement
                               and the Servicing Agreements, including but not
                               limited to:

                               - monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing Agreement;

                               - collecting monthly remittances from each Servicer for deposit in the master servicer collection account on the related Servicer's remittance date and delivering all amounts on deposit in the master servicer collection account to the Securities Administrator for deposit in the distribution account;

                               - gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the
                                    Securities Administrator with respect to the mortgage loans;

                               -    upon the termination of a Servicer,
                                    appointing a successor servicer to the
                                    extent provided for in the Pooling and
                                    Servicing Agreement, and until a successor servicer is appointed, acting as successor servicer; and

                               -    upon the failure of a Servicer to make
                                    advances with respect to a mortgage loan, making those advances to the extent provided in the Pooling and Servicing Agreement.

Securities Administrator....   Performing the securities administration
                               functions in accordance with the provisions of
                               the Pooling and Servicing Agreement, including
                               but not limited to:

                               -    collecting monthly remittances from the
                                    Master Servicer for deposit in the
                                    distribution account and distributing
                                    amounts on deposit therein to
                                    certificateholders;

                               -    preparing and making available investor
                                    reports, including the monthly distribution date statement to certificateholders based on information received from the Master
                                    Servicer and reports necessary to enable certificateholders to prepare their tax returns;

                               - preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity; and

                               -    preparing and filing certain periodic
                                    reports with the Securities and Exchange
                                    Commission on behalf of the Issuing Entity with respect to the certificates.

PARTY:                         RESPONSIBILITIES:
------                         -----------------
Trustee.....................   Performing the trustee functions in accordance
                               with the provisions of the Pooling and Servicing
                               Agreement, including but not limited to:

                               - enforcing the obligations of each of the Master Servicer and the Securities
                                    Administrator under the Pooling and
                                    Servicing Agreement;

                               - holding and maintaining the mortgage loan documents related to the mortgage loans in a fire-resistant facility intended for the safekeeping of mortgage loan files (which functions shall be performed by a custodian); and

                               -    until a successor master servicer is
                                    appointed, acting as successor master
                                    servicer in the event the Master Servicer resigns or is removed by the Trustee.

                             MORTGAGE LOAN SERVICING

SERVICING AND COLLECTION PROCEDURES

     The Servicers will service the mortgage loans in accordance with their respective Servicing Agreements. Each Servicing Agreement will be assigned to the Depositor pursuant to an assignment, assumption and recognition agreement to be executed by each servicer on the closing date. The Depositor will assign its interest in the Servicing Agreements to the Issuing Entity pursuant to the Pooling and Servicing Agreement.

     Servicing functions to be performed by each Servicer under its respective Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims, and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such servicing duties, but such Servicer will not thereby be released from its obligations under its respective Servicing Agreement. When used herein with respect to servicing obligations, the term "Servicer" includes a subservicer.

     The Servicers will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Servicing Agreements and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans. Consistent with the above, the Servicers may, in their discretion, waive, modify or vary or permit to be waived, modified or varied, any term of any mortgage loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

     The Servicers will establish and maintain one or more servicing accounts. Each servicing account and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the rating agencies. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related Servicing

Agreement. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related Servicing Agreement.

     The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the master servicer collection account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The master servicer collection account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The amount at any time credited to the master servicer collection account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the master servicer collection account.

     The Securities Administrator shall establish and maintain in the name of the Securities Administrator, for the benefit of the certificateholders, the distribution account, into which on the day prior to each distribution date it will deposit all amounts transferred to it by the Master Servicer from the master servicer collection account. All amounts deposited to the distribution account shall be held in the name of the Securities Administrator in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the distribution account may be invested in the name of the Securities Administrator, in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer will be entitled to any amounts earned and will be liable for any losses on permitted investments in the distribution account.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each Servicer will be paid the applicable servicing fee for each mortgage loan serviced by it. The amount of the monthly servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The related Servicer also is entitled to receive, as additional servicing compensation, prepayment interest excesses and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on amounts on deposit in the collection account. The related Servicer is obligated to pay certain ongoing expenses associated with the mortgage loans in connection with its responsibilities under the related Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a mortgagor prepays all of a mortgage loan between scheduled payment dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The related Servicer will be required to deposit compensating interest into the distribution account in an amount equal to any prepayment interest shortfall with respect to prepayments in full received during the period from and including the 15th day of the month through and including the last day of the month; provided, however, that the amount so deposited with respect to any distribution date shall be limited to a portion of the total amount of servicing fees received on the mortgage loans serviced by it for the applicable distribution date. The Master Servicer, solely in its capacity as successor servicer, will be obligated to make such compensating interest payments in the event that the related Servicer is required to and fails to do so.

ADVANCES

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.

     If the scheduled payment on a mortgage loan that was due on a related due date is delinquent other than for certain reasons as set forth in the applicable Servicing Agreement as a result of application of the Servicemembers Civil Relief Act, the related Servicer will remit to the Master Servicer for deposit in the master servicer collection account within the number of days prior to the related distribution date set forth in the related Servicing Agreement an amount equal to such delinquency net of the related servicing fee rate, except to the extent the related Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing and if specified in the related Servicing Agreement, advances will be made by the related Servicer until the liquidation of the related mortgaged property.

     Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement would constitute an event of default under such agreement. Such event of default by the related Servicer shall then obligate the Master Servicer to advance such amounts to the distribution account to the extent provided in the Pooling and Servicing Agreement, except to the extent the Master Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the related mortgage loan. Any failure of the Master Servicer to make any such advance would constitute an event of default under the Pooling and Servicing Agreement, in which case the Trustee may be required to make such advance in accordance with the terms of the Pooling and Servicing Agreement.

LOSS MITIGATION PROCEDURES

     Each Servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the mortgage loans as come into and continue in default, each related Servicer will decide whether to (i) foreclose upon the mortgaged properties securing those mortgage loans, (ii) write off the unpaid principal balance of the mortgage loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the mortgage loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the related Servicing Agreement. As to any mortgage loan that becomes a specific number of days delinquent, the related Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgage property. If the related Servicer determines that no such recovery is possible, it may charge off the related mortgage loan at the time it becomes a specific number of days delinquent. Once a mortgage loan has been charged off, the related Servicer will discontinue making advances, the Servicer will not be entitled to a servicing fee thereon (except as otherwise provided in the related Servicing Agreement), and the loan will be treated as a liquidated mortgage loan giving rise to a realized loss. If the related Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes a specific number of days delinquent, the related Servicer may continue making advances, and the related Servicer will be required to notify the Trustee of such decision.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent.

ASSIGNMENT OF MORTGAGE LOANS

     The mortgage loans will be assigned to the Trustee, together with all principal and interest received with respect to the mortgage loans on and after the cut-off date, other than scheduled payments due on or before that date. As to each mortgage loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each mortgage loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

     Pursuant to the terms of the sale agreement, the Sponsor will make certain representations and warranties concerning the related mortgage loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward to the closing date. Within the period of time specified in the sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a mortgage loan, or receipt of notice of such breach, the Sponsor will be obligated to cure such breach or purchase the affected mortgage loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected mortgage loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     To the extent that any mortgage loan as to which a representation or warranty has been breached is not purchased by the Sponsor and a realized loss occurs with respect to that mortgage loan, holders of the certificates may incur a loss.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders, with certain limitations.

OPTIONAL TERMINATION

     Immediately after the first distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 5% of the initial principal balance of the mortgage loans, the Securities Administrator will be directed to attempt to terminate the Issuing Entity through a one-time auction process and thereby effect the retirement of all of the certificates. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the Master Servicer may, on any subsequent distribution date, purchase all of the mortgage loans, which would similarly result in the termination of the Issuing Entity.

EVENTS OF DEFAULT

     Events of default under the Pooling and Servicing Agreement consist of (i) failure by the Master Servicer to cause to be deposited in the distribution account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, where such failure continues unremedied for three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, where such failure continues unremedied for sixty (60) days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Pooling and Servicing Agreement will provide that the Trustee, the Master Servicer and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the Pooling and Servicing Agreement and (ii) the performance of their duties under the Pooling and Servicing Agreement, including any applicable fees and expenses payable under the Pooling and Servicing Agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. The Trustee and the Master Servicer also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Pooling and Servicing Agreement (including the fees and expenses of its counsel), except any such expenses, disbursements and advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related mortgage loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses, the purchase price for the certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The mortgage loans generally have due-on-sale clauses.

     The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of realized losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments, liquidations and purchases of mortgage loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to an auction as described in "The Pooling and Servicing Agreement -- Optional Termination."

     If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of mortgage loans by the Sponsor due to breaches of representations and warranties.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of offered certificates (other than the residual class of certificates) will represent the beneficial ownership of the corresponding regular interest in a REMIC. The residual class of certificates will represent the beneficial ownership of the residual interest in each of the REMICs.

     In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

     To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

     Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

     The offered certificates (other than the residual class of certificates) may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" in the prospectus.

     Holders of subordinate certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related mortgage loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

     The portions of certain classes of the offered certificates (other than the residual class of certificates) representing REMIC regular interests may be treated as being issued with original issue discount.

     The portions of other classes of the offered certificates (other than the residual class of certificates) representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without Internal Revenue Service consent and should only be made after consulting with a tax advisor.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the offered certificates will be treated in their entirety as assets described in
Section 7701(a)(19)(C) of the Code.

     The REMIC interests represented by the offered certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the offered certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

     Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

     For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

RESIDUAL CLASS OF CERTIFICATES

     The holder of the residual class of certificates must include the taxable income or loss of the REMICs in determining its federal taxable income. The residual class of certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the REMIC taxable income and the tax liability thereon of the holder of the residual class of certificates may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the residual class of certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The residual class of certificates will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the residual class of certificates will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due,
(ii) the proposed transferee make certain representations regarding its understanding that as the holder of a residual class of certificates the transferee may incur tax liabilities in excess of the cashflow from the residual class of certificates and its intention to pay the taxes associated with holding the residual class of certificates as they become due and (iii) the proposed transferee agree that it will not transfer the residual class of certificates to any person unless that person agrees to comply with the same restrictions on future transfers. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the residual class of certificates (whether such residual class of certificates is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the mortgage loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual class of certificates may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual class of certificates are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual class of certificates should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the residual class of certificates may be significantly lower than would be the case if the residual class of certificates were taxed as a debt instrument, or may be negative.

                           BENEFIT PLAN CONSIDERATIONS

     Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibits "disqualified persons" with respect to a plan subject thereto (collectively, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the offered certificates. The residual class of certificate may not be purchased by a Plan or plan subject to Similar Law; therefore, references in the following discussion to the offered certificates do not apply, in general, to the residual class of certificate. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA Considerations described herein and in the Prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code ("Similar Law").

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

     The U.S. Department of Labor has granted an exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "Exemption").

     Among the general conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Fitch, Moody's or S&P;

     (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller for the assignment of the mortgage loans to the Trust Fund represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Trust Fund must also meet the following requirements:

     (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

     (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

     (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts and these conditions are discussed in "ERISA Considerations" in the prospectus.

     Except as described below, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the residual class of certificate) that have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from a rating agency and that all conditions of the Exemption other than those within the control of the investors will be met. The rating of a class of offered certificates may change. If a class of offered certificates no longer has a rating of at least "BBB-," certificates of that class will no longer be eligible for relief under the Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the mortgage moans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

     Because the characteristics of the residual class of certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the residual class of certificate. Consequently, transfers of the residual class of certificate will not be registered by the Securities Administrator unless the Securities Administrator receives a representation from the transferee of the residual class of certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that the transferee is not a Plan, and is not directly or indirectly acquiring the residual certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of a residual class of certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation as described above shall be void and of no effect. Neither the Securities Administrator nor the trustee shall be under any liability to any person for any registration or transfer of any residual class of certificate that is in fact not permitted, for making any payments due on such residual class of certificate to the holder thereof or taking any other action with respect to such holder so long as the transfer was registered in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of any residual class of certificate that was in fact a Plan or person acting on behalf of a Plan at the time it became a holder or that subsequently became a Plan or person acting on behalf of a Plan, all payments made on such residual class of certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered to the last preceding holder of such residual class of certificate that is not such a Plan or person acting on behalf of a Plan.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE 83-1 (described in the prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

     The senior classes of certificates and one or more of classes of the subordinate certificates will and the remainder of the classes of subordinate certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

     No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.